Member of Lloyds Banking Group
Lloyds Bank plc
Annual Report and Accounts 2025
Member of Lloyds Banking Group

1	Lloyds Bank plc Annual Report and Accounts 2025
Strategic report
Principal activities
Lloyds Bank plc (the Bank) and its subsidiary undertakings (the Group) provide a wide range of banking and financial services through branches and offices in the UK and in certain locations overseas.
The Group’s revenue is earned through interest and fees on a broad range of financial services products including current accounts, savings, mortgages, credit cards, motor finance and unsecured loans to personal and business banking customers; and lending, transactional banking, working capital management, risk management and debt capital markets services to commercial customers.
Business review
Income statement
The Group’s statutory profit before tax for 2025 was £5,472 million (2024: £4,688 million). This included higher total income, partially offset by higher operating expenses and a higher impairment charge. Profit after tax was £3,856 million (2024: £3,486 million).
Total income for 2025 was £18,429 million, an increase of 8% (2024: £17,071 million). Within this, net interest income of £13,363 million was up
6% on the prior year (2024: £12,592 million), driven by higher average interest-earning assets and a higher margin. Other income of
£5,066 million was 13% higher (2024: £4,479 million), reflecting improved performance in UK Motor Finance within Retail from fleet growth and higher average vehicle rental values, as well as higher net fee and commission income. Other income in the prior year was impacted by a write off relating to changes in commission arrangements with Scottish Widows.
Total operating expenses of £12,165 million were 2% higher (2024: £11,927 million), reflecting strategic investment (including planned higher severance), business growth costs and inflationary pressures. This was partially mitigated by cost savings from investment and continued
business-as-usual cost discipline. Operating expenses include operating lease depreciation which increased due to fleet growth, the depreciation of higher value vehicles and declines in used electric car prices, partly mitigated through lease extensions, used car leasing and remarketing agreements.
A remediation charge of £953 million was recognised by the Group in 2025 (2024: £880 million), including £800 million in relation to the potential impact of motor finance commission arrangements taken in the third quarter, bringing the total provision recognised for motor finance to £1,950 million.
The impairment charge was £792 million compared to a £456 million charge in 2024, which benefitted from a large credit from improvements in the Group’s economic outlook. In Retail, the charge for 2025 reflected both strong performance alongside the benefits from calibrations and model refinements and a debt sale. In Commercial Banking, higher charges in the first half of the year driven by a small number of individual cases were more than offset by releases from Stage 1 and Stage 2 model calibrations capturing strong credit performance and reducing interest rates throughout the year.
The Lloyds Bank Group’s post-tax return on average total assets increased to 0.62% compared to 0.57% in the year ended 31 December 2024.
Balance sheet
Total assets were £20,122 million higher at £631,335 million at 31 December 2025 (31 December 2024: £611,213 million). Financial assets at amortised cost were £19,570 million higher at £524,467 million, supported by increases in loans and advances to customers of £19,597 million.
This included growth of £10,806 million in UK mortgages, alongside growth across UK Retail unsecured loans, credit cards, UK Motor Finance and the European retail business totalling £7,307 million. Lending balances increased by £664 million in Commercial Banking, with higher
Institutional balances alongside growth in securitised products, partially offset by repayments of government-backed lending. The £5,913 million increase in financial assets at fair value through other comprehensive income and the £4,676 million decrease in cash and balances at central banks reflected a change in the mix of liquid asset holdings. This was accompanied by other assets which increased £720 million driven by operating lease assets resulting from fleet growth and higher value vehicles in UK Motor Finance. Derivative financial assets decreased by
£975 million due to market movements in the year.
Total liabilities were £17,889 million higher at £589,355 million (31 December 2024: £571,466 million). Customer deposits increased by
£13,413 million to £465,207 million. Retail deposits increased £5,442 million in the year, including growth in Retail savings accounts, as a result of net inflows to limited withdrawal and fixed term deposits particularly through increased ISA balances, and growth in European retail balances. This was alongside strength in current account balances. Commercial Banking deposits were up £8,116 million, resulting from growth in targeted sectors. Debt securities in issue at amortised cost increased by £6,851 million to £52,132 million, with new issuances in the year.
Subordinated liabilities increased by £809 million largely due to new issuances in the year, partly offset by redemptions and provisions increased by £574 million reflective of the motor finance commission arrangements. Amounts due to fellow Lloyds Banking Group undertakings decreased by £197 million to £3,852 million. Derivative financial liabilities decreased by £1,501 million, due to market movements in the year, while other liabilities decreased by £1,439 million.
Total equity was £41,980 million at 31 December 2025, higher compared to £39,747 million at 31 December 2024, with the profit for the year, the issuance of other equity instruments and movements in the cash flow hedge reserve partly offset by dividends paid of £2.4 billion, lower pension surplus and redemptions of other equity instruments.

2	Lloyds Bank plc Annual Report and Accounts 2025
Strategic report continued
Capital
The Group’s common equity tier 1 (CET1) capital ratio decreased to 13.6% at 31 December 2025 from 13.7% at 31 December 2024. Profit for the year, after the charge for motor finance commission arrangements, was more than offset by the payment of ordinary dividends, the accrual for foreseeable ordinary dividends, distributions on other equity instruments and an increase in risk-weighted assets.
Risk-weighted assets increased by £7,304 million to £194,300 million at 31 December 2025 from £186,996 million at 31 December 2024. This includes the impact of lending growth and Retail secured CRD IV increases, partly offset by continued optimisation activity.
The Group’s total capital ratio increased to 20.1% at 31 December 2025 from 19.9% at 31 December 2024 reflecting the increase in CET1 capital and the issuance of new AT1 and tier 2 capital instruments during the year. This was partly offset by AT1 and tier 2 instrument calls, other tier 2 movements and the increase in risk-weighted assets.
The Group’s UK leverage ratio reduced to 5.2% at 31 December 2025 from 5.4% at 31 December 2024, reflecting an increase in the leverage exposure measure following increases across loans and advances and other assets, largely due to lending growth, and an increase in off-balance sheet items. This was partly offset by an increase in the total tier 1 capital position.
Future developments
Information about future developments is provided within the Principal risks and uncertainties section below.
Section 172(1) Statement
This section (pages 2 to 4) is our Section 172(1) statement for the purposes of the Companies Act 2006 (the Act), describing how the directors have had regard to the matters set out in section 172(1) (a) to (f) of the Act when performing their duty to promote the success of the Bank under section 172. Further detail on key stakeholder interaction is also contained within the directors’ report on pages 12 to 16.
The directors remain mindful in all their deliberations of the long-term consequences of their decisions, as well as the importance of the Bank maintaining a reputation for high standards of business conduct and the Board engaging with, and taking account of the interests of, stakeholders.
Stakeholder Engagement
The Board recognises the fundamental importance of engaging with its stakeholders, gaining a deeper understanding of their views, and the importance of this understanding in informing their discussions and decision-making. During the year, key stakeholders included customers, clients, colleagues, shareholders, communities, regulators and suppliers.
The Group’s Closer to Customers, Clients and Colleagues programme remains a key method by which non-executive directors hear directly from the Board’s stakeholders.
The programme helps the directors better understand the important issues for the Group’s stakeholders, the role the Group plays in supporting them, and how the Group is performing.
Activity under the programme, along with other forms of director engagement, is described below. Examples of decision making by the Board which had particular relevance to their stakeholder engagement can be found on page 4.
Our Stakeholders
Customers and clients
Why does the Board engage?
The Board’s engagement with customers is central to the Bank’s customer-centric approach, including the Bank’s ability to evolve to meet changing customer needs, and support our customers in achieving their financial ambitions.
How did the Board engage?
•Sessions providing deeper insight into the issues faced by specific customer groups, including single person households, small businesses and later life, including retirement
•Holding events with clients in Edinburgh, Manchester and London to hear directly from them on the issues their businesses are facing
•Regular updates to the Board by the executive team gave insight into the Bank’s performance in delivering on its customer and client-
related objectives, including customer insight sessions and ongoing consideration of the Group customer dashboard
•Concerns relevant to customers and clients were identified for consideration in wider proposals put to the Board
How does that engagement impact Board decisions?
•Hearing directly from customers and clients helps better determine the action the Bank takes now and in the future to best support our customers’ needs
•Direct engagement helps the Board in ensuring the Bank can best meet its Consumer Duty obligations
•Regular updates from the executive team help to identify opportunities for innovation and improvement to better support our customers and clients
•Review of the Group Customer Dashboard gives the Board the opportunity to ensure meaningful changes are delivered to further improve customer outcomes
Shareholders
The Bank is a wholly owned subsidiary within the Lloyds Banking Group group of companies. The directors ensure that the strategy, priorities, processes and practices of the Bank are fully aligned where required to those of Lloyds Banking Group, ensuring that the interests of Lloyds
Banking Group plc as the Bank’s sole shareholder are duly acknowledged. Further information in respect of the relationship of Lloyds Banking
Group plc with its shareholders is included within the Lloyds Banking Group plc Annual Report and Accounts for 2025, available on the Lloyds
Banking Group website.

3	Lloyds Bank plc Annual Report and Accounts 2025
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Colleagues
Why does the Board engage?
The Board’s ambition is that the Bank continues to be a place where people who are passionate about our purpose wish to work. Engagement with colleagues helps to understand better how they remain motivated to achieve our purpose, with the skills needed to deliver on the Bank’s wider strategic objectives.
How did the Board engage?
•Held a number of colleague engagement and recognition events, with the opportunity to hear directly from colleagues and recognise their achievements in supporting our customers
•Considered reports on key themes raised during colleague engagement activity, including the work of the People Forum, the People
Consultation Forum and the Management Advisory Forum
•Review by its Responsible Business Committee of findings from surveys of colleague sentiment and other colleague engagement reports
How does that engagement impact Board decisions?
•Allows the Board to understand directly colleague views on the Bank’s progress against its strategy, including what could improve this progress, and colleague observations from interacting with customers, further informing wider Board decision making
•Helps the Board gain additional insight on matters which colleagues have raised as part of wider engagement activity and allows progress against matters raised to be monitored
During the year Lloyds Banking Group communicated directly with colleagues detailing Bank performance, changes in the economic and financial environment and updates on key strategic initiatives. Meetings were held throughout the year with our recognised unions.
For 2025, the Remuneration Committee approved the overall Group Performance Share pool for colleagues. Colleagues are eligible to participate in HMRC approved share plans which promote share ownership by giving employees an opportunity to invest in Lloyds Banking
Group plc shares. The vast majority of colleagues hold shares in Lloyds Banking Group plc.
The Board’s Responsible Business Committee is the designated body for workforce engagement, providing focus, but with the Board retaining a commitment for individual Board members to engage with colleagues directly throughout the year. The Responsible Business Committee reports regularly to the Board on its colleague engagement agenda. The Board considers these arrangements to be effective as the work of the
Responsible Business Committee combined with the other colleague engagement methods in this section allows engagement with diverse colleague groups.
Engagement in action: Pension engagement
During the year, the Board and its Remuneration Committee consulted with colleagues on proposals to move UK defined contribution pension provision from Your Tomorrow and Your Retirement Plan to the Scottish Widows Master Trust. The Board engaged with colleagues to understand their views through a comprehensive digital first consultation process. This included around 1,800 items of feedback formally submitted by colleagues across all grades, business units and age groups. Trade union partners, including Accord and Unite, were also consulted, along with the People Consultation Forum, allowing collective consultation and a number of relevant questions to be raised, resulting in no formal objections or requests for further action. The Board was pleased to have the opportunity to hear from colleagues and representatives so as to be able to take their views into account prior to making the decision to transfer the future pension provision of UK colleagues to the Scottish Widows Master Trust from 2026.
Communities and environment
Why does the Board engage?
The Bank’s presence in a large number of communities across the UK continues to reinforce the importance of engagement and action to help these communities prosper, while also helping to build a more sustainable and inclusive future.
How did the Board engage?
•Members of the Board met with representatives of charities and community groups supported by Lloyds Banking Group’s charitable foundations
•The Board continues to be supported in environmental matters by its Responsible Business Committee, which considers stakeholder views on matters relating to the Bank’s ambition to be a trusted, sustainable, inclusive and responsible business
How does that engagement impact Board decisions?
•Engagement with the charitable partners of Lloyds Banking Group allowed the Board to better understand the Bank’s impact within local communities
•The work of the Responsible Business Committee gives the Board deeper insight into its role as both an employer and a collaborator within the communities in which the Bank is present
Regulators and government
Why does the Board engage?
The Board recognises the importance of its ongoing constructive relationships and dialogue with both government and the regulatory authorities in markets in which the Bank operates, in particular in achieving the Bank’s strategic ambitions, and continuing to deliver for the
Bank’s wider stakeholders
How did the Board engage?
•Directors held ongoing discussions with the FCA and PRA on various aspects of the regulatory agenda
•Discussions included the Board’s role in oversight of the Bank’s key risks and execution of strategy
•The PRA and FCA attended a meeting of the Board during which progress against actions from their Periodic Summary Meeting and Firm
Evaluation letters were discussed
•Directors engaged with the Government during the year on matters relating to the impact of policy on the financial services sector
How does that engagement impact Board decisions?
•Ongoing direct discussions allow the Board to better understand the regulators’ and the Government’s priorities and how these are best acknowledged in the Board’s wider decision making

4	Lloyds Bank plc Annual Report and Accounts 2025
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Suppliers
Why does the Board engage?
The Board recognises the importance of the partners the Bank relies on for key aspects of its operations and strengthening these relationships to achieve both the Bank’s and its suppliers’ wider ambitions.
How did the Board engage?
•The Audit Committee considered reports from Sourcing and Finance teams on the efficiency of supplier payment practices, including those relating to the Bank’s key suppliers
•The Board continued to oversee resilience in the supply chain, ensuring the Bank’s most important supplier relationships were not impacted by potential material events
How does that engagement impact Board decisions?
•Ensures the Bank’s approach continues to meet wider industry standards on supplier management, in particular supplier payment practices
•Allows a deeper understanding of our supply chain and the degree to which our suppliers’ operations align to the strategy and purpose of the Bank
Key Decisions
Considering stakeholder interests is key to decision-making by the Board. To better understand their interests, the Board receives feedback from stakeholders through engagement both inside and outside of the board room, including at specific events and through the Group’s Closer to Customers, Clients and Colleagues programme.
Senior management supports Board decision-making by addressing stakeholder implications in proposals submitted to the Board for consideration and providing the Board with details of stakeholder interactions.
An example of a Board decision outlined below illustrates this in practice.
Empowering customers through technology and innovation
Customers & Clients, Communities & Environment, Shareholders, Suppliers, Colleagues, Regulators & Government
Board considerations:
In 2025, in line with the Group’s customer-focused strategy, the Board considered initiatives aimed at accelerating and broadening the Bank’s digital transformation and deepening customer relationships as well as simplifying customer interactions.
Board initiatives:
•In June, the Board approved the Consumer Duty annual report and considered how good customer outcomes remain critical as the Bank focuses on customer experience and differentiation. Throughout 2025, the Board received updates on co-servicing which enables customers to service products across our brands seamlessly – whether in branch, online, or when they need extra support
•Customer differentiation was also the focus of executive briefings to the Board in June and November on the Group’s proposed acquisition of Curve, a London based fintech operating an innovative digital wallet platform, with a view to accelerating the Group’s digital wallet strategy and differentiate customer experience
Future focus:
The Board is committed to supporting the Group’s strategy to deliver market-leading digital experiences and empower its customers.

5	Lloyds Bank plc Annual Report and Accounts 2025
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Risk overview
Lloyds Bank Group’s approach to risk
Risk management is essential to our business model and strategy, helping us to embrace opportunities responsibly and drive sustainable growth for the Group. Our strong risk management culture,
underpinned by Lloyds Banking Group’s enhanced risk management framework (RMF), is vital in safeguarding the Group, colleagues and customers against both existing and emerging risks.
Risk profile and performance in 2025
The Group’s credit performance remains strong and stable; the loan portfolio remains well positioned amid macroeconomic uncertainty and is closely monitored to proactively identify signs of stress.
Operational resilience remains crucial, enabling the Group to prevent, withstand and respond to cybersecurity threats and IT outages, using intelligence and learnings from recent global events.
The Group continues to modernise its technology and strengthen capabilities and ensure the safe, responsible use of models and tools such as artificial intelligence.
The latest position regarding motor finance commission arrangements and the potential impact is provided on page 128.
The Risk overview provides a summary of performance for each of the
Group’s principal risks, along with emerging and topical risks.
Resetting Risk
During 2025, the Group has continued to make progress in its risk transformation journey, allowing us to further evolve our risk management approach to deliver good outcomes for our customers.
This has included the consistent implementation of the RMF
requirements for all of Lloyds Banking Group’s legal entities including
Lloyds Bank plc, business units and functions.
The RMF ensures processes are in place to facilitate robust risk management and effective decision making.
Lloyds Banking Group’s risk policies are supported by risk toolkits, which set out clear guidance and minimum standards for proactive identification and effective risk management, fostering a strong risk management culture across the Group. Further information about the
RMF and the Resetting Risk programme can be found on pages 17 to
18.
Our approach
“We’re on an exciting transformation journey through our Resetting
Risk programme, allowing us to further evolve our risk management approach and accelerate decision-making to achieve improved
outcomes for our customers.”
Stephen Shelley
Chief Risk Officer
Risk management framework

Group and risk management strategies
•The Group strategy is driven by strategic priorities and informed by the Group’s risk profile, considering external economic,
political and regulatory threats. This shapes risk appetite
and risk management practices
•The risk management strategy supports delivery of the Group strategy by ensuring principal risks are managed consistently within appetite and the target control environment

Culture, values and behaviours
•The RMF provides tools for colleagues to make the right
decisions, balancing stakeholder needs, risks and trade-offs and encouraging a culture of intellectual curiosity, innovation and proactive risk management

Risk governance
•Designed to enable sound decision-making in line with good
corporate governance standards across all legal entities. Board and executive committees hold key decision-making authority, with clear responsibilities for risk management, delegated
powers and reporting requirements

Three lines of defence
•Aligned with industry best practice, the Group applies a three lines of defence model, with all colleagues accountable for
managing risk in daily activities and demonstrating behaviours consistent with Lloyds Banking Group’s purpose, values and
culture

Risk function mandate
•Clarifies Risk’s role as an oversight and control function within the three lines of defence, supporting the Chief Risk Officer in fulfilling accountabilities defined in their role profile and delegated by the Group Chief Executive and the Board

Risk appetite
•The type and level of risk the Group is willing to accept in pursuit of its strategic objectives, which must operate within Board-
approved parameters. Set annually for the Group and its legal entities

Risk architecture and approach
•The Group’s risk architecture defines a consistent, unified approach and a common language for all principal risks. Risk principles and policies translate risk appetite into actionable risk management

6	Lloyds Bank plc Annual Report and Accounts 2025
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Principal risks
The risks outlined in this section are used to monitor and report the risk exposures posing the greatest potential impact to the Group. All principal risks are reported regularly to the Board Risk Committee and Board, and are reviewed at least annually to ensure they remain fit for purpose.
The risk management section on pages 17 to 62 provides a detailed review of these risks, including definitions and how they are identified, assessed, managed, mitigated, monitored and reported.
Risk trends: ▶  Stable risk    ▼  Improving risk    ▲  Elevated risk
Capital risk ▶
Link to strategy: Focus

The Group continued to maintain its strong capital position in 2025 with a
CET1 capital ratio of 13.6% (2024: 13.7%). This remains ahead of regulatory requirements. Profit for the year, partially offset by risk-weighted asset
(RWA) increases and regulatory headwinds, has continued to enable capacity for the payment of dividends during the year.
Downside risks and uncertainties arising from economic and regulatory headwinds, including in relation to Retail secured CRD IV RWA increases, continue to be closely monitored.

Mitigating actions
•Capital management framework is in place, including the
setting of capital risk appetite, capital planning and
stress testing activities
•Regular refresh and monitoring of early warning
indicators and maintenance of a contingency framework
to address emerging capital concerns
•Robust risk management through prudent underwriting
standards, balance sheet and portfolio management and
capital optimisation

Climate risk ▶
Link to strategy: Grow, Focus, Change

Climate risk remains stable, with no material adjustments to the Group’s financial statements required for the impact from physical and transition risks, and ongoing monitoring of potential reputational impacts, including performance of emission reduction targets against broader UK progress.
The Group has refined how it reflects the cross-cutting impacts of climate risk with other principal risks. Focus remains on embedding consideration of climate-related risks and enhancing capabilities for measuring and managing these, in line with evolving external expectations.

Mitigating actions
•Guidance outlines the impacts of climate risk across
other principal risks, supporting embedding within Lloyds
Banking Group’s policies and procedures
•This informs suitable consideration within the
management of other principal risks, including client
engagement, assessment informed by scenario analysis
and relevant case management

Compliance risk ▶
Link to strategy: Focus

The compliance risk profile remains stable. The Group continues to monitor compliance risk closely given the pace of regulatory and legislative change, a continued volume of regulatory data requests and to enable strategic business growth within risk appetite.

Mitigating actions
•Policies and standards setting out clear requirements and
controls that apply across the business, aligned to the
Group’s risk appetite
•Identification, assessment and implementation of
regulatory and legal requirements by risk specialists and
legal colleagues as needed
•Local controls, processes, procedures and resources to
ensure appropriate governance and compliance by
business units

Conduct risk ▲
Link to strategy: Grow, Focus

Conduct risk remained elevated in 2025, recognising areas of ongoing focus driven by legal decisions, regulatory changes and complaint trends.
The Group continues to monitor the evolving situation in relation to motor finance commission arrangements and potential impacts to customers and its risk and control profile, liaising closely with regulatory bodies.
Enhancements continue to be made to the Group’s control environment, with mitigating actions and controls in place to deliver good outcomes for customers, protect market integrity, prevent colleague misconduct and ensure effective management of concerns raised through whistleblowing.
The Group remains focused on the treatment of vulnerable customers and complaints performance.

Mitigating actions
•Policies and strategies are in place to prevent colleague
misconduct and support good customer outcomes with
ongoing focus on utilising root cause insights to support
the management and mitigation of complaint volumes
•Active engagement with regulatory bodies and key
stakeholders to ensure that the Group’s strategic
conduct focus continues to meet evolving stakeholder
expectations
•Strengthening policies, controls and reporting
capabilities to demonstrate good outcomes for
customers and markets

7	Lloyds Bank plc Annual Report and Accounts 2025
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Credit risk ▶
Link to strategy: Grow, Focus

Credit performance has remained strong and stable in 2025.
In the Group’s retail portfolios, low and stable arrears have been observed.
The Group’s commercial portfolio remains strong.
The impairment charge in 2025 was £792 million, up from £456 million in
2024, and includes a net charge from updates to the Group’s
macroeconomic outlook. Excluding macroeconomic updates, the Group’s impairment charge remains low and similar to 2024.
The total probability-weighted expected credit loss (ECL) allowance was lower in 2025 at £3,201 million (31 December 2024: £3,453 million).

Mitigating actions
•Robust credit processes, strategies and controls to
ensure effective risk identification, management and
oversight
•Significant monitoring in place, including early warning
indicators
•Selective credit tightening reflective of forecast changes
in the macroeconomic environment, including updates to
affordability lending controls for cost of living changes

Economic crime risk ▼
Link to strategy: Focus

Economic crime remains a principal risk for the Group, reflecting the inherent risks within the external environment, driven by geopolitical instability and an evolving economic crime threat landscape.
Controls are in place to address bribery and corruption, fraud, money laundering and sanction risks. In 2025, business units continued to deliver against action plans, which strengthened the control environment, reduced residual risk and responded to changing regulatory expectations.
During the year, two new Board-level risk appetite metrics were introduced to further enhance oversight of sanctions and fraud.
Protecting customers remains a key priority, with ongoing consideration of regulatory developments, data-sharing capabilities, and interventions across the economic crime lifecycle.

Mitigating actions
•Robust economic crime policy and standards
•Delivery of Group-wide Economic Crime Prevention
Strategy, supported by periodic reviews to address
emerging risks and regulatory developments
•Sustained progress in remediation activities to
strengthen the control environment and reduce residual
risk
•Continued enhancements of our industry-leading fraud
detection capabilities to respond to evolving threats

Liquidity risk ▶
Link to strategy: Focus

The Group maintained its strong liquidity and funding position with a loan to deposit ratio of 99% (2024: 98%).
The Group’s liquid assets continue to exceed the regulatory minimum and internal risk appetite, with a monthly simple average over the previous 12-
months’ liquidity coverage ratio (LCR) of 135% (2024: 137%).
The Group maintains access to diverse sources and tenors of funding.

Mitigating actions
•Maintenance of a portfolio of unencumbered high quality
liquid assets in excess of regulatory requirements
•Robust management and monitoring of liquidity risks to
 ensure systems and arrangements are adequate with
regard to  internal risk appetite, Group strategy
and regulatory requirements
•Significant customer deposit base, driven by inflows to
trusted brands
•Participation in term issuance programmes

Market risk ▶
Link to strategy: Focus

Market conditions have remained stable in 2025. The Group remains well hedged, ensuring near-term interest rate exposure is appropriately managed. The Group’s structural hedge has increased to £239 billion in
2025 (2024: £237 billion) due to strong deposit growth.
Following the agreements made as part of the Group's main defined benefit pension schemes triennial valuations at 31 December 2022, there are no further deficit contributions payable for this triennial period (to 31
December 2025). The IAS 19 accounting surplus has reduced to £2.6 billion at 31 December 2025 (2024: £2.9 billion).

Mitigating actions
•Structural hedge programmes to stabilise earnings
•Close monitoring of market risks and where appropriate,
all asset and liability matching and hedging
•Monitoring of the credit allocation in the defined benefit
pension schemes, as well as the hedges in place against
adverse movements in nominal rates, inflation
and longevity

Model risk ▼
Link to strategy: Focus, Change

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In 2025, the Group has made significant progress in strengthening its model risk management.
The Group’s model risk operating framework continues to improve with investment in training and resources to support framework adoption and further development of our CRD IV models. The Group continues to anticipate and address regulatory requirements, embedding SS1/23 principles into our day-to-day risk management, including proactive engagement with regulators.
The control environment for model risk continues to be enhanced, meeting both internal and regulatory requirements to support the safe and strategic development of AI and machine learning applications within the
Group.
Investment in model risk management remains a priority for the Group to further improve risk management and as an enabler to drive strategic developments.

Mitigating actions
•Continued enhancement and embedding of the model
risk management framework for managing and mitigating
model risk
•The Group’s independent model validation process
provides ongoing, independent, and effective challenge
to model development and use
•Establishment of a governance framework for the
management of AI model risks across principal risk
categories
•Introduction of a wider range of model status categories
to provide more transparent and informative reporting of
model risk

Operational risk ▶
Link to strategy: Focus, Change

Operational risk remained stable in 2025, with key risks relating to change execution risk, data and privacy, supplier risk, IT systems and information, cyber and physical security. Operational loss event volumes continue to be low, primarily relating to transaction and data processing, IT systems and change execution.
The Group continues to demonstrate resilience in delivering strategic change safely, despite some IT outages occurring during the year.
No material security breaches took place in 2025, though some events at third-party suppliers reinforced the need for vigilance and robust oversight.
The Group places a strong emphasis on analysing progress against its strategic transformation delivery, using learnings to drive improvements and ensure effective management of change execution risk.

Mitigating actions
•Deployment of a range of risk management strategies,
such as avoidance, mitigation, transfer (including
insurance) and acceptance
•Ongoing focus on people risk measures including culture,
capability and capacity to support strategic growth plans
•The Group continues to invest strategically to mitigate
operational risks, strengthen controls and to meet
operational resilience regulatory requirements
•Internal reviews and industry engagement on IT outages
to drive control improvement and ensure effective
supplier assurance

Emerging and topical risks
Emerging and topical risks are a key component of Lloyds Banking
Group’s approach to risk management, adopted by Lloyds Bank
Group.
Emerging and topical risks remain an area of ongoing focus for the
Group’s Board and senior management. During 2025, the Group has continued to strengthen its approach to identifying, assessing and prioritising emerging risks, recognising the continued complexity and interdependence of global and sector-specific challenges.
The Group’s emerging and topical risk themes have been refined in
2025, reflecting developments in geopolitical uncertainty,
technological disruption, climate transition and regulatory change.
These themes have been subject to reviews at executive and Board-
level committees, including the Board Risk Committee, with actions agreed to strengthen monitoring and mitigation strategies.
Particular attention has been given to drivers of the emerging and topical risk themes, such as supply chain fragility and evolving customer behaviours.
Building on the foundations established in prior years, the Group’s methodology now places greater emphasis on forward-looking,
scenario-based exercises to anticipate potential shifts in the emerging risk landscape. These exercises explore how emerging risks could materialise and interact under plausible conditions, leveraging insights from senior leaders and subject matter experts to test critical assumptions, examine interdependencies and identify potential second-order impacts across the business.
Looking ahead to 2026, horizon scanning and thematic analysis will continue as a key risk management tool to anticipate future trends, ensuring preparedness for both risks and opportunities arising from an increasingly volatile environment while safeguarding customers, colleagues and shareholders.

9	Lloyds Bank plc Annual Report and Accounts 2025
Strategic report continued

10	Lloyds Bank plc Annual Report and Accounts 2025
Strategic report continued

Emerging and topical risk theme	Drivers	Key mitigating actions

Consumer and market dynamics
•Ageing population
•Changing and expanding
customer base
•Data ethics and privacy
•Disinformation and social media
•Market dynamics
•Non-traditional competitive
landscape
•Societal expectations of financial
services institutions
•Societal polarisation

•Review of customer propositions, participation choices
by business area. Continued focus on consumer duty,
environmental, social and governance (ESG) and vulnerability
•Periodic review of the Group’s strategy, including review
of performance, key risks and external environment
•Ongoing assessment of the impact of customer sentiment,
complaint volumes and media coverage
•Regular customer insight analysis and risk assessments
undertaken to understand impacts of changing demographics

Evolution of technology, AI and cybercrime	•Blockchain and tokenisation •Cloud vulnerabilities •Digital currencies and payments •Digital sovereignty •Emerging technologies •Evolution and scaling of AI •Evolution of cybercrime
•Regular updates on data and technology strategy, and deep
dives completed on generative AI, cyber risk, technology risk and economic crime prevention at relevant committees
•Partnership with Cambridge Spark to deliver “Leading with
AI” programme to over 200 senior leaders
•Implemented a data ethics framework and Ethical AI
framework within Lloyds Banking Group data and model risk
policies
•Establishing feature teams focused on emerging technology
trends such as tokenisation and exploring new partnerships to deliver new capabilities

Geopolitical and economic environment	•Extreme weather events •Financial market volatility •Geopolitical influences •Quantitative tightening and fiscal restraints
•Quarterly review of the Group’s economic assumptions in
response to the macroeconomic environment
•Periodic intelligence scanning to detect and identify triggers and events which may impact the Group and its operations
•Undertake stress testing to analyse the impact of different economic scenarios on the Group’s performance

Regulatory agenda and expectations	•Compliance and legal integrity •Failing to ensure ethical corporate behaviour •Necessary regulatory reform •Regulatory disclosures and external disclosures
•Ongoing monitoring of regulatory developments through
horizon scanning activity
•Regular engagement by senior management and Board
members with regulators on key topics and specific areas of
regulatory focus, including responses to consultations
•Legal and regulatory lens applied to cost and investment
prioritisation
•Organisational focus on meeting all relevant regulatory
requirements and expectations

Strategic and operational adaptability
•Business model evolution
•Colleague conduct and wellbeing
•Network and infrastructure
blackouts
•Operational efficiency challenges
•Organisational culture and
mindset
•Physical and mental health
impacts
•Skills of the future
•Strategic transformation
•Supplier challenges and
dependencies
•Talent attraction and retention

•The Group implements playbooks if significant disruptive
events occur, such as another pandemic or system outages,
and these are refreshed at least annually to prepare for
such events
•The Group has strengthened measures to ensure that we are
more prepared for significant disruption to supply chains
•Enhanced business continuity plans to enable the majority of our colleagues to work remotely where possible, supported by ongoing cloud migration of applications
•Regular reviews of the Group’s strategic workforce planning focused on short- medium- and long-term view of the skills
composition required, alongside our culture, inclusion and
diversity goals

11	Lloyds Bank plc Annual Report and Accounts 2025
Strategic report continued
Financial risk management objectives and policies
Information regarding the financial risk management objectives and policies of the Group, in relation to the use of financial instruments, is given in notes 15, 16 and 36 to the accounts. The Group’s approach to risk management including risk policies, risk appetite, measurement bases and sensitivities, in particular for credit risk, market risk and liquidity risk, is aligned to those of Lloyds Banking Group plc, the Bank’s ultimate parent. Further information can be found in the Lloyds Banking Group plc Annual Report and Accounts.
The Group maintains risk management systems and internal controls relating to the financial reporting processes designed to:
•ensure that accounting policies are appropriately and consistently applied;
•enable the calculation, preparation and reporting of financial outcomes in line with applicable standards; and
•ensure that disclosures are made on a timely basis in accordance with statutory and regulatory requirements.
The 2025 Strategic report has been approved by the Board of Directors.
On behalf of the Board
Sir Robin Budenberg
Chair
Lloyds Bank plc
26 February 2026

12	Lloyds Bank plc Annual Report and Accounts 2025
Directors’ report
Results
The consolidated income statement on page 73 shows a statutory profit before tax for the year ended 31 December 2025 of £5,472 million
(year ended 31 December 2024: £4,688 million).
Dividends
During the year the Bank paid cumulative interim dividends of £2,390 million (2024: £3,990 million). The directors have not recommended a final dividend for the year ended 31 December 2025 (2024: £nil). In February 2026, the directors approved the payment of an interim dividend of £480 million, which was paid on 16 February 2026.
Post balance sheet events
There were no material post balance sheet events.
Going concern
The going concern of the Bank and the Group is dependent on successfully funding their respective balance sheets and maintaining adequate levels of capital.
In order to satisfy themselves that the Bank and the Group have adequate resources to continue to operate for the foreseeable future, the directors have reviewed the Bank and the Group’s operating plan and its funding and capital positions, including a consideration of the implications of climate change. The directors have also taken into account the impact of further stress scenarios.
Accordingly, the directors conclude that the Bank and the Group have adequate resources to continue in operational existence for a period of at least 12 months from the date of the approval of the financial statements and therefore it is appropriate to continue to adopt the going concern basis in preparing the accounts.
Corporate Governance Statement
In accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (as amended by the
Companies (Miscellaneous Reporting) Regulations 2018) (the Regulations), for the year ended 31 December 2025, the Bank has in its corporate governance arrangements applied the Wates Corporate Governance Principles for Large Private Companies (the Principles), which are available at www.frc.org.uk. The following section explains the Bank’s approach to corporate governance, and its application of the Principles.
High standards of corporate governance are central to achieving the strategy which has been set for the Bank. To this end a Corporate
Governance Framework is in place for Lloyds Banking Group plc, the Bank, HBOS plc and Bank of Scotland plc, with all four companies sharing a common approach to governance. The framework is designed to meet the specific needs of each company, setting the approach and standards in respect of the Bank’s corporate governance practices, including addressing the matters set out in the Principles and the governance requirements of the operation of the Bank as part of Lloyds Banking Group’s Ring-Fenced Bank.
This includes the matters reserved to the Board, and the matters the Board has chosen to delegate to management. The Board delegates responsibilities to the Group Chief Executive, who is supported by the Group Executive Committee, the composition of which is detailed on page 71 of the Lloyds Banking Group plc Annual Report and Accounts for 2025. The Corporate Governance Framework of the Bank further addresses the requirements of the Principles as discussed on pages 12 to 13.
Principle One – Purpose and Leadership
The Board is collectively responsible for the long-term success of the Bank. It achieves this by agreeing the Bank’s strategy, within the wider strategy of Lloyds Banking Group, and overseeing delivery against it. The Bank’s strategy is discussed further in the Strategic Report on pages 1 to 11. The Board also assumes responsibility for the management of the culture, values and wider standards of the Bank, within the equivalent standards set by Lloyds Banking Group. The Board’s understanding of stakeholders’ interests is central to these responsibilities and informs key aspects of Board decision making, as discussed within the statement on page 4.
Acknowledging the needs of all stakeholders is fundamental to the way the Bank operates, as is maintaining the highest standards of business conduct, which is a vital part of the corporate culture. The Bank’s approach is further influenced by our ambition to provide not only outstanding service to our customers, but also responding to the UK’s social and economic issues. To this end, the Board plays a lead role in establishing, promoting, and monitoring the Bank’s corporate culture and values, with the Corporate Governance Framework ensuring such matters receive the level of prominence in Board and Executive decision making which they require. The Bank’s corporate culture and values align to those of Lloyds Banking Group, which are discussed in more detail within the Strategic and Directors’ Reports of the Lloyds Banking
Group plc Annual Report and Accounts for 2025.
Principle Two – Board Composition
The Bank is led by a Board comprising a non-executive Chair, independent non-executive directors and executive directors, further details of the directors can be found on page 16. The Board reviews its size and composition regularly and is committed to ensuring it has the right balance of skills and experience. The Board considers its current size and composition is appropriate to the Bank’s circumstances. New appointments are made on merit, taking account of the specific skills and experience, independence and knowledge needed to ensure a rounded board and the diversity benefits each candidate can bring overall.
The Board is supported by its committees, the operation of which are discussed below, which make recommendations to the Board on matters delegated to them. Each committee has written terms of reference setting out its delegated responsibilities. Each committee comprises non-
executive directors with appropriate skills and experience and is chaired by an experienced chair. The committee Chairs report to the Board at the next Board meeting. The Board undertakes an annual review of its effectiveness, which provides an opportunity to consider ways of identifying greater efficiencies, ways to maximise strengths and highlights areas of further development. An externally facilitated evaluation of the Board’s effectiveness was undertaken during the course of the year, which concluded that the Board is continuing to operate effectively.
Further information on conclusions of the evaluation can be found on page 82 of the Lloyds Banking Group plc Annual Report and Accounts for
2025.

13	Lloyds Bank plc Annual Report and Accounts 2025
Directors’ report continued
Principle Three – Director Responsibilities
The directors assume ultimate responsibility for all matters, and along with senior management are committed to maintaining a robust control framework as the foundation for the delivery of good governance, including the effective management of delegation through the Corporate
Governance Framework. Policies are also in place in relation to potential conflicts of interest which may arise. All directors have access to the services of the Company Secretary, and independent professional advice is available to the directors at the expense of Lloyds Banking Group, where they judge it necessary to discharge their duties as directors.
The Board is supported by its committees which make recommendations on matters delegated to them under the Corporate Governance
Framework. The management of all committees is in keeping with the basis on which meetings of the Board are managed, with open debate, and adequate time for members to consider proposals which are put forward. The Chair of the Board and each Board committee assumes responsibility with support from the Company Secretary for the provision to each meeting of accurate and timely information.
Principle Four – Opportunity and Risk
The Board oversees the development and implementation of the Bank’s strategy, within the context of the wider strategy of Lloyds Banking
Group, which includes consideration of all strategic opportunities. The Board is also responsible for the long term sustainable success of the
Bank, generating value for its shareholder and ensuring a positive contribution to society. The Board agrees the Bank’s culture, purpose, values and strategy, within that of Lloyds Banking Group, and agrees the related standards of the Bank, again within the relevant standards of Lloyds
Banking Group. Further specific aims and objectives of the Board are formalised within the Corporate Governance Framework, which also sets out the matters reserved for the Board.
Strong risk management is central to the strategy of the Bank, which along with a robust risk control framework acts as the foundation for the delivery of effective management of risk. The Board agrees the Bank’s risk appetite and ensures the Bank manages risk effectively, delegating related authorities to individuals through the Corporate Governance Framework and the further management hierarchy. Board level engagement coupled with the direct involvement of senior management in risk issues ensures that escalated issues are promptly addressed, and remediation plans are initiated where required. The Bank’s risk appetite, principles, policies, procedures, controls and reporting are managed in conjunction with those of Lloyds Banking Group, and as such are regularly reviewed to ensure they remain fully in line with regulations, law, corporate governance and industry best practice. The Bank’s principal risks are discussed further on pages 6 to 8.
Principle Five – Remuneration
The Remuneration Committee of the Board, in conjunction with the Remuneration Committee of Lloyds Banking Group (the Remuneration
Committees), assume responsibility for the Bank’s approach to remuneration. This includes reviewing and making recommendations on remuneration policy as relevant to the Bank, ranging from the remuneration of directors and members of the Executive to that of all other colleagues employed by the Bank. This includes colleagues where the regulators require the Bank to implement a specific approach to their remuneration, such as Senior Managers and other material risk takers. The activities of the Remuneration Committees extend to matters of remuneration relevant to subsidiaries of the Bank, where such subsidiary does not have its own remuneration committee.
Principle Six – Stakeholders
The Bank as part of Lloyds Banking Group operates under Lloyds Banking Group’s wider approach to responsible business, which acknowledges that the Bank has a responsibility to help address the economic, social and environmental challenges which the UK faces, and as part of this understand the needs of the Bank’s external stakeholders, including in the development and implementation of strategy. During the year the directors took a number of decisions with the Bank’s purpose and specific stakeholder interest in mind, which are discussed further on page 4.
In 2025 the Responsible Business Committee provided further oversight and support of Lloyds Banking Group’s and the Bank’s plans for embedding responsible business in the Bank’s core purpose. The approach of the Board in respect of its key stakeholders is described further in a separate statement made in compliance with the Regulations on pages 2 to 4.
Directors
The names of the current directors are shown on page 16. Changes to the composition of the Board since 1 January 2025 up to the date of this report are shown in the table below.

	Joined the Board	Left the Board
Chris Vogelzang	16 June 2025
Scott Wheway		31 October 2025
Directors’ indemnities
The directors of the Bank have entered into individual deeds of indemnity with Lloyds Banking Group which constitute ‘qualifying third party indemnity provisions’ for the purposes of the Companies Act 2006. The deeds indemnify the directors to the maximum extent permitted by law and remain in force. The deeds were in force during the whole of the financial year, or from the date of appointment for any director appointed during the course of the year. In addition, Lloyds Banking Group had appropriate Directors’ and Officers’ liability insurance cover in place throughout 2025. Deeds for existing directors are available for inspection at the Bank’s registered office.
Lloyds Banking Group has also granted deeds of indemnity by deed poll and by way of entering into individual deeds, which constitute
‘qualifying third party indemnity provisions’ to the directors of the Group’s subsidiary companies, including former directors who retired during the year, and to colleagues subject to the provisions of the Senior Managers and Certification Regime. Such deeds were in force during the financial year ended 31 December 2025 and remain in force as at the date of this report. Qualifying pension scheme indemnities have also been granted to the Trustees of Lloyds Banking Group’s Pension Schemes, including those schemes relevant to the Bank, which were in force for the whole of the financial year and remain in force as at the date of this report.

14	Lloyds Bank plc Annual Report and Accounts 2025
Directors’ report continued
Information required under DTR 7.2
Certain information is incorporated into this report by reference. Information about internal control and risk management systems relating to the financial reporting process can be found on page 11.
Information about share capital is shown in note 28 on page 129. The Bank is a wholly owned subsidiary of Lloyds Banking Group plc, which holds all of the Bank’s issued ordinary share capital.
The directors manage the business of the Bank under the powers set out in the Companies Act 2006 and the Bank’s articles of association, these powers include those in relation to the issue or buy back of the Bank’s shares.
The appointment and retirement of directors is governed by the Bank’s articles of association and the Companies Act 2006. The Bank’s articles of association may only be amended by a special resolution of the shareholders in a general meeting.
Conflicts of interest
The Board has a comprehensive procedure for reviewing, and as permitted by the Companies Act 2006 and the Bank’s articles of association, approving actual and potential conflicts of interest. Directors have a duty to notify the Chair and Company Secretary as soon as they become aware of actual or potential conflict situations. Changes to commitments of all directors are reported to the Board and a register of directors'
interests is regularly reviewed and authorised by the Board to ensure the authorisation status remains appropriate.
Branches, future developments and financial risk management objectives and policies
The Bank provides a wide range of banking and financial services through branches and offices in the UK and overseas. Information regarding future developments and financial risk management objectives and policies of the Group in relation to the use of financial instruments that would otherwise be required to be disclosed in the directors’ report, and which is incorporated into this report by reference, can be found in the strategic report.
Share capital
Information about share capital is shown in note 28 on page 129. This information is incorporated into this report by reference. The Bank did not repurchase any of its shares during 2025 (2024: none). There are no restrictions on the transfer of shares in the Bank other than as set out in the articles of association and certain restrictions which may from time to time be imposed by law and regulations.
Change of control
The Bank is not party to any significant agreements which take effect, alter or terminate upon a change of control of the Bank following a takeover bid. There are no agreements between the Bank and its directors or employees providing compensation for loss of office or employment that occurs because of a takeover bid.
Research and development activities
During the ordinary course of business the Bank develops new products and services within the business units.
Supporting disability
The Bank aspires to be a best-in-class leader in disability and neuro-inclusion. Last year, the Group publicly launched its Blueprint for Disability and Neuro-inclusion, sharing its commitments. Alongside that ambition, the Group committed to making recruitment more inclusive, supporting career development, improving accessibility in workspaces and technology, upskilling colleagues to reduce stigma, and championing the disability community beyond our organisation. In 2025, the Group held a facilitated workshop for all talent acquisition managers, which tangibly increased their confidence in supporting hiring managers and candidates with disabilities and neurodivergent conditions, throughout the recruitment process.
Information incorporated by reference
The following additional information forms part of the directors’ report, and is incorporated by reference.

Content		Pages
Disclosures required under the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008	Statement of employee engagement	2 to 4
	Statement of other stakeholder engagement	2 to 4
Significant contracts
Details of related party transactions are set out in note 32 on pages 131 to 132.
Streamlined Energy and Carbon Reporting
The Bank has taken advantage of the exemption from Streamlined Energy and Carbon Reporting (SECR) reporting requirements in its own directors’ report as it is covered by the Lloyds Banking Group SECR report given in the Lloyds Banking Group plc 2025 Annual Report and
Accounts, available at www.lloydsbankinggroup.com/investors/financial-downloads.html.

15	Lloyds Bank plc Annual Report and Accounts 2025
Directors’ report continued
Statement of directors’ responsibilities
The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulations.
Company law requires the directors to prepare financial statements for each financial year. Under that law, the directors are required to prepare the Bank’s and the Group’s financial statements in accordance with international accounting standards in conformity with the requirements of the Companies Act 2006. Under company law, the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the Bank and the Group, and of the profit or loss of the Bank and the Group for that period. In preparing these financial statements, the directors are required to properly select and apply accounting policies; present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information; provide additional disclosures when compliance with the specific requirements in international accounting standards in conformity with the requirements of the Companies Act 2006 are insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and make an assessment of the Bank’s ability to continue as a going concern. The financial statements also comply with International Financial Reporting Standards as issued by the IASB.
The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the Bank’s transactions and disclose with reasonable accuracy at any time the financial position of the Bank and the Group, and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the Bank and the Group, and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities. A copy of the financial statements is placed on the website www.lloydsbankinggroup.com/investors/financial-downloads.html. The directors are responsible for the maintenance and integrity of all information relating to the Bank on that website. Legislation in the UK governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.
Each of the current directors who are in office as at the date of this report, and whose names and functions are listed on page 16 of this annual report, confirm that, to the best of his or her knowledge:
•The Bank’s and the Group’s financial statements, which have been prepared in accordance with international accounting standards in conformity with the requirements of the Companies Act 2006 give a true and fair view of the assets, liabilities, financial position and profit or loss of the Bank and the undertakings included in the consolidation taken as a whole
•The strategic report and directors’ report includes a fair review of the development and performance of the business and the position of the
Company and the undertakings included in the consolidation taken as a whole, together with a description of the principal risks and uncertainties they face; and
•The Annual Report and Accounts, taken as a whole, are fair, balanced and understandable and provides the information necessary for shareholders to assess the Bank’s and the Group’s position, performance, business model and strategy.
This responsibility statement was approved by the Board of directors on 26 February 2026.
Independent auditor and audit information
Each person who is a director at the date of approval of this report confirms that, so far as the director is aware, there is no relevant audit information of which the Bank’s auditor is unaware and each director has taken all the steps that he or she ought to have taken as a director to make himself or herself aware of any relevant audit information and to establish that the Bank’s auditor is aware of that information. This confirmation is given and should be interpreted in accordance with the provisions of the Companies Act 2006.
On behalf of the Board
Kate Cheetham
Company Secretary
26 February 2026
Lloyds Bank plc
Registered in England & Wales
Company Number 2065

16	Lloyds Bank plc Annual Report and Accounts 2025
Current directors
Executive directors:
Charlie Nunn, Group Chief Executive
William Chalmers, Chief Financial Officer
Non-executive directors:
Sir Robin Budenberg CBE, Chair
Sarah Bentley
Nathan Bostock
Brendan Gilligan
Nigel Hinshelwood, Senior Independent Director
Sarah Legg
Amanda Mackenzie LVO OBE
Harmeen Mehta
Cathy Turner
Chris Vogelzang
Catherine Woods

17	Lloyds Bank plc Annual Report and Accounts 2025
Risk management
Risk management is at the heart of Helping
Britain Prosper and creating a more
sustainable and inclusive future for people
and businesses.
Our mission is to protect our customers,
shareholders, colleagues and the Group, while
enabling sustainable growth. This is achieved
through informed risk decisions and robust risk
management, supported by a consistent risk-
focused culture.
The Risk overview (pages 5 to 8) provides a summary of risk
management within the Group and the key focus areas for 2025.
This full risk management section provides a more in-depth view of how risk is managed within the Group including key developments in
2025, and the framework by which risks are identified, assessed, managed, mitigated, monitored and reported.
All narrative and quantitative tables within the risk management section are unaudited unless otherwise stated. The audited
information is required to comply with the requirements of relevant
IFRS Accounting Standards.
Lloyds Bank Group’s approach to risk
The Group operates a prudent approach to risk, with rigorous controls, supporting sustainable business growth within the
Group’s risk appetite and minimising losses. Through a strong and independent risk function, a robust control framework is maintained to identify and escalate current and emerging risks, and drive good risk-reward decision making.
To comply with UK-specific ring-fencing requirements, core banking services are ring-fenced from other activities within the overall Lloyds
Banking Group. The Group has adopted the risk management
framework (RMF) of Lloyds Banking Group and supplemented with additional tailored practices to address the ring-fencing requirements.
Lloyds Banking Group’s Risk Management Framework was enhanced in 2025 and is structured to align with the industry-accepted internal control framework standards and applies to every area of the business, covering all types of risk. The framework defines a proportionate, materiality-based approach to risk management.
The Group’s RMF also includes an evolved approach to risk appetite, which introduces a consistent and top-down approach to the setting of Board risk appetite. This provides greater clarity and visibility of the
Group’s risk appetite, demonstrating the significance of risk appetite for the Group in achieving its strategic objectives.
The RMF provides the Group with an effective mechanism for
developing and embedding risk policies and risk management
strategies which are aligned with the risks faced by its businesses.
Risk policies have been updated during 2025, setting out mandatory requirements, limits, parameters and controls to ensure each of the
Group’s risks remain within appetite.
Key enhancements to the RMF have been delivered through the
Resetting Risk programme. The Risk function’s focus is now on supporting the embedding of the enhanced framework across the
Group to ensure consistent application, maturity, and sustained effectiveness.
The Group’s risk management framework
Lloyds Banking Group’s RMF has connectivity across its component parts, ensuring processes are in place to facilitate risk management and decision-making across the organisation.
Group strategy and the risk management strategy
The Group strategy is underpinned by clear strategic priorities and financial targets designed to create value and deliver sustainable returns. It is shaped by an understanding of the Group’s risk profile, considering economic, political and regulatory uncertainties. This informs risk appetite and risk management practices.
All risk-taking activities are aligned to the Group’s strategy and purpose, aiming to generate sustainable outcomes and shareholder value. The Chief Risk Officer (CRO) plays a critical role by challenging proposals, reconciling risk appetite, and ensuring adherence through ongoing oversight.
The risk management strategy enables consistent management of principal risks within appetite and the target control environment.
It draws on risk and control improvement plans, which outline actions to strengthen capabilities over a defined period.
The Risk function oversees and challenges the business, combining these plans with regular reporting to ensure operations remain within appetite and improvements are delivered as planned. It also
maintains its own plan to enhance the RMF and achieve the target state for risk management.
Culture, values and behaviours
The Group’s culture, guided by the Group’s values, is fundamental to
Lloyds Banking Group’s purpose of Helping Britain Prosper and its strategic objectives.
Leaders shape and embed a supportive risk culture of accountability, strong customer focus, intellectual curiosity, innovation and proactive risk management. The RMF, Code of Ethics and Responsibility and
Colleague Conduct Policy give guidance and tools for working responsibly and making the right decisions. Speak Up, Lloyds Banking
Group’s whistleblowing programme, ensures colleagues’ concerns are taken seriously and treated sensitively.

18	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
To support a strong risk culture across the Group, all colleagues complete risk training as part of their annual mandatory training.
A library of risk management learning resources is available, which all colleagues who have specific risk management roles can access to build their skills and capabilities.
There is ongoing investment in risk systems and models alongside the
Group’s focus on customer and product systems and processes. This drives improvements in risk data quality, aggregation and reporting, enabling effective and efficient risk decisions.
Risk governance
The Group’s approach to risk is based on a robust control framework and strong risk management culture, enabling the delivery of effective risk management, guiding the way all employees approach their work, behave and make decisions.
Authority is delegated from the Board to individuals through the management hierarchy. Senior management are supported by a
committee-based structure, ensuring open challenge and effective decision making.
The Group’s risk appetite, principles, policies, procedures, controls, and reporting are regularly reviewed and updated as required, to ensure they remain in line with evolving regulation, law, corporate governance and industry good practice.
The Board and senior management encourage a culture of
transparency which supports the interaction of the executive and non-executive governance structure.
Board-level engagement, combined with senior management in risk issues at Lloyds Banking Group and Ring-Fenced Banks Executive
Committee, ensure that any escalated issues are addressed promptly and that necessary remediation plans are initiated as required.
Line managers are accountable for identifying and managing risks in their individual businesses, ensuring that business decisions balance risk and reward, and are consistent with the Group’s risk appetite.
The risk governance structure is explained on page 19.
Three lines of defence
In line with industry best practice, Lloyds Banking Group adopts a three lines of defence model of risk governance, implemented on a functional, rather than activity basis. This model is reviewed annually by the Board as part of its RMF approval.
All colleagues are responsible for the management of risk in day-to-
day activities, demonstrating risk practices and behaviours that are consistent with the Group’s purpose, values and culture. The Group
Chief Executive (GCE) leads on all aspects of executive governance as part of the execution of the Board-approved strategy, business and operating plan and ensures the efficient use of resources. The effective management of risks as defined within the RMF, however is considered to be outside of the three lines of defence. The Board also sits above the three lines of defence.
The first line of defence (1LOD) and second line of defence (2LOD) are considered as management and operate the control environment.
Independence must be maintained through clear boundaries of
accountability, however a service may be provided from one line to another, for example the provision of subject matter expertise.
In line with the functional approach, control activities undertaken by specific functions within 1LOD, such as Group Finance and Group
Legal, do not result in these functions being part of 2LOD. Further, risk management activities and approvals performed within the Risk function, including reporting and model development, do not result in these functions being considered as 1LOD.
The roles and responsibilities of each of the three lines of defence are outlined on page 19.
Risk function mandate
The Risk function mandate expands on the requirements for Risk as an oversight and control function that are set out in the three lines of defence. It sets out the role of the CRO, including their
accountabilities, and the key outcomes expected of the Risk function in relation to oversight and challenge, control and culture.
This section sets the high-level mandate for the Risk function to perform oversight and challenge activities across the Group and will support the development of a consistent, proportionate and
materiality-based approach to risk oversight for all legal entities, business units and Group functions.
Risk appetite
The Group’s approach to setting and the ongoing management of risk appetite is an integral component of Lloyds Banking Group’s RMF.
The Group defines risk appetite as the type and aggregate level of risk it is willing to take or accept in pursuit of its strategic objectives and business plans.
The Board is responsible for approving the Group’s Board risk appetite at least annually. Group Board-level risk appetite metrics are augmented further by lower-level measures to facilitate the
management of Board risk appetite. The performance of Board risk appetite metrics and management measures across risk types is reported regularly to Board Risk Committee and the Lloyds Banking
Group and Ring-Fenced Banks Risk Committee.
The Group’s risk appetite statement is articulated through qualitative statements of risk appetite and quantitative risk appetite metrics.
These are defined for all principal risks as appropriate, setting clear boundaries and expectations under both business-as-usual and stress conditions.
The Group’s strategy and risk management strategy operate in tandem with risk appetite. It reinforces the Group’s purpose, strategy and objectives by driving behaviour and setting boundaries around risk taking, to monitor changes in risk exposure, enabling the delivery of its strategic aims.
Risk architecture and approach
This sets out a common language and standard definitions to
facilitate consistency and clarity in risk management terminology and how risks should be managed. Policy architecture for all principal risks ensures a consistent approach to the management of risk across the Group. High-level risk principles and detailed risk policies explain the requirements, controls, limits and parameters that must be implemented to manage risk, and the risk
management tools and processes to be used across the Group.
Lloyds Banking Group’s events-based risk management framework is comprised of principal risks, underpinned by a second and third risk level as appropriate. This brings consistency and clarity of the risks that the Group faces, aligning to industry best practice and regulatory expectations.
Additionally, the Group identifies emerging and topical risks by proactive horizon scanning and assessment of the potential impact of a future internal or external event of trend, which could have a materially positive or adverse impact on the Group and its customers, but where the probability, timescale and/or materiality may be difficult to accurately assess. These will be added to the events-based risk management framework as appropriate.

19	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Risk governance structure
The risk governance structure below is integral to effective risk management across Lloyds Banking Group, including Lloyds Bank Group. To meet ring-fencing requirements, the Boards and Board Committees of Lloyds Banking Group, and the Ring-Fenced Banks as well as relevant
Committees of Lloyds Banking Group, and the Ring-Fenced Banks (Lloyds Bank plc and Bank of Scotland plc) will sit concurrently and are referred to as the Aligned Board Model.

Risk governance structure

Audit Committee
Board
Board Risk Committee
Group Chief Executive
Primary escalation
Lloyds Banking Group and Ring-Fenced Banks Risk Committee
Primary escalation
Risk Function committees and governance
Business area principal enterprise risk committees
Aggregation
Reporting
Escalation

Three lines of defence model

The RMF establishes a 'three lines of defence' model defining clear responsibilities and accountabilities and ensuring effective independent oversight and assurance on key decisions, while ensuring appropriate risk resource and capabilities for each area:

First line of defence

Risk management

Business areas have end-to-end accountability for risks in their processes and must ensure strong governance and controls, both internally and with third parties, to manage risks appropriately within Board-approved appetite parameters. They identify, assess, mitigate, monitor, and report risks, maintain risk management skills, and comply with Lloyds Banking Group policies and relevant regulations.

← **Independent challenge of first line of defence**

Second line of defence

Risk oversight

The Risk function, led by the Chief Risk Officer, is independent from the first line of defence. It advises on, monitors, challenges, approves, escalates, and reports to the Board and Group Chief Executive on first-line risk-taking. It oversees governance, risk management, controls and regulatory compliance, ensuring these align to the RMF and Board-set risk appetite.

← **Independent challenge of both first and second lines of defence**

Third line of defence

Risk assurance

Group Audit, led by the Chief Internal Auditor, provide independent assurance on the effectiveness of the first and second lines of defence's management of risk, including assessing the design and operation of key controls and the adequacy and effectiveness of internal controls. Their scope of work is unrestricted based on their independent assessment of the Group's key risks.

Board and executive committees with risk management responsibilities
Assisted by the Board Risk and Audit Committees, the Board approves the Bank’s overall governance, risk and control frameworks and risk appetite.
The governance structure includes several committees with defined roles and responsibilities, summarised below:

Board committees	Risk focus
Board	Approves risk appetite and the RMF, identifies and monitors exposures including principal risks and emerging risks, reviews internal controls and the cascade of delegated authority
Board Risk Committee
Oversees the RMF, its effectiveness, and that of
internal controls; risk appetite, risk principles,
stress testing, and approves Internal Capital
Adequacy Assessment Process (ICAAP) and Internal
Liquidity Adequacy Assessment Process (ILAAP).
Inputs into remuneration decisions

Audit Committee	Oversees financial reporting, internal audit and whistleblowing
Executive committees
Group Executive Committee	Supports the Group Chief Executive with risk, strategy, customer, colleague and operational matters, culture change and succession planning
Lloyds Banking Group and Ring-Fenced Banks Risk Committee	Develops and monitors the RMF and material risk and control matters. Supported by business unit risk committees
The Group Chief Executive is supported by the following committees, operated concurrently under the aligned model:
•Asset and Liability Committee
•Strategic Delivery Committee
•Disclosure Committee
•Sustainability Committee
•Conduct Investigations Committee
•Cost Management Committee
•Contentious Regulatory Committee
The Lloyds Banking Group and Ring-Fenced Banks Risk Committee is
supported by business unit risk committees, cross-business unit committees addressing specific matters of Bank-wide significance, and second line of defence Risk committees ensuring oversight of risk management. These include:
•Capital Risk Committee
•Financial Risk Committee
•Economic Crime Prevention Committee
•Liquidity Risk Committee
•Market Risk Committee
•Model Governance Committee

20	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Risk decision making and reporting
Risk analysis and reporting enables better understanding of risks and returns, supporting the identification of opportunities as well as better management of risks.
An aggregate view of the Group’s overall risk profile, key risks and management actions, and performance against risk appetite, including the Enterprise-Wide Risk Management report, is reported to and discussed regularly at the Lloyds Banking Group and Ring-Fenced
Banks Risk Committee and Board Risk Committee.
Risk and control cycle from identification to reporting
To allow senior management to make informed risk decisions, the business follows a continuous risk management approach. This risk and control cycle, from identification to reporting, ensures that there is consistency in the approach to managing and mitigating risks impacting the Group.
The risk and control self-assessment (RCSA) process is used to identify, measure and manage operational risks across the Group.
Risks are identified and measured on an inherent basis, using a consistent quantification methodology.

Risk and control cycle

01

Risk identification and assessment

Risk identification is conducted on a continuous basis through the use of scenario analysis which considers the most material and emerging risks the Group faces, and identifies and assesses extreme, but plausible instances which may occur.

02

Risk management and mitigation

Risks are then managed with appropriate controls or mitigation plans put in place, which are reviewed to ensure their effectiveness. Any risks which cannot be mitigated will then require risk acceptance via the appropriate risk governance.

03

Risk monitoring

Proactive monitoring or testing is established to ensure that controls continue to be effective, and that the Group remains within risk appetite.

04

Risk reporting

Risks are reported via appropriate Lloyds Banking Group and Ring-Fenced Bank risk reports and committees, allowing independent challenge by the Risk function. When thresholds for risk appetite are breached, committee minutes are clear on the actions and time frames required to address the risk and bring the exposure back within tolerance.

Financial reporting and tax risk management systems and internal controls
The Audit Committee reviews the quality and acceptability of Lloyds
Bank Group’s financial disclosures. In addition, the Lloyds Banking
Group Disclosure Committee assists the Lloyds Bank Group Chief
Executive and Chief Financial Officer in fulfilling their disclosure responsibilities under relevant listing and other regulatory and legal requirements.

21	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Stress testing
Overview
Stress testing is recognised as a key risk management tool by the
Boards, senior management, the businesses and the Risk and Finance functions of all parts of the Group and its legal entities. It is fully embedded in the planning process of the Group and its key legal entities as a key activity in medium-term planning, and senior management is actively involved in stress testing activities.
Scenario stress testing is used to support:
Risk identification:
•Understanding key vulnerabilities of the Group and its key legal entities under adverse economic conditions
Risk appetite:
•Assessing the results of the stress test against the risk appetite of all parts of the Group to ensure the Group and its legal entities are managed within their risk parameters
•Setting of risk appetite by assessing the underlying risks under stress conditions
Strategic and capital planning:
•Senior management and the Boards of the Group and its key legal entities to adjust strategies if the plan does not meet risk appetite in a stressed scenario
•The ICAAP, by demonstrating capital adequacy and informing the setting of management buffers (see capital risk on pages 22 to 26)
of the Group and its separately regulated legal entities
•The capital allocation process which feeds into business unit performance management
Risk mitigation:
•The development of potential actions and contingency plans to mitigate the impact of adverse scenarios. Stress testing also links directly to the recovery and resolution planning process of the
Group and its legal entities
Internal stress tests
On at least an annual basis, the Group conducts macroeconomic stress tests to highlight and understand the key vulnerabilities of the
Group’s and its legal entities’ business plans to adverse changes in the economic environment, to evaluate mitigating actions and ensure that there are adequate financial resources in the event of a downturn.
Reverse stress testing
Reverse stress testing is used to explore the vulnerabilities of the
Group’s and its key legal entities’ strategies and plans for extreme adverse events that would cause the businesses to fail. Where this identifies plausible scenarios with an unacceptably high risk, the
Group or its entities will adopt measures to prevent or mitigate that and reflect these in strategic plans.
Other stress testing activity
The Group’s stress testing programme also involves undertaking assessments of liquidity scenarios, market risk sensitivities and scenarios, and business-specific scenarios. If required, ad hoc stress testing exercises are also undertaken to assess emerging risks, as well as in response to regulatory requests. This wide-ranging programme provides a comprehensive view of the potential impacts arising from the risks to which the Group is exposed and reflects the nature, scale and complexity of the Group. Lloyds Banking Group continues to participate in the Bank of England’s System-wide exploratory scenarios (SWES).
Detailed stress testing information can be found within each relevant risk in the Risk management section (capital risk page 22, liquidity risk page 51 and market risk page 55).
Methodology
The stress tests process must comply with all regulatory requirements, which is achieved through comprehensive scenarios and a rigorous divisional, functional, risk and executive review and challenge process, supported by analysis and insight into impacts on customers and business drivers.
All relevant business, Risk and Finance teams are involved in the delivery of analysis, and ensure the sensitivity of the business plan to each risk is well understood. The methodologies and modelling approach used for stress testing embed direct links between the macroeconomic scenarios and the drivers for each business area to give appropriate stress sensitivities. All material assumptions used in modelling are documented and justified, with a clearly
communicated review and sign-off process. Modelling is supported by expert judgement and is subject to Lloyds Banking Group’s model governance policy.
Governance
Clear accountabilities and responsibilities for stress testing are assigned to senior management and the Risk and Finance functions throughout the Group and its key legal entities. This is formalised through Lloyds Banking Group policy and related documentation, which is reviewed at least annually.
The Financial Risk Committee (FRC), chaired by the Chief Risk Officer and attended by the Chief Financial Officer and other senior Risk and
Finance colleagues, has primary responsibility for overseeing the development and execution of the Group’s stress tests.
The review and challenge of the Group’s detailed stress forecasts, the key assumptions behind these, and the methodology used to translate the economic assumptions into stressed outputs conclude with the appropriate Finance and Risk sign-off. The outputs are then presented to the FRC and the Board Risk Committee for review and challenge.
With regulatory exercises being approved at Board Risk Committee and Board where appropriate.

22	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Full analysis of principal risk categories
The Group’s risk framework covers all types of risk which affect the
Group and could impact on the achievement of its strategic
objectives.
Detailed information relating to each principal risk is included over the following pages 22 to 62.
Capital risk
Definition
Capital risk is defined as the risk that an insufficient quantity or quality of capital is held to meet regulatory requirements or to support business strategy, an inefficient level of capital is held or that capital is inefficiently deployed across the Group.
The Risk overview, on page 6, contains a summary of capital risk performance and key mitigating actions.
Risk appetite
The Group manages its capital above regulatory requirements to support the achievement of its business strategy and to continue to serve customers in a macroeconomic downturn.
For the Group, capital risk appetite is set to remain above current regulatory requirements in a business-as-usual environment and above defined regulatory thresholds in a mild or severe stress.
Risk appetite for the Group is expressed through the CET1 capital ratio and Tier 1 leverage ratio.
Identification and assessment

The minimum amount of total capital, under Pillar 1 of the regulatory capital framework, is set at 8% of total risk-weighted assets (RWAs).
At least 4.5% of RWAs are required to be met with common equity tier 1 (CET1) capital and at least 6% of RWAs are required to be met with tier 1 capital. Minimum Pillar 1 requirements are supplemented by additional minimum requirements under Pillar 2A of the regulatory capital framework, the aggregate of which is referred to as the
Group’s Total Capital Requirement (TCR).
Additional minimum capital requirements under Pillar 2A are set by the PRA as a firm-specific Individual Capital Requirement (ICR)
reflecting a point in time estimate, which may change over time, of the minimum amount of capital to cover risks that are not fully covered by Pillar 1, such as concentration risk, residual value risk and operational risk, and those risks not covered at all by Pillar 1, such as pension obligation risk and interest rate risk in the banking book
(IRRBB). This is set as a variable amount for Pillar 2A (being a set percentage of RWAs), with fixed add-ons for certain risk types. The
Group’s Pillar 2A capital requirement at 31 December 2025 is the equivalent of around 2.9% of RWAs, of which the minimum amount to be met by CET1 capital is the equivalent of around 1.6% of RWAs.
The Group is also required to hold a number of regulatory capital buffers which must be met with CET1 capital. In addition, the Group is also subject to minimum capital requirements under the UK Leverage
Ratio Framework, where at least 75% of the 3.25% minimum leverage ratio requirement as well as the full amount of regulatory leverage buffers must be met with CET1 capital. Further information regarding capital and leverage buffers is provided in the Group’s Pillar 3 disclosures.
A capital risk event arises when the Group has insufficient capital resources to support its strategic objectives and plans, and potentially fails to meet both regulatory and external stakeholder requirements and expectations. This could arise due to a depletion of the Group’s capital resources as a result of risks being realised, or through a significant increase in RWAs as a result of rule changes or economic deterioration. Alternatively, a shortage of capital could arise from an increase in the minimum requirements for capital or leverage, or the minimum requirement for own funds and eligible liabilities (MREL)
either at Group level or regulated entity level.
In accordance with UK ring-fencing legislation, the Group was appointed as the Ring-Fenced Bank sub-group (‘RFB sub-group’)
under Lloyds Banking Group plc. As a result the Group is subject to separate supervision by the UK Prudential Regulation Authority (PRA)
on a sub-consolidated basis (as the RFB sub-group) in addition to the supervision applied to Lloyds Bank plc on an individual basis.
ICAAP is a key mechanism for assessing the Group’s capital risks, ensuring that the Group has robust strategies, processes and systems in place to support the identification and measurement of Pillar 2 risks.
Emerging and topical risk assessments are regularly conducted to identify and assess any emerging capital risks, for example, from market conditions, regulatory changes, reputational issues, and includes consideration of issues emerging in the wider Group risk landscape with potential capital consequences. Assessment outputs are used to inform stress testing activities and risk appetite setting.
Scenario analysis and stress testing, including reverse stress testing, are used to identify sources of potential capital risk, and highlight vulnerabilities along with potential mitigating actions.
Board-level capital risk appetite is proposed and reviewed at least annually and approved by the Board. It comprises a capital risk appetite statement and set of quantitative metrics. This is supported by a suite of management measures and operational limits.
Management and mitigation
The Group maintains capital levels across all regulated entities commensurate with a prudent level of solvency to achieve financial resilience and market confidence. To support this, capital risk appetite is calibrated by taking into consideration both an internal view of the amount of capital to hold as well as external regulatory requirements.
The Group assesses both its regulatory capital requirements and the quantity and quality of capital resources it holds to meet those requirements in accordance with the relevant provisions of the Capital
Requirements Directive (CRD V) and Capital Requirements Regulation
(UK CRR). This is supplemented through additional regulation set out under the PRA Rulebook and through associated statements of policy, supervisory statements and other regulatory guidance.
The Group has a capital management framework that is part of a comprehensive framework within Lloyds Banking Group that includes the setting of capital risk appetite and capital planning and stress testing activities. Close monitoring of capital, leverage and MREL ratios is undertaken to ensure the Group meets regulatory
requirements and risk appetite levels and deploys its capital resources efficiently.
A capital contingency framework is defined as part of the Group
Recovery Plan, setting out trigger levels at which mitigating actions should be considered. Supporting this is a suite of internal and external early warning indicators (EWIs), to ensure timely escalation of emerging concerns. The Group is able to accumulate additional capital through the retention of profits over time, which can be enhanced through reducing or cancelling dividend payments
upstreamed to its parent (Lloyds Banking Group plc), by raising new equity via an injection of capital from its parent and by issuing additional tier 1 or tier 2 capital securities to its parent. The cost and availability of additional capital from its parent is dependent upon market conditions and perceptions at the time.
The Group is also able to manage the demand for capital through management actions including adjusting its lending strategy, business disposals and through the efficient use of securitisations and other optimisation activity.

23	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
A capital plan and periodic re-forecasting, ensures that business strategy can be delivered within capital risk appetite. The capital plan provides visibility of key risks and assumptions, along with appropriate sensitivities, to inform executive decision making.
The internal stress of the capital plan reviews ratios against appropriate thresholds in stress conditions to inform strategic decision making and any potential mitigating actions.
Monitoring
The Group regularly monitors capital positions against risk appetite and regulatory requirements.
EWIs are monitored regularly for early signs of capital risk, with the
Capital Contingency Level (CCL) reviewed and agreed each month, taking account of the latest capital position and risk profile as part of the capital contingency framework.
The Group’s capital performance (including capital returns) is monitored against the capital plan and latest forecast. Appropriate capital monitoring activity is in place to support early identification of deterioration in outlook or deviation from capital plans.
The regulatory capital framework within which the Group operates continues to evolve and further detail on this is provided in the
Group’s Pillar 3 disclosures. The Group continues to monitor prudential developments closely, analysing the potential capital impacts to ensure that, through organic capital generation and management actions, it continues to maintain a strong capital position that exceeds both minimum regulatory requirements and its risk appetite, maintaining consistency with market expectations.
Reporting
Capital risk appetite metrics and a set of management measures are reported to relevant Asset Liability Committees (ALCOs) and Board as required.
Operational limits are reported to the relevant committee, forum or individual as required.
Regular and periodic reporting to executive and Board-level
committees provide sufficient information on the current and forward view of the capital position, and risk profile to enable effective capital management decision making, including visibility of key assumptions and judgements.
Regular reporting includes monthly capital performance updates to
Group Executive Committee (GEC), updates on capital management and monitoring activity to Group Asset Liability Committee (GALCO), as well as escalation of matters to GALCO, GEC, Risk Committees and
Board-level committees as required.
Periodic reporting includes capital plans, distribution decisions, regulatory stress tests and ICAAP, requiring executive and/or Board approval.
Regulatory reports required by the PRA and other regulatory bodies are submitted within mandated timelines.
Minimum requirement for own funds and
eligible liabilities (MREL)
Global systemically important banks (G-SIBs) are subject to an international standard on total loss absorbing capacity (TLAC). The standard is designed to enhance the resilience of the global financial system by ensuring that failing G-SIBs have sufficient capital to absorb losses and recapitalise under resolution, whilst continuing to provide critical banking services.
In the UK, the Bank of England has implemented the requirements of the international TLAC standard through the establishment of a framework which sets out MREL. The purpose of MREL is to require firms to maintain sufficient own funds and eligible liabilities that are capable of credibly bearing losses or recapitalising a bank whilst in resolution. MREL can be satisfied by a combination of regulatory capital and certain unsecured liabilities (which must be subordinate to a firm’s operating liabilities).
The Bank of England’s MREL statement of policy (MREL SoP) sets out its approach to setting external MREL and the distribution of MREL resources internally within groups. Internal MREL resources are intended to enable a material subsidiary to be recapitalised as part of a group resolution strategy without the need for the Bank of England to apply its resolution powers directly to the subsidiary itself.
The Group’s parent, Lloyds Banking Group plc, is subject to the Bank of England’s MREL SoP and must therefore maintain a minimum level of external MREL resources. Lloyds Banking Group plc operates a single point of entry (SPE) resolution strategy, with Lloyds Banking
Group plc as the designated resolution entity. Under this strategy, the
Group has been identified as a material subsidiary of Lloyds Banking
Group plc and must therefore maintain a minimum level of internal
MREL resources. As at 31 December 2025, the Group’s internal MREL resources exceeded the minimum required.
Analysis of CET1 capital position
The Group’s common equity tier 1 (CET1) capital ratio decreased to
13.6% at 31 December 2025 from 13.7% at 31 December 2024. Profit for the year, after the charge for motor finance commission
arrangements, was more than offset by the payment of ordinary dividends, the accrual for foreseeable ordinary dividends, distributions on other equity instruments and an increase in risk-weighted assets.

24	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Capital resources (audited)
An analysis of the Group’s capital position as at 31 December 2025 is presented in the following table. 31 December 2024 reflects the application of the transitional arrangements for IFRS 9. The Group’s Pillar 3 disclosures provide a comprehensive analysis of the own funds of the Group.

	At 31 Dec 2025 £m	At 31 Dec 2024 £m
Common equity tier 1
Shareholders’ equity per balance sheet	36,542	33,975
Adjustment to retained earnings for foreseeable dividends	(480)	–
Cash flow hedging reserve	2,027	3,568
Other adjustments	74	(15)
	38,163	37,528
less: deductions from common equity tier 1
Goodwill and other intangible assets	(5,433)	(5,494)
Prudent valuation adjustment	(87)	(92)
Excess of expected losses over impairment provisions and value adjustments	(421)	(75)
Removal of defined benefit pension surplus	(1,968)	(2,215)
Deferred tax assets	(3,786)	(4,042)
Common equity tier 1 capital	26,468	25,610
Additional tier 1
Additional tier 1 instruments	5,367	5,695
Total tier 1 capital	31,835	31,305
Tier 2
Tier 2 instruments	7,160	5,826
Eligible provisions	–	83
Total tier 2 capital	7,160	5,909
Total capital resources (audited)	38,995	37,214

Risk-weighted assets (unaudited)	194,300	186,996

Common equity tier 1 capital ratio (unaudited)	13.6%	13.7%
Tier 1 capital ratio (unaudited)	16.4%	16.7%
Total capital ratio (unaudited)	20.1%	19.9%
Total capital requirement
The Group’s total capital requirement (TCR) as at 31 December 2025, being the aggregate of the Group’s Pillar 1 and Pillar 2A capital requirements, was £21,137 million (31 December 2024: £20,479 million).

25	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Movements in CET1 capital resources
The key movements are set out in the table below.

Common equity tier 1 £m
At 31 December 2024	25,610
Profit for the year	3,856
Accrual for foreseeable ordinary dividends[1]	(480)
Dividends paid out on ordinary shares during the year	(2,390)
Fair value through other comprehensive income reserve	160
Deferred tax asset	256
Excess regulatory expected losses	(346)
Net movement in capital contributions	151
Distributions on other equity instruments	(404)
Other movements	55
At 31 December 2025	26,468
1Reflects the accrual recognised at 31 December 2025.
CET1 capital resources have increased by £858 million during the year, with profit for the year partly offset by the payment of ordinary dividends during the year, the accrual for foreseeable dividends and distributions on other equity instruments.
Movements in total capital
The Group’s total capital ratio increased to 20.1% at 31 December 2025 from 19.9% at 31 December 2024. reflecting the increase in CET1 capital and the issuance of new AT1 and tier 2 capital instruments during the year. This was partly offset by AT1 and tier 2 instrument calls, other tier 2 movements and the increase in risk-weighted assets.
Risk-weighted assets

	At 31 Dec 2025 £m	At 31 Dec 2024 £m
Foundation Internal Ratings Based (IRB) Approach	38,027	35,359
Retail IRB Approach	90,339	90,548
Other IRB Approach	6,953	6,327
IRB Approach	135,319	132,234
Standardised (STA) Approach[1]	23,603	19,380
Credit risk	158,922	151,614
Counterparty credit risk[2]	1,386	1,363
Securitisation	7,777	7,648
Market risk	177	292
Operational risk	26,038	26,079
Risk-weighted assets	194,300	186,996
of which: threshold risk-weighted assets[3]	747	1,211
1Threshold risk-weighted assets are included within the Standardised (STA) Approach.
2Includes credit valuation adjustment risk.
3Threshold risk-weighted assets reflect the element of deferred tax assets that are permitted to be risk-weighted instead of being deducted from CET1 capital.
Risk-weighted assets increased by £7.3 billion to £194.3 billion at 31 December 2025 from £187.0 billion at 31 December 2024. This includes the impact of lending growth and Retail secured CRD IV increases, partly offset by continued optimisation activity.

26	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Leverage ratio
The table below summarises the component parts of the Group’s leverage ratio.

	At 31 Dec 2025 £m	At 31 Dec 2024 £m

Total tier 1 capital	31,835	31,305
Exposure measure
Statutory balance sheet assets
Derivative financial instruments	3,260	4,235
Securities financing transactions	43,962	44,143
Loans and advances and other assets	584,113	562,835
Total assets	631,335	611,213
Qualifying central bank claims	(37,298)	(42,098)
Derivatives adjustments	(2,063)	(3,648)
Securities financing transactions adjustments	1,267	1,892
Off-balance sheet items	33,292	30,849
Amounts already deducted from Tier 1 capital	(11,642)	(11,864)
Other regulatory adjustments[1]	(2,161)	(4,012)
Total exposure measure	612,730	582,332
Average exposure measure[2]	620,362

UK leverage ratio	5.2%	5.4%
Average UK leverage ratio[2]	5.1%

Leverage exposure measure (including central bank claims)	650,028	624,430
Leverage ratio (including central bank claims)	4.9%	5.0%
1Includes deconsolidation adjustments that relate to the deconsolidation of certain Group entities that fall outside the scope of the Group’s regulatory capital consolidation and adjustments to exclude lending under the UK Government’s Bounce Back Loan Scheme (BBLS).
2The average UK leverage ratio is based on the average of the month end tier 1 capital position and average exposure measure over the quarter (1 October 2025 to 31 December
2025). The average of 5.1% compares to 5.0% at the start and 5.2% at the end of the quarter.
Analysis of leverage movements
The Group’s UK leverage ratio reduced to 5.2% at 31 December 2025 from 5.4% at 31 December 2024, reflecting an increase in the leverage exposure measure following increases across loans and advances and other assets, largely due to lending growth, and an increase in off-balance sheet items. This was partly offset by an increase in the total tier 1 capital position. The average leverage ratio reflected the issuance of a new
AT1 capital instrument during the last quarter of 2025.

27	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Climate risk
Definition
The Group defines climate risk as the risk from the impacts of climate change and the transition to net zero (‘inbound risk’), or a result of the Group’s response to tackling climate change and supporting the transition to net zero (‘outbound risk’).
The Risk overview, on page 6, contains a summary of climate risk performance and key mitigating actions.
Risk appetite
The Group manages climate risk in line with our strategy and targets to support the UK’s transition to net zero by 2050, while operating within the risk appetite for other applicable risks, such as credit risk.
The Group recognises that there are external dependencies outside of our control for certain sectors which may have implications for the
Group’s wider strategy, however, the Group endeavours to keep pace with the UK’s wider progress. The Group also ensures robust
management of potential impacts from physical risks or greenwashing and has no tolerance for non-compliance with regulatory
requirements.
Identification and assessment
Climate risk is a principal risk within the Lloyds Banking Group’s RMF, recognising the importance of the topic. This approach provides an overall view of the climate-related risks which may impact the Group and aims to ensure suitable consistency in the approach to managing these risks. However, the cross-cutting impacts from climate risk manifest through other risk types. As part of embedding climate risk within the Lloyds Banking Group’s RMF, there is clear documentation of the cross-cutting impacts to be considered as part of managing other principal risks, with ongoing activity to ensure the Group’s principles are suitably considered within this.
Identification of climate risk draws upon consideration of the potential drivers of climate risk, either physical risk, resulting from changes in climate or weather patterns, such as floods or rising sea levels; or transition risk, resulting from changes to progress towards a low carbon economy, such as government policy and technological developments.
The key risks facing the Group are grouped into four components:
failure to deliver on net zero ambitions; the impact from physical and transition risks; deficiencies in external disclosures; and greenwashing.
The potential impacts from these risks are then mapped against the other principal risks that these manifest in or are managed through, with climate-related factors considered as part of assessment of these risks. The Group looks to update its assessments of material risks at least annually, with materiality considered in line with the thresholds used for other financial and non-financial risks within Lloyds Banking
Group’s RMF.
Initial understanding of the potential risks facing the Group is informed by key data points, particularly in relation to the impact from physical and transition risks.
Transition risk varies significantly both across and within sectors.
Identification of potential risks is based on the relative emissions at sector level, which have also informed the Group’s transition plan, and supported by specific customer-level information. For corporate lending, the Group’s ESG tool assesses exposure to the impact of climate risk for specific clients as part of the credit decisioning process. For Retail lending, risk factors such as the energy performance certificate (EPC) profile of mortgage properties and the power train for motor finance are considered.
Identification of physical risk requires information on the potential hazards which could impact the relevant locations where the Group has exposure. The Group is particularly focused on developing a clear view of potential exposure to high risk of flooding across the mortgage portfolio.
In general, quantifying the impact of the risks associated with climate change requires scenario analysis, particularly given the different potential outcomes and time horizons over which the risks may manifest. The Group continues to develop its climate scenario analysis capabilities to inform analysis of climate risks, as well as to help shape the Group’s strategy to reflect climate opportunities and assess its resilience. The outputs of scenario analysis are used to support consideration of potential impacts of climate risk within key processes, including credit, capital and liquidity assessments.
Several examples of where scenario analysis is used to assess climate risk are outlined below.
The impacts of climate-related change on credit quality in expected credit losses (ECL) were assessed for retail and commercial loan portfolios for both transition and physical risks.
The Group has assessed the risks transmitted via traded assets across three climate scenarios, to understand the high-level impact of short-
term market risk factor shocks stemming from physical and transition risk narratives. Resulting stressed valuations fell within existing stress test framework outcomes demonstrating the resilience of existing risk management approaches.
To support assessment of potential greenwashing risks, the Group has repeated a scenario exercise focussed on Commercial Banking lending activities. This looked at the effects of policy tightening leading to significant increases in expectations for managing sustainability and identified actions to further enhance the robustness of internal controls to mitigate the risks of greenwashing.
Lloyds Banking Group’s sustainability report provides further details on several aspects of the identification and assessment processes highlighted, including: exposure to increased climate risk sectors on page 78; and developments in climate scenario analysis, including assessment of flood risk on page 124.
Management and mitigation
Failure to deliver on net zero ambitions
The Group has continued to develop action plans across its systems-
led approach for supporting the UK’s transition. Lloyds Banking
Group’s climate transition plan sets out the steps it will take to reduce emissions for its own operations and supply chain, as well as the emissions associated with its lending and investments portfolios.
Delivery against the Group’s net zero ambitions is considered within the Regulatory Compliance Risk Policy, in relation to voluntary commitments and frameworks Lloyds Banking Group has signed up to.
This includes requirements to support measurement of emissions and suitable monitoring of progress informing discussions at Group
Sustainability Committee on direction of the Group’s strategy.
Impact from physical and transition risks
Physical and transition risks impact various other principal risks in different ways, with several approaches in place to support mitigation of these risks outlined below.
Credit
For commercial lending, the Group continues to embed climate and broader ESG-related risks into credit processes through a targeted, risk-based approach. ESG factors including climate, environmental, nature-related, social, and governance risks are systematically assessed using an enhanced ESG Credit Risk Indicator Framework.
This framework informs sector-level strategy supporting alignment with the Group’s risk appetite.
ESG Credit Risk Assessments evaluate a client’s or transaction’s exposure to ESG-related risks, such as operational resilience and the credibility of transition plans. Clients identified with elevated ESG-
related risks are subject to enhanced due diligence as part of the credit decision-making process.
Within Retail, the Group adopts a measured approach to managing climate risk. In transport, the transition to low-carbon system is closely managed, while EPC controls and physical risks such as flooding are embedded within mortgage credit decisioning.
Further detail on management of climate-related and ESG credit risks is provided on page 128 of Lloyds Banking Group’s sustainability report.

28	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Operational
Climate-related impacts could affect operational resilience through properties, IT systems, people and third-party suppliers and create disruption to services. The Group has processes in place to consider the resilience of its property in relation to physical risks, particularly focused on its offices, data centres and branch network, to minimise the risk of service disruption.
The Lloyds Banking Group Code of Supplier Responsibility outlines the minimum standards and advanced expectations of third-party
suppliers. Suppliers are required to proactively identify, manage and reduce their environmental impact across their operations, products, and services. The Code specifies that suppliers must comply with all applicable environmental legislation and regulation, including climate-
related disclosures and transition plans where relevant. For further information, refer to the Group’s Code of Supplier Responsibility.
Deficiencies in external disclosures
The Group’s external disclosures are subject to a robust governance process, including appropriate legal review. This provides an assessment of the relevant reporting requirements, such as the
Climate-related Financial Disclosures requirements (CFD) and Task
Force on Climate-related Financial Disclosures (TCFD)
recommendations.
Greenwashing
The Group has established measures to manage conduct risk and mitigate greenwashing, reinforcing transparency and accuracy in communications and disclosures. These measures include reviewing
ESG-related content prior to publication, providing dedicated guidance and training to support product governance and content creation and external legal review of sustainability-related content within the annual report and other disclosures. Together, these actions complement climate-related risk reporting obligations and demonstrate the Group’s commitment to responsible
communication. Looking ahead, the Group will continue to enhance its approach, as well as investigating any challenges or suggestions of greenwashing and embedding learnings into future improvements.
Monitoring
The Group ensures visibility and awareness of climate risks across its risk profile, with management information across a range of themes regularly assessed across the relevant business units. This is in addition to quarterly monitoring of the Group’s progress against its net zero ambitions through the Group Sustainability Committee, as well as consideration within the Group’s operating plan process.
The Group also closely monitors climate-related regulatory
developments to ensure its approach meets current requirements and progress towards meeting evolving expectations is tracked.
This includes understanding developments in sustainability reporting and prudential supervision. Further detail on these is provided on page 141 of the Group’s sustainability report.
Reporting
The Group’s climate risk profile is regularly reviewed, with an overview provided as part of the Group’s risk reporting. Additional
management information on climate risk is included within reporting to the Lloyds Banking Group and Ring-Fenced Banks Risk Committee
and Board Risk Committee, providing visibility of potential exposure to physical and transition risks across key areas of the Group.
Compliance risk
Definition
The risk of financial penalties, regulatory censure, criminal or civil enforcement action or customer detriment as a result of failure to identify, assess, correctly interpret, comply with, or manage regulatory and/or legal requirements.
Level two risks
Legal; Regulatory.
The Risk overview, on page 6, contains a summary of compliance risk performance and key mitigating actions.
Risk appetite
The Group does not tolerate non-adherence to regulatory and legal requirements and all colleagues employed by the Group are expected to comply with legal and regulatory obligations, requirements, statutes and permissions.
Where inadvertent instances of non-compliance occur, these are promptly addressed with corrective action to minimise exposure and avoid recurrence.
Identification and assessment
Compliance risk is measured against defined risk appetite metrics, which assess material regulatory breaches and material legal incidents.
The Group Legal function provides legal advice and together with the
Risk function, delivers oversight, proactive support and constructive challenge to the wider business in identifying and managing regulatory and legal issues.
The Group engages with regulatory authorities and industry bodies on forthcoming regulatory changes, market reviews and investigations, ensuring programmes are established to deliver new regulation and legislation.
Horizon scanning is used to identify both medium- and long-term compliance risks that could affect the ability to achieve strategic objectives. This includes but is not limited to new or updated regulations, legislations, guidance and updates. Similarly, the Group’s emerging and topical risks provide a forward-looking view of themes, with the potential to alter execution of strategy or operations in the medium to long term.
Management and mitigation
The Group’s strategy supports a continued focus on proactive identification, management and mitigation of compliance risk, embedded through colleague recruitment, training, performance management and clear accountabilities.
Permissions, licences, waivers, modifications and authorisations are in place and maintained to ensure that appropriate approvals have been sought to carry out regulated activities.
Compliance policies and standards are in place, setting out clear requirements and controls that apply across the business, aligned to the Group’s risk appetite.
The Senior Managers and Certification Regime (SMCR) is used to ensure that accountabilities are clearly allocated to and from senior managers, with expectation that all Senior Manager Function (SMF)
and Material Risk Takers (MRT) colleagues deliver compliant
outcomes in line with regulatory expectations.
Monitoring
Compliance with relevant laws and regulations is supported by risk oversight and monitoring activity. The Group continues to evolve its approach to traceability of regulatory obligations as part of the risk management framework.
Regulatory and legal breaches are escalated and recorded, with regulators notified of material breaches in line with expected timescales. Breaches are used as a trigger to consider the compliance risk profile.
Changes to the internal and external environment are regularly monitored to ensure there is an accurate and up-to-date view of the risk profile. This includes but is not limited to:
•Using key risk, control and performance indicators as relevant to monitor the risk profile
•Monitoring relevant risk appetite metrics against agreed
thresholds, including the escalation of breaches
•Understanding the impact of change activity on the risk and control environment
Reporting
Reporting ensures that senior management have visibility of the
Group’s compliance risk exposure to enable informed decision making.
Data for risk profiles, events and issues is reported to the relevant risk committee(s) by all appropriate business units, Group functions and regulated entities.
Regulatory reporting is submitted to regulators as required.

29	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Conduct risk
Definition
The risk of the Group’s activities, behaviours, strategy or business planning, having an adverse impact on outcomes for customers, undermining the integrity of the market or distort competition, which could lead to regulatory censure, reputational damage or financial loss.
Level two risks
Colleague; Customer; Market.
The Risk overview, on page 6, contains a summary of conduct risk performance and key mitigating actions.
Risk appetite
The Group is committed to maintaining a strong conduct and
customer focused culture that minimises customer harm and
maintains good customer outcomes. The Group manages conduct risk to ensure that the actions and behaviours of the Group and its colleagues do not:
•Negatively impact the delivery of good customer outcomes at all stages of the customer journey
•Have an adverse effect on the markets in which it operates
•Conflict with the Group’s purpose and values or expose it to negative reputational impact
The Group does not tolerate deliberately or negligently causing detriment to customers.
Identification and assessment
Conduct risks are identified through day-to-day business
management, with product owners accountable for current and
emerging risks.
Horizon scanning for regulatory and market developments is used to identify both medium- and long-term conduct risks that could affect the ability to achieve strategic objectives.
Customer outcomes are monitored and assessed in line with the
Group’s regulatory requirements, including Consumer Duty, and to mitigate the customer conduct risks the Group faces.
There are monitoring systems in place to detect instances of market abuse alongside procedures to ensure that any detected instances are dealt with swiftly and effectively. This includes procedures to identify and report suspicious transactions where relevant. The Group implements and monitors adherence with market abuse and personal account dealing procedures that are aligned with the UK’s market abuse legislation.
Management and mitigation
The Group’s strategy supports a continued focus on proactive identification and mitigation of conduct risk, embedded through colleague recruitment, training, performance management and clear accountabilities.
Conduct risk appetite is established at Group and divisional level, with metrics supporting the Group risk appetite to ensure ongoing focus and escalation via appropriate governance procedures.
Conduct policies and procedures are in place to ensure appropriate controls and processes to deliver good customer outcomes, including fair value and meeting customer needs, and support market integrity and competition requirements.
Complaints are managed through responding to, and learning from, root causes of complaint volumes and Financial Ombudsman Service
(FOS) change rates.
The Group actively engages with regulatory bodies and other
stakeholders to develop understanding of concerns related to customer treatment, colleague behaviours, effective competition and market integrity, to ensure that the Group’s strategic conduct focus continues to meet evolving stakeholder expectations. Ongoing engagement with any third parties involved in serving the Group’s customers ensures consistent delivery in line with the Group’s own standards and expectations.
In respect of the motor finance commissions review, the Group will continue to assess developments and potential impacts following the announcement by the FCA of the final scheme rules, which are expected by the end of March 2026. Further details are provided on page 128.
Market conduct remains an area of focus with ongoing enhancements to our surveillance and control environment. The Group is a member of the Fixed Income, Currencies and Commodities Markets Standard
Board and is committed to conducting its market activities in line with the principles of the UK Money Markets Code, the Global
Precious Metals Code and the FX Global Code.
Monitoring
The Group maintains comprehensive monitoring activities to ensure the effective management of conduct risk, including:
•Conduct Risk Appetite Metrics (CRAMs), with escalation to the
Board where required
•Oversight across the three lines of defence, ensuring accountability and robust governance
•Data-driven insights into customer outcomes, including monitoring aligned to Consumer Duty requirements
•Tracking risk appetite metrics and management measures against agreed thresholds, with prompt escalation of any breaches
•Use of key risk, control, and performance indicators to monitor the overall risk profile
•Assessment of the impact of change and transformation initiatives on the risk and control environment
•Monitoring strategic changes and new product offerings, ensuring associated risks are understood and managed
•Identification, escalation, and recording of events in line with operational risk protocols, including immediate regulatory
notification where required. Effective root cause analysis is undertaken to address issues, strengthen the control environment
(including resilience), and inform capital requirements for
unexpected severe losses
The Group continues to refine its approach to data-led monitoring as part of Lloyds Banking Group’s data strategy.
Reporting
Conduct risk is governed through divisional risk committees, with significant issues escalated to the Lloyds Banking Group and Ring-
Fenced Banks Risk Committee in accordance with Lloyds Banking
Group’s risk management framework. Risk profiles, events, and issues at all organisational levels are reported to the relevant committees to ensure full visibility and informed decision making.

30	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Credit risk

Definition
Credit risk is defined as the risk that parties with whom the Group has contracted fail to meet their financial obligations (on- and off-
balance sheet).
Level two risks
Retail credit (page 43); Commercial credit (page 47).
The Risk overview, on page 7, contains a summary of credit risk performance and key mitigating actions.
Risk appetite
The Group is commercially required to take credit risk to support the strategy of the business and maintain underwriting standards to enable safe and sustainable growth. The Group maintains a well-
balanced credit portfolio through the economic cycle, considering stressed losses and aligned with the Group’s target return on equity.
Risk appetite is expressed primarily through origination quality metrics, designed to ensure quality of new business written is within acceptable tolerances and stress loss outcomes.
Identification and assessment
The principal sources of credit risk within the Group where financial loss may occur arise from loans and advances (for example mortgages, term loans and overdrafts), contingent guarantees (for example, credit instruments such as guarantees or letters of credit), commitments, debt securities, derivatives to customers, financial institutions and sovereigns, and leasing arrangements where the
Group is the lessor. These also expose the Group to refinance risk in the event the Group does not wish to refinance an exposure at its contractual maturity date and the obligor is unable to repay by securing alternative finance.
The investments held in the Group’s defined benefit pension schemes also expose the Group to credit risk. Note 11 to the consolidated financial statements on page 97 provides further information on the defined benefit pension schemes’ assets and liabilities.

The maximum credit risk exposure of the Group in the event of other parties failing to perform their obligations is considered to be the balance sheet carrying amount or, for non-derivative off-balance sheet transactions and financial guarantees, their contractual nominal amounts (not taking into account any collateral held).
Further details can be seen in note 15 to the consolidated financial statements on page 106 and note 33 to the consolidated financial statements on page 132.
Credit risk is identified through relationship and portfolio management, credit stewardship and/or through automated decision processes for portfolios or individual customers. Risks are assessed against the capacity of the customer to repay the debt and expected returns to determine whether, and on what terms, to grant credit.
Individual credit assessments are controlled via approved limits and parameters which are formally delegated to approved individuals with appropriate level of skill and judgement.
Models provide a way of objectively assessing credit risk and a range of approaches are used to ensure a clear understanding of the risk profile including, but not limited to, Probability of Default (PD),
Exposure at Default (EAD) and Loss Given Default (LGD) models.
Horizon scanning is used to identify credit risks arising from changing market and economic conditions and changes to regulatory
requirements.
The process for credit risk identification, measurement and control is integrated into the Board-approved framework for credit risk appetite and governance.
Credit risk is measured from different perspectives using a range of appropriate modelling and scoring techniques at a number of levels of granularity, including total balance sheet, individual portfolio, pertinent concentrations and individual customer – for both new business and existing exposure. Key metrics, which may include but are not limited to, total exposure, ECL, risk-weighted assets, new business quality, concentration risk and portfolio performance, are reported monthly to risk committees and forums.
Measures such as ECL, risk-weighted assets, observed credit
performance, predicted credit quality (usually from predictive credit scoring models), collateral cover and quality, and other credit drivers
(such as cash flow, affordability, leverage and indebtedness) have been incorporated into the Group’s credit risk management practices to enable effective risk measurement across the Group.
Management and mitigation
The Group uses a range of approaches to mitigate credit risk.
Credit risk management
Prudent credit principles, risk policies, standards and appetite statements
The independent Risk function sets out the credit principles, credit risk policies, credit standards and credit risk appetite statements.

Credit risk appetite is set at Board level and is described and reported through a suite of metrics devised from a combination of accounting and credit portfolio performance measures, which include the use of various credit risk rating systems as inputs and assess credit risk at a counterparty level using three components: (i) the probability of default by the counterparty on its contractual obligations; (ii) the current exposures to the counterparty and their likely future development, from which the Group derives the exposure at default;
and (iii) the likely loss ratio on the defaulted obligations, the loss given default.

•Credit authorities are delegated by relevant Boards to Chief Risk
Officers, with subsequent delegation to enable colleagues to make credit decisions
•Credit risk management is undertaken at a customer, portfolio and macro level. Portfolios are monitored and actions taken to ensure they remain within risk appetite and approved limits
•Periodic reviews of specific business, sector and portfolio strategies are undertaken to assess the risk return profile and ensure risk is being managed, sustainable returns optimised, and that quality is not sacrificed for growth
•The ratio of risk to reward influences pricing decisions with PD,
LGD and EAD acting as key drivers to assess the potential
profitability of deals and portfolios, and to facilitate risk-adjusted pricing and strategy decisions
•Repayment from cash flows is the primary form of risk mitigation the Group seeks to ensure that customers can meet their
obligations
•To mitigate the risk of loss due to insufficient cash flows, mitigation is also managed where appropriate through taking
security, collateral, credit default swaps, credit risk insurance, financial covenants, significant risk transactions, risk netting, guarantees, credit linked debt instruments and operational/
contractual rights to offset mutual obligations
•The Group supports and works with customers to return them to performing and forbearance may be provided for customers when an unexpected change in circumstances impacts their ability to meet financial obligations. If a return to performing status is not possible, the Group will seek to recover monies owed

31	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued

Limitations on concentration risk
There are portfolio controls on certain industries, sectors and products to reflect risk appetite as well as individual, customer and bank limit risk tolerances. Credit standards, appetite statements and mandates are aligned to the Group’s risk appetite and restrict exposure to higher risk countries and potentially vulnerable sectors and asset classes.
Exposures are monitored to prevent both an excessive concentration of risk and single name concentrations. These concentration risk controls are not necessarily in the form of a maximum limit on exposure, but may instead require new business in concentrated sectors to fulfil additional minimum standards and/or guideline requirements. The
Group’s largest credit limits are regularly monitored by the Board Risk
Committee and reported in accordance with regulatory requirements.
Defined country risk management framework
The Group sets a maximum country risk appetite for countries based on economic, financial, political and social factors as well as the approved business and strategic plans of the Group. Risk-based appetite for all countries is set within the independent Risk function.
Specialist expertise
Credit quality is managed and controlled by a number of specialist units within the business and Risk function, which provide for example: intensive management and control; security perfection;
maintenance of customer and facility records; expertise in
documentation for lending and associated products; sector-specific expertise; and legal services applicable to the particular market segments and product ranges offered by the Group.
Frequent and robust credit risk assurance
An independent department within the Risk function provides
oversight that credit risk is effectively managed and to ensure appropriate controls are in place and adhered to. Group Audit conducts assurance on the effectiveness of credit risk management.
Collateral
The principal types of acceptable collateral include: residential and commercial properties; charges over business assets such as inventory and accounts receivable; financial instruments such as debt securities; vehicles; cash; and guarantees received from third parties.
The Group maintains credit standards on the acceptability of specific classes of collateral.
For non-mortgage retail lending to small businesses, collateral may include second charges over residential property and the assignment of life cover.
Collateral held as security for financial assets other than loans and advances is determined by the nature of the underlying exposure.
Debt securities, including treasury and other bills, are generally unsecured, with the exception of asset-backed securities and similar instruments such as covered bonds, which are secured by portfolios of financial assets. Collateral is generally not held against loans and advances to financial institutions and debt securities. Debt securities are classified as financial assets held at amortised cost.
Securities are held as part of reverse repurchase or securities borrowing transactions or where a collateral agreement has been entered into under a master netting agreement. Derivative
transactions with financial institutions are typically collateralised under a Credit Support Annex (CSA) in conjunction with the
International Swaps and Derivatives Association (ISDA) Master
Agreement. Derivative transactions with non-financial customers are not usually supported by a CSA.
Collateral requirements at origination depend on the transaction’s nature and the borrower’s credit quality, size and structure. For non-
retail exposures, the Group may seek:
•A first charge over land and buildings owned and occupied by the business
•A debenture over the assets of a company or limited liability partnerships
•Limited personal guarantees from directors of a company or
limited liability partnership
•Key man insurance
The Group has standards on acceptable collateral valuations, maximum loan-to-value (LTV) ratios, and other criteria for application reviews. The customer or counterparty must demonstrate its ability to generate funds from normal operations to repay a customer or counterparty’s financial commitments, rather than relying on the disposal of collateral.
Although lending decisions are primarily based on expected cash flows, any collateral provided may impact the pricing and other terms of a loan or facility granted. This will have a financial impact on the amount of net interest income recognised and on internal loss given default estimates that contribute to the determination of asset quality and returns.

The Group requires collateral to be valued by a qualified, independent source at the time of borrowing, where appropriate. For retail residential mortgages and limited residential assets in Commercial, automated valuation models may be used, subject to accuracy and LTV limits. Third-party valuations are regularly monitored and reviewed.
Collateral values are reviewed based on lending type, collateral and account performance to ensure they remain appropriate. If collateral value declines, the Group may seek additional collateral or amend facility terms. The Group adjusts estimated market values to take account of the costs of realisation and any discount associated with the realisation of the collateral when estimating credit losses.
In some circumstances, where the discounted value of the estimated net proceeds from the liquidation of collateral (i.e. net of costs, expected haircuts and anticipated changes in the value of the collateral to the point of sale) is greater than the estimated exposure at default, no credit losses are expected and no ECL allowance is recognised.
The Group considers risk concentrations by collateral providers and collateral type with a view to ensuring that any potential undue concentrations of risk are identified and suitably managed by changes to strategy, standards and/or business plans.
The Group seeks to avoid correlation or wrong-way risk where possible. Under the Group’s repurchase (repo) policy, the issuer of the collateral and the repo counterparty should be neither the same nor connected. The same rule applies for derivatives. The Risk function has the necessary discretion to extend this rule to other cases where there is significant correlation, or agree exceptions, for example, countries with a rating equivalent to AA- or better may be considered to have no adverse correlation between a counterparty domiciled in that country and the country of risk (issuer of securities), or for short-
dated transactions with counterparties with certain specific Sovereign issues.

The Group’s credit risk disclosures for unimpaired other retail lending show assets gross of collateral and therefore disclose the maximum loss exposure.
During the year, £394 million of collateral was repossessed
(2024: £285 million), consisting primarily of residential property.

Forbearance
The Group’s aim in offering forbearance and other assistance to customers in financial distress is to benefit both the customer and the
Group by supporting its customers and acting in their best interests by, where possible, bringing customer facilities back into a sustainable position.
The Group offers a range of tools and assistance to support customers who are encountering financial difficulties. Cases are managed on an individual basis, with the circumstances of each customer considered separately and the action taken judged as being appropriate and sustainable for both the customer and the Group.

32	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Forbearance measures consist of concessions towards a debtor that is experiencing or about to experience difficulties in meeting its financial commitments. This can include modification of the previous terms and conditions of a contract or a total or partial refinancing of a troubled debt contract, either of which would not have been required had the debtor not been experiencing financial difficulties.
The provision and review of such assistance is controlled through the application of an appropriate framework and associated controls.
Regular review of the assistance offered to customers is undertaken to confirm that it remains appropriate, alongside monitoring of customers’ performance and the level of payments received.
The Group classifies accounts as forborne at the time a customer in financial difficulty is granted a concession.
Balances in default or classified as Stage 3 are always considered to be non-performing. Balances may be non-performing but not in default or Stage 3, where for example they are within their non-
performing forbearance cure period.
Non-performing exposures can be reclassified as performing forborne after a minimum 12-month cure period, providing there are no past due amounts or concerns regarding the full repayment of the
exposure. A minimum of a further 24 months must pass from the date the forborne exposure was reclassified as performing forborne before the account can exit forbearance. If conditions to exit forbearance are not met at the end of this probation period, the exposure shall continue to be identified as forborne until all the conditions are met.
The Group’s treatment of loan renegotiations is included in the impairment policy in note 2(H) to the consolidated financial statements on page 84.
Additional mitigation for Retail customers
The Group uses a variety of lending criteria when assessing
applications for mortgages and unsecured lending. The general approval process uses credit acceptance scorecards and involves a review of an applicant’s previous credit history using internal data and information held by Credit Reference Agencies (CRA).
The Group also assesses the affordability and sustainability of lending for each borrower. For secured lending this includes use of an appropriate stressed interest rate scenario. Affordability assessments for all lending are compliant with relevant regulatory and conduct guidelines. The Group takes reasonable steps to validate information used in the assessment of a customer’s income and expenditure.
In addition, the Group has in place quantitative limits such as maximum limits for individual customer products, the level of borrowing to income and the ratio of borrowing to collateral. Some of these limits relate to internal approval levels and others are policy limits above which the Group will typically reject borrowing applications. The Group also applies certain criteria that are applicable to specific products, for example applications for buy-to-
let mortgages.
For UK mortgages, the Group’s credit standard permits owner
occupier applications with a maximum LTV of 95%. This can increase to 100% for specific products where additional security is provided by a supporter of the applicant and held on deposit by the Group.
Applications with an LTV above 90% are subject to enhanced
underwriting criteria, including higher scorecard cut-offs and loan size restrictions.
Buy-to-let mortgages within Retail are limited to a maximum loan size of £2,000,000 and 80% LTV for a single property. Buy-to-let
applications must pass a minimum rental cover ratio of 125% under stressed interest rates, after applicable tax liabilities. Portfolio landlords (customers with four or more mortgaged buy-to-let
properties) are subject to additional controls including evaluation of overall portfolio resilience.
The Group’s credit standard is to reject any application for a lending product where a customer is registered as bankrupt or insolvent, or has a recent County Court Judgment or financial default registered at a CRA used by the Group above de minimis thresholds. In addition, the Group typically rejects applicants where total unsecured debt, debt-to-income ratios, or other indicators of financial difficulty exceed credit standard limits.
Where credit acceptance scorecards are used, new models, model changes and monitoring of model effectiveness are independently reviewed and approved in accordance with the governance
framework set by the Group Model Governance Committee.

The Group generally does not take physical possession of
properties or other assets held as collateral and uses external agents to realise the value as soon as practicable, generally at auction, to settle indebtedness. Any surplus funds are returned to the borrower or are otherwise dealt with in accordance with appropriate insolvency regulations. In certain circumstances the Group takes physical possession of assets held as collateral against commercial lending. In such cases, the assets are carried on the Group’s balance sheet and are classified according to the Group’s accounting policies.
Additional mitigation for Commercial Banking customers
Individual credit assessment and independent sanction of customer and bank limits
With the exception of small exposures to small to medium-sized enterprises (SME) customers where certain relationship managers have limited delegated credit approval authority, credit risk in commercial customer portfolios is subject to approval by the independent Risk function, which considers the strengths and weaknesses of individual transactions, the balance of risk and reward, and how credit risk aligns to risk appetite and the Group‘s strategy.
Credit facilities provided are subject to an Annual Credit Review
(ACR) in line with Credit Standards, to confirm appetite for ongoing provision of existing facilities.
Exposure to individual counterparties, groups of counterparties or customer risk segments is controlled through a tiered hierarchy of credit authority delegations and risk-based credit limit guidances per client group for larger exposures. Approval requirements for each decision are based on a number of factors including, but not limited to, the transaction amount, the customer’s aggregate facilities, any risk mitigation in place, credit standards, risk appetite, credit risk ratings and the nature and term of the risk. The Group’s credit risk appetite criteria for counterparty and customer loan underwriting is generally the same as that for loans intended to be held to maturity.
All hard loan/bond underwriting must be approved by the Risk function. A pre-approved credit matrix may be used for ‘best efforts’
underwriting.
Counterparty credit limits
Limits are set against all types of exposure in a counterparty name, in accordance with an agreed methodology for each exposure type. This includes credit risk exposure on individual derivatives and securities financing transactions, which incorporates potential future exposures from market movements against agreed confidence intervals.
Aggregate facility levels by counterparty are set and limit breaches are subject to escalation procedures.
Daily settlement limits
Settlement risk arises in any situation where a payment in cash, securities or equities is made in the expectation of a corresponding receipt in cash, securities or equities. Daily settlement limits are established for each relevant counterparty to cover the aggregate of all settlement risk arising from the Group’s market transactions on any single day. Where possible, the Group uses Continuous Linked
Settlement in order to reduce foreign exchange (FX) settlement risk.

33	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Master netting agreements
It is a credit requirement that a Group-approved master
netting agreement must be used for all derivative and traded product transactions and must be in place prior to trading, with
separate documentation required for each Group entity providing facilities. This requirement extends to trades with clients and the counterparties used for the Group’s own hedging activities, which may also include clearing trades with Central Counterparties (CCPs).
Any exceptions must be approved by the appropriate credit approver.
Master netting agreements do not generally result in an offset of balance sheet assets and liabilities for accounting purposes, as transactions are usually settled on a gross basis. However, within relevant jurisdictions and for appropriate counterparty types, master netting agreements do reduce the credit risk to the extent that, if an event of default occurs, all trades with the counterparty may be terminated and settled on a net basis. The Group’s overall exposure to credit risk on derivative instruments subject to master netting agreements can change substantially within a short period, since this is the net position of all trades under the master netting agreement.
Other credit risk transfers
The Group also undertakes asset sales, credit derivative based transactions, securitisations (including significant risk transfer transactions), purchases of credit default swaps and purchase of credit risk insurance as a means of mitigating or reducing credit risk and/or risk concentration, taking into account the Group’s credit risk appetite, the nature of assets and the prevailing market conditions.
Monitoring
Credit risk exposure is monitored using various internal risk management measures against limits approved by automated
decision tools, or individuals with set delegated authorities.
Portfolios are monitored to evaluate trends in credit risk measures including PD, EAD, LGD, Expected Credit Loss (ECL), Expected Loss
(EL) and Risk-Weighted Assets (RWA), and ensure that the overall composition of the lending portfolios remains consistent with Board approved risk appetite.
Early Warning Indicators are used to detect early signs of a deterioration in credit quality.
Reporting
Credit Risk Appetite Metrics and a set of management measures are reported to relevant Boards, Risk Committees and Forums as
required.
Operational limits are reported to the relevant committees, forums or individuals as required.
Robust insight, analytical, and reporting capabilities are in place to produce timely and reliable risk data and management information to meet internal and external reporting requirements.
Lloyds Bank Group credit risk portfolio in 2025
Overview
Credit performance has remained strong and stable in 2025. The
Group maintains a measured approach to credit risk appetite and risk management with strong credit origination criteria embedded, including affordability tests and robust LTVs in the secured portfolios.
In UK mortgages, reductions in new to arrears and flows to default have been observed, whilst unsecured portfolios continue to exhibit low and stable arrears trends. Credit performance also remains strong in Commercial Banking. The Group continues to assess the impacts of the economic and geopolitical environment carefully through a suite of early warning indicators and governance arrangements that ensure risk mitigating action plans are in place to support customers and protect the Group’s positions.
The impairment charge in 2025 was £792 million, up from £456 million in 2024, and includes a net charge from updates to the Group’s macroeconomic outlook. Excluding macroeconomic updates, the
Group’s impairment charge remains low and similar to 2024. The total probability-weighted ECL allowance was lower in 2025 at £3,201 million (31 December 2024: £3,453 million) following strong credit performance and additional benefits from model refinements.
Stage 2 loans and advances to customers are lower at £42,482 million versus the prior year (31 December 2024: £44,658 million) following strong credit performance particularly within UK mortgages.
Additionally, growth in lending from new business inflows dilute the proportion of Stage 2 loans and advances to 9.1% of total lending (31
December 2024: 10.0%) with Stage 2 coverage reducing slightly at
2.7% (31 December 2024: 2.9%).
Stage 3 loans and advances to customers are lower at £6,519 million versus the prior year (31 December 2024: £6,708 million), and as a percentage of total lending at 1.4% (31 December 2024: 1.5%).
Migrations into Stage 3 from a small number of cases within
Commercial Banking were offset by continued strong performance, especially following improving default rates within UK mortgages.
Growth in house prices combined with strong credit performance across Retail also reduced the total Group Stage 3 coverage to
15.9% (31 December 2024: 16.5%).

34	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Total Group assets
Impairment charge (credit) by division

	Loans and advances to customers £m	Loans and advances to banks £m	Debt securities £m	Financial assets at fair value through other comprehensive income £m	Undrawn balances £m	2025 £m	2024 £m

UK mortgages	(59)	–	–	–	(1)	(60)	(194)
Credit cards	327	–	–	–	(6)	321	270
UK unsecured loans and overdrafts	269	–	–	–	(12)	257	272
UK Motor Finance	214	–	–	–	(2)	212	116
Other	3	–	–	–	1	4	(7)
Retail	754	–	–	–	(20)	734	457
Business and Commercial Banking	(53)	–	–	–	–	(53)	47
Corporate and Institutional Banking	163	–	–	–	(51)	112	(45)
Commercial Banking	110	–	–	–	(51)	59	2
Other	–	–	–	(1)	–	(1)	(3)
Total impairment charge (credit)	864	–	–	(1)	(71)	792	456
Total expected credit loss allowance

	At 31 Dec 2025 £m	At 31 Dec 2024 £m
Customer related balances
Drawn	3,001	3,183
Undrawn	195	265
	3,196	3,448
Loans and advances to banks	1	1
Debt securities	4	4
Total expected credit loss allowance	3,201	3,453
Movements in total expected credit loss allowance

	Opening ECL at 31 Dec 2024 £m	Write-offs and other[1] £m	Income statement charge (credit) £m	Net ECL increase (decrease) £m	Closing ECL at 31 Dec 2025 £m

UK mortgages	852	(61)	(60)	(121)	731
Credit cards	674	(392)	321	(71)	603
UK unsecured loans and overdrafts	523	(282)	257	(25)	498
UK Motor Finance	360	(142)	212	70	430
Other	67	(8)	4	(4)	63
Retail	2,476	(885)	734	(151)	2,325
Business and Commercial Banking	485	(55)	(53)	(108)	377
Corporate and Institutional Banking	491	(105)	112	7	498
Commercial Banking	976	(160)	59	(101)	875
Other	1	1	(1)	–	1
Total[2]	3,453	(1,044)	792	(252)	3,201

1Contains adjustments in respect of purchased or originated credit-impaired financial assets.
2Total ECL includes £5 million relating to other non-customer-related assets (31 December 2024: £5 million).

35	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Group loans and advances to customers
The following pages contain analysis of the Group’s loans and advances to customers by sub-portfolio. Loans and advances to customers are categorised into the following stages:
•Stage 1 assets comprise of newly originated assets (unless purchased or originated credit-impaired), as well as those which have not experienced a significant increase in credit risk. These assets carry an expected credit loss allowance equivalent to the expected credit losses that result from those default events that are possible within 12 months of the reporting date (12 month expected credit losses)
•Stage 2 assets are those which have experienced a significant increase in credit risk since origination. These assets carry an expected credit loss allowance equivalent to the expected credit losses arising over the lifetime of the asset (lifetime expected credit losses)
•Stage 3 assets have either defaulted or are otherwise considered to be credit-impaired. These assets carry a lifetime expected credit loss
•Purchased or originated credit-impaired assets (POCI) are those that have been originated or acquired in a credit-impaired state. This includes within the definition of credit-impaired the purchase of a financial asset at a deep discount that reflects impaired credit losses
Loans and advances to customers and expected credit loss allowance

	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 2 as % of total	Stage 3 as % of total
At 31 December 2025
Loans and advances to customers
UK mortgages	284,307	30,414	4,016	5,076	323,813	9.4	1.2
Credit cards	15,258	2,326	274	–	17,858	13.0	1.5
UK unsecured loans and overdrafts	10,601	1,397	193	–	12,191	11.5	1.6
UK Motor Finance	14,222	2,786	141	–	17,149	16.2	0.8
Other	21,245	392	145	–	21,782	1.8	0.7
Retail	345,633	37,315	4,769	5,076	392,793	9.5	1.2
Business and Commercial Banking	24,362	3,329	979	–	28,670	11.6	3.4
Corporate and Institutional Banking	40,188	1,838	771	–	42,797	4.3	1.8
Commercial Banking	64,550	5,167	1,750	–	71,467	7.2	2.4
Other[1]	245	–	–	–	245	–	–
Total gross lending	410,428	42,482	6,519	5,076	464,505	9.1	1.4
ECL allowance on drawn balances	(729)	(1,076)	(1,037)	(159)	(3,001)
Net balance sheet carrying value	409,699	41,406	5,482	4,917	461,504

Customer related ECL allowance (drawn and undrawn)
UK mortgages	55	208	309	159	731
Credit cards	205	277	121	–	603
UK unsecured loans and overdrafts	172	214	112	–	498
UK Motor Finance[2]	202	149	79	–	430
Other	17	11	35	–	63
Retail	651	859	656	159	2,325
Business and Commercial Banking	92	165	120	–	377
Corporate and Institutional Banking	98	134	262	–	494
Commercial Banking	190	299	382	–	871
Other	–	–	–	–	–
Total	841	1,158	1,038	159	3,196

Customer related ECL allowance (drawn and undrawn) as a percentage of loans and advances to customers
	Stage 1%	Stage 2%	Stage 3%	POCI %	Total %
UK mortgages	–	0.7	7.7	3.1	0.2
Credit cards	1.3	11.9	44.2	–	3.4
UK unsecured loans and overdrafts	1.6	15.3	58.0	–	4.1
UK Motor Finance	1.4	5.3	56.0	–	2.5
Other	0.1	2.8	24.1	–	0.3
Retail	0.2	2.3	13.8	3.1	0.6
Business and Commercial Banking	0.4	5.0	12.3	–	1.3
Corporate and Institutional Banking	0.2	7.3	34.0	–	1.2
Commercial Banking	0.3	5.8	21.8	–	1.2
Other	–	–	–	–	–
Total	0.2	2.7	15.9	3.1	0.7
1Contains central fair value hedge accounting adjustments.
2UK Motor Finance includes £243 million relating to provisions against residual values of vehicles subject to finance leases.

36	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued

	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 2 as % of total %	Stage 3 as % of total %
At 31 December 2024
Loans and advances to customers
UK mortgages	269,760	32,995	4,166	6,207	313,128	10.5	1.3
Credit cards	13,534	2,441	265	–	16,240	15.0	1.6
UK unsecured loans and overdrafts	9,314	1,247	175	–	10,736	11.6	1.6
UK Motor Finance	13,897	2,398	124	–	16,419	14.6	0.8
Other	17,373	516	147	–	18,036	2.9	0.8
Retail	323,878	39,597	4,877	6,207	374,559	10.6	1.3
Business and Commercial Banking	25,785	3,172	1,197	–	30,154	10.5	4.0
Corporate and Institutional Banking	38,176	1,889	634	–	40,699	4.6	1.6
Commercial Banking	63,961	5,061	1,831	–	70,853	7.1	2.6
Other[1]	(322)	–	–	–	(322)	–	–
Total gross lending	387,517	44,658	6,708	6,207	445,090	10.0	1.5
ECL allowance on drawn balances	(730)	(1,159)	(1,107)	(187)	(3,183)
Net balance sheet carrying value	386,787	43,499	5,601	6,020	441,907

Customer related ECL allowance (drawn and undrawn)
UK mortgages	55	275	335	187	852
Credit cards	210	331	133	–	674
UK unsecured loans and overdrafts	170	235	118	–	523
UK Motor Finance[2]	173	115	72	–	360
Other	16	14	37	–	67
Retail	624	970	695	187	2,476
Business and Commercial Banking	132	187	166	–	485
Corporate and Institutional Banking	112	127	248	–	487
Commercial Banking	244	314	414	–	972
Other	–	–	–	–	–
Total	868	1,284	1,109	187	3,448

Customer related ECL allowance (drawn and undrawn) as a percentage of loans and advances to customers
	Stage 1%	Stage 2%	Stage 3%	POCI %	Total %
UK mortgages	–	0.8	8.0	3.0	0.3
Credit cards	1.6	13.6	50.2	–	4.2
UK unsecured loans and overdrafts	1.8	18.8	67.4	–	4.9
UK Motor Finance	1.2	4.8	58.1	–	2.2
Other	0.1	2.7	25.2	–	0.4
Retail	0.2	2.4	14.3	3.0	0.7
Business and Commercial Banking	0.5	5.9	13.9	–	1.6
Corporate and Institutional Banking	0.3	6.7	39.1	–	1.2
Commercial Banking	0.4	6.2	22.6	–	1.4
Other	–	–	–	–	–
Total	0.2	2.9	16.5	3.0	0.8
1Contains central fair value hedge accounting adjustments.
2UK Motor Finance includes £178 million relating to provisions against residual values of vehicles subject to finance leases.

37	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Stage 2 loans and advances to customers and expected credit loss allowance

	Up-to-date						1-30 days past due[2]			Over 30 days past due
	PD movements			Other[1]
Gross lending £m		ECL[3] £m	As % of gross lending	Gross lending £m	ECL[3] £m	As % of gross lending	Gross lending £m	ECL[3] £m	As % of gross lending	Gross lending £m	ECL[3] £m	As % of gross lending
At 31 December 2025
UK mortgages	26,298	155	0.6	2,032	13	0.6	1,130	18	1.6	954	22	2.3
Credit cards	2,048	202	9.9	144	36	25.0	94	23	24.5	40	16	40.0
UK unsecured loans and overdrafts	666	116	17.4	559	53	9.5	129	31	24.0	43	14	32.6
UK Motor Finance	1,325	69	5.2	1,293	40	3.1	136	29	21.3	32	11	34.4
Other	62	2	3.2	305	6	2.0	11	1	9.1	14	2	14.3
Retail	30,399	544	1.8	4,333	148	3.4	1,500	102	6.8	1,083	65	6.0
Business and Commercial Banking	2,767	133	4.8	258	15	5.8	213	12	5.6	91	5	5.5
Corporate and Institutional Banking	1,820	133	7.3	14	–	–	4	1	25.0	–	–	–
Commercial Banking	4,587	266	5.8	272	15	5.5	217	13	6.0	91	5	5.5
Total	34,986	810	2.3	4,605	163	3.5	1,717	115	6.7	1,174	70	6.0
At 31 December 2024
UK mortgages	28,909	191	0.7	1,869	38	2.0	1,240	22	1.8	977	24	2.5
Credit cards	2,174	248	11.4	149	43	28.9	83	24	28.9	35	16	45.7
UK unsecured loans and overdrafts	630	129	20.5	439	52	11.8	131	36	27.5	47	18	38.3
UK Motor Finance	1,192	49	4.1	1,029	30	2.9	141	25	17.7	36	11	30.6
Other	103	3	2.9	321	7	2.2	37	2	5.4	55	2	3.6
Retail	33,008	620	1.9	3,807	170	4.5	1,632	109	6.7	1,150	71	6.2
Business and Commercial Banking	2,445	154	6.3	426	18	4.2	176	10	5.7	125	5	4.0
Corporate and Institutional Banking	1,818	123	6.8	23	1	4.3	6	–	–	42	3	7.1
Commercial Banking	4,263	277	6.5	449	19	4.2	182	10	5.5	167	8	4.8
Total	37,271	897	2.4	4,256	189	4.4	1,814	119	6.6	1,317	79	6.0
1Includes forbearance, client and product-specific indicators not reflected within quantitative PD assessments.
2Includes assets that have triggered PD movements, or other rules, given that being 1 to 29 days in arrears in and of itself is not a Stage 2 trigger.
3Expected credit loss allowance on loans and advances to customers (drawn and undrawn).
The Group’s assessment of a significant increase in credit risk, and resulting categorisation of Stage 2, includes customers moving into early arrears as well as a broader assessment that an up-to-date customer has experienced a level of deterioration in credit risk since origination. A more sophisticated assessment is required for up-to-date customers, which varies across divisions and product type. This assessment incorporates specific triggers such as a significant proportionate increase in probability of default relative to that at origination, recent arrears, forbearance activity, internal watch lists and external bureau flags. Up to date exposures in Stage 2 are likely to show lower levels of expected credit loss (ECL) allowance relative to those that have already moved into arrears given that an arrears status typically reflects a stronger indication of future default and greater likelihood of credit losses.

38	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Movements in balances for the year ended 31 December 2025 (audited)
The movement tables below are compiled by comparing the position at the end of the period to that at the beginning of the year. Transfers between stages are deemed to have taken place at the start of the reporting period, with all other movements shown in the stage in which the asset is held at the end of the period. Purchased or originated credit-impaired are not transferable.
Additions and repayments comprise new loans originated and repayments of outstanding balances throughout the reporting period.
The Group’s impairment charge comprises impact of transfers between stages, other changes in credit quality and additions and repayments.
Advances written off have first been transferred to Stage 3 and then acquired a full allowance through other changes in credit quality.
Recoveries of amounts previously written off are shown at the full recovered value, with a corresponding entry in repayments and release of allowance through other changes in credit quality.
Movements in the gross carrying amount for loans and advances to customers and for allowance for expected credit losses were as follows:

	Gross carrying amount					Allowance for expected credit losses
	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
At 1 January 2025	387,517	44,658	6,708	6,207	445,090	730	1,159	1,107	187	3,183
Exchange and other adjustments[1]	1,330	(16)	2	8	1,324	(14)	(2)	19	45	48
Transfers to Stage 1	7,085	(6,942)	(143)		–	239	(220)	(19)		–
Transfers to Stage 2	(10,398)	11,182	(784)		–	(53)	114	(61)		–
Transfers to Stage 3	(1,556)	(1,871)	3,427		–	(35)	(157)	192		–
Net change in ECL due to transfers						(153)	257	350		454
Impact of transfers between stages[2]	(4,869)	2,369	2,500		–	(2)	(6)	462		454
Other changes in credit quality[2]						27	(46)	675	11	667
Additions and repayments	26,450	(4,529)	(1,606)	(1,130)	19,185	(12)	(29)	(141)	(75)	(257)
Charge (credit) to the income statement						13	(81)	996	(64)	864
Disposals and derecognition	–	–	–	–	–	–	–	–	–	–
Advances written off			(1,294)	(9)	(1,303)			(1,294)	(9)	(1,303)
Recoveries of amounts previously written off			209	–	209			209	–	209
At 31 December 2025	410,428	42,482	6,519	5,076	464,505	729	1,076	1,037	159	3,001
Allowance for expected credit losses	(729)	(1,076)	(1,037)	(159)	(3,001)
Net carrying amount	409,699	41,406	5,482	4,917	461,504
Drawn ECL coverage[3] (%)	0.2	2.5	15.9	3.1	0.6
1Exchange and other adjustments includes the impact of movements in exchange rates, discount unwind, derecognising assets as a result of modifications and adjustments in respect of purchased or originated credit-impaired financial assets (POCI). Where a POCI asset’s expected credit loss is less than its expected credit loss on purchase or origination, the increase in its carrying value is recognised within gross loans, rather than as a negative impairment allowance.
2Includes a credit for methodology and model changes of £136 million, split by stage as £41 million credit for Stage 1, £47 million credit for Stage 2, £52 million credit for Stage 3 and
£4 million charge for POCI.
3Allowance for expected credit losses on loans and advances to customers as a percentage of gross loans and advances to customers.
The total allowance for expected credit losses includes £243 million (2024: £178 million) in respect of residual value impairment and voluntary terminations within the Group’s UK Motor Finance business.

39	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Movements in balances for the year ended 31 December 2024 (audited)

	Gross carrying amount					Allowance for expected credit losses
	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
At 1 January 2024	368,859	52,973	7,131	7,854	436,817	885	1,462	1,133	213	3,693
Exchange and other adjustments[1]	(801)	(19)	(67)	11	(876)	(11)	(5)	26	52	62
Transfers to Stage 1	25,616	(25,566)	(50)		–	413	(404)	(9)		–
Transfers to Stage 2	(25,376)	25,950	(574)		–	(66)	126	(60)		–
Transfers to Stage 3	(1,102)	(2,102)	3,204		–	(20)	(177)	197		–
Net change in ECL due to transfers						(292)	339	303		350
Impact of transfers between stages[2]	(862)	(1,718)	2,580		–	35	(116)	431		350
Other changes in credit quality[2]						(127)	(65)	708	66	582
Additions and repayments	21,038	(6,098)	(1,597)	(909)	12,434	(47)	(105)	(193)	(71)	(416)
Charge (credit) to the income statement						(139)	(286)	946	(5)	516
Disposals and derecognition[3]	(717)	(480)	(366)	(694)	(2,257)	(5)	(12)	(25)	(18)	(60)
Advances written off			(1,173)	(55)	(1,228)			(1,173)	(55)	(1,228)
Recoveries of amounts previously written off			200	–	200			200	–	200
At 31 December 2024	387,517	44,658	6,708	6,207	445,090	730	1,159	1,107	187	3,183
Allowance for expected credit losses	(730)	(1,159)	(1,107)	(187)	(3,183)
Net carrying amount	386,787	43,499	5,601	6,020	441,907
Drawn ECL coverage[4] (%)	0.2	2.6	16.5	3.0	0.7
1Exchange and other adjustments includes the impact of movements in exchange rates, discount unwind, derecognising assets as a result of modifications and adjustments in respect of purchased or originated credit-impaired financial assets (POCI). Where a POCI asset’s expected credit loss is less than its expected credit loss on purchase or origination, the increase in its carrying value is recognised within gross loans, rather than as a negative impairment allowance.
2Includes a credit for methodology and model changes of £24 million, split by stage as £20 million credit for Stage 1, £2 million charge for Stage 2, £15 million charge for Stage 3 and
£21 million credit for POCI.
3Relates to the securitisations of primarily legacy Retail mortgages
4Allowance for expected credit losses on loans and advances to customers as a percentage of gross loans and advances to customers.
Concentrations of exposure (audited)
The Group’s management of concentration risk includes portfolio controls on certain industries, sectors and products to reflect risk appetite as well as individual, customer and bank limit risk tolerances. Credit policies and appetite statements are aligned to the Group’s risk appetite and restrict exposure to higher risk countries and potentially vulnerable sectors and asset classes. Exposures are monitored to prevent both an excessive concentration of risk and single name concentrations. The Group’s largest credit limits are regularly monitored by the Board Risk
Committee and reported in accordance with regulatory requirements. As part of its credit risk policy, the Group considers sustainability risk
(which incorporates environmental (including climate), social and governance) in the assessment of Commercial Banking facilities.
At 31 December 2025 the most significant concentrations of exposure were in mortgages.

	2025 £m	2024 £m
Agriculture, forestry and fishing	5,864	6,424
Construction	3,154	3,366
Energy and water supply	5,347	4,694
Financial, business and other services	23,508	23,123
Manufacturing	5,053	4,469
Mining and Quarrying	314	205
Personal:
Mortgages[1]	344,361	329,270
Lease financing[2]	13,909	13,171
Other	31,101	27,966
Postal and telecommunications	3,018	3,081
Property companies	18,630	18,866
Transport, distribution and hotels	10,246	10,455
Total loans and advances to customers before allowance for impairment losses	464,505	445,090
Allowance for impairment losses (note 19 to the consolidated financial statements, page 117)	(3,001)	(3,183)
Total loans and advances to customers	461,504	441,907
1Includes both UK and overseas mortgage balances.
2Lease financing, previously reported in aggregate, is presented separately according to whether the lending is personal or non-personal. Non-personal lease financing is allocated to the industries or sectors relevant to the exposure. Comparatives are represented on a consistent basis.

40	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Forbearance
The basis of disclosure for forbearance is the CRR Article 47b definition. On a statutory basis, forbearance for the major retail portfolios increased by £122 million to £3,672 million in 2025 (2024: £3,550 million).
Commercial Banking forborne loans and advances increased by £243 million to £2,453 million in 2025 (2024: £2,210 million), of which
£1,846 million were in Stage 3 (2024: £1,776 million). For information on customer treatments, see page 31.
Credit quality of loans and advances to customers (audited)
The analysis of lending has been prepared based on the division in which the asset is held, with the business segment in which the exposure is recorded reflected in the ratings system applied. The internal credit ratings systems used by the Group differ between Retail and Commercial, reflecting the characteristics of these exposures and the way that they are managed internally; these credit ratings are set out below. All probabilities of default (PDs) include forward-looking information and are based on 12-month values, with the exception of credit-impaired.

Retail		Commercial
Quality classification	IFRS 9 PD range	Quality classification	IFRS 9 PD range
RMS 1–3	0.00–0.80%	CMS 1–5	0.000–0.100%
RMS 4–6	0.81–4.50%	CMS 6–10	0.101–0.500%
RMS 7–9	4.51–14.00%	CMS 11–14	0.501–3.000%
RMS 10	14.01–20.00%	CMS 15–18	3.001–20.000%
RMS 11–13	20.01–99.99%	CMS 19	20.001–99.999%
RMS 14	100.00%	CMS 20–23	100.000%
Stage 3 assets include balances of £235 million (2024: £297 million) (with outstanding amounts due of £992 million (2024: £971 million)) which have been subject to a partial write-off and where the Group continues to enforce recovery action.
There were no modifications of Stage 2 and Stage 3 assets during the year (2024: none). No material gain or loss was recognised by the Group.
As at 31 December 2025 there were no (2024: none) significant assets that had been previously modified while classified as Stage 2 or Stage 3 and were classified as Stage 1.

41	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued

	Drawn exposures					Allowance for expected credit losses
Gross drawn exposures and expected credit loss allowance (audited)	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
At 31 December 2025
Retail – UK mortgages
RMS 1–3	276,020	19,717	–	–	295,737	43	99	–	–	142
RMS 4–6	8,034	6,274	–	–	14,308	6	34	–	–	40
RMS 7–9	154	1,193	–	–	1,347	1	12	–	–	13
RMS 10	23	338	–	–	361	–	5	–	–	5
RMS 11–13	76	2,892	–	–	2,968	1	57	–	–	58
RMS 14	–	–	4,016	5,076	9,092	–	–	309	159	468
	284,307	30,414	4,016	5,076	323,813	51	207	309	159	726
Retail – credit cards
RMS 1–3	5,708	6	–	–	5,714	11	–	–	–	11
RMS 4–6	8,221	1,108	–	–	9,329	85	44	–	–	129
RMS 7–9	1,321	793	–	–	2,114	48	87	–	–	135
RMS 10	8	140	–	–	148	1	26	–	–	27
RMS 11–13	–	279	–	–	279	–	91	–	–	91
RMS 14	–	–	274	–	274	–	–	121	–	121
	15,258	2,326	274	–	17,858	145	248	121	–	514
Retail – UK unsecured loans and overdrafts
RMS 1–3	1,376	2	–	–	1,378	4	–	–	–	4
RMS 4–6	8,130	624	–	–	8,754	106	34	–	–	140
RMS 7–9	1,062	324	–	–	1,386	37	33	–	–	70
RMS 10	26	110	–	–	136	2	19	–	–	21
RMS 11–13	7	337	–	–	344	1	99	–	–	100
RMS 14	–	–	193	–	193	–	–	112	–	112
	10,601	1,397	193	–	12,191	150	185	112	–	447
Retail – UK Motor Finance
RMS 1–3	8,531	910	–	–	9,441	135	22	–	–	157
RMS 4–6	5,083	1,275	–	–	6,358	63	52	–	–	115
RMS 7–9	606	359	–	–	965	3	25	–	–	28
RMS 10	–	77	–	–	77	–	10	–	–	10
RMS 11–13	2	165	–	–	167	–	39	–	–	39
RMS 14	–	–	141	–	141	–	–	79	–	79
	14,222	2,786	141	–	17,149	201	148	79	–	428
Retail – other
RMS 1–3	18,554	3	–	–	18,557	7	–	–	–	7
RMS 4–6	2,616	213	–	–	2,829	10	7	–	–	17
RMS 7–9	75	86	–	–	161	–	1	–	–	1
RMS 10	–	57	–	–	57	–	1	–	–	1
RMS 11–13	–	33	–	–	33	–	1	–	–	1
RMS 14	–	–	145	–	145	–	–	35	–	35
	21,245	392	145	–	21,782	17	10	35	–	62
Total Retail	345,633	37,315	4,769	5,076	392,793	564	798	656	159	2,177
Commercial Banking
CMS 1–5	17,263	1	–	–	17,264	3	–	–	–	3
CMS 6–10	13,805	34	–	–	13,839	16	–	–	–	16
CMS 11–14	31,164	1,948	–	–	33,112	107	41	–	–	148
CMS 15–18	2,318	2,479	–	–	4,797	39	144	–	–	183
CMS 19	–	705	–	–	705	–	93	–	–	93
CMS 20–23	–	–	1,750	–	1,750	–	–	381	–	381
	64,550	5,167	1,750	–	71,467	165	278	381	–	824
Other[1]	245	–	–	–	245	–	–	–	–	–
Total loans and advances to customers	410,428	42,482	6,519	5,076	464,505	729	1,076	1,037	159	3,001
1Drawn exposures include centralised fair value hedge accounting adjustments.

42	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued

	Drawn exposures					Allowance for expected credit losses
Gross drawn exposures and expected credit loss allowance (audited)	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
At 31 December 2024
Retail – UK mortgages
RMS 1–3	261,101	21,213	–	–	282,314	46	143	–	–	189
RMS 4–6	8,487	7,384	–	–	15,871	6	51	–	–	57
RMS 7–9	112	1,296	–	–	1,408	–	15	–	–	15
RMS 10	17	273	–	–	290	–	5	–	–	5
RMS 11–13	43	2,829	–	–	2,872	1	59	–	–	60
RMS 14	–	–	4,166	6,207	10,373	–	–	335	187	522
	269,760	32,995	4,166	6,207	313,128	53	273	335	187	848
Retail – credit cards
RMS 1–3	5,058	10	–	–	5,068	11	1	–	–	12
RMS 4–6	7,231	1,129	–	–	8,360	87	52	–	–	139
RMS 7–9	1,242	859	–	–	2,101	51	107	–	–	158
RMS 10	3	149	–	–	152	–	31	–	–	31
RMS 11–13	–	294	–	–	294	–	106	–	–	106
RMS 14	–	–	265	–	265	–	–	133	–	133
	13,534	2,441	265	–	16,240	149	297	133	–	579
Retail – UK unsecured loans and overdrafts
RMS 1–3	1,207	2	–	–	1,209	3	–	–	–	3
RMS 4–6	7,020	484	–	–	7,504	98	27	–	–	125
RMS 7–9	1,047	307	–	–	1,354	40	36	–	–	76
RMS 10	31	111	–	–	142	3	22	–	–	25
RMS 11–13	9	343	–	–	352	1	112	–	–	113
RMS 14	–	–	175	–	175	–	–	118	–	118
	9,314	1,247	175	–	10,736	145	197	118	–	460
Retail – UK Motor Finance
RMS 1–3	8,967	760	–	–	9,727	112	16	–	–	128
RMS 4–6	4,487	1,169	–	–	5,656	55	40	–	–	95
RMS 7–9	440	247	–	–	687	2	17	–	–	19
RMS 10	–	46	–	–	46	–	6	–	–	6
RMS 11–13	3	176	–	–	179	–	36	–	–	36
RMS 14	–	–	124	–	124	–	–	72	–	72
	13,897	2,398	124	–	16,419	169	115	72	–	356
Retail – other
RMS 1–3	15,163	238	–	–	15,401	4	4	–	–	8
RMS 4–6	2,132	190	–	–	2,322	11	7	–	–	18
RMS 7–9	78	72	–	–	150	–	3	–	–	3
RMS 10	–	7	–	–	7	–	–	–	–	–
RMS 11–13	–	9	–	–	9	–	–	–	–	–
RMS 14	–	–	147	–	147	–	–	37	–	37
	17,373	516	147	–	18,036	15	14	37	–	66
Total Retail	323,878	39,597	4,877	6,207	374,559	531	896	695	187	2,309
Commercial Banking
CMS 1–5	13,611	–	–	–	13,611	1	–	–	–	1
CMS 6–10	13,819	53	–	–	13,872	11	–	–	–	11
CMS 11–14	31,534	1,052	–	–	32,586	121	21	–	–	142
CMS 15–18	4,997	3,234	–	–	8,231	66	165	–	–	231
CMS 19	–	722	–	–	722	–	77	–	–	77
CMS 20–23	–	–	1,831	–	1,831	–	–	412	–	412
	63,961	5,061	1,831	–	70,853	199	263	412	–	874
Other[1]	(322)	–	–	–	(322)	–	–	–	–	–
Total loans and advances to customers	387,517	44,658	6,708	6,207	445,090	730	1,159	1,107	187	3,183
1Drawn exposures include centralised fair value hedge accounting adjustments.

43	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Retail credit performance
Portfolio overview
•The Retail portfolio has continued to deliver strong credit performance in 2025 and remains well positioned despite
macroeconomic headwinds. Consumers continue to show strength in the context of inflationary pressures
•Robust risk management remains firmly embedded, underpinned by strong affordability and indebtedness controls for lending and a prudent risk appetite approach. Lending strategies are assessed regularly and are calibrated to reflect the latest macroeconomic conditions
•In UK mortgages, new to arrears and flow to default rates have improved during 2025, while in the unsecured portfolios and UK
Motor Finance, new to arrears and flows to default have remained low and stable
•The Retail impairment charge in 2025 was £734 million, higher than the £457 million charge for 2024 which benefitted from a large release from improvements in the Group’s macroeconomic outlook. Excluding macroeconomic updates, the impairment
charge is slightly lower than 2024 due to continued stability in flows to default with additional write-backs from model
refinements
•Retail customer related ECL allowance as a percentage of drawn loans and advances (coverage) has reduced to 0.6% (31 December
2024: 0.7%)
•Strong credit performance and higher portfolio balances have reduced Stage 2 loans and advances to 9.5% of the Retail portfolio
(31 December 2024: 10.6%). Stage 2 ECL coverage reduced to 2.3%
(31 December 2024: 2.4%)
•Stable and low flows to default and higher portfolio balances have also resulted in a reduction in Retail Stage 3 loans and advances to
1.2% of total loans and advances (31 December 2024: 1.3%)
•Stage 3 ECL coverage reduced to 13.8% (31 December 2024:
14.3%), largely due to continued house price increases
UK mortgages
•The UK mortgages portfolio increased to £323.8 billion
(31 December 2024: £313.1 billion), driven by sustained customer demand
•New to arrears in the UK mortgages portfolio improved during
2025. The portfolio remains well positioned with a strong loan to value (LTV) profile. Portfolio quality improved during the year, supported by robust affordability and credit controls with higher risk legacy vintage balances continuing to reduce
•The impairment credit of £60 million for 2025 is lower than the credit of £194 million in 2024. Both years included favourable updates to the macroeconomic outlook, predominantly via
continued growth in house prices, however this benefit was more material in 2024. Excluding macroeconomic updates, the
impairment charge is favourable year-on-year due to improving flow to default rates
•Stage 2 loans and advances have reduced to 9.4% of total UK mortgages balances (31 December 2024: 10.5%) following the
removal of non-modelled adjustments previously applied to UK
Bank Rate and CPI inflation in the severe downside scenario, combined with strong credit performance and higher portfolio balances
•Continued strong credit performance and higher portfolio balances also resulted in a reduction in Stage 3 loans and advances to 1.2%
(31 December 2024: 1.3%), with continued growth in house prices resulting in a reduction in Stage 3 ECL coverage to 7.7% (31
December 2024: 8.0%)
Credit cards
•Credit card balances increased to £17.9 billion (2024: £16.2 billion), driven by higher demand for new cards and increased customer spending
•The credit card portfolio is a prime book. New to arrears continue to be low and repayment rates remain strong
•The impairment charge of £321 million for 2025 is higher than the charge of £270 million in 2024, due to updates to the Group’s macroeconomic outlook, notably upwards revisions to the
unemployment forecast, compared to favourable updates in 2024.
Portfolio performance remained stable with additional write-backs from model refinements related to loss rates, and an unsecured debt sale completed in the fourth quarter. Total ECL coverage is lower at 3.4% (31 December 2024: 4.2%)
•Stable credit performance and higher portfolio balances resulted in a reduction in Stage 2 loans and advances to 13.0% of total credit card balances (31 December 2024: 15.0%), with lower Stage
2 ECL coverage at 11.9% (31 December 2024: 13.6%)
•Similarly, Stage 3 loans and advances reduced slightly to 1.5%
(31 December 2024: 1.6%) with model refinements also
contributing to reduce Stage 3 ECL coverage to 44.2%
(31 December 2024: 50.2%)
UK unsecured loans and overdrafts
•UK unsecured loans and overdraft balances increased to £12.2 billion (2024: £10.7 billion) driven by organic balance growth and lower repayments
•The impairment charge of £257 million for 2025 is lower than the charge of £272 million for 2024, largely due to loss rate model refinements. ECL and coverage are both lower at a total level and across all stages
•Strong credit performance and higher portfolio balances within unsecured loans resulted in a slight reduction in Stage 2 loans and advances to 11.5% of total balances (31 December 2024: 11.6%), with Stage 2 ECL coverage lower at 15.3% (31 December 2024:
18.8%)
•Similarly, Stage 3 loans and advances remained stable at 1.6%
(31 December 2024: 1.6%), with model refinements also
contributing to reduce Stage 3 ECL coverage to 58.0%
(31 December 2024: 67.4%)
UK Motor Finance
•UK Motor Finance balances (which exclude operating leases)
increased to £17.1 billion (2024: £16.4 billion), driven by retail demand, alongside increased stocking
•Updates to Residual Value (RV) and Voluntary Termination (VT)
provisions held against Personal Contract Purchase (PCP) and Hire
Purchase (HP) lending are included within ECL and the impairment charge. Volatility in used vehicle values have primarily driven an
ECL increase to £243 million as at 31 December 2025 (31 December
2024: £178 million)
•The impairment charge of £212 million for 2025 is higher than the charge of £116 million for 2024, reflecting increased RV and VT charges year-on-year. Increased RV and VT provisions drove
increases to Stage 2 ECL coverage to 5.3% (31 December 2024:
4.8%), with Stage 2 loans and advances increasing slightly to 16.2%
(31 December 2024: 14.6%)
•Stage 3 loans and advances remained stable at 0.8% (31 December
2024: 0.8%), with Stage 3 ECL coverage reducing slightly to 56.0%
(31 December 2024: 58.1%)
Other
•Other Retail loans and advances increased to £21.8 billion
(31 December 2024: £18.0 billion), largely driven by growth in the
European business
•Stage 2 loans and advances reduced to 1.8% (31 December 2024:
2.9%), due to higher portfolio balances, with coverage across stages broadly stable. Stage 3 loans and advances remained stable at 0.7% of total loans and advances (31 December 2024: 0.8%)
•There was a £4 million impairment charge in 2025, compared to a
£7 million credit in 2024

44	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Retail UK mortgage balance movements (audited)

	Gross carrying amount					Allowance for expected credit losses
	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
Retail – UK mortgages
At 1 January 2025	269,760	32,995	4,166	6,207	313,128	53	273	335	187	848
Exchange and other adjustments[1]	–	–	–	7	7	(1)	(1)	36	45	79
Transfers to Stage 1	3,892	(3,850)	(42)		–	29	(27)	(2)		–
Transfers to Stage 2	(5,474)	6,053	(579)		–	(2)	25	(23)		–
Transfers to Stage 3	(399)	(999)	1,398		–	–	(19)	19		–
Net change in ECL due to transfers						(29)	27	60		58
Impact of transfers between stages[2]	(1,981)	1,204	777		–	(2)	6	54		58
Other changes in credit quality[2]						(6)	(33)	89	11	61
Additions and repayments	16,528	(3,785)	(794)	(1,129)	10,820	7	(38)	(72)	(75)	(178)
Charge (credit) to the income statement						(1)	(65)	71	(64)	(59)
Advances written off			(139)	(9)	(148)			(139)	(9)	(148)
Recoveries of amounts previously written off			6	–	6			6	–	6
At 31 December 2025	284,307	30,414	4,016	5,076	323,813	51	207	309	159	726
Allowance for expected credit losses	(51)	(207)	(309)	(159)	(726)
Net carrying amount	284,256	30,207	3,707	4,917	323,087
Drawn ECL coverage[3] (%)	–	0.7	7.7	3.1	0.2
1Exchange and other adjustments includes the impact of movements in exchange rates, discount unwind, derecognising assets as a result of modifications and adjustments in respect of purchased or originated credit-impaired financial assets (POCI). Where a POCI asset’s expected credit loss is less than its expected credit loss on purchase or origination, the increase in its carrying value is recognised within gross loans, rather than as a negative impairment allowance.
2Includes a credit for methodology and model changes of £12 million, split by stage as £22 million credit for Stage 2, £6 million charge for Stage 3 and £4million charge for POCI.
3Allowance for expected credit losses on loans and advances to customers as a percentage of gross loans and advances to customers.

	Gross carrying amount					Allowance for expected credit losses
	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
Retail – UK mortgages
At 1 January 2024	256,596	38,533	4,337	7,854	307,320	161	374	357	213	1,105
Exchange and other adjustments[1]	–	–	–	12	12	1	–	50	53	104
Transfers to Stage 1	21,133	(21,105)	(28)		–	135	(132)	(3)		–
Transfers to Stage 2	(21,077)	21,473	(396)		–	(11)	32	(21)		–
Transfers to Stage 3	(299)	(1,341)	1,640		–	–	(39)	39		–
Net change in ECL due to transfers						(122)	114	56		48
Impact of transfers between stages[2]	(243)	(973)	1,216		–	2	(25)	71		48
Other changes in credit quality[2]						(94)	(19)	26	66	(21)
Additions and repayments	13,901	(4,143)	(956)	(910)	7,892	(16)	(48)	(79)	(72)	(215)
Charge (credit) to the income statement						(108)	(92)	18	(6)	(188)
Disposals and derecognition[3]	(494)	(422)	(366)	(694)	(1,976)	(1)	(9)	(25)	(18)	(53)
Advances written off			(70)	(55)	(125)			(70)	(55)	(125)
Recoveries of amounts previously written off			5	–	5			5	–	5
At 31 December 2024	269,760	32,995	4,166	6,207	313,128	53	273	335	187	848
Allowance for expected credit losses	(53)	(273)	(335)	(187)	(848)
Net carrying amount	269,707	32,722	3,831	6,020	312,280
Drawn ECL coverage[4] (%)	–	0.8	8.0	3.0	0.3
1Exchange and other adjustments includes the impact of movements in exchange rates, discount unwind, derecognising assets as a result of modifications and adjustments in respect of purchased or originated credit-impaired financial assets (POCI). Where a POCI asset’s expected credit loss is less than its expected credit loss on purchase or origination, the increase in its carrying value is recognised within gross loans, rather than as a negative impairment allowance.
2Includes a charge for methodology and model changes of £7 million, split by stage as £1 million charge for Stage 1, £9 million charge for Stage 2, £18 million charge for Stage 3 and
£21 million credit for POCI.
3Relates to the securitisations of primarily legacy Retail mortgages.
4Allowance for expected credit losses on loans and advances to customers as a percentage of gross loans and advances to customers.

45	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
UK mortgages product analysis (statutory basis)1

	At 31 December 2025				At 31 December 2024[1]
	Mainstream	Buy-to-let	Specialist	Total	Mainstream	Buy-to-let	Specialist	Total
UK mortgages loans and advances to customers (£m)	273,106	47,858	2,849	323,813	261,630	47,984	3,514	313,128
UK mortgages greater than 3 months in arrears[2]
Number of cases	17,070	3,351	2,208	22,629	20,112	4,511	2,818	27,441
Total mortgages accounts (%)	1.0	1.0	8.6	1.1	1.2	1.2	9.2	1.3
Value of loans[3] (£m)	2,518	486	397	3,401	2,850	623	504	3,977
Total mortgage balances (%)	0.9	1.0	13.9	1.1	1.1	1.3	14.3	1.3
Loan to value
Less than 60%	52.0	64.1	90.0	54.2	55.6	68.5	89.4	57.9
60% to 70%	15.4	21.4	6.4	16.2	16.7	21.1	6.9	17.2
70% to 80%	15.5	14.4	2.0	15.2	14.1	10.3	2.0	13.4
80% to 90%	14.4	0.1	0.9	12.2	11.9	0.1	0.9	10.0
90% to 100%	2.7	–	0.4	2.2	1.7	–	0.5	1.5
Greater than 100%	–	–	0.3	–	–	–	0.3	–
Total (%)	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Average loan to value[4]
Stock of residential mortgages (%)	44.7	48.2	32.0	45.0	43.2	47.3	32.9	43.6
New residential lending in the period (%)	64.7	58.8	n/a	64.1	64.1	56.4	n/a	63.2
1This table is now presented on a statutory basis. The comparative period has been represented on the same basis.
2Excluding repossessions.
3Value of loans represents gross book value excluding the impact of HBOS acquisition adjustments of mortgages more than three months in arrears. These accounts are a subset of total Stage 3 given the exclusion of accounts in possession and those meeting other Stage 3 criteria.
4Average loan to value is calculated as total loans and advances as a percentage of the total indexed collateral of these loans and advances.
Interest-only UK mortgages
The Group provides interest-only mortgages to owner occupier mortgage customers whereby only payments of interest are made for the term of the mortgage with the customer responsible for repaying the principal outstanding at the end of the loan term. At 31 December 2025, owner occupier interest-only balances as a proportion of total owner occupier balances had reduced to 11.4% (31 December 2024: 12.5%). The average loan to value remained low at 37.5% (31 December 2024: 36.5%).
For existing interest-only mortgages, a contact strategy is in place during the term of the mortgage to ensure that customers are aware of their obligations to repay the principal upon maturity of the loan. Treatment strategies are in place to help customers anticipate and plan for repayment of capital at maturity and support those who may have difficulty in repaying the principal amount. A dedicated specialist team supports customers who have passed their contractual maturity date and are unable to fully repay the principal. A range of treatments are offered to customers based on their individual circumstances to create fair and sustainable outcomes.
Analysis of owner occupier interest-only UK mortgages

	At 31 Dec 2025	At 31 Dec 2024
Interest-only balances (£m)	31,319	33,023
Stage 1 (%)	46.8	39.4
Stage 2 (%)[1]	39.0	44.5
Stage 3 (%)	5.2	5.5
Purchased or originated credit-impaired (%)	9.0	10.6
Average loan to value (%)	37.5	36.5
Maturity profile (£m)
Due	1,198	1,541
Within 1 year	970	1,012
2 to 5 years	7,740	8,209
6 to 10 years	9,085	10,772
Greater than 10 years	12,326	11,489
Past term interest-only balances (£m)[2]	1,196	1,490
Stage 1 (%)	0.5	0.3
Stage 2 (%)	8.4	8.6
Stage 3 (%)	52.2	51.8
Purchased or originated credit-impaired (%)	38.9	39.3
Average loan to value (%)	36.9	35.2
Negative equity (%)	2.2	2.5
1Includes adoption of a new ECL model, where the significant increase in credit risk (SICR) quantitative Stage 2 trigger is now defined as a doubling of an account’s PD since origination.
2 Balances where all interest-only elements have moved past term. Some may subsequently have had a term extension, so are no longer classed as due.

46	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Collateral held as security for Retail loans and advances to customers (audited)
UK mortgages
An analysis by loan-to-value ratio of the Group’s UK residential mortgage lending is provided below. The value of collateral used in determining the loan-to-value ratios has been estimated based upon the last actual valuation, adjusted to take into account subsequent movements in house prices. The market takes into account many factors, including environmental considerations such as flood risk and energy efficient additions, in arriving at the value of a home.
In some circumstances, where the discounted value of the estimated net proceeds from the liquidation of collateral (i.e. net of costs, expected haircuts and anticipated changes in the value of the collateral to the point of sale) is greater than the estimated exposure at default, no credit losses are expected and no ECL allowance is recognised.

	At 31 December 2025					At 31 December 2024
	Stage 1 (£m)	Stage 2 (£m)	Stage 3 (£m)	POCI (£m)	Total (£m)	Stage 1 (£m)	Stage 2 (£m)	Stage 3 (£m)	POCI (£m)	Total (£m)
Gross drawn exposures
Less than 60%	142,960	25,099	2,811	4,343	175,213	145,055	27,851	3,014	5,066	180,986
60% to 70%	48,852	2,647	620	451	52,570	49,746	2,954	643	638	53,981
70% to 80%	47,327	1,324	321	158	49,130	40,292	1,168	307	232	41,999
80% to 90%	38,070	1,181	165	62	39,478	30,215	898	123	109	31,345
90% to 100%	7,053	156	46	22	7,277	4,420	109	36	63	4,628
Greater than 100%	45	7	53	40	145	32	15	43	99	189
Total	284,307	30,414	4,016	5,076	323,813	269,760	32,995	4,166	6,207	313,128
Allowance for expected credit losses
Less than 60%	11	128	105	62	306	14	165	130	66	375
60% to 70%	10	36	69	34	149	11	51	77	36	175
70% to 80%	15	20	56	23	114	13	30	59	27	129
80% to 90%	16	19	37	15	87	13	23	32	17	85
90% to 100%	3	4	14	6	27	2	3	13	10	28
Greater than 100%	–	1	28	19	48	–	1	24	31	56
Total	55	208	309	159	731	53	273	335	187	848
UK mortgages energy performance certificate analysis
The energy performance certificate (EPC) profile of the security associated with the Group’s UK mortgage portfolio is shown below:

EPC profile	A £m	B £m	C £m	D £m	E £m	F £m	G £m	Unrated properties £m	Total
At 31 December 2025	2,087	47,170	77,625	102,066	32,690	6,124	1,361	54,690	323,813
At 31 December 2024	1,113	40,469	68,128	97,392	33,021	6,293	1,370	65,342	313,128
The above data is sourced using the latest available government EPC information. The Group has no EPC data available for 16.9% (2024:
20.9%) of the UK mortgage portfolio; this portion is classified as unrated properties.
EPC ratings are not considered to be a material credit risk factor, and do not form part of the Group’s credit risk calculations.
Other Retail lending
At 31 December 2025, Stage 1 and Stage 2 other retail gross lending amounted to £68,227 million (2024: £60,720 million). Stage 3 other retail lending amounted to £406 million, net of an impairment allowance of £347 million (2024: £351 million, net of an impairment allowance of £360 million).
Lending decisions are predominantly based on an obligor’s ability to repay rather than reliance on the disposal of any security provided. Where the lending is secured, collateral values are rigorously assessed at the time of loan origination and are thereafter monitored in accordance with business unit credit policy.
The Group’s credit risk disclosures for unimpaired other retail lending show assets gross of collateral and therefore disclose the maximum loss exposure.

47	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Commercial Banking credit performance
Portfolio overview
•Portfolio credit performance remained strong. The Group
continues to monitor external developments and their impact
upon the macroeconomic climate generally and also on specific sectors within the portfolio
•Credit strategies and policy remain robust, and within risk appetite tolerances. The Group remains focused on credit underwriting and monitoring standards, and proactively managing higher risk and cyclical sector exposures
•The Group continues to review segments of portfolios as
appropriate, ensuring credit strategies, appetite, sensitivities and mitigation action plans are up-to-date and suitable for rapid action in response to both risks and opportunities, whilst
supporting clients in the right way and ensuring the Group is protected
•Credit playbooks, covering a range of potential credit downside scenarios, are maintained and refreshed as conditions evolve. Early warning indicators and risk appetite metrics are tracked and provide timely insight to enable proactive action where
appropriate
•The Group continues to provide early support to customers in difficulty through focused risk management via its Watchlist and
Business Support framework. The approach balances prudent risk appetite with ensuring support for financially viable clients, reinforcing the Group’s commitment to resilience and responsible client management
•Commercial Banking UK Real Estate committed drawn lending
grew by £0.7 billion to £9.8 billion in 2025 (net of £2.6 billion exposures subject to protection through significant risk transfer
(SRT) securitisations). Performance has remained strong and stable within this sector, with a decrease in cases in its Watchlist category and limited flow into Business Support
•The net impairment charge in 2025 was £59 million, versus a charge of £2 million in 2024 and includes a charge from the
updated macroeconomic outlook, including a judgemental
adjustment in respect of global tariff and geo-political disruption risks. Excluding macroeconomic updates, a small number of single name charges were observed in the first half of the year, largely isolated to a single sector and not representative of trends across the portfolio. This has been offset by releases from Stage 1 and
Stage 2 provisions capturing strong credit performance and
reducing interest rates throughout the year
•ECL allowances decreased in the year to £871 million in 2025
(31 December 2024: £972 million), also as a result of favourable model updates partially offset by single name cases
•Stage 2 loans and advances increased to £5,167 million
(31 December 2024: £5,061 million). Stage 2 as a proportion of total loans and advances to customers is stable at 7.2%
(31 December 2024: 7.1%) with stable credit performance and
model updates resulting in lower Stage 2 ECL coverage at 5.8%
(31 December 2024: 6.2%)
•Stage 3 loans and advances decreased to £1,750 million
(31 December 2024: £1,831 million) and as a proportion of total loans and advances to customers to 2.4% (31 December 2024:
2.6%), given movements in the first half of 2025. Stage 3 ECL coverage is lower at 21.8% (31 December 2024: 22.6%)
Business and Commercial Banking
•Business and Commercial Banking lending reduced to £28.7 billion
(31 December 2024: £30.2 billion), driven by government-backed lending repayments. Excluding these, the lending portfolio grew in the year
•A net impairment credit of £53 million in 2025 compares to a charge of £47 million in 2024, driven by improved expectations for accounts in recoveries alongside continued strong credit
performance
•Stage 2 loans and advances increased to £3,329 million
(31 December 2024: £3,172 million). Stage 2 as a proportion of total loans and advances to customers increased to 11.6%
(31 December 2024: 10.5%), while Stage 2 ECL coverage decreased to 5.0% (31 December 2024: 5.9%) following model updates
•Stage 3 loans and advances decreased to £979 million
(31 December 2024: £1,197 million), primarily driven by repayments and reduced to 3.4% (31 December 2024: 4.0%) as a proportion of total loans and advances. Stage 3 ECL coverage reduced to 12.3%
(31 December 2024: 13.9%)
Corporate and Institutional Banking
•Corporate and Institutional lending grew to £42.8 billion
(31 December 2024: £40.7 billion), reflecting growth in
Institutional balances including securitised products, alongside corporate infrastructure growth
•A net impairment charge of £112 million in 2025 compares to an impairment credit of £45 million in 2024, driven by a small number of single name charges, primarily in the first half of the year
•Stage 2 loans and advances decreased to £1,838 million
(31 December 2024: £1,889 million). Stage 2 as a proportion of total loans and advances to customers decreased to 4.3%
(31 December 2024: 4.6%), with Stage 2 ECL coverage at 7.3% (31
December 2024: 6.7%)
•Stage 3 loans and advances increased to £771 million (31 December
2024: £634 million) and as a proportion of total loans and
advances to customers to 1.8% (31 December 2024: 1.6%), driven by a small number of single name transfers to Stage 3, mainly in the first half of the year. Stage 3 ECL coverage decreased to 34.0%
(31 December 2024: 39.1%) following the write-off of a large longstanding case that was fully provided for

48	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Collateral held as security for Commercial Banking loans and advances to customers (audited)
Stage 1 and Stage 2 secured lending
For Stage 1 and Stage 2 secured commercial lending, the Group reports assets gross of collateral and therefore discloses the maximum loss exposure.
Stage 1 and Stage 2 secured commercial lending is predominantly managed on a cash flow basis. On occasion, it may include an assessment of underlying collateral, although, for Stage 3 lending, this will not always involve assessing it on a fair value basis. No aggregated collateral information for the entire unimpaired secured commercial lending portfolio is provided to key management personnel.
Stage 3 secured lending
The value of collateral is re-evaluated and its legal soundness reassessed if there is observable evidence of distress of the borrower;
this evaluation is used to determine potential loss allowances and management’s strategy to either repair the business or recover the debt.
At 31 December 2025, Stage 3 secured commercial lending amounted to £447 million, net of an impairment allowance of £120 million (2024:
£447 million, net of an impairment allowance of £149 million). The fair value of the collateral held in respect of impaired secured commercial lending was £459 million (2024: £563 million). In determining the fair value of collateral, no specific amounts have been attributed to the costs of realisation. For the purposes of determining the total collateral held by the Group in respect of impaired secured commercial lending, the value of collateral for each loan has been limited to the principal amount of the outstanding advance in order to eliminate the effects of any over-collateralisation and to provide a clearer representation of the Group’s exposure.
Commercial Banking UK Real Estate
•Commercial Banking UK Real Estate committed drawn lending stood at £9.8 billion at 31 December 2025 (net of £2.6 billion exposures subject to protection through Significant Risk Transfer (SRT) securitisations). This compares to £9.1 billion at 31 December 2024 (net of £3.1 billion subject to SRT securitisations). In addition there are undrawn lending facilities of £2.6 billion (31 December 2024: £2.1 billion) to predominantly investment grade rated corporate customers
•The Group classifies Real Estate as exposure which is directly supported by cash flows from property activities (as opposed to trading activities, such as hotels, care homes and housebuilders). Drawn lending of £6.7 billion to social housing providers are also excluded
(31 December 2024: £6.9 billion)
•The portfolio continues to remain well positioned and proactively managed with conservative LTVs, good levels of interest cover and appropriate risk mitigants in place
•Overall performance of the portfolio has remained strong and stable, with a decrease in cases in its more closely monitored Watchlist category and limited flow into Business Support
•Lending continues to be heavily weighted towards investment real estate (c.95%) rather than development. Of these investment exposures
c.91% have an LTV of less than 70%, with an average LTV of 45%. The average gross interest cover ratio was 3.1 times, with c.75% having gross interest cover of above 2 times
•The portfolio is well diversified with approximately 45% of exposures relating to commercial real estate, including c.12% secured by office assets, c.9% by retail assets and c.13% by industrial assets. Approximately 49% of the portfolio relates to residential lending
•Recognising this is a cyclical sector, total (gross and net) and asset type quantum caps are in place to control origination and exposure.
Focus remains on the UK market and new business has been written in line with a prudent risk appetite criteria including conservative LTVs, strong quality of income and proven management teams. Development lending criteria also includes maximum loan to gross development value and maximum loan to cost
•Use of SRT securitisations also acts as a risk mitigant in this portfolio. Run-off of these is carefully managed and sequenced to avoid concentrations
LTV – UK Real Estate1

	At 31 December 2025				At 31 December 2024
	Stage 1 and 2 £m	Stage 3 £m	Total £m	Total %	Stage 1 and 2 £m	Stage 3 £m	Total £m	Total %
Less than 60%	8,754	65	8,819	84.7	8,502	34	8,536	85.0
60% to 70%	677	21	698	6.7	789	49	838	8.4
70% to 80%	53	16	69	0.6	166	5	171	1.7
80% to 100%	40	21	61	0.6	40	69	109	1.1
100% to 120%	5	47	52	0.5	7	32	39	0.4
120% to 140%	1	–	1	–	5	–	5	–
Greater than 140%	4	76	80	0.8	11	81	92	0.9
Unsecured[2]	630	–	630	6.1	253	–	253	2.5
Subtotal	10,164	246	10,410	100.0	9,773	270	10,043	100.0
Other[3]	667	45	712		525	67	592
Total investment	10,831	291	11,122		10,298	337	10,635
Development	607	19	626		731	8	739
Government supported lending[4]	56	2	58		87	2	89
Business Banking[5]	528	7	535		704	9	713
Total gross	12,022	319	12,341		11,820	356	12,176
Significant Risk Transfer			(2,585)				(3,109)
Total net			9,756				9,067
1Figures in the table above are stated on gross basis with Significant Risk Transfer deducted to show final net position. 2024 figures were previously prepared on a net basis and have been represented on a consistent basis.
2Predominantly Investment grade corporate CRE lending where the Group is relying on the corporate covenant.
3Mainly lower value transactions where LTV not recorded on Commercial Banking UK Real Estate monitoring system.
4Bounce Back Loan Scheme and Coronavirus Business Interruption Loan Scheme lending to real estate clients, where government guarantees are in place at 100% and 80%, respectively.
5Business Banking excluded from the published table in the annual report and accounts 2024.

49	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Credit quality of other financial assets (audited)
Cash and balances at central banks
Substantially all of the Group’s cash and balances at central banks are due from the Bank of England or the Deutsche Bundesbank.
Loans and advances to banks
Significantly all of the Group’s loans and advances to banks are assessed as Stage 1.
Reverse repurchase agreement held at amortised cost
All of the Group’s reverse repurchase agreements held at amortised cost are assessed as Stage 1.
Debt securities held at amortised cost
At 31 December 2025 significantly all of the Group’s debt securities held at amortised cost are investment grade.
Debt securities at fair value through other comprehensive income (excluding equity shares)
At 31 December 2025 significantly all of the Group’s debt securities at fair value through other comprehensive income are investment grade.
Derivative assets
The Group reduces exposure to credit risk by using master netting agreements and by obtaining collateral in the form of cash or highly liquid securities.

	2025			2024
	Investment grade[1] £m	Other £m	Total £m	Investment grade[1] £m	Other £m	Total £m
Trading and other	2,271	238	2,509	3,294	126	3,420
Hedging	8	1	9	3	5	8
	2,279	239	2,518	3,297	131	3,428
Due from fellow Lloyds Banking Group undertakings			742			807
Total derivative financial instruments			3,260			4,235
1Credit ratings equal to or better than ‘BBB’.
Financial guarantees and loan commitments
The level of expected credit loss allowance associated with the Group’s financial guarantees and loan commitments is not significant.
At 31 December 2025, £131,449 million were Stage 1 (2024: £124,308 million), £4,040 million were Stage 2 (2024: £4,505 million), £61 million were Stage 3 (2024: £95 million) and £20 million was POCI (2024: £39 million). Against these exposures the Group held an allowance for expected credit losses of £195 million (2024: £265 million).
Further details can be seen in note 19 to the consolidated financial statements on page 118.
Collateral held as security for other financial assets (audited)
The Group does not hold collateral against debt securities which are classified as financial assets held at amortised cost.
Reverse repurchase agreements
The Group enters into reverse repurchase agreements which are accounted for as collateralised loans (see note 15 to the consolidated financial statements on page 106).
Derivative assets, after offsetting of amounts under master netting arrangements
The Group reduces exposure to credit risk by using master netting agreements and by obtaining collateral in the form of cash or highly liquid securities (see note 15 to the consolidated financial statements on page 106).
Irrevocable loan commitments and other credit-related contingencies
The Group holds irrevocable loan commitments and other credit-related contingencies (see note 33 to the consolidated financial statements on page 132). Collateral is held as security, in the event that lending is drawn down, on £18,272 million (2024: £17,181 million) of these balances.
Collateral pledged as security (audited)
The Group pledges assets primarily for repurchase agreements and securities lending transactions which are generally conducted under terms that are usual and customary for standard secured borrowing contracts.
Repurchase agreements
The Group enters into repurchase agreements which include amounts due under the Bank of England’s Term Funding Scheme with additional incentives for SMEs (TFSME) (see note 15 to the consolidated financial statements on page 106).
Securities lending transactions
The following on-balance sheet financial assets have been lent to counterparties under securities lending transactions:

	2025 £m	2024 £m
Financial assets at fair value through other comprehensive income	4,846	5,714
In addition, securities held as collateral in the form of stock borrowed amounted to £5,319 million (2024: £10,329 million). Of this amount,
£2,252 million (2024: £3,970 million) had been resold or repledged as collateral for the Group’s own transactions.
These transactions were generally conducted under terms that are usual and customary for standard secured lending activities.
Securitisations and covered bonds
In addition to the assets detailed above, the Group also holds assets that are encumbered through the Group’s asset-backed conduits and its securitisation and covered bond programmes. Further details of these assets are provided in note 24 to the consolidated financial statements on page 126.

50	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Economic crime risk
Definition
Economic crime risk is defined as the risk that the Group implements ineffective policies, systems, processes and controls to prevent, detect and respond to the risk of fraud and/or financial crime resulting in increased losses, regulatory censure, fines and/or adverse publicity in the UK or other jurisdictions in which the Group operates.
Level two risks
Anti-bribery; Anti-money laundering; Fraud; Sanctions.
The Risk overview, on page 7, contains a summary of economic crime risk performance and key mitigating actions.
Risk appetite
The Group recognises that economic crime risk presents itself as a consequence of conducting business and it must be managed and mitigated in order to protect our customers, our communities and the
Group.
The Group seeks to prevent, detect and disrupt economic crime and manages its risk exposure through delivering compliant, robust and risk-based controls to minimise the ability of criminals to exploit our products, services and customers, whilst also supporting victims and the legitimate economy.
The Group does not tolerate preventable or avoidable breaches of economic crime legislation.
Economic crime risk appetite is expressed through the management of economic crime controls and breaches in line with agreed
tolerances and fraud losses aligned to agreed provisions.
Identification and assessment
The principal economic crime risks to the Group are:
•Bribery, including corruption
•Money laundering, including terrorist financing, proliferation financing and the facilitation of tax evasion
•Sanctions
•Fraud, including intentional acts of deception or omission by external or internal parties
All of the above could result in customer detriment, financial loss, regulatory censure and/or reputational damage.
Threat analysis enables the Group to conduct investigations of previously undetected or unknown economic crime risks through the receipt of intelligence from both the industry and law enforcement.
This is supplemented with internal data analysis to further develop the intelligence and understand how economic crime is manifesting within the Group.
An annual business economic crime risk assessment is used to provide a more detailed analysis of the level of economic crime risk across the
Group. More detailed risk assessments of customers and third parties are also undertaken to understand the profile of those whom the
Group is doing business with to determine the level of economic crime risk and how that should be treated.
Horizon scanning and external engagement is used to identify, examine and assess the external landscape and use intelligence to identify potential sources of both medium- and long-term economic crime risks, emerging issues and opportunities, and to provide a platform for benchmarking and collaboration across the industry.
Management and mitigation
Controls are used across the Group to reduce the likelihood of a risk occurring, or the impact should it occur. Controls apply to customers, third parties and colleagues, including at initial onboarding, scheduled stages and at trigger-based events, such as the exiting of
relationships, suppliers and intermediaries, and colleagues. Control testing is then completed to ensure the effectiveness of controls.
Customer, payment and third-party screening processes are in place to identify prohibited relationships and payments, higher risk relationships including Politically Exposed Persons (PEPs) and residents in high risk third countries, suspicious payments and any customers that are outside of appetite. Suspicious payments are subject to investigation, customer contact and rejection of prohibited and fraudulent payments.
Due diligence is performed at the onboarding stage to build an understanding of who the Group is establishing a relationship with, and continues throughout the relationship to ensure it remains up-to-
date with an accurate risk classification.
Lloyds Banking Group-wide economic crime prevention policies and standards are maintained to ensure compliance with legal and regulatory requirements. The completion of a Lloyds Banking Group-
wide risk assessment and implementation of a comprehensive suite of systems, processes and controls support the Group to detect and prevent the use of its banking network for money laundering, bribery, fraud and activities prohibited by legal and regulatory sanctions.
Lloyds Banking Group’s economic crime prevention policy requires all colleagues to complete mandatory economic crime training on at least an annual basis. The Group’s fraud awareness programme also remains a key component of the fraud control environment.
Monitoring
Events and their associated impacts are identified, escalated and recorded to ensure that losses are managed in line with risk appetite.
Effective root cause analysis is undertaken to identify issues that need to be resolved and where action is necessary to strengthen the control environment, including resilience.
Suspicious Activity Reporting (SAR) is in place to enable internal reporting by colleagues and external disclosure by the Nominated
Officer to the UK Financial Intelligence Unit (UKFIU).
Changes to the internal and external environment are regularly monitored to ensure there is an accurate and up-to-date view of the risk profile. This includes but is not limited to:
•Utilising outputs from horizon scanning to determine changes in regulatory obligations or the external environment
•Using key risk, control and performance indicators (as relevant) to monitor the risk profile
•Monitoring risk appetite metrics and management measures
against agreed thresholds, including the escalation of breaches
•Understanding the impact of change and/or transformation
activity on the risk and control environment
•Ensuring strategic changes or new product offerings are monitored and impacts understood
Reporting
Economic crime reporting ensures that senior management have full visibility of the Group’s economic crime risk exposure, to enable informed decision making.
Money Laundering Reporting Officer (MLRO) reports are presented annually to the relevant Group-level risk committees.

51	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Liquidity risk
Definition
Liquidity Risk is the risk that the Group has insufficient financial resources to meet its commitments when they fall due or can only secure them at excessive cost.

Level two risks
Funding; Liquidity.
The Risk overview, on page 7, contains a summary of liquidity risk performance and key mitigating actions.
Risk appetite
The Group is commercially required to take liquidity risk to meet its customers’ borrowing and depositing needs and generate shareholder returns.
The Banking Group’s liquidity risk appetite is maintained above regulatory minima in a severe but plausible stress for a reasonable time-period, relying on non-franchise damaging management actions.
For the Banking Group, risk appetite is expressed primarily through the Liquidity Coverage Ratio (LCR) metric, measured in a regulatory defined 30-day severe stress scenario. This is supplemented by additional metrics to manage longer term liquidity stresses, such as the Net Stable Funding Ratio (NSFR).
Identification and assessment
Liquidity exposure represents the potential stressed outflows in any future period, less expected inflows. The Group considers liquidity exposure from both an internal and a regulatory perspective.
ILAAP is the key mechanism for assessing the Group’s liquidity and funding needs. It is completed at least annually and used to ensure that the Group has robust strategies, processes and systems in place to support the identification, measurement, management, monitoring and reporting of liquidity risk over an appropriate set of time horizons.
Liquidity risk appetite is proposed and reviewed at least annually and approved by the Board. It comprises a liquidity risk appetite statement and set of quantitative metrics. This is supported by a suite of management measures.
Scenario analysis and stress testing are used to identify sources of potential liquidity risk, highlight any vulnerabilities identified and propose appropriate remedial action. Reverse stress testing is also performed to identify and assess scenarios that would cause the
Group to fail and to propose mitigating actions to alleviate the risk of failure.
Emerging and topical risk assessments are regularly conducted to identify liquidity risks arising from market conditions, regulatory changes, reputational issues, balance sheet changes and new product offerings. Assessment outputs are used to inform the liquidity risk stress testing framework.
Management and mitigation

Liquidity risk is managed through a series of measures, tests and reports that are primarily based on contractual maturities with behavioural overlays as appropriate. The Group undertakes quantitative and qualitative analysis of the behavioural aspects of its assets and liabilities in order to reflect their expected behaviour.
The Group maintains a diverse, reliable and cost-effective funding structure and strategy, which considers areas such as maturity mismatches, concentration of funding sources, asset encumbrance and stability of funding. The operating plan, which includes an issuance plan, is produced for the Group and its material legal entities ensuring compliance with Board liquidity risk appetite limits across all years of the plan.
The Group considers the cost of liquidity and funding when forming business plans and strategies to ensure liquidity and funding usage is optimised. The transfer pricing mechanism ensures that levels of liquidity risk taken in the Group are controlled and incentivises an optimum funding mix.
A liquid asset buffer of unencumbered high quality liquid assets is held to protect the Group against a range of stress scenarios. The composition and eligibility of marketable assets is considered under business-as-usual and stressed conditions.
The Group manages and monitors liquidity risks and ensures that liquidity risk management systems and arrangements are adequate with regard to the internal risk appetite, Group strategy and regulatory requirements. Liquidity policies and procedures are subject to independent internal oversight by the Risk function. Overseas branches and subsidiaries of the Group may also be required to meet the liquidity requirements of the entity’s domestic country. Management of liquidity requirements is performed by the overseas branch or subsidiary in line with Group policy. The Group plans funding requirements over its planning period, combining business-as-usual and stressed conditions.
The Group manages its liquidity position paying regard to its internal risk appetite, Liquidity Coverage Ratio (LCR) and Net Stable Funding
Ratio (NSFR) as required by the PRA, the Capital Requirements
Directive (CRD V) and the Capital Requirements Regulation (UK CRR)
liquidity requirements.
Monitoring
Daily monitoring and control processes are in place to address internal and regulatory liquidity requirements. A range of market and internal early warning indicators are monitored daily for early signs of liquidity risk in the market or specific to the Group.
A liquidity contingency framework is maintained as part of the
Recovery Plan and sets out strategies for addressing liquidity shortfalls in emergency situations, detailing governance and escalation procedures in the context of a liquidity stress event.
The Recovery Plan is prepared to ensure the Group continues to operate through a liquidity crisis, documents how the Group would respond to a financial stress event and restore itself to a viable position.
Funding concentrations by counterparty, currency and tenor are regularly monitored and, where high levels of concentrations exist, these are managed as part of the operating plan process and limited by the liquidity risk monitoring framework.
Reporting
Liquidity Board Risk Appetite Metrics and a set of management measures are reported to relevant Asset Liability Committee (ALCOs)
and Board as required.
Operational limits are reported to the relevant committee, forum or individual as required.
Regulatory reports required by the PRA, FCA and other regulatory bodies are submitted within mandated timelines and processes are in place to demonstrate, evidence and attest to regulatory compliance.
The Group is subject to the Bank of England’s Resolvability
Assessment Framework (RAF) and ensures appropriate capabilities are in place and documented to support the Funding in Resolution
(FiR) requirements.

52	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Liquidity and funding management in 2025
The Group has maintained its strong funding and liquidity position with a loan to deposit ratio of 99% as at 31 December 2025 (31 December
2024: 98%).Total wholesale funding remained at £69.6 billion as at 31 December 2025 (31 December 2024: £62.6 billion). The Group maintains access to diverse sources and tenors of funding.
The Group’s liquid assets continue to exceed the regulatory minimum and internal risk appetite, with a liquidity coverage ratio (LCR)1 of 135%
as at 31 December 2025 (31 December 2024: 137%). The net stable funding ratio is strong at 119% as at 31 December 2025 (31 December 2024:
124%).
LCR eligible assets1 have reduced to £104.5 billion (31 December 2024: £107.5 billion). These assets are available to meet cash and collateral outflows and regulatory requirements.
The banking business also has a significant amount of non-LCR eligible liquid assets which are eligible for use in a range of central bank or similar facilities. Future use of such facilities will be based on prudent liquidity management and economic considerations, having regard to external market conditions.
The Group’s credit ratings are well positioned and continue to reflect the strength of the Group’s management and franchise, along with its robust financial performance, capital and funding position. In September 2025, S&P upgraded the Group’s issuer credit rating by one notch.
1Based on a monthly simple average over the previous 12 months.
Reconciliation of Lloyds Bank Group funding to the balance sheet (audited)

	Included in funding analysis £bn	Cash collateral received £bn	Fair value and other accounting methods[1] £bn	Balance sheet £bn
At 31 December 2025
Deposits from banks	2.7	0.4	–	3.1
Debt securities in issue at amortised cost	57.7	–	(5.6)	52.1
Subordinated liabilities	9.2	–	(1.2)	8.0
Total wholesale funding	69.6	0.4
Customer deposits	465.2	–	–	465.2
Total	534.8	0.4
At 31 December 2024
Deposits from banks	2.3	0.6	0.2	3.1
Debt securities in issue at amortised cost	51.6	–	(6.3)	45.3
Subordinated liabilities	8.7	–	(1.5)	7.2
Total wholesale funding	62.6	0.6
Customer deposits	451.8	–	–	451.8
Total	514.4	0.6
1The Group enters into derivatives and repurchase and reverse repurchase agreements with various counterparties which are governed by industry standard master netting agreements. The Group holds cash collateral on its balance sheet in respect of these agreements.
Analysis of 2025 total wholesale funding by residual maturity

	Up to 1 month £bn	1 to 3 months £bn	3 to 6 months £bn	6 to 9 months £bn	9 to 12 months £bn	1 to 2 years £bn	2 to 5 years £bn	Over five years £bn	Total at 31 Dec 2025 £bn	Total at 31 Dec 2024 £bn
Deposits from banks	1.8	0.2	0.4	0.3	–	–	–	–	2.7	2.3
Debt securities in issue:
Certificates of deposit issued	–	0.6	1.1	0.7	0.1	–	–	–	2.5	0.5
Commercial paper	–	5.6	5.1	1.0	0.1	–	–	–	11.8	5.0
Senior unsecured notes issued	–	0.7	1.2	1.2	0.3	3.3	7.1	12.0	25.8	29.1
Covered bonds	–	0.9	0.8	0.1	1.0	3.0	4.5	0.8	11.1	11.7
Securitisation notes	–	–	–	0.2	0.5	1.7	3.5	0.6	6.5	5.3
	–	7.8	8.2	3.2	2.0	8.0	15.1	13.4	57.7	51.6
Subordinated liabilities	–	0.5	–	–	–	1.3	3.4	4.0	9.2	8.7
Total wholesale funding[1]	1.8	8.5	8.6	3.5	2.0	9.3	18.5	17.4	69.6	62.6
1The Group’s definition of wholesale funding aligns with that used by other international market participants; including bank deposits, debt securities in issue and subordinated liabilities. Excludes balances relating to cash collateral of £0.4 billion (31 December 2024: £0.6 billion).
Total wholesale funding by currency (audited)

	Sterling £bn	US dollar £bn	Euro £bn	Other currencies £bn	Total £bn
At 31 December 2025	17.1	31.1	15.4	6.0	69.6
At 31 December 2024	16.2	25.4	14.4	6.6	62.6

53	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Analysis of 2025 term issuance (audited)

	Sterling £bn	US dollar £bn	Euro £bn	Other currencies £bn	Total £bn
Securitisation[1]	0.8	–	0.6		1.4
Covered bonds	1.0	–	0.4		1.4
Senior unsecured notes	–	1.0	1.3	0.6	2.9
Subordinated liabilities	–	0.9	0.9	–	1.8
Additional tier 1	0.8	0.8	–	–	1.6
Total issuance	2.6	2.7	3.2	0.6	9.1
1Securitisation includes externally issued notes from significant risk transfer transactions.
Liquidity portfolio
At 31 December 2025, the Group had £104.5 billion of highly liquid unencumbered LCR eligible assets, based on a monthly simple average over the previous 12 months post any liquidity haircuts (31 December 2024: £107.5 billion), of which £99.3 billion was LCR level 1 eligible (31
December 2024: £102.4 billion) and £5.2 billion was LCR level 2 eligible (31 December 2024: £5.1 billion). These assets are available to meet cash and collateral outflows and regulatory requirements.
LCR eligible assets

	Average[1]
	2025 £bn	2024 £bn
Cash and central bank reserves	39.0	43.0
High quality government/MDB/agency bonds[2]	57.9	56.6
High quality covered bonds	2.4	2.8
Level 1	99.3	102.4
Level 2[3]	5.2	5.1
Total LCR eligible assets	104.5	107.5
1Eligible assets are calculated as an average of month-end observations over the previous 12 months post any liquidity haircuts.
2Designated multilateral development banks (MDB).
3Includes Level 2A and Level 2B.
LCR eligible assets by currency

	Sterling £bn	US dollar £bn	Euro £bn	Other currencies £bn	Total £bn
At 31 December 2025
Level 1	75.5	12.4	11.4	–	99.3
Level 2	2.5	0.9	1.0	0.8	5.2
Total[1]	78.0	13.3	12.4	0.8	104.5
At 31 December 2024
Level 1	79.0	11.5	11.9	–	102.4
Level 2	2.4	1.5	0.8	0.4	5.1
Total[1]	81.4	13.0	12.7	0.4	107.5
1Eligible assets are calculated as an average of month-end observations over the previous 12 months post any liquidity haircuts.
The Group also has a significant amount of non-LCR eligible liquid assets which are eligible for use in a range of central bank or similar facilities.
Future use of such facilities will be based on prudent liquidity management and economic considerations, having regard to external market conditions.
Stress testing results
Internal liquidity stress testing results at 31 December 2025 (based on a monthly simple average over the previous 12 months) showed that the
Group had liquidity resources representing 138% of modelled outflows under the Group’s most severe liquidity stress scenario (31 December
2024: 127%). The increase in ratio is explained primarily by a decrease in modelled stress outflows.
This scenario includes a two notch downgrade of the Group’s current long-term debt rating and accompanying one notch short-term downgrade implemented instantaneously by all major rating agencies.

54	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Maturities of financial instrument liabilities (audited)
The table below analyses financial instrument liabilities of the Group on an undiscounted future cash flow basis according to contractual maturity, into relevant maturity groupings based on the remaining period at the balance sheet date; balances with no fixed maturity are included in the over 5 years category. In the case of dated subordinated liabilities, the maturity presented is based on call date where applicable. The Group’s preference shares have partially discretionary coupons and have been included in the below analysis.

	Up to 1 month £m	1 to 3 months £m	3 to 12 months £m	1 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2025
Deposits from banks	1,828	220	738	298	11	3,095
Customer deposits	411,217	17,342	30,312	7,548	462	466,881
Repurchase agreements at amortised cost	10,963	9,750	7,866	6,773	3,147	38,499
Financial liabilities at fair value through profit or loss	1	31	77	1,115	4,557	5,781
Notes in circulation	2,118	–	–	–	–	2,118
Debt securities in issue at amortised cost	154	7,800	14,074	22,548	23,921	68,497
Lease liabilities	31	58	195	426	315	1,025
Subordinated liabilities	22	524	351	6,045	5,631	12,573
Total non-derivative financial liabilities	426,334	35,725	53,613	44,753	38,044	598,469
Derivative financial liabilities:
Gross settled derivatives – outflows	9,274	8,142	5,264	4,924	3,770	31,374
Gross settled derivatives – inflows	(9,180)	(7,994)	(5,207)	(4,194)	(3,070)	(29,645)
Gross settled derivatives – net flows	94	148	57	730	700	1,729
Net settled derivative liabilities	2,322	–	3	30	265	2,620
Total derivative financial liabilities	2,416	148	60	760	965	4,349
At 31 December 2024
Deposits from banks	1,769	342	504	520	105	3,240
Customer deposits	421,432	8,810	18,855	3,396	218	452,711
Repurchase agreements at amortised cost	8,974	5,169	15,300	9,416	–	38,859
Financial liabilities at fair value through profit or loss	9	80	415	640	5,848	6,992
Notes in circulation	2,121	–	–	–	–	2,121
Debt securities in issue at amortised cost	1,363	7,812	5,422	31,428	10,982	57,007
Lease liabilities	23	64	237	554	373	1,251
Subordinated liabilities	23	681	522	3,973	4,859	10,058
Total non-derivative financial liabilities	435,714	22,958	41,255	49,927	22,385	572,239
Derivative financial liabilities:
Gross settled derivatives – outflows	7,535	4,934	7,476	4,956	2,702	27,603
Gross settled derivatives – inflows	(7,329)	(4,683)	(6,953)	(4,332)	(1,597)	(24,894)
Gross settled derivatives – net flows	206	251	523	624	1,105	2,709
Net settled derivative liabilities	3,043	–	21	57	286	3,407
Total derivative financial liabilities	3,249	251	544	681	1,391	6,116
The principal amount for undated subordinated liabilities with no redemption option is included within the over 5 years column; interest of
£16 million (2024: £16 million) per annum is not included beyond 5 years.
An analysis of the Group’s total wholesale funding by residual maturity and by currency is set out on page 52.

55	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Maturities of contingent liabilities, commitments and financial guarantees (audited)
The table below shows the contractual maturity of the Group’s contingents, commitments and financial guarantees. Commitments are shown in the time band containing the earliest date the commitment can be drawn down. For financial guarantee contracts, the maximum amount of the guarantee is allocated to the earliest period in which the guarantee could be called.

	Within 1 year £m	1 to 3 years £m	3 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2025
Acceptances and endorsements	105	–	–	–	105
Other contingent liabilities	1,493	688	364	337	2,882
Total contingent liabilities	1,598	688	364	337	2,987
Lending commitments and guarantees	134,392	297	440	346	135,475
Other commitments	95	–	–	–	95
Total commitments and guarantees	134,487	297	440	346	135,570
Total contingents, commitments and guarantees	136,085	985	804	683	138,557
At 31 December 2024
Acceptances and endorsements	39	–	–	–	39
Other contingent liabilities	1,201	547	204	532	2,484
Total contingent liabilities	1,240	547	204	532	2,523
Lending commitments and guarantees	127,789	559	404	84	128,836
Other commitments	111	–	–	–	111
Total commitments and guarantees	127,900	559	404	84	128,947
Total contingents, commitments and guarantees	129,140	1,106	608	616	131,470
Market risk
Definition
Market risk is defined as the risk that the Group’s capital or earnings profile are adversely affected by changes in market rates or prices, including, but not limited to, interest rates, foreign exchange, equity prices and credit spreads.
Level two risks
Banking book (page 56); Pensions (page 58); Trading book (page 58).
The Risk overview, on page 7, contains a summary of market risk performance and key mitigating actions.
Risk appetite
The Group effectively manages market risk from banking and
insurance activity and is commercially required to engage in trading and direct investment activity, as a necessary component of our business model, to satisfy customer demands and generate stable financial returns.
The Group aims to balance potential returns with the need to safeguard our capital base and is willing to accept fluctuations in earnings that do not trigger mandatory distribution restrictions, even in mild stress market conditions.
Risk appetite is expressed primarily through an earning at risk metric, measured in a mild market risk stress scenario. This is supplemented by additional metrics for specific portfolios, such as the Structural hedge and the Trading Book.
Identification and assessment
The Group ensures that all current and potential future market risks are identified, understood and appropriately managed.
The market risk impacts of complex transactions, new products and significant product changes identified by the Group are reviewed by the Risk function prior to approval. Additionally, the market risk for all products is reviewed and documented through the market risk
attestation process.
Where a new market risk exposure is discovered for example through scenario analysis, stress testing, profit and loss attribution, back-
testing or model review, this must be notified to the Risk function.
Reverse stress testing is also performed to identify and assess scenarios that would cause the Group to fail and to propose
mitigating actions to alleviate the risk of failure.
Market risk appetite is proposed and reviewed at least annually and approved by the Board. It comprises a market risk appetite statement and set of quantitative metrics. This is supported by a suite of management measures.
Management and mitigation
Asset and Liability Committee (ALCO) is responsible for approving and monitoring market risk management techniques, measures and behavioural assumptions.
The transfer pricing process ensures that the level of market risk taken in the Group is controlled and incentivises effective management of market risk. Hedging costs, benefits and risks are incorporated into the Group’s product pricing and contribute to performance
measurement.
All hedgeable banking book market risk exposures in business units are transferred to and centralised within the Corporate Treasury of the relevant legal entity using an appropriate transfer pricing process.
Exposures are then managed by the Corporate Treasury.
Appropriate trading limits are allocated to trading desks. It is the responsibility of first line of defence to manage the risk profile in accordance with these limits on both the desk and trader level, with heads of desks responsible for managing risk within agreed limits.
The long-term financial management of all the Group’s defined benefit pension schemes and the impact of both the current and potential risk management strategy is analysed and monitored by
Group Corporate Treasury to ensure an appropriate financial
management strategy is agreed with the relevant Trustees and implemented.
Monitoring
ALCO and Group Market Risk Committee (GMRC) regularly review high level market risk exposures as part of the wider risk management framework. They also make recommendations to the Board
concerning overall market risk appetite and policy.
Across the Group, appropriate monitoring, reporting and escalation processes are in place for all market risk exposures consistent with the size and complexity of the risk as well as the requirements of the recipients.
Market risk exposures are monitored against market risk appetite and reported to the relevant audience at the appropriate frequency, and reported in accordance with all legal and regulatory requirements.

56	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Reporting
Market risk appetite metrics and a set of management measures are reported to the relevant ALCOs and Board as required.
Operational limits are reported to the relevant committee, forum or individual as required.
Regulatory reports required by the PRA, FCA and other regulatory bodies are submitted within mandated timelines and processes are in place to demonstrate, evidence and attest to regulatory compliance.
Banking activities
Identification and assessment
The Group’s banking activities expose it to the risk of adverse movements in market rates or prices, predominantly interest rates, credit spreads, exchange rates and equity prices. The volatility of market rates or prices can be affected by both the transparency of prices and the amount of liquidity in the market for the relevant asset, liability or instrument.
Interest rate risk
Yield curve risk in the Group’s divisional portfolios, and in the Group’s capital and funding activities, arises from the different repricing characteristics of the Group’s non-trading assets, liabilities and off-
balance sheet positions.
Basis risk arises from the potential changes in spreads between indices, for example where the bank lends with reference to a central bank rate but funds with reference to a market rate, for example,
SONIA, and the spread between these two rates widens or tightens.
Optionality risk arises predominantly from embedded optionality within assets, liabilities or off-balance sheet items where either the
Group or the customer can affect the size or timing of cash flows. One example of this is mortgage prepayment risk where the customer owns an option allowing them to prepay when it is economical to do
so. This can result in customer balances amortising more quickly or slowly than anticipated due to customers’ response to changes in economic conditions.
Foreign exchange risk
Economic foreign exchange exposure arises from the Group’s
investment in its overseas operations. In addition, the Group incurs foreign exchange risk through non-functional currency flows from services provided by customer-facing divisions, the Group’s debt and capital management programmes and is exposed to volatility in its
CET1 ratio, due to the impact of changes in foreign exchange rates on the retranslation of non-sterling-denominated risk-weighted assets.
Equity risk
Equity risk arises primarily from exposure to Lloyds Banking Group share price through deferred shares and deferred options granted to employees as part of their benefits package.
Credit spread risk
Credit spread risk arises largely from: (i) the liquid asset portfolio held in the management of Group liquidity, comprising government, supranational and other eligible assets; (ii) the Credit Valuation
Adjustment (CVA) and Debit Valuation Adjustment (DVA) sensitivity to credit spreads; (iii) a number of the Group’s structured medium-
term notes where the Group has elected to fair value the notes through the profit and loss account; and (iv) banking book assets in
Commercial Banking held at fair value under IFRS 9.
Sensitivities
Interest rate risk exposure is monitored monthly using the following methodologies.
Market value sensitivity considers all repricing mismatches
(behaviourally adjusted where appropriate) in the current balance sheet and calculates the change in market value that would result from an instantaneous 25, 100 and 200 basis points parallel rise or fall in the yield curve. The market value sensitivities are calculated on a static balance sheet using principal cash flows excluding interest, commercial margins and other spread components and are
discounted at the risk-free rate.
Interest income sensitivity measures the impact on future net interest income arising from various economic scenarios. These include instantaneous 25, 100 and 200 basis point parallel shifts in all yield curves and the Group economic scenarios. These scenarios are reviewed every year and are designed to replicate severe but plausible economic events, capturing risks that would not be evident through the use of parallel shocks alone such as basis risk and steepening or flattening of the yield curve.
Unlike the market value sensitivities, the interest income sensitivities incorporate additional behavioural assumptions as to how and when individual products would reprice in response to changing rates.
Reported sensitivities are not necessarily predictive of future performance as they do not capture additional management actions that would likely be taken in response to an immediate, large, movement in interest rates. These actions could reduce the net interest income sensitivity, help mitigate any adverse impacts or they may result in changes to total income that are not captured in the net interest income.
The structural hedging programme managing interest rate risk in the banking book relies on assumptions made around customer
behaviour. A number of metrics are in place to monitor the risks within the portfolio.
The Group has an integrated Asset and Liability Management (ALM)
system which supports non-traded asset and liability management of the Group. This provides a single consolidated tool to measure and manage interest rate repricing profiles (including behavioural assumptions), perform stress testing and produce forecast outputs.
The Group is aware that any assumptions-based model is open to challenge.
A full behavioural review is performed annually, or in response to changing market conditions, to ensure the assumptions remain appropriate and the model itself is subject to annual re-validation, as required under the Lloyds Banking Group model governance policy.
The key behavioural assumptions are:
•Embedded optionality within products
•The duration of balances that are contractually repayable on demand, such as current accounts and overdrafts, together with net free reserves of the Group
•The re-pricing behaviour of managed rate liabilities, such as variable rate savings

57	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Lloyds Bank Group banking activities: market value sensitivity (audited)
The table below shows, split by material currency, the Group’s market value sensitivities to an instantaneous parallel up and down 25 and 100 basis points change to all interest rates.

	2025				2024
	Up 25bps £m	Down 25bps £m	Up 100bps £m	Down 100bps £m	Up 25bps £m	Down 25bps £m	Up 100bps £m	Down 100bps £m
Sterling	21.6	(21.8)	84.6	(89.3)	5.8	(5.9)	22.4	(24.5)
US dollar	(1.8)	1.8	(7.1)	7.4	(1.2)	1.3	(4.8)	5.2
Euro	(4.0)	(0.1)	(15.4)	(0.6)	(1.9)	(1.8)	(7.1)	(7.4)
Other	(1.6)	1.6	(6.5)	6.5	(1.0)	1.0	(3.7)	4.5
Total	14.2	(18.5)	55.6	(76.0)	1.7	(5.4)	6.8	(22.2)
This is a risk-based disclosure and the amounts shown would be amortised in the income statement over the duration of the portfolio.
The market value sensitivity has increased year-on-year as a result of increased customer prepayments for fixed mortgages.
Lloyds Bank Group banking activities: market value sensitivity to a steepening and flattening of the yield curve (audited)
The table below shows supplementary value sensitivity to a steepening and flattening (c.100 basis points around the three-year point) in the yield curve. This ensures there are no unintended consequences to managing risk to parallel shifts in rates.

	2025		2024
	Steepener £m	Flattener £m	Steepener £m	Flattener £m
Sterling	7.2	(8.2)	(1.0)	(0.4)
US dollar	2.7	(2.6)	(1.2)	1.3
Euro	(8.5)	(1.9)	(11.6)	2.0
Other	3.3	(3.3)	(2.5)	3.1
Total	4.7	(16.0)	(16.3)	6.0
Lloyds Bank Group banking activities: three-year net interest income sensitivity (audited)
The table below shows the banking book net interest income sensitivity on a one- to three-year forward-looking basis to an instantaneous parallel up 25, down 25, up 50 and down 50 basis points change to all interest rates.

	2025			2024
	Year 1 £m	Year 2 £m	Year 3 £m	Year 1 £m	Year 2 £m	Year 3 £m
Up 50bps	211	362	642	227	333	555
Up 25bps	106	182	322	114	167	277
Down 25bps	(127)	(185)	(326)	(146)	(168)	(278)
Down 50bps	(252)	(372)	(655)	(294)	(338)	(557)
Year 1 net interest income sensitivity, to both up and down shocks, has decreased slightly year-on-year mostly as a result of changing customer deposit behaviour and structural hedge activity.
The overall three-year net interest income sensitivity to up and down 25 basis points and 50 basis points shocks is largely due to reinvestment of structural hedge maturities in years two and three.
The sensitivities are illustrative and do not reflect new business margin implications and/or pricing actions, other than as outlined.
The following assumptions have been applied:
•Instantaneous parallel shift in interest rate curve, including bank base rate
•Balance sheet remains constant
•Illustrative 50% pass-through on deposits and 100% pass-through on assets, which could be different in practice
Basis risk, foreign exchange, equity and credit spread risks are measured primarily through scenario analysis by assessing the impact on profit before tax over a 12-month horizon arising from a change in market rates, and reported within the Board risk appetite on a monthly basis.
Supplementary measures such as sensitivity and exposure limits are applied where they provide greater insight into risk positions. Frequency of reporting supplementary measures varies from daily to quarterly appropriate to each risk type.

58	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Management and mitigation

The Group’s policy is to optimise reward while managing its market risk exposures within the risk appetite defined by the Board. Lloyds Banking
Group’s market risk policy and procedures outlines the hedging process, and the centralisation of risk from business units into Group Corporate
Treasury (GCT), for example via the transfer pricing framework. GCT is responsible for managing the centralised risk and does this through natural offsets of matching assets and liabilities, and appropriate hedging activity of the residual exposures, subject to the authorisation and mandate of ALCO within the Board risk appetite. The hedges are externalised to the market by derivative desks within GCT and the
Commercial Bank. The Group mitigates income statement volatility through hedge accounting. This reduces the accounting volatility arising from the Group’s economic hedging activities and any hedge
accounting ineffectiveness is continuously monitored.
The Group establishes hedge accounting relationships for interest rate risk components using cash flow hedges and fair value hedges. The
Group is exposed to cash flow interest rate risk on its variable rate loans and deposits together with its floating rate subordinated debt. The derivatives used to manage the structural hedge may be designated into cash flow hedges to manage income statement volatility. The economic items related to the structural hedge, for example current accounts, are not eligible hedged items under IAS 39 for inclusion into accounting hedge relationships. The Group is exposed to fair value interest rate risk on its fixed rate customer loans, its fixed rate customer deposits and the majority of its subordinated debt.
Hedge ineffectiveness arises during the management of interest rate risk due to residual unhedged risk. Sources of ineffectiveness, which the
Group may decide to not fully mitigate, can include basis differences, timing differences and notional amount differences. The effectiveness of accounting hedge relationships is assessed between the hedging derivatives and the documented hedged item, which can differ to the underlying economically hedged item.
The largest residual risk exposure arises from balances that are deemed to be insensitive to changes in market rates (including current accounts, a portion of variable rate deposits and investable equity), and is managed through the Group structural hedge. Consistent with the Group’s strategy to deliver stable returns, ALCO seeks to minimise large reinvestment risk, and to smooth earnings over a range of investment tenors. The structural hedge consists of longer-term fixed rate assets or interest rate swaps and the amount and duration of the hedging activity is reviewed regularly by ALCO.
The Group exposure to pipeline and prepayment risks are managed through hedging in line with expected customer behaviour. These are appropriately monitored and controlled through divisional ALCOs.
Economic foreign exchange exposures arising from non-functional currency flows are identified by divisions and transferred and managed centrally. The Group also has a policy of forward hedging its forecasted currency profit and loss to year end.

The Group’s structural foreign currency exposure is represented by its investments in overseas subsidiaries and branches which create capital resources denominated in foreign currencies, principally USD and EUR.
Gains or losses on structural foreign currency exposures are taken to reserves, resulting in a movement in CET1 capital. The Group’s main overseas operations are in America and Europe and do not represent a significant proportion on its overall portfolio.
The Group makes use of both accounting and economic foreign
exchange exposures, as an offset against the impact of changes in foreign exchange rates on the value of non-sterling-denominated risk-
weighted assets. This involves the holding of a structurally open currency position; sensitivity is minimised where, for a given currency, the ratio of the structural open position to risk-weighted assets equals the CET1 ratio. Continually evaluating this structural open currency position against evolving non-sterling-denominated risk-weighted assets mitigates volatility in the Group’s CET1 ratio.

The Group manages foreign currency accounting exposure via cash flow hedge accounting, utilising currency swaps and forward foreign exchange trades. All non-structural foreign exchange exposures in the non-trading book are managed centrally within allocated exposure limits.

Monitoring
The appropriate limits and triggers are monitored by senior executive committees within the Banking divisions. Banking assets, liabilities and associated hedging are actively monitored and if necessary rebalanced to be within agreed tolerances.
Defined benefit pension schemes
Identification and assessment
The Group’s defined benefit pension schemes are exposed to risks that impact their assets and liabilities, that could adversely impact the Group.
•The liability discount rate exposes the Group to interest rate risk and credit spread risk, which is partially offset by fixed interest assets, such as government and corporate bonds and swaps
•Increases to pensions in deferment and in payment expose the
Group to inflation risk, which is partially offset by real assets, such as index-linked gilts and swaps
•The schemes’ asset holdings expose the Group to investment risk.
Assets are invested in a diversified portfolio of debt securities, equities and other return-seeking assets
•The schemes’ membership exposes the Group to longevity risk, which is partially offset by longevity swap assets.
For further information on defined benefit pension scheme assets and liabilities please refer to note 11 to the consolidated financial statements on page 97.
The schemes are assessed on a number of different measures for differing purposes, including but not limited to, the IAS 19 accounting basis for annual reporting and accounts, and the Trustees’ Technical
Provisions funding basis for agreeing contributions into the schemes.
Management of the schemes’ assets is primarily the responsibility of the Trustees of the schemes, who are responsible for setting the investment strategy in consultation with the Group, and, for agreeing funding requirements with the Group as part of the triennial valuation process.
Pension scheme risks are measured and monitored using a number of different metrics and use a range of techniques including scenario analysis and stress testing.
Management and mitigation
The Group takes an active involvement in agreeing risk mitigation strategies with the schemes’ Trustees.
The current and long-term investment strategy is regularly reviewed to ensure an appropriate balance of risk. An interest rate and inflation hedging programme is in place to reduce liability risk and the schemes hold a diversified portfolio of debt securities and other return seeking assets.
The merits of longevity risk transfer and hedging solutions are reviewed regularly, and the Trustees have put in place longevity swaps to mitigate longevity risk.
Monitoring
In addition to the wider risk management framework, governance of the schemes includes a specialist Group Pensions Committee.
The surplus, or deficit, in the schemes is tracked regularly along with various single factor and scenario stresses which consider the risks to the assets and liabilities holistically. Key metrics are monitored regularly including the impact on the Group’s capital resources of the schemes, the performance against risk limits and triggers, and the performance of the hedged asset and liability matching positions.
Trading portfolios
Identification and assessment
The Group’s trading activity is small relative to its peers. The Group’s trading activity is undertaken primarily to meet the financial requirements of commercial and retail customers for foreign exchange and interest rate products. These activities support customer flow and market making activities.

59	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
All trading activities are performed within the Commercial Banking division. While the trading positions taken are generally small, any extreme moves in the main risk factors and other related risk factors could cause significant losses in the trading book depending on the positions at the time. The average 95% 1-day trading VaR (Value at
Risk; diversified across risk factors) was £0.04million for 31 December
2025 compared to £0.05 million for 31 December 2024.
Trading market risk measures are applied to all of the Group’s regulatory trading books and they include daily VaR, sensitivity-based measures, and stress testing calculations.
The Group internally uses stress testing as the primary risk measure, complemented by VaR, for all trading book positions.
The risk of loss measured by the VaR model is the loss in earnings which is not expected to be exceeded with 95% confidence. The total and average trading VaR numbers reported below have been obtained after the application of the diversification benefits across the five risk types. The maximum and minimum VaR reported for each risk
category did not necessarily occur on the same day as the maximum and minimum VaR reported at Group level.
The Group’s closing VaR, allowing for diversification, on 31 December
2025 across interest rate risk, foreign exchange risk, equity risk, credit spread risk and inflation risk was less than £0.05 million. During the year ended 31 December 2025, the Group’s minimum diversified VaR was less than £0.04 million, its average VaR was £0.04 million and maximum VaR was £0.14 million.
For the year ended 31 December 2025, excluding the effects of diversification, the maximum total VaR for all of the above risks was
£0.14 million, the average total VaR was £0.04 million and minimum
VaR was less than £0.04 million. The closing VaR on 31 December
2025, excluding the effects of diversification, was less than £0.05 million.
For the year ended 31 December 2025, the average interest rate risk
VaR was £0.04 million, the maximum interest rate risk VaR was £0.14 million and the minimum interest rate risk VaR was less than £0.04 million. The minimum, maximum and average VaR for all other risk types was less than £0.02 million. As at 31 December 2025, the closing
VaR for all risk types was less than £0.05 million.
The market risk for the trading book continues to be low relative to the size of the Group and in comparison to peers. This reflects the fact that the Group’s trading operations are customer-centric and focused on hedging and recycling client risks.
Although it is an important market standard measure of risk, VaR has limitations. One of them is the use of a limited historical data sample which influences the output by the implicit assumption that future market behaviour will not differ greatly from the historically observed period. Another known limitation is the use of defined holding periods which assumes that the risk can be liquidated or hedged within that holding period. Also calculating VaR at the chosen confidence interval does not give enough information about potential losses which may occur if this level is exceeded. The Group fully recognises these limitations and supplements the use of VaR with a variety of other measurements which reflect the nature of the business activity. These include detailed sensitivity analysis, position reporting and a stress testing programme.
Management and mitigation
The level of exposure is controlled by establishing and communicating the approved risk limits and controls through policies and procedures that define the responsibility and authority for risk taking. Market risk limits are clearly and consistently communicated to the business. Any new or emerging risks are brought within risk reporting and defined limits.
Monitoring
Trading risk is monitored daily against 1-day 95% VaR and stress testing limits. These limits are complemented with position level action triggers and profit and loss referrals. Risk and position limits are set and managed at both desk and overall trading book levels. They are reviewed at least annually and can be changed as required within the overall Group risk appetite framework.
Model risk
Definition
Model risk is the potential for adverse consequences from model errors or the inappropriate use of modelled outputs to inform business decisions. Adverse consequences could lead to a
deterioration in the prudential position, non-compliance with applicable laws and/or regulations, or damage to the Group’s reputation. Model risk can also lead to financial loss, as well as qualitative limitations such as the imposition of restrictions on business activities.
The Risk overview, on page 7, contains a summary of model risk performance and key mitigating actions.
Risk appetite
Models underpin a broad range of activities which are essential in supporting the Group’s strategy. The Group manages model risk to prevent potential adverse consequences arising from model errors or the inappropriate use of modelled outputs to inform business decisions.
Risk appetite is expressed through tolerances measuring the
effectiveness of the model risk control framework and model use.
Identification and assessment
The Group uses models to support a broad range of activity, including:
•Capital adequacy calculation
•Formulating business strategies
•Informing business decisions
•Identifying and measuring risks
•Credit decisioning
•Fraud and economic crime
•Pricing models
•Impairment calculation
•Stress testing and forecasting
•Market risk measurement
These models use quantitative methods to process input data into quantitative or qualitative outputs which have a quantitative measure associated with them. They use simplifications of complex real-world systems and processes, therefore the use of models creates model risk.
The wide scope and breadth of coverage leads to model risk exposure across a number of the Group’s principal activities.
A comprehensive discovery exercise has been undertaken across the
Group to identify all models (and in-scope deterministic quantitative methods), complimented with model risk training to help colleagues with continued identification.
All models which are under development, implemented for use, or decommissioned are recorded in the model inventory. The inventory contains a record of all direct and indirect model interdependencies to obtain a better understanding of aggregate model risk.
A risk-based model tiering approach is used to prioritise validation activities and to identify and classify those models that pose the most risk to the Group. All models are assigned a model tier by the model owner, based on model materiality and complexity. Challenge by independent validation teams is provided where appropriate.
Management and mitigation
The Group manages model risk to prevent potential adverse
consequences arising from model errors or the inappropriate use of modelled outputs to inform business decisions. Adverse consequences could lead to deterioration in the prudential position, non-compliance with applicable laws and/or regulations, or damage to the Group’s reputation.
Model risk can also lead to financial loss, as well as qualitative limitations such as the imposition of restrictions on business activities.
Material models are independently validated to ensure model risks are appropriately identified, assessed and mitigated. The model
validation process provides ongoing, independent and effective challenge to model performance and use. The outputs of the
validation are documented in a model validation report, which outlines findings and assigns an independent risk rating.

60	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
New model developments, material changes to existing models
or new model uses all require pre-approval before implementation and use.
Model issues and limitations are identified throughout the model lifecycle. Detailed action plans are created to remediate model issues and are captured in the model inventory. Model limitations are clearly outlined within model development documentation.
Post model adjustments can be used after model approval to mitigate model weaknesses where unforeseen risks and uncertainties are not adequately reflected in models. There must be a clear rationale for use.
The evolution of AI systems will support the Group in increasing productivity and reimagining the customer experience through innovative solutions. However, these advancements introduce unique model risks. To address these risks, additional controls are being developed to support the safe and controlled use of the Group’s AI aspirations.
Monitoring
Ongoing performance monitoring is undertaken to assess model performance against established tolerances.
Periodic validations performed by both the model owner and
independent validation teams provide an in-depth assessment of fitness for purpose, at a frequency and depth determined by the model’s risk tier.
Reporting
Board model risk appetite metrics and management measures are reported to the Board and Group Model Governance Committee as
required. This provides senior management with visibility of the
Group’s model risk exposure.
Regulatory reports required by the PRA are submitted within
mandated timelines. Processes are in place to demonstrate, evidence and attest to regulatory compliance.
Operational risk
Definition
Operational risk is defined as the risk of actual or potential impact to the Group (financial and/or non-financial) resulting from inadequate or failed internal processes, people, and systems or from external events.
Resilience is core to the management of operational risk within the
Group to ensure that business processes (including those that are outsourced) can withstand operational risks and can respond to and meet customer and stakeholder needs when continuity of operations is compromised.
Level two risks
Business continuity; Change execution; Data and privacy; Financial reporting and tax; Health, safety and premises; Information, cyber and physical security; Internal and external supplier; IT systems;
Payments and transaction execution; People
The Risk overview, on page 8, contains a summary of operational risk performance and key mitigating actions.
Risk appetite
The Group manages and mitigates inherent operational risk to serve our customers and meet our strategic objectives, however accepts that it is not practical or economic to avoid all operational risks.
The Group accepts that operational disruption and material
operational risk events may occur. When they do, it responds quickly, seeking to protect customers, the Group, and the wider market from non-financial impacts and prevent reoccurrence.
Risk appetite is expressed through individual tolerances for each of the Group’s operational risks, allowing risk decisions to be taken within clear boundaries.
Identification and assessment
The principal operational risk to the Group covers a number of level two operational risks, which could result in customer harm, unfair outcomes, colleague detriment, financial loss, regulatory censure and/
or reputational damage. A number of these risks could increase where there is a reliance on third-party suppliers to provide services to the
Group or its customers.
Horizon scanning is used to identify both medium- and long-term operational risks that could affect the ability to achieve strategic objectives. Similarly, the emerging and topical risks provide a forward-
looking view of themes with the potential to alter execution of strategy or operations in the medium to long term.
Scenario analysis and loss forecasting form an integral part of identifying operational risk, focusing on severe but plausible events that have an impact on customers, colleagues, reputation, or finances.
Scenario analysis findings are used to inform risk management activity, such as identifying control improvements or risk exposures that are not fully understood. New scenarios or enhancements to existing scenarios are identified by considering emerging risks, threats, or changes to the risk profile. Loss forecasting feeds directly into capital planning.

61	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Operational risk events by risk category (losses greater than or equal to £10,000)

	% of total volume		% of total losses
	2025	2024[1]	2025	2024[1]
Business disruption and system failures	0.44	1.04	0.08	0.74
Clients, products and business practices[2]	2.00	1.91	81.44	82.58
Damage to physical assets	0.03	0.17	–	0.02
Employee practices and workplace safety	0.29	0.60	0.04	0.23
Execution, delivery and process management	5.43	11.84	9.41	7.66
External fraud[3]	91.68	84.17	9.03	8.76
Internal fraud[3]	0.13	0.27	–	0.01
Total	100.00	100.00	100.00	100.00
12024 figures have been restated to reflect any losses that occurred during the year and were captured after the 2024 financial year-end.
2The risk management of clients, products and business practices is outlined within conduct risk, on page 29.
3Fraud level two risk is explained in further detail under economic crime risk on page 50.
Management and mitigation
Controls are activities performed to reduce the likelihood of a risk occurring or the impact of a risk should it occur. Controls are established across the business and can be preventative, detective, or relate to recovery. Controls can also be manual, semi or fully automated, and their performance is monitored. All types of controls come together to form a robust control environment.
Key controls, defined as those providing the greatest defence against risks materialising, are identified and assessed as part of the Group’s
Risk and Control Self Assessment (RCSA) process to ensure they are adequately designed and operating effectively.
Issues and actions are used to address identified risk exposure or weaknesses in the control environment in a consistent manner.
The operational risk events by risk category table above shows high level loss and event trends for the Group using Basel II categories.
Based on data captured on the Group’s RCSA, in 2025 the highest frequency of events occurred in external fraud with 92% of the total volume. Clients, products and business practices accounted for the highest losses by value at 81%. Conduct risks are explained in further detail on page 29. Operational risk losses and scenario analysis is used to inform the Internal Capital Adequacy Assessment Process (ICAAP).
The Group calculates its minimum (Pillar I) operational risk capital requirements using The Standardised Approach (TSA). Pillar II is calculated using internal and external loss data and severe but plausible scenarios that may occur in the next 12 months.
Specific mitigating actions for level two operational level risks are:
Business continuity
The Group remains committed to managing operational resilience risks and ensuring lessons are learned from internal and external events of disruption, which may have an impact on the Group’s ability to continue operations. The Group’s priority is centred on minimising any potential impacts to the Group and its customers, as well as the wider financial sector and UK economy, such as through scenario analysis and testing, business continuity, supplier exit planning and implementation of ‘resilience by design’.
Change execution
The Group takes a range of mitigating actions with respect to change execution risk.
These include the following:
•Ensuring there are sufficient, appropriately skilled colleagues to support the safe delivery of the Group’s current and future change portfolio
•Businesses assess the potential impacts of undertaking any change activity on their ability to execute effectively, on customers and colleagues and on the potential consequences for existing business risk profiles
•Ensuring compliance with the change policy and associated
policies and procedures, which set out the principles and key controls that apply across the business and are aligned to the
Group’s risk appetite
•The implementation of effective governance and control
frameworks to ensure adequate controls are in place to manage change activity and act to mitigate the change execution risks identified. These controls, such as testing, are monitored in line with the change policy and RMF
•Events and incidents related to change activities are escalated and managed appropriately in line with risk framework guidance
Data and privacy
The Group continues to invest to reduce data risk exposure, by:
•Delivering a strategy focused on data management and culture, data-driven insights, platforms, tooling and AI-enablement
•Enhancing data quality and capability, such as standardised controls implemented across critical data elements
•Embedding data privacy impact assessments in the processing of high-risk data
Financial reporting and tax
The Group maintains risk management systems and internal controls relating to the financial reporting and tax processes ensuring:
•The consistent and appropriate application of accounting policies, the accurate recording of transactions, which are undertaken in accordance with delegated authorities, and safeguarding of assets with liabilities properly stated
•The calculation, preparation and reporting of financial, regulatory
(financial) and tax outcomes in accordance with applicable
International Financial Reporting Standards, statutory and
regulatory requirements, such as the UK Finance Code for Financial
Reporting Disclosure and the US Sarbanes-Oxley Act
•Ongoing monitoring to assess the impact of emerging regulation and legislation on financial, regulatory (financial) and tax reporting
•An accurate view of the Group’s performance to allow the Board and senior management to appropriately manage the affairs and strategy of the business and each of its regulated entities

62	Lloyds Bank plc Annual Report and Accounts 2025
Risk management continued
Health and safety and premises
The Group strives to ensure compliance with legal and regulatory requirements, embedding compliant and appropriate colleague
behaviours in line with its policies, values and people risk priorities.
The Group continues to monitor horizon scanning, risk assessments and any incident information to continually improve its health, safety and premises risk management. Colleagues also regularly complete health and safety training to ensure that policies, standards, procedures, processes and practices are understood and implemented effectively.
Information, cyber and physical security
The Group adopts a risk-based approach to mitigate cyber threats it faces. Specifically, the Group continues to enhance access controls across certain business applications and associated IT infrastructure.
The effective operation of the Group’s estate is supported by an IT and Cyber Security Governance framework, guided by a threat-based strategy which underpins investment decisions. The ongoing
protection of the estate and confidentiality of material information is ensured through adherence to the Group Security Policy which has been aligned to industry good practice including the NIST Cyber
Security Framework; and material laws and regulations. The Group engages a specialist third-party consultancy on a periodic basis, to assess the maturity of its cyber security programme, in assessing, identifying and managing material risks from cyber security threats.
The Lloyds Banking Group and Ring-Fenced Banks Risk Committee is
responsible for ensuring that management has processes in place designed to identify and evaluate information, cyber and security risks that the Group is exposed to, implementing processes and
programmes to manage these risks and mitigate related incidents within appetite. The Board Risk Committee (BRC) continues to be supported by the IT and Cyber Advisory Forum (ITCAF), which is attended by the BRC chair and other Board members. ITCAF
dedicates time and attention to reviewing and challenging risks associated with IT infrastructure, IT strategy, IT resilience and cyber risks. Senior management is responsible for identifying, considering and assessing material IT systems and security risks on an ongoing basis, establishing processes to ensure that such potential risk exposures are monitored, putting in place appropriate mitigation measures and maintaining control improvement programmes.
Internal and external supplier
The threat landscape associated with third party suppliers and the critical services they provide continues to receive a significant amount of attention. The Group acknowledges the importance of control and responsibility for critical business services and processes, which could cause significant harm to the Group’s customers
The Group segments its suppliers by criticality and has processes in place to support ongoing supplier management, including:
•Policy expectations are underpinned by standards, notably the sourcing and supply chain management framework
•All material arrangements are set out in written agreements and based on Group standard terms, which comply with regulations, including the expectation that all sub-outsourcing is managed in line with the supplier’s contractual obligations to the Group
•A risk-proportionate process exists for onboarding and managing third-party arrangements through the life cycle
•Pre-outsourcing and ongoing risk assessments to identify key operational and financial risks, including on-site or virtual assurance for suppliers with a higher criticality assessment
•Assessments drive the level of ongoing supplier governance, assurance and monitoring. For example, the Group provides
training and other resources to its suppliers to support IT systems and information security resilience in its supply chain
IT systems
The Group continues its journey to simplify its technology estate, in line with its strategy, through the targeted simplification of legacy applications, infrastructure platforms and on-premise data centres.
The Group has controls in place to manage legacy technology, IT change and monitoring, incident management and recovery. IT
disaster recovery is a key capability to recover from multiple scenarios, ranging from likely and medium impact (such as
infrastructure failure for a single application), to low likelihood with severe or material impact scenarios, such as the loss of a data centre or cloud region.
People
The Group takes many mitigating actions with respect to people risk.
Key areas of focus include:
•Focusing on leadership and colleague engagement, through
delivery of strategies to attract, retain and develop high calibre people together with a focus on creating a strong and resilient talent pipeline
•Continued focus on the Group’s culture and inclusivity strategy by developing and delivering initiatives that reinforce the appropriate behaviours which generate the best possible long- term outcomes for customers and colleagues
•Managing organisational capability and capacity through divisional people strategies to ensure there are the right skills and resources to meet customers’ needs and deliver the Group’s strategic plan
•Ensuring colleague wellbeing strategies and support are in place to meet colleague needs, alongside skills and capability growth required to maximise the potential of our people
•Ensuring compliance with legal and regulatory requirements, embedding compliant and appropriate colleague behaviours in line with Group policies, values and its people risk priorities
•Reviewing and enhancing people processes to ensure they are fit for purpose and operationally resilient
Payments and transaction execution
The Group adopts a robust approach to minimising risks associated with payments or transaction execution, which may have an impact on customers, clients, or internal operations. This includes processing and execution failures relating to clients and products, such as errors in payment processing or management of payments and claims,
including those where a third party is operating on the Group’s behalf.
Monitoring
Events and their associated impacts are identified, escalated and recorded to ensure that losses are managed in line with risk appetite, with some events requiring immediate notification to the regulator.
Effective root cause analysis is undertaken to identify issues that need to be resolved and where action is necessary to strengthen the control environment, including resilience. Events data is also used to inform the amount of capital required to cover unexpected severe
operational risk losses.
Changes to the internal and external environment are regularly monitored to ensure there is an accurate and up-to-date view of the operational risk profile. This includes but is not limited to:
•Utilising outputs from horizon scanning to determine changes in regulatory obligations or the external environment
•Using key risk, control and performance indicators (as relevant) to monitor the risk profile
•Monitoring risk appetite metrics and management measures
against agreed thresholds, including the escalation of breaches
•Understanding the impact of change and/or transformation
activity on the risk and control environment
•Ensuring strategic changes or new product offerings are monitored and impacts understood
Reporting
Operational risk reporting ensures senior management has full visibility of the Group’s operational risk exposure to enable informed decision making.

63	Lloyds Bank plc Annual Report and Accounts 2025
Forward-looking statements
This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as
amended, and section 27A of the US Securities Act of 1933, as amended, with respect to the business, strategy, plans and/or results of Lloyds
Bank plc together with its subsidiaries (the Lloyds Bank Group) and its current goals and expectations. Statements that are not historical or current facts, including statements about the Lloyds Bank Group’s or its directors’ and/or management’s beliefs and expectations, are forward-
looking statements. Words such as, without limitation, ‘believes’, ‘achieves’, ‘anticipates’, ‘estimates’, ‘expects’, ‘targets’, ‘should’, ‘intends’,
‘aims’, ‘projects’, ‘plans’, ‘potential’, ‘will’, ‘would’, ‘could’, ‘considered’, ‘likely’, ‘may’, ‘seek’, ‘estimate’, ‘probability’, ‘goal’, ‘objective’, ‘deliver’,
‘endeavour’, ‘prospects’, ‘optimistic’ and similar expressions or variations on these expressions are intended to identify forward-looking statements. These statements concern or may affect future matters, including but not limited to: projections or expectations of the Lloyds
Bank Group’s future financial position, including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets (RWAs), expenditures or any other financial items or ratios;
litigation, regulatory and governmental investigations; the Lloyds Bank Group’s future financial performance; the level and extent of future impairments and write-downs; the Lloyds Bank Group’s ESG targets and/or commitments; statements of plans, objectives or goals of the
Lloyds Bank Group or its management and other statements that are not historical fact and statements of assumptions underlying such statements. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon circumstances that will or may occur in the future. Factors that could cause actual business, strategy, targets, plans and/or results (including but not limited to the payment of dividends) to differ materially from forward-looking statements include, but are not limited to: general economic and business conditions in the UK and internationally (including in relation to tariffs); imposed and threatened tariffs and changes to global trade policies; acts of hostility or terrorism and responses to those acts, or other such events; geopolitical unpredictability; the war between Russia and Ukraine; the escalation of conflicts in the Middle East; the tensions between China and Taiwan; political instability including as a result of any UK general election; market related risks, trends and developments; changes in client and consumer behaviour and demand; exposure to counterparty risk; the ability to access sufficient sources of capital, liquidity and funding when required; changes to the
Lloyds Bank Group’s or Lloyds Banking Group plc’s credit ratings; fluctuations in interest rates, inflation, exchange rates, stock markets and currencies; volatility in credit markets; volatility in the price of the Lloyds Bank Group’s securities; natural pandemic and other disasters; risks concerning borrower and counterparty credit quality; risks affecting defined benefit pension schemes; changes in laws, regulations, practices and accounting standards or taxation; changes to regulatory capital or liquidity requirements and similar contingencies; the policies and actions of governmental or regulatory authorities or courts together with any resulting impact on the future structure of the Lloyds Bank
Group; risks associated with the Lloyds Bank Group’s compliance with a wide range of laws and regulations; assessment related to resolution planning requirements; risks related to regulatory actions which may be taken in the event of a bank or Lloyds Bank Group or Lloyds Banking
Group failure; exposure to legal, regulatory or competition proceedings, investigations or complaints; failure to comply with anti-money laundering, counter terrorist financing, anti-bribery and sanctions regulations; failure to prevent or detect any illegal or improper activities;
operational risks including risks as a result of the failure of third party suppliers; conduct risk; risks related to new and emerging technologies, including artificial intelligence; technological changes and risks to the security of IT and operational infrastructure, systems, data and information resulting from increased threat of cyber and other attacks; technological failure; inadequate or failed internal or external processes or systems; risks relating to ESG matters, such as climate change (and achieving climate change ambitions) and decarbonisation, including the
Lloyds Bank Group’s or the Lloyds Banking Group’s ability along with the government and other stakeholders to measure, manage and mitigate the impacts of climate change effectively, and human rights issues; the impact of competitive conditions; failure to attract, retain and develop high calibre talent; the ability to achieve strategic objectives; the ability to derive cost savings and other benefits including, but without limitation, as a result of any acquisitions, disposals and other strategic transactions; inability to capture accurately the expected value from acquisitions; and assumptions and estimates that form the basis of the Lloyds Bank Group’s financial statements. A number of these influences and factors are beyond the Lloyds Bank Group’s control. Please refer to the latest Annual Report on Form 20-F filed by Lloyds Bank plc with the US Securities and Exchange Commission (the SEC), which is available on the SEC’s website at www.sec.gov, for a discussion of certain factors and risks. Lloyds Bank plc may also make or disclose written and/or oral forward-looking statements in other written materials and in oral statements made by the directors, officers or employees of Lloyds Bank plc to third parties, including financial analysts. Except as required by any applicable law or regulation, the forward-looking statements contained in this document are made as of today’s date, and the Lloyds
Bank Group expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this document whether as a result of new information, future events or otherwise. The information, statements and opinions contained in this document do not constitute a public offer under any applicable law or an offer to sell any securities or financial instruments or any advice or recommendation with respect to such securities or financial instruments.

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73	Lloyds Bank plc Annual Report and Accounts 2025
Consolidated income statement
for the year ended 31 December

	Note	2025 £m	2024 £m	2023 £m
Interest income		28,208	28,386	25,300
Interest expense		(14,845)	(15,794)	(11,591)
Net interest income	5	13,363	12,592	13,709
Fee and commission income		2,515	2,416	2,456
Fee and commission expense		(1,254)	(1,478)	(1,104)
Net fee and commission income	6	1,261	938	1,352
Net trading income	7	523	597	384
Other operating income	8	3,282	2,944	2,922
Other income		5,066	4,479	4,658
Total income		18,429	17,071	18,367
Operating expenses	9	(12,165)	(11,927)	(10,968)
Impairment	13	(792)	(456)	(343)
Profit before tax		5,472	4,688	7,056
Tax expense	14	(1,616)	(1,202)	(1,849)
Profit for the year		3,856	3,486	5,207

Profit attributable to ordinary shareholders		3,425	3,101	4,858
Profit attributable to other equity holders		404	363	334
Profit attributable to equity holders		3,829	3,464	5,192
Profit attributable to non-controlling interests		27	22	15
Profit for the year		3,856	3,486	5,207
The accompanying notes are an integral part of the consolidated financial statements.

74	Lloyds Bank plc Annual Report and Accounts 2025
Consolidated statement of comprehensive income
for the year ended 31 December

	2025 £m	2024[1] £m	2023[1] £m
Profit for the year	3,856	3,486	5,207
Other comprehensive income
Items that will not subsequently be reclassified to profit or loss:
Post-retirement defined benefit scheme remeasurements:
Remeasurements before tax	(520)	(768)	(1,633)
Current tax	50	50	376
Deferred tax	85	154	52
	(385)	(564)	(1,205)
Gains and losses attributable to own credit risk:
Losses before tax	(126)	(78)	(234)
Deferred tax	35	22	66
	(91)	(56)	(168)

	(476)	(620)	(1,373)

Items that may subsequently be reclassified to profit or loss:
Movements in revaluation reserve in respect of debt securities held at fair value through other comprehensive income:
Change in fair value	117	(52)	(41)
Current tax	1	1	1
Deferred tax	(32)	14	11
	86	(37)	(29)
Income statement transfers in respect of disposals	108	157	140
Deferred tax	(33)	(44)	(38)
	75	113	102
Income statement transfers in respect of impairment	(1)	(3)	(2)
	160	73	71
Movements in cash flow hedging reserve:
Effective portion of changes in fair value taken to other comprehensive income	378	(2,317)	725
Deferred tax	(106)	649	(207)
	272	(1,668)	518
Net income statement transfers	1,762	2,297	1,517
Deferred tax	(493)	(643)	(421)
	1,269	1,654	1,096
	1,541	(14)	1,614

Movements in foreign currency translation reserve (tax: £nil)	70	(65)	(33)

	1,771	(6)	1,652

Total other comprehensive income (loss) for the year, net of tax	1,295	(626)	279
Total comprehensive income for the year	5,151	2,860	5,486

Total comprehensive income attributable to ordinary shareholders	4,720	2,475	5,137
Total comprehensive income attributable to other equity holders	404	363	334
Total comprehensive income attributable to equity holders	5,124	2,838	5,471
Total comprehensive income attributable to non-controlling interests	27	22	15
Total comprehensive income for the year	5,151	2,860	5,486
1Current tax and deferred tax impacts, previously shown in aggregate for each reserve, are now presented alongside each line item. Comparatives are represented on a consistent basis.
The accompanying notes are an integral part of the consolidated financial statements.

75	Lloyds Bank plc Annual Report and Accounts 2025
Consolidated balance sheet
at 31 December

	Note	2025 £m	2024 £m
Assets
Cash and balances at central banks		37,720	42,396
Financial assets at fair value through profit or loss	16	2,279	2,321
Derivative financial instruments	16	3,260	4,235
Loans and advances to banks		5,836	6,433
Loans and advances to customers	18	461,504	441,907
Reverse repurchase agreements		43,962	44,143
Debt securities		11,983	11,854
Due from fellow Lloyds Banking Group undertakings		1,182	560
Financial assets at amortised cost		524,467	504,897
Financial assets at fair value through other comprehensive income	16	36,257	30,344
Goodwill and other intangible assets	21	5,692	5,804
Current tax recoverable		1,263	338
Deferred tax assets	14	3,917	4,785
Retirement benefit assets	11	2,695	3,028
Other assets	22	13,785	13,065
Total assets		631,335	611,213
Liabilities
Deposits from banks		3,085	3,144
Customer deposits		465,207	451,794
Repurchase agreements at amortised cost		37,567	37,760
Due to fellow Lloyds Banking Group undertakings		3,852	4,049
Financial liabilities at fair value through profit or loss	16	4,243	4,630
Derivative financial instruments	17	4,286	5,787
Notes in circulation		2,118	2,121
Debt securities in issue at amortised cost	24	52,132	45,281
Other liabilities	25	5,772	7,211
Retirement benefit obligations	11	120	122
Current tax liabilities		35	33
Deferred tax liabilities	14	146	125
Provisions	26	2,772	2,198
Subordinated liabilities	27	8,020	7,211
Total liabilities		589,355	571,466
Equity
Share capital	28	1,574	1,574
Share premium account		600	600
Other reserves	29	4,160	2,389
Retained profits		30,208	29,412
Ordinary shareholders’ equity		36,542	33,975
Other equity instruments	30	5,367	5,692
Total equity excluding non-controlling interests		41,909	39,667
Non-controlling interests		71	80
Total equity		41,980	39,747
Total equity and liabilities		631,335	611,213
The accompanying notes are an integral part of the consolidated financial statements.
The directors approved the consolidated financial statements on 26 February 2026.

Sir Robin Budenberg Chair	Charlie Nunn Group Chief Executive	William Chalmers Chief Financial Officer

76	Lloyds Bank plc Annual Report and Accounts 2025
Consolidated statement of changes in equity
for the year ended 31 December

	Attributable to ordinary shareholders
	Share capital[2] £m	Share premium[2] £m	Other reserves £m	Retained profits £m	Total £m	Other equity instruments £m	Non- controlling interests £m	Total £m
At 1 January 2025	1,574	600	2,389	29,412	33,975	5,692	80	39,747
Comprehensive income
Profit for the year	–	–	–	3,425	3,425	404	27	3,856
Other comprehensive income
Post-retirement defined benefit scheme remeasurements, net of tax	–	–	–	(385)	(385)	–	–	(385)
Movements in revaluation reserve in respect of FVOCI assets, net of tax:
Debt securities	–	–	160	–	160	–	–	160
Gains and losses attributable to own credit risk, net of tax	–	–	–	(91)	(91)	–	–	(91)
Movements in cash flow hedging reserve, net of tax	–	–	1,541	–	1,541	–	–	1,541
Movements in foreign currency translation reserve, net of tax	–	–	70	–	70	–	–	70
Total other comprehensive loss	–	–	1,771	(476)	1,295	–	–	1,295
Total comprehensive income[1]	–	–	1,771	2,949	4,720	404	27	5,151
Transactions with owners
Dividends (note 31)	–	–	–	(2,390)	(2,390)	–	(16)	(2,406)
Distributions on other equity instruments	–	–	–	–	–	(404)	–	(404)
Issue of other equity instruments (note 30)	–	–	–	(14)	(14)	1,514	–	1,500
Repurchases and redemptions of other equity instruments (note 30)	–	–	–	81	81	(1,839)	–	(1,758)
Capital contributions received	–	–	–	151	151	–	–	151
Return of capital contributions	–	–	–	(1)	(1)	–	–	(1)
Changes in non-controlling interests	–	–	–	20	20	–	(20)	–
Total transactions with owners	–	–	–	(2,153)	(2,153)	(729)	(36)	(2,918)
Realised gains and losses on equity shares held at FVOCI	–	–	–	–	–	–	–	–
At 31 December 2025	1,574	600	4,160	30,208	36,542	5,367	71	41,980
1    Total comprehensive income attributable to owners of the parent was a surplus of £5,124 million (2024: surplus of £2,838 million; 2023: surplus of £5,471 million).
2    Share capital and share premium, previously presented in aggregate, are now shown separately. Comparatives have been represented on a consistent basis.
Further details of movements in the Group’s share capital, reserves and other equity instruments are provided in notes 28 to 30.
The accompanying notes are an integral part of the consolidated financial statements.

77	Lloyds Bank plc Annual Report and Accounts 2025
Consolidated statement of changes in equity continued
for the year ended 31 December

	Attributable to ordinary shareholders
	Share capital[1] £m	Share premium[1] £m	Other reserves £m	Retained profits £m	Total £m	Other equity instruments £m	Non- controlling interests £m	Total £m
At 1 January 2024	1,574	600	2,395	30,786	35,355	5,018	58	40,431
Comprehensive income
Profit for the year	–	–	–	3,101	3,101	363	22	3,486
Other comprehensive income
Post-retirement defined benefit scheme remeasurements, net of tax	–	–	–	(564)	(564)	–	–	(564)
Movements in revaluation reserve in respect of FVOCI assets, net of tax:
Debt securities	–	–	73	–	73	–	–	73
Gains and losses attributable to own credit risk, net of tax	–	–	–	(56)	(56)	–	–	(56)
Movements in cash flow hedging reserve, net of tax	–	–	(14)	–	(14)	–	–	(14)
Movements in foreign currency translation reserve, net of tax	–	–	(65)	–	(65)	–	–	(65)
Total other comprehensive loss	–	–	(6)	(620)	(626)	–	–	(626)
Total comprehensive (loss) income	–	–	(6)	2,481	2,475	363	22	2,860
Transactions with owners
Dividends (note 31)	–	–	–	(3,990)	(3,990)	–	–	(3,990)
Distributions on other equity instruments	–	–	–	–	–	(363)	–	(363)
Issue of other equity instruments (note 30)	–	–	–	(6)	(6)	1,174	–	1,168
Repurchases and redemptions of other equity instruments (note 30)	–	–	–	–	–	(500)	–	(500)
Capital contributions received	–	–	–	142	142	–	–	142
Return of capital contributions	–	–	–	(1)	(1)	–	–	(1)
Total transactions with owners	–	–	–	(3,855)	(3,855)	311	–	(3,544)
Realised gains and losses on equity shares held at FVOCI	–	–	–	–	–	–	–	–
At 31 December 2024	1,574	600	2,389	29,412	33,975	5,692	80	39,747
1    Share capital and share premium, previously presented in aggregate, are now shown separately. Comparatives have been represented on a consistent basis.
The accompanying notes are an integral part of the consolidated financial statements.

78	Lloyds Bank plc Annual Report and Accounts 2025
Consolidated statement of changes in equity continued
for the year ended 31 December

	Attributable to ordinary shareholders
	Share capital[1] £m	Share premium[1] £m	Other reserves £m	Retained profits £m	Total £m	Other equity instruments £m	Non- controlling interests £m	Total £m
At 1 January 2023	1,574	600	743	31,792	34,709	4,268	82	39,059
Comprehensive income
Profit for the year	–	–	–	4,858	4,858	334	15	5,207
Other comprehensive income
Post-retirement defined benefit scheme remeasurements, net of tax	–	–	–	(1,205)	(1,205)	–	–	(1,205)
Movements in revaluation reserve in respect of FVOCI assets, net of tax:
Debt securities	–	–	71	–	71	–	–	71
Gains and losses attributable to own credit risk, net of tax	–	–	–	(168)	(168)	–	–	(168)
Movements in cash flow hedging reserve, net of tax	–	–	1,614	–	1,614	–	–	1,614
Movements in foreign currency translation reserve, net of tax	–	–	(33)	–	(33)	–	–	(33)
Total other comprehensive income (loss)	–	–	1,652	(1,373)	279	–	–	279
Total comprehensive income	–	–	1,652	3,485	5,137	334	15	5,486
Transactions with owners
Dividends (note 31)	–	–	–	(4,700)	(4,700)	–	(39)	(4,739)
Distributions on other equity instruments	–	–	–	–	–	(334)	–	(334)
Issue of other equity instruments (note 30)	–	–	–	(5)	(5)	750	–	745
Capital contributions received	–	–	–	215	215	–	–	215
Return of capital contributions	–	–	–	(1)	(1)	–	–	(1)
Total transactions with owners	–	–	–	(4,491)	(4,491)	416	(39)	(4,114)
Realised gains and losses on equity shares held at FVOCI	–	–	–	–	–	–	–	–
At 31 December 2023	1,574	600	2,395	30,786	35,355	5,018	58	40,431
1    Share capital and share premium, previously presented in aggregate, are now shown separately. Comparatives have been represented on a consistent basis.
The accompanying notes are an integral part of the consolidated financial statements.

79	Lloyds Bank plc Annual Report and Accounts 2025
Consolidated cash flow statement
for the year ended 31 December

	Note	2025 £m	2024 £m	2023 £m
Cash flows provided by (used in) operating activities
Profit before tax		5,472	4,688	7,056
Adjustments for:
Change in operating assets	37(A)	(22,432)	(21,996)	8,923
Change in operating liabilities	37(B)	15,414	4,470	(15,325)
Non-cash and other items	37(C)	5,889	6,051	4,818
Tax paid		(2,357)	(1,432)	(1,357)
Tax refunded		200	970	–
Net cash provided by (used in) operating activities		2,186	(7,249)	4,115
Cash flows (used in) provided by investing activities
Purchase of financial assets		(19,761)	(10,508)	(10,303)
Proceeds from sale and maturity of financial assets		14,296	7,053	5,289
Purchase of property, plant and equipment		(4,454)	(3,693)	(3,489)
Purchase of other intangible assets		(1,244)	(1,246)	(1,473)
Proceeds from sale of property, plant and equipment		1,528	1,183	979
Proceeds from sale of goodwill and other intangible assets		–	8	–
Acquisition of businesses, net of cash acquired	37(D)	–	–	(293)
Net cash used in investing activities		(9,635)	(7,203)	(9,290)
Cash flows used in financing activities
Dividends paid to ordinary shareholders	31	(2,390)	(3,990)	(4,700)
Distributions on other equity instruments		(404)	(363)	(334)
Dividends paid to non-controlling interests		(16)	–	(39)
Return of capital contributions		(1)	(1)	(1)
Interest paid on subordinated liabilities		(578)	(366)	(335)
Proceeds from issue of subordinated liabilities		1,761	386	670
Proceeds from issue of other equity instruments		1,500	1,168	745
Repayment of subordinated liabilities		(913)	–	(251)
Repurchases and redemptions of other equity instruments		(1,758)	(500)	–
Borrowings from parent company		4,611	2,895	1,942
Repayments of borrowings to parent company		(3,206)	(1,280)	(931)
Interest paid on borrowings from parent company		(413)	(200)	(210)
Net cash used in financing activities		(1,807)	(2,251)	(3,444)
Effects of exchange rate changes on cash and cash equivalents		143	(123)	(44)
Change in cash and cash equivalents		(9,113)	(16,826)	(8,663)
Cash and cash equivalents at beginning of year		49,712	66,538	75,201
Cash and cash equivalents at end of year	37(E)	40,599	49,712	66,538
Interest received was £27,498 million (2024: £27,626 million; 2023: £23,847 million) and interest paid was £14,493 million (2024: £14,420 million; 2023: £9,623 million).
The accompanying notes are an integral part of the consolidated financial statements.

80	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements
for the year ended 31 December
Note 1: Basis of preparation
The consolidated financial statements of Lloyds Bank plc and its subsidiary undertakings (the Group) have been prepared in accordance with
United Kingdom adopted international accounting standards and in conformity with the requirements of the Companies Act 2006. The financial statements have also been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting
Standards Board (IASB).
The financial information has been prepared under the historical cost convention, as modified by the revaluation of investment properties, financial assets measured at fair value through other comprehensive income, trading securities and certain other financial assets and liabilities at fair value through profit or loss and all derivative contracts. The directors consider that it is appropriate to continue to adopt the going concern basis in preparing the financial statements. In reaching this assessment, the directors have considered the Group’s capital and funding position, the impact of climate change upon the Group’s future performance and the results from stress testing scenarios.
The Group’s accounting policies are consistent with those applied by the Group in its financial statements for the year ended 31 December
2024 and there have been no changes in the Group’s methods of computation.
Current and deferred tax are presented separately for each movement in the revaluation reserve in respect of debt securities held at fair value through other comprehensive income and movements in the cash flow hedge reserve within the statement of other comprehensive income.
Previously both current tax and deferred tax were presented in aggregate for each reserve.
The IASB has issued an amendment to IAS 21 The Effects of Changes in Foreign Exchange Rates, effective 1 January 2025. This amendment has not had a significant impact on the Group.
Future accounting developments
There are a number of new accounting pronouncements issued by the IASB with an effective date of 1 January 2027. This includes IFRS 18
Presentation and Disclosure in Financial Statements and IFRS 19 Subsidiaries without Public Accountability: Disclosures.
IFRS 18 Presentation and Disclosure in Financial Statements replaces IAS 1 Presentation of Financial Statements. While many of the existing requirements of IAS 1 Presentation of Financial Statements are retained, IFRS 18 Presentation and Disclosure in Financial Statements
introduces additional disclosure obligations in relation to the structure of the income statement, management-defined performance measures, and the aggregation and disaggregation of financial information. IFRS 18 will have no impact on the Group’s net profit as it impacts neither recognition nor measurement. The new standard will impact the presentation of the Group’s results as it requires that operating, investing and financing activities are presented separately. There will also be a change in the Group’s cash flow statement as IFRS 18 requires that the first line of the cash flow statement is operating profit rather than profit before tax.
IFRS 19 Subsidiaries without Public Accountability: Disclosures is being assessed and is not expected to have a significant impact on the Bank.
IFRS 19 has yet to be endorsed for use in the UK.
The IASB has issued its annual improvements and a number of amendments to the IFRS Accounting Standards effective 1 January 2026, including Amendments to IFRS 9 Financial Instruments and Amendments to IFRS 7 Financial Instruments Disclosures. These improvements and amendments are not expected to have a significant impact on the Group.
Note 2: Accounting policies
The Group’s accounting policies are set out below. These accounting policies have been applied consistently.
(A)Consolidation
The assets, liabilities and results of Group undertakings (including structured entities) are included in the financial statements on the basis of accounts made up to the reporting date. Group undertakings include subsidiaries, associates and joint ventures. Details of the Group’s subsidiaries and related undertakings are given on pages 171 to 173.
Subsidiaries are entities controlled by the Group. The Group controls an entity when it has power over the entity, is exposed to, or has rights to, variable returns from its involvement with the entity, and has the ability to affect those returns through the exercise of its power. This generally accompanies a shareholding of more than one half of the voting rights although in certain circumstances a holding of less than one half of the voting rights may still result in the ability of the Group to exercise control. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. The Group reassesses whether or not it controls an entity if facts and circumstances indicate that there have been changes to any of the above elements.
Subsidiaries are fully consolidated from the date on which control is transferred to the Group; they are deconsolidated from the date that control ceases.
Structured entities are entities that are designed so that their activities are not governed by way of voting rights. In assessing whether the
Group has power over such entities in which it has an interest, the Group considers factors such as the purpose and design of the entity; its practical ability to direct the relevant activities of the entity; the nature of the relationship with the entity; and the size of its exposure to the variability of returns of the entity.
The treatment of transactions with non-controlling interests depends on whether, as a result of the transaction, the Group loses control of the subsidiary. Changes in the parent’s ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions; any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to the owners of the parent entity. Where the Group loses control of the subsidiary, at the date when control is lost the amount of any non-controlling interest in that former subsidiary is derecognised and any investment retained in the former subsidiary is remeasured to its fair value; the gain or loss that is recognised in profit or loss on the partial disposal of the subsidiary includes the gain or loss on the remeasurement of the retained interest.
Intercompany transactions, balances and unrealised gains and losses on transactions between Group companies are eliminated.
The acquisition method of accounting is used to account for business combinations by the Group. The consideration for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred except those relating to the issuance of debt instruments (see (E)(4) below) or share capital (see (O) below). Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair value at the acquisition date.

81	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(B)Goodwill
Goodwill arises on business combinations and represents the excess of the cost of an acquisition over the fair value of the Group’s share of the identifiable assets, liabilities and contingent liabilities acquired. Where the fair value of the Group’s share of the identifiable assets, liabilities and contingent liabilities of the acquired entity is greater than the cost of acquisition, the excess is recognised immediately in the income statement.
Goodwill is recognised as an asset at cost and is tested at least annually for impairment. For impairment testing, goodwill is allocated to the cash-generating unit (CGU) or groups of CGUs that are expected to benefit from the business combination. The Group’s CGUs are largely product based for its Retail business and client based for its Commercial Banking business.
An impairment loss is recognised if the carrying amount of a CGU is determined to be greater than its recoverable amount. The recoverable amount of a CGU is the higher of its fair value less costs to sell and its value in use. If an impairment loss is identified, the carrying value of the goodwill is written down immediately through the income statement. This impairment loss cannot be reversed in a subsequent period. At the date of disposal of a subsidiary, the carrying value of attributable goodwill is included in the calculation of the profit or loss on disposal.
(C)Other intangible assets
Intangible assets which have been determined to have a finite useful life are amortised on a straight-line basis over their estimated useful life as follows: up to 7 years for capitalised software; 10 to 15 years for brands and other intangible assets.
Intangible assets with finite useful lives are reviewed at each reporting date to assess whether there is any indication that they are impaired. If any such indication exists the recoverable amount of the asset is determined and in the event that the asset’s carrying amount is greater than its recoverable amount, it is written down immediately. Certain brands have been determined to have an indefinite useful life and are not amortised. Such intangible assets are assessed annually to determine whether the asset is impaired and to reconfirm that an indefinite useful life remains appropriate. In the event that an indefinite life is inappropriate, a finite life is determined and a further impairment review is performed on the asset.
(D)Revenue recognition
(1)Net interest income
Interest income and expense are recognised in the income statement using the effective interest method for all interest-bearing financial instruments, except for those classified at fair value through profit or loss. The effective interest method is a method of calculating the amortised cost of a financial asset or liability and of allocating the interest income or interest expense over the expected life of the financial instrument. The effective interest rate is the rate that exactly discounts the estimated future cash payments or receipts over the expected life of the financial instrument to the gross carrying amount of the financial asset (before adjusting for expected credit losses) or to the amortised cost of the financial liability, including early redemption fees, other fees, and premiums and discounts that are an integral part of the overall return. In the case of financial assets that are purchased or originated credit-impaired, the effective interest rate is the rate that discounts the estimated future cash flows to the amortised cost of the instrument. Direct incremental transaction costs related to the acquisition, issue or disposal of a financial instrument are also taken into account. Interest income from non-credit-impaired financial assets is recognised by applying the effective interest rate to the gross carrying amount of the asset; for credit-impaired financial assets, the effective interest rate is applied to the net carrying amount after deducting the allowance for expected credit losses. Impairment policies are set out in (H) below.
(2)Fee and commission income and expense
Fees and commissions receivable which are not an integral part of the effective interest rate are recognised as income as the Group fulfils its performance obligations. The Group’s principal performance obligations arising from contracts with customers are in respect of value added current accounts, credit cards and debit cards. These fees are received, and the Group provides the service, monthly; the fees are recognised in income on this basis. The Group also receives certain fees in respect of its asset finance business where the performance obligations are typically fulfilled towards the end of the customer contract; these fees are recognised in income on this basis. Where it is unlikely that the loan commitments will be drawn, loan commitment fees are recognised in fee and commission income over the life of the facility, rather than as an adjustment to the effective interest rate for the lending expected to be drawn. Incremental costs incurred to generate fee and commission income are charged to fee and commission expense as they are incurred.
(3)Other
Dividend income is recognised when the right to receive payment is established.
Revenue recognition policies specific to trading income are set out in (E)(3) below and those relating to leases are set out in (J)(1) below.

82	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(E)Financial assets and liabilities
On initial recognition, financial assets are classified as measured at amortised cost, fair value through other comprehensive income or fair value through profit or loss, depending on the Group’s business model for managing those financial assets and whether the resultant cash flows represent solely payments of principal and interest on principal outstanding. The Group assesses its business models at a portfolio level based on its objectives for the relevant portfolio, how the performance of the portfolio is managed and reported, and the frequency of asset sales.
Financial assets with embedded derivatives are considered in their entirety when considering their cash flow characteristics. The Group reclassifies financial assets only when its business model for managing those assets changes. A reclassification will only take place when the change is significant to the Group’s operations and will occur at a portfolio level and not for individual instruments; reclassifications are expected to be rare.Equity investments are measured at fair value through profit or loss unless the Group elects at initial recognition to account for the instruments at fair value through other comprehensive income. For these instruments, principally strategic investments, dividends are recognised in profit or loss but fair value gains and losses are not subsequently reclassified to profit or loss following derecognition of the investment.
The Group initially recognises loans and advances, deposits, debt securities in issue and subordinated liabilities when the Group becomes a party to the contractual provisions of the instrument. Regular way purchases and sales of securities and other financial assets and trading liabilities are recognised on trade date, being the date that the Group is committed to purchase or sell an asset.
Financial assets are derecognised when the contractual right to receive cash flows from those assets has expired or when the Group has transferred its contractual right to receive the cash flows from the assets and either: substantially all of the risks and rewards of ownership have been transferred; or the Group has neither retained nor transferred substantially all of the risks and rewards, but has transferred control.
Financial liabilities are derecognised when the obligation is discharged, cancelled or expires.
(1)Financial instruments measured at amortised cost
Financial assets that are held to collect contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. A basic lending arrangement results in contractual cash flows that are solely payments of principal and interest on the principal amount outstanding. Where the contractual cash flows introduce exposure to risks or volatility unrelated to a basic lending arrangement such as changes in equity prices or commodity prices, the payments do not comprise solely principal and interest. Financial assets measured at amortised cost are predominantly loans and advances to customers and banks, reverse repurchase agreements and certain debt securities used by the Group to manage its liquidity. Loans and advances and reverse repurchase agreements are initially recognised when cash is advanced to the borrower at fair value inclusive of transaction costs. Interest income is accounted for using the effective interest method
(see (D) above).
Financial liabilities are measured at amortised cost, except for trading liabilities and other financial liabilities designated at fair value through profit or loss on initial recognition which are held at fair value.
(2)Financial assets measured at fair value through other comprehensive income
Financial assets that are held to collect contractual cash flows and for subsequent sale where those cash flows represent solely payments of principal and interest are recognised in the balance sheet at their fair value, inclusive of transaction costs. Interest calculated using the effective interest method and foreign exchange gains and losses on assets denominated in foreign currencies are recognised in the income statement. All other gains and losses arising from changes in fair value are recognised directly in other comprehensive income, until the financial asset is either sold or matures, at which time, other than in respect of equity shares, the cumulative gain or loss previously recognised in other comprehensive income is recognised in the income statement. The cumulative revaluation amount in respect of equity shares is transferred directly to retained profits. The Group recognises a charge for expected credit losses in the income statement (see (H) below). As the asset is measured at fair value, the charge does not adjust the carrying value of the asset, and this is reflected in other comprehensive income.
(3)Financial instruments measured at fair value through profit or loss
Financial assets are classified at fair value through profit or loss where they do not meet the criteria to be measured at amortised cost or fair value through other comprehensive income or where they are designated at fair value through profit or loss to reduce an accounting mismatch.
All derivatives are carried at fair value through profit or loss, other than those in effective cash flow hedging relationships. Derivatives are carried on the balance sheet as assets when their fair value is positive and as liabilities when their fair value is negative. Refer to note 16 (Fair values of financial assets and liabilities) for details of valuation techniques and significant inputs to valuation models.
Derivatives embedded in a financial asset are not considered separately; the financial asset is considered in its entirety when determining whether its cash flows are solely payments of principal and interest. Derivatives embedded in financial liabilities are treated as separate derivatives when their economic characteristics and risks are not closely related to those of the host contract and the host contract is not carried at fair value through profit or loss. These embedded derivatives are measured at fair value with changes in fair value recognised in the income statement.
Trading securities, which are debt securities and equity shares acquired principally for the purpose of selling in the short term or which are part of a portfolio which is managed for short-term gains, do not meet these criteria and are also measured at fair value through profit or loss.
Financial assets measured at fair value through profit or loss are recognised in the balance sheet at their fair value. Fair value gains and losses together with interest coupons and dividend income are recognised in the income statement within net trading income.
Financial liabilities are measured at fair value through profit or loss where they are trading liabilities or where they are designated at fair value through profit or loss in order to reduce an accounting mismatch; where the liabilities are part of a group of liabilities (or assets and liabilities)
which is managed, and its performance evaluated, on a fair value basis; or where the liabilities contain one or more embedded derivatives that significantly modify the cash flows arising under the contract and would otherwise need to be separately accounted for. Financial liabilities measured at fair value through profit or loss are recognised in the balance sheet at their fair value. Fair value gains and losses are recognised in the income statement within net trading income in the period in which they occur, except in the case of financial liabilities designated at fair value through profit or loss where gains and losses attributable to changes in own credit risk are recognised in other comprehensive income.
The fair values of assets and liabilities traded in active markets are based on current bid and offer prices, respectively, which include the expected effects of potential changes to laws and regulations, risks associated with climate change and other factors. If the market is not active the Group establishes a fair value by using valuation techniques. The fair values of derivative financial instruments are adjusted where appropriate to reflect credit risk (via credit valuation adjustments (CVAs), debit valuation adjustments (DVAs) and funding valuation adjustments (FVAs)), market liquidity and other risks.

83	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(4)Borrowings
Borrowings (which include deposits from banks, customer deposits, repurchase agreements, debt securities in issue and subordinated liabilities)
are recognised initially at fair value, being their issue proceeds net of transaction costs incurred. These instruments are subsequently stated at amortised cost using the effective interest method.
Preference shares and other instruments which carry a mandatory coupon or are redeemable on a specific date are classified as financial liabilities. The coupon on these instruments is recognised in the income statement as interest expense. Securities which carry a discretionary coupon and have no fixed maturity or redemption date are classified as other equity instruments. Interest payments on these securities are recognised as distributions from equity in the period in which they are paid.
An exchange of financial liabilities on substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. The difference between the carrying amount of a financial liability extinguished and the new financial liability is recognised in profit or loss together with any related costs or fees incurred. When a financial liability is exchanged for an equity instrument, the new equity instrument is recognised at fair value and any difference between the carrying value of the liability and the fair value of the new equity instrument is recognised in profit or loss.
(5)Sale and repurchase agreements (including securities lending and borrowing)
Securities sold subject to repurchase agreements (repos) continue to be recognised on the balance sheet where substantially all of the risks and rewards are retained. Funds received for repos carried at fair value are included within trading liabilities.
Securities purchased under agreements to resell (reverse repos), where the Group does not acquire substantially all of the risks and rewards of ownership, are measured at amortised cost or at fair value. Those measured at fair value are recognised within trading securities. The difference between sale and repurchase price is treated as interest and accrued over the life of the agreements using the effective interest method.
Securities borrowing and lending transactions are typically secured; collateral takes the form of securities or cash advanced or received.
Securities lent to counterparties are retained on the balance sheet. Securities borrowed are not recognised on the balance sheet, unless these are sold to third parties, in which case the obligation to return them is recorded at fair value as a trading liability. Cash collateral given or received is treated as a loan and advance measured at amortised cost or customer deposit.
(F)Hedge accounting
As permitted by IFRS 9, the Group continues to apply the requirements of IAS 39 to its hedging relationships.
Changes in the fair value of all derivative instruments, other than those in effective cash flow hedging relationships, are recognised immediately in the income statement. As noted in (2) below, the change in fair value of a derivative in an effective cash flow hedging relationship is allocated between the income statement and other comprehensive income.
Hedge accounting allows one financial instrument, generally a derivative, to be designated as a hedge of another financial instrument such as a loan or deposit or a portfolio of such instruments. At the inception of the hedge relationship, formal documentation is drawn up specifying the hedging strategy, the hedged item, the hedging instrument and the methodology that will be used to measure the effectiveness of the hedge relationship in offsetting changes in the fair value or cash flow of the hedged risk. The effectiveness of the hedging relationship is tested both at inception and throughout its life and if at any point it is concluded that it is no longer highly effective in achieving its documented objective, hedge accounting is discontinued. Note 17 provides details of the types of derivatives held by the Group and presents separately those designated in hedge relationships.
(1)Fair value hedges
Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the income statement, together with the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk; this also applies if the hedged asset is classified as a financial asset at fair value through other comprehensive income. If the hedge no longer meets the criteria for hedge accounting, changes in the fair value of the hedged item attributable to the hedged risk are no longer recognised in the income statement. The cumulative adjustment that has been made to the carrying amount of the hedged item is amortised to the income statement using the effective interest method over the period to maturity.
(2)Cash flow hedges
The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognised in other comprehensive income in the cash flow hedge reserve. The gain or loss relating to the ineffective portion is recognised immediately in the income statement. Amounts accumulated in equity are reclassified to the income statement in the periods in which the hedged item affects profit or loss. When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised in the income statement when the forecast transaction is ultimately recognised in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.
(G)Offset
Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right of offset and there is an intention to settle on a net basis, or realise the asset and settle the liability simultaneously. Cash collateral on exchange traded derivative transactions is presented gross unless the collateral cash flows are always settled net with the derivative cash flows. In certain situations, even though master netting agreements exist, the lack of management intention to settle on a net basis results in the financial assets and liabilities being reported gross on the balance sheet.

84	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(H)Impairment of financial assets
The impairment charge in the income statement reflects the change in expected credit losses, including those arising from fraud. Expected credit losses are recognised for loans and advances to customers and banks, other financial assets held at amortised cost, financial assets
(other than equity investments) measured at fair value through other comprehensive income, and certain loan commitments and financial guarantee contracts. Expected credit losses are calculated as an unbiased and probability-weighted estimate using an appropriate probability of default, adjusted to take into account a range of possible future economic scenarios, and applying this to the estimated exposure of the
Group at the point of default after taking into account the value of any collateral held, repayments, or other mitigants of loss and including the impact of discounting using the effective interest rate.
At initial recognition, allowance (or provision in the case of some loan commitments and financial guarantees) is made for expected credit losses resulting from default events that are possible within the next 12 months (12-month expected credit losses). In the event of a significant increase in credit risk since origination, allowance (or provision) is made for expected credit losses resulting from all possible default events over the expected life of the financial instrument (lifetime expected credit losses). Financial assets where 12-month expected credit losses are recognised are considered to be Stage 1; financial assets which are considered to have experienced a significant increase in credit risk since initial recognition are in Stage 2; and financial assets which have defaulted or are otherwise considered to be credit-impaired are allocated to
Stage 3. Some Stage 3 assets, mainly in Commercial Banking, are subject to individual rather than collective assessment. Such cases are subject to a risk-based impairment sanctioning process, and these are reviewed and updated at least quarterly, or more frequently if there is a significant change in the credit profile. The collective assessment of impairment aggregates financial instruments with similar risk characteristics, such as whether the facility is revolving in nature or secured and the type of security held against financial assets.
An assessment of whether credit risk has increased significantly since initial recognition considers the change in the risk of default occurring over the remaining expected life of the financial instrument. In determining whether there has been a significant increase in credit risk, the
Group uses quantitative tests based on relative and absolute probability of default (PD) movements linked to internal credit ratings together with qualitative indicators such as watchlists and other indicators of historical delinquency, credit weakness or financial difficulty. The use of internal credit ratings and qualitative indicators ensures alignment between the assessment of staging and the Group’s management of credit risk which utilises these internal metrics within distinct retail and commercial portfolio risk management practices. However, unless identified at an earlier stage, the credit risk of financial assets is deemed to have increased significantly when more than 30 days past due. The use of a payment holiday in and of itself has not been judged to indicate a significant increase in credit risk, with the underlying long-term credit risk deemed to be driven by economic conditions and captured through the use of forward-looking models. These portfolio-level models are capturing the anticipated volume of increased defaults and therefore an appropriate assessment of staging and expected credit loss. Where the credit risk subsequently improves such that it no longer represents a significant increase in credit risk since initial recognition, the asset is transferred back to Stage 1.
Assets are transferred to Stage 3 when they have defaulted or are otherwise considered to be credit-impaired. Default is considered to have occurred when there is evidence that the customer is experiencing financial difficulty which is likely to affect significantly the ability to repay the amount due. IFRS 9 contains a rebuttable presumption that default occurs no later than when a payment is 90 days past due which the
Group uses for all its products. In addition, other indicators of mortgage default are added including end-of-term payments on past due interest-only accounts and loans considered non-performing due to recent arrears or forbearance. The use of payment holidays is not considered to be an automatic trigger of regulatory default and therefore does not automatically trigger Stage 3. Days past due will also not accumulate on any accounts that have taken a payment holiday including those already past due.
Note 2: Accounting policies continued
In certain circumstances, the Group will renegotiate the original terms of a customer’s loan, either as part of an ongoing customer relationship or in response to adverse changes in the circumstances of the borrower. In the latter circumstances, the loan will remain classified as either
Stage 2 or Stage 3 until the credit risk has improved such that it no longer represents a significant increase since origination (for a return to
Stage 1), or the loan is no longer credit-impaired (for a return to Stage 2). On renegotiation the gross carrying amount of the loan is recalculated as the present value of the renegotiated or modified contractual cash flows, which are discounted at the original effective interest rate.
Renegotiation may also lead to the loan and associated allowance being derecognised and a new loan being recognised initially at fair value.
Purchased or originated credit-impaired financial assets (POCI) include financial assets that are purchased or originated at a deep discount that reflects incurred credit losses. At initial recognition, POCI assets do not carry an impairment allowance; instead, lifetime expected credit losses are incorporated into the calculation of the effective interest rate. All changes in lifetime expected credit losses subsequent to the assets’ initial recognition are recognised as an impairment charge.
A loan or advance is normally written off, either partially or in full, against the related allowance when the proceeds from realising any available security have been received or there is no realistic prospect of recovery and the amount of the loss has been determined. Subsequent recoveries of amounts previously written off decrease the amount of impairment losses recorded in the income statement. For both secured and unsecured retail balances, the write-off takes place only once an extensive set of collections processes has been completed, or the status of the account reaches a point where policy dictates that continuing attempts to recover are no longer appropriate. For commercial lending, a write-off occurs if the loan facility with the customer is restructured, the asset is under administration and the only monies that can be received are the amounts estimated by the administrator, the underlying assets are disposed and a decision is made that no further settlement monies will be received, or external evidence (for example, third party valuations) is available that there has been an irreversible decline in expected cash flows.

85	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(I)Property, plant and equipment
Property, plant and equipment (other than investment property) is recognised on the balance sheet at cost less accumulated depreciation. The value of land (included in premises) is not depreciated. Depreciation on other assets is calculated using the straight-line method to allocate the difference between the cost and the residual value over their estimated useful lives, as follows: the shorter of 50 years and the remaining period of the lease for freehold/long and short leasehold premises; the shorter of 10 years and, if lease renewal is not likely, the remaining period of the lease for leasehold improvements; 10 to 20 years for fixtures and furnishings; and 2 to 8 years for other equipment and motor vehicles.
The assets’ residual values and useful lives are reviewed and, if appropriate, revised at each balance sheet date.
Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In assessing the recoverable amount of assets the Group considers the effects of potential or actual changes in legislation, customer behaviour, climate-related risks and other factors on the asset’s cash-generating unit (CGU). In the event that an asset’s CGU carrying amount is determined to be greater than its recoverable amount the asset is written down immediately.
Investment property comprises freehold and long leasehold land and buildings that are held either to earn rental income or for capital accretion or both. Investment property is carried at fair value based on current prices for similar properties, adjusted for the specific characteristics of the property (such as location or condition). If this information is not available, the Group uses alternative valuation methods such as discounted cash flow projections or recent prices in less active markets. These valuations are reviewed at least annually by independent professionally qualified valuers. Investment property being redeveloped for continuing use as investment property, or for which the market has become less active, continues to be valued at fair value.
(J)Leases
Under IFRS 16, a lessor is required to determine if a lease is a finance or operating lease. A lessee is not required to make this determination.
(1)As lessor
Assets leased to customers are classified as finance leases if the lease agreements transfer substantially all of the risks and rewards of ownership to the lessee but not necessarily legal title. All other leases are classified as operating leases. When assets are subject to finance leases, the present value of the lease payments, together with any unguaranteed residual value, is recognised as a receivable, net of allowances for expected credit losses and residual value impairment, within loans and advances to banks and customers. The difference between the gross receivable and the present value of the receivable is recognised as unearned finance lease income. Finance lease income is recognised in interest income over the term of the lease using the net investment method (before tax) so as to give a constant rate of return on the net investment in the lease. Unguaranteed residual values are reviewed regularly to identify any impairment.
Operating lease assets are included within other assets at cost and depreciated over their estimated useful lives. The depreciation charge is based on the asset’s residual value and the life of the lease. Operating lease rental income is recognised on a straight-line basis over the life of the lease.
The Group evaluates non-lease arrangements such as outsourcing and similar contracts to determine if they contain a lease which is then accounted for separately.
(2)As lessee
Leases are recognised as a right-of-use asset and a corresponding liability at the date at which the leased asset is available for use by the
Group. Assets and liabilities arising from a lease are initially measured on a present value basis. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be determined, or the Group’s incremental borrowing rate appropriate for the right-of-use asset arising from the lease, and the liability recognised within other liabilities.
Lease payments are allocated between the liability and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis.
Payments associated with short-term leases and leases of low-value assets are recognised on a straight-line basis as an expense in profit or loss.
Short-term leases are leases with a lease term of 12 months or less. Low-value assets comprise IT equipment and small items of office furniture.

86	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
(K)Employee benefits
Short-term employee benefits, such as salaries, paid absences, performance-based cash awards and social security costs, are recognised over the period in which the employees provide the related services.
(1)Pension schemes
The Group operates a number of post-retirement benefit schemes for its employees including both defined benefit and defined contribution pension plans. A defined benefit scheme is a pension plan that defines an amount of pension benefit that an employee will receive on retirement, dependent on one or more factors such as age, years of pensionable service and pensionable salary. A defined contribution plan is a pension plan into which the Group pays fixed contributions; there is no legal or constructive obligation to pay further contributions.
(i)Defined benefit schemes
Scheme assets are included at their fair value and scheme liabilities are measured on an actuarial basis using the projected unit credit method.
The defined benefit scheme liabilities are discounted using rates equivalent to the market yields at the balance sheet date on high quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability. The Group’s income statement charge includes the current service cost of providing pension benefits, past service costs, net interest expense (income), and plan administration costs that are not deducted from the return on plan assets. Past service costs, which represents the change in the present value of the defined benefit obligation resulting from a plan amendment or curtailment, are recognised when the plan amendment or curtailment occurs. Net interest expense (income) is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset.
Remeasurements, comprising actuarial gains and losses, the return on plan assets (excluding amounts included in net interest expense (income)
and net of the cost of managing the plan assets), and the effect of changes to the asset ceiling (if applicable) are reflected immediately in the balance sheet with a charge or credit recognised in other comprehensive income in the period in which they occur. Remeasurements recognised in other comprehensive income are reflected immediately in retained profits and will not subsequently be reclassified to profit or loss.
The Group’s balance sheet includes the net surplus or deficit, being the difference between the fair value of scheme assets and the discounted value of scheme liabilities at the balance sheet date. Surpluses are only recognised to the extent that they are recoverable through reduced contributions in the future or through refunds from the schemes. In assessing whether a surplus is recoverable, the Group considers (i) its current right to obtain a refund or a reduction in future contributions and (ii) the rights of other parties existing at the balance sheet date. In determining the rights of third parties existing at the balance sheet date, the Group does not anticipate any future acts by other parties.
(ii)Defined contribution schemes
The costs of the Group’s defined contribution plans are charged to the income statement in the period in which they fall due.
(2)Share-based compensation
Lloyds Banking Group operates a number of equity-settled, share-based compensation plans in respect of services received from certain of its employees. The value of the employee services received in exchange for equity instruments granted under these plans is recognised as an expense over the vesting period of the instruments, with a corresponding increase in equity. This expense is determined by reference to the fair value of the number of equity instruments that are expected to vest. The fair value of equity instruments granted is based on market prices, if available, at the date of grant. In the absence of market prices, the fair value of the instruments at the date of grant is estimated using an appropriate valuation technique, such as a Black-Scholes option pricing model or a Monte Carlo simulation. The determination of fair values excludes the impact of any non-market vesting conditions, which are included in the assumptions used to estimate the number of options that are expected to vest. At each balance sheet date, this estimate is reassessed and if necessary revised. Any revision of the original estimate is recognised in the income statement, together with a corresponding adjustment to equity. Cancellations by employees of contributions to the
Group’s Save As You Earn plans are treated as non-vesting conditions and the Group recognises, in the year of cancellation, the amount of the expense that would have otherwise been recognised over the remainder of the vesting period. Modifications are assessed at the date of modification and any incremental charges are charged to the income statement.
(L)Taxation
Tax expense comprises current and deferred tax. Current and deferred tax are charged or credited in the income statement except to the extent that the tax arises from a transaction or event which is recognised, in the same or a different period, outside the income statement
(either in other comprehensive income, directly in equity, or through a business combination), in which case the tax appears in the same statement as the transaction that gave rise to it. The tax consequences of the Group’s dividend payments (including distributions on other equity instruments), if any, are charged or credited to the statement in which the profit distributed originally arose.
Current tax is the amount of corporate income taxes expected to be payable or recoverable based on the profit for the period as adjusted for items that are not taxable or not deductible, and is calculated using tax rates and laws that were enacted or substantively enacted at the balance sheet date.
Current tax includes amounts provided in respect of uncertain tax positions when management expects that, upon examination of the uncertainty by His Majesty’s Revenue and Customs (HMRC) or other relevant tax authority, it is more likely than not that an economic outflow will occur. Provisions reflect management’s best estimate of the ultimate liability based on their interpretation of tax law, precedent and guidance, informed by external tax advice as necessary. Changes in facts and circumstances underlying these provisions are reassessed at each balance sheet date, and the provisions are remeasured as required to reflect current information.
Deferred tax is recognised on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the balance sheet. Deferred tax is calculated using tax rates and laws that have been enacted or substantively enacted at the balance sheet date, and which are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.
Deferred tax liabilities are generally recognised for all taxable temporary differences but not recognised for taxable temporary differences arising on investments in subsidiaries where the reversal of the temporary difference can be controlled and it is probable that the difference will not reverse in the foreseeable future. Deferred tax liabilities are not recognised on temporary differences that arise from goodwill which is not deductible for tax purposes.
Deferred tax assets are recognised to the extent it is probable that taxable profits will be available against which the deductible temporary differences can be utilised, and are reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

87	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 2: Accounting policies continued
Deferred tax assets and liabilities are not recognised in respect of temporary differences that arise on initial recognition of assets and liabilities acquired other than in a business combination, or where at the time of the transaction they give rise to equal taxable and deductible temporary differences. Deferred tax is not discounted.
The Group has applied the exception to recognising and disclosing information about deferred tax assets and liabilities related to Pillar 2 income taxes currently required by IAS 12 Income Taxes.
(M)Foreign currency translation
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). Foreign currency transactions are translated into the appropriate functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when recognised in other comprehensive income as qualifying cash flow hedges.
Non-monetary assets that are measured at fair value are translated using the exchange rate at the date that the fair value was determined.
Translation differences on equities and similar non-monetary items held at fair value through profit and loss are recognised in profit or loss as part of the fair value gain or loss. Translation differences on non-monetary financial assets measured at fair value through other comprehensive income, such as equity shares, are included in the fair value reserve in equity unless the asset is a hedged item in a fair value hedge.
The results and financial position of all Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows: the assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on the acquisition of a foreign entity, are translated into sterling at foreign exchange rates ruling at the balance sheet date; and the income and expenses of foreign operations are translated into sterling at average exchange rates unless these do not approximate to the foreign exchange rates ruling at the dates of the transactions, in which case income and expenses are translated at the dates of the transactions.
Foreign exchange differences arising on the translation of a foreign operation are recognised in other comprehensive income and accumulated in a separate component of equity together with exchange differences arising from the translation of borrowings and other currency instruments designated as hedges of such investments. On disposal or liquidation of a foreign operation, the cumulative amount of exchange differences relating to that foreign operation is reclassified from equity and included in determining the profit or loss arising on disposal or liquidation.
(N)Provisions and contingent liabilities
Provisions are recognised in respect of present obligations arising from past events where it is probable that outflows of resources will be required to settle the obligations and they can be reliably estimated.
Contingent liabilities are possible obligations whose existence depends on the outcome of uncertain future events or those present obligations where the outflows of resources are uncertain or cannot be measured reliably. Contingent liabilities are not recognised in the financial statements but are disclosed unless they are remote.
Provision is made for expected credit losses in respect of irrevocable undrawn loan commitments and financial guarantee contracts
(see (H) above).
(O)Share capital
Incremental costs directly attributable to the issue of new shares or options or to the acquisition of a business are shown in equity as a deduction, net of tax, from the proceeds. Dividends paid on the Group’s ordinary shares are recognised as a reduction in equity in the period in which they are paid.
(P)Cash and cash equivalents
For the purposes of the cash flow statement, cash and cash equivalents comprise cash and non-mandatory deposits held with central banks, mandatory deposits held with central banks in demand accounts and amounts due from banks with an original maturity of less than three months that are available to finance the Group’s day-to-day operations.

88	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 3: Critical accounting judgements and key sources of estimation uncertainty
The preparation of the Group’s financial statements in accordance with IFRS Accounting Standards requires management to make judgements, estimates and assumptions in applying the accounting policies that affect the reported amounts of assets, liabilities, income and expenses. Due to the inherent uncertainty in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates. Estimates, judgements and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In preparing the financial statements, the
Group has considered the impact of climate-related risks on its financial position and performance. While the effects of climate change represent a source of uncertainty, the Group does not consider there to be a material impact on its judgements and estimates from the physical, transition and other climate-related risks in the short term.
The significant judgements, apart from those involving estimation, made by management in applying the Group’s accounting policies in these financial statements (critical judgements) and the key sources of estimation uncertainty that may have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial year (key sources of estimation uncertainty), which together are considered critical to the Group’s results and financial position, are disclosed within the following notes:
•Retirement benefit obligations (note 11)
•Tax (note 14)
•Fair value of financial assets and liabilities (note 16)
•Allowance for expected credit losses (note 19)
•Provisions (note 26)
Consideration of climate change
Financial statement preparation includes the consideration of the impact of climate change on the Group’s financial statements. There has been no material impact identified on the financial reporting judgements and estimates. In particular, the directors considered the impact of climate change in respect of the:
•Going concern of the Group for a period of at least 12 months from the date of approval of the financial statements
•Assessment of impairment of non-financial assets
•Carrying value and useful economic lives of property, plant and equipment
•Fair value of financial assets and liabilities. These are generally based on market indicators which include the market’s assessment of climate risk
•Assessments on expected credit loss, focusing on specific climate-related macroeconomic, physical and transition risk impacts on credit quality at a sector and segment level
•Forecasting of the Group’s future UK taxable profits, which impacts deferred tax recognition
Whilst there is currently no material short-term impact of climate change expected, the Group acknowledges the long-term nature of climate risk and continues to monitor and assess climate risks highlighted in the risk management section on pages 27 to 28.
Note 4: Segmental analysis
The Group provides a wide range of banking and financial services in the UK and in certain locations overseas. The Group Executive Committee
(GEC) of the Lloyds Banking Group has been determined to be the chief operating decision-maker, as defined by IFRS 8 Operating Segments, for the Group. The Group’s operating segments reflect its organisational and management structures. The GEC reviews the Group’s internal reporting based around these segments in order to assess performance and allocate resources. They consider interest income and expense on a net basis and consequently the total interest income and expense for all reportable segments is presented net. The segments are differentiated by the type of products provided and by whether the customers are individuals or corporate entities.
The Group has two operating and reportable segments: Retail and Commercial Banking:
•Retail offers a broad range of financial services products to personal customers, including current accounts, savings, mortgages, credit cards, unsecured loans, motor finance and leasing solutions
• Commercial Banking serves small and medium businesses and corporate and institutional clients, providing lending, transactional banking, working capital management, debt financing and risk management services
Other comprises income and expenditure not attributed to the Group’s operating segments. These amounts include the costs of certain central and head office functions.
Inter-segment services are generally recharged at cost, although some attract a margin. Inter-segment lending and deposits are generally entered into at market rates, except that non-interest bearing balances are priced at a rate that reflects the external yield that could be earned on such funds.
For the majority of those derivative contracts entered into by business units for risk management purposes, the business unit recognises the net interest income or expense on an accrual accounting basis and transfers the remainder of the movement in the fair value of the derivative to the central function where the resulting accounting volatility is managed where possible through the establishment of hedge accounting relationships. Any change in fair value of the hedged instrument attributable to the hedged risk is also recorded within the central function.
This allocation of the fair value of the derivative and change in fair value of the hedged instrument attributable to the hedged risk avoids accounting asymmetry in segmental results and leads to accounting volatility, which is managed centrally and reported within Other.

89	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December

Year ended 31 December 2025	Retail £m	Commercial Banking £m	Other £m	Group £m
Net interest income	9,637	3,372	354	13,363
Other income	2,610	1,101	1,355	5,066
Total income	12,247	4,473	1,709	18,429
Operating expenses	(8,278)	(2,312)	(1,575)	(12,165)
Impairment (charge) credit	(734)	(59)	1	(792)
Profit before tax	3,235	2,102	135	5,472

External income	15,349	2,862	218	18,429
Inter-segment (expense) income	(3,102)	1,611	1,491	–
Total income	12,247	4,473	1,709	18,429

External assets	404,828	83,410	143,097	631,335
External liabilities	331,241	143,244	114,870	589,355

Analysis of other income:
Consumer lending	2,066			2,066
Consumer relationships	544			544
Business and Commercial Banking		541		541
Corporate and Institutional Banking		560		560
Other			1,355	1,355
Other income	2,610	1,101	1,355	5,066

Other items reflected in income statement above:
Depreciation and amortisation	2,352	345	723	3,420
Defined benefit scheme charge	–	–	(37)	(37)
Non-income statement items:
Additions to fixed assets	4,173	239	1,286	5,698

90	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 4: Segmental analysis continued

Year ended 31 December 2024	Retail £m	Commercial Banking £m	Other £m	Group £m
Net interest income	8,934	3,265	393	12,592
Other income	2,058	1,073	1,348	4,479
Total income	10,992	4,338	1,741	17,071
Operating expenses	(7,779)	(2,375)	(1,773)	(11,927)
Impairment (charge) credit	(457)	(2)	3	(456)
Profit (loss) before tax	2,756	1,961	(29)	4,688

External income	13,269	5,606	(1,804)	17,071
Inter-segment (expense) income	(2,277)	(1,268)	3,545	–
Total income	10,992	4,338	1,741	17,071

External assets	386,199	82,731	142,283	611,213
External liabilities	324,727	135,396	111,343	571,466

Analysis of other income:[1]
Consumer lending	1,516			1,516
Consumer relationships	542			542
Business and Commercial Banking		537		537
Corporate and Institutional Banking		536		536
Other			1,348	1,348
Other income	2,058	1,073	1,348	4,479

Other items reflected in income statement above:
Depreciation and amortisation	2,303	337	731	3,371
Defined benefit scheme charge	–	–	(11)	(11)
Non-income statement items:
Additions to fixed assets	3,485	99	1,355	4,939
1Categories of analysis have been updated for 2025. Comparative figures have been updated accordingly.

91	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 4: Segmental analysis continued

Year ended 31 December 2023	Retail £m	Commercial Banking £m	Other £m	Group £m
Net interest income	9,651	3,675	383	13,709
Other income	2,157	1,054	1,447	4,658
Total income	11,808	4,729	1,830	18,367
Operating expenses	(7,031)	(2,278)	(1,659)	(10,968)
Impairment (charge) credit	(831)	483	5	(343)
Profit before tax	3,946	2,934	176	7,056

External income	12,805	5,788	(226)	18,367
Inter-segment (expense) income	(997)	(1,059)	2,056	–
Total income	11,808	4,729	1,830	18,367

External assets	376,589	90,301	138,515	605,405
External liabilities	313,232	138,835	112,907	564,974

Analysis of other income:[1]
Consumer lending	1,552			1,552
Consumer relationships	605			605
Business and Commercial Banking		512		512
Corporate and Institutional Banking		542		542
Other			1,447	1,447
Other income	2,157	1,054	1,447	4,658

Other items reflected in income statement above:
Depreciation and amortisation	1,927	408	516	2,851
Defined benefit scheme charge	–	–	(79)	(79)
Non-income statement items:
Additions to fixed assets	3,294	86	1,583	4,963
1Categories of analysis have been updated for 2025. Comparative figures have been updated accordingly.
Geographical areas
The Group’s operations are predominantly UK-based and as a result an analysis between UK and non-UK activities is not provided.
Note 5: Net interest income

	2025 £m	2024 £m	2023 £m
Interest income:
Loans and advances to banks	1,722	2,439	3,096
Loans and advances to customers	22,338	21,712	18,992
Reverse repurchase agreements	2,198	2,441	1,866
Debt securities	618	737	495
Financial assets held at amortised cost	26,876	27,329	24,449
Financial assets at fair value through other comprehensive income	1,332	1,057	851
Total interest income[1]	28,208	28,386	25,300
Interest expense:
Deposits from banks	(144)	(121)	(131)
Customer deposits	(8,205)	(9,009)	(6,045)
Repurchase agreements at amortised cost	(1,980)	(2,390)	(2,397)
Debt securities in issue at amortised cost[2]	(4,030)	(3,814)	(2,595)
Lease liabilities	(27)	(30)	(28)
Subordinated liabilities	(459)	(430)	(395)
Total interest expense	(14,845)	(15,794)	(11,591)
Net interest income	13,363	12,592	13,709
1Includes £1,200 million (2024: £1,089 million; 2023: £885 million) in respect of finance lease receivables.
2The impact of the Group’s hedging arrangements is included on this line.
Net interest income also includes a debit of £1,762 million (2024: debit of £2,297 million; 2023: debit of £1,517 million) transferred from the cash flow hedging reserve (see statement of comprehensive income).

92	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 6: Net fee and commission income

Year ended 31 December 2025	Retail £m	Commercial Banking £m	Other £m	Total £m
Fee and commission income:
Current accounts	431	239	–	670
Credit and debit card fees	845	475	–	1,320
Commercial banking fees	–	243	–	243
Factoring	–	66	–	66
Other fees and commissions	79	126	11	216
Total fee and commission income	1,355	1,149	11	2,515
Fee and commission expense	(811)	(307)	(136)	(1,254)
Net fee and commission income	544	842	(125)	1,261

Year ended 31 December 2024	Retail £m	Commercial Banking £m	Other £m	Total £m
Fee and commission income:
Current accounts	423	217	–	640
Credit and debit card fees	829	453	–	1,282
Commercial banking fees	–	195	–	195
Factoring	–	69	–	69
Other fees and commissions	74	144	12	230
Total fee and commission income	1,326	1,078	12	2,416
Fee and commission expense	(1,055)	(284)	(139)	(1,478)
Net fee and commission income	271	794	(127)	938

Year ended 31 December 2023	Retail £m	Commercial Banking £m	Other £m	Total £m
Fee and commission income:
Current accounts	406	214	–	620
Credit and debit card fees	800	459	–	1,259
Commercial banking fees	–	191	–	191
Factoring	–	75	–	75
Other fees and commissions	85	171	55	311
Total fee and commission income	1,291	1,110	55	2,456
Fee and commission expense	(673)	(288)	(143)	(1,104)
Net fee and commission income	618	822	(88)	1,352
Fees and commissions which are an integral part of the effective interest rate form part of net interest income shown in note 5. Fees and commissions relating to instruments that are held at fair value through profit or loss are included within net trading income shown in note 7.
In determining the disaggregation of fees and commissions the Group has considered how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. It has determined that the above disaggregation by product type provides useful information that does not aggregate items that have substantially different characteristics.
At 31 December 2025, the Group held on its balance sheet £112 million (31 December 2024: £105 million) in respect of services provided to customers and £83 million (31 December 2024: £69 million) in respect of amounts received from customers for services to be provided after the balance sheet date. Current unsatisfied performance obligations amount to £203 million (31 December 2024: £189 million); the Group expects to receive substantially all of this revenue by the end of 2027.
Income recognised during the year included £29 million (2024: £27 million) in respect of amounts included in the contract liability balance at the start of the year and £nil (2024: £nil) in respect of amounts from performance obligations satisfied in previous years.
The most significant performance obligations undertaken by the Group are in respect of current accounts, the provision of other banking services for commercial customers and credit and debit card services.
In respect of current accounts, the Group receives fees for the provision of bank account and transaction services such as ATM services, fund transfers, overdraft facilities and other value-added offerings.
For commercial customers, alongside its provision of current accounts, the Group provides other corporate banking services including factoring and commitments to provide loan financing. Loan commitment fees are included in fees and commissions where the loan is not expected to be drawn down by the customer.
The Group receives interchange and merchant fees, together with fees for overseas use and cash advances, for provision of card services to cardholders and merchants.

93	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 7: Net trading income

	2025 £m	2024 £m	2023 £m
Net gains on financial assets and liabilities at fair value through profit or loss:
Net gains on financial instruments held for trading[1]	405	416	295
Net gains on other financial instruments mandatorily held at fair value through profit or loss	97	83	64
Net losses on financial liabilities designated at fair value through profit or loss	(251)	(335)	(342)
	251	164	17
Foreign exchange and other	272	433	367
Net trading income	523	597	384
1Includes hedge ineffectiveness in respect of fair value hedges (2025: loss of £73 million; 2024: loss of £78 million; 2023: loss of £264 million) and cash flow hedges (2025: gain of
£50 million; 2024: loss of £56 million; 2023: gain of £17 million).
Note 8: Other operating income

	2025 £m	2024 £m	2023 £m
Operating lease rental income	1,979	1,681	1,383
Net losses on disposal of financial assets at fair value through other comprehensive income	(108)	(157)	(140)
Gain on disposal of business[1]	–	–	191
Intercompany recharges and other	1,411	1,420	1,488
Total other operating income	3,282	2,944	2,922
1On 1 November 2023 the Group sold Halifax Share Dealing Limited to a fellow Lloyds Banking Group undertaking.
Note 9: Operating expenses

	2025 £m	2024 £m	2023 £m
Staff costs:
Salaries and social security costs[1]	3,564	3,563	3,389
Pensions and other retirement benefit schemes (note 11)	504	504	335
Restructuring and other staff costs	403	378	538
	4,471	4,445	4,262
Premises and equipment costs[2]	457	407	411
Depreciation and amortisation[3]	3,420	3,371	2,851
Regulatory and legal provisions (note 26)	953	880	661
Other	2,864	2,824	2,783
Total operating expenses	12,165	11,927	10,968
1Including social security costs of £429 million (2024: £405 million; 2023: £347 million). Also includes amounts related to the Group’s share-based payment schemes (see note 10).
2Net of loss on disposal of operating lease assets of £10 million (2024: profit of £59 million; 2023: profit of £93 million).
3Including depreciation in respect of premises £100 million (2024: £94 million; 2023: £107 million), equipment £346 million (2024: £397 million; 2023: £385 million), operating lease assets £1,468 million (2024: £1,411 million; 2023: £1,070 million) and right-of-use assets £177 million (2024: £192 million; 2023: £203 million).
Average headcount
The average number of persons on a headcount basis employed by the Group during the year was as follows:

	2025	2024	2023
UK	58,754	63,777	64,844
Overseas	3,488	1,658	555
Total	62,242	65,435	65,399
Note 10: Share-based payments
During the year ended 31 December 2025 Lloyds Banking Group plc operated a number of share-based payment schemes for which employees of the Lloyds Bank Group were eligible and all of which are mainly equity settled. Details of all schemes operated by Lloyds Banking Group are set out below; these are managed and operated on a Lloyds Banking Group-wide basis. The amount charged to the Group’s income statement in respect of Lloyds Banking Group share-based payment schemes, and which is included within staff costs (note 9), was £232 million (2024:
£259 million; 2023: £302 million).
During the year ended 31 December 2025 the Lloyds Banking Group operated the following share-based payment schemes, which are mainly equity settled.

94	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 10: Share-based payments continued
Lloyds Banking Group Performance Share plan
The Lloyds Banking Group operates a Group Performance Share plan that is part equity settled. Bonuses in respect of employee service in 2025 have been recognised in the charge in line with the proportion of the deferral period completed.
Save-As-You-Earn schemes
Eligible employees may enter into contracts through the Save-As-You-Earn (SAYE) schemes to save up to £500 per month and, at the expiry of a fixed term of three years, have the option to use these savings within six months of the expiry of the fixed term to acquire shares in the
Group at a discounted price of no less than 90% of the market price at the start of the invitation period.
Movements in the number of share options outstanding under the SAYE schemes are set out below:

	2025		2024
	Number of options	Weighted average exercise price (pence)	Number of options	Weighted average exercise price (pence)
Outstanding at 1 January	797,624,786	42.30	1,311,205,148	31.70
Granted	119,602,764	74.35	200,820,157	52.35
Exercised	(189,981,525)	39.40	(663,187,372)	24.60
Forfeited	(24,349,649)	43.66	(17,375,716)	39.01
Cancelled	(15,760,828)	47.99	(27,852,684)	40.70
Expired	(1,816,675)	39.45	(5,984,747)	35.40
Outstanding at 31 December	685,318,873	48.52	797,624,786	42.30
Exercisable at 31 December	178,806	39.40	955,281	24.25
The weighted average share price at the time that the options were exercised during 2025 was £0.61 (2024: £0.47). The weighted average remaining contractual life of options outstanding at the end of the year was 1.88 years (2024: 1.85 years).
The weighted average fair value of SAYE options granted during 2025 was £0.15 (2024: £0.09). The fair values of the SAYE options have been determined using a standard Black-Scholes model.
Other share option plans
Executive Share Plans – buyout and retention awards
Share options may be granted to senior employees under the Lloyds Banking Group Executive Share Plan 2003, Lloyds Banking Group
Executive Group Ownership Share Plan and Deferred Bonus Scheme 2021 specifically to facilitate recruitment (to compensate new recruits for any lost share awards), and also to make grants to key individuals for retention purposes. In some instances, grants may be made subject to individual performance conditions.
Participants are not entitled to any dividends paid during the vesting period.

	2025		2024
	Number of options	Weighted average exercise price (pence)	Number of options	Weighted average exercise price (pence)
Outstanding at 1 January	15,578,997	nil	26,131,255	nil
Granted	–	nil	768,170	nil
Exercised	(6,945,829)	nil	(10,815,436)	nil
Forfeited	(253,070)	nil	(488,091)	nil
Lapsed	–	nil	(16,901)	nil
Outstanding at 31 December	8,380,098	nil	15,578,997	nil
Exercisable at 31 December	200,359	nil	988,243	nil
The weighted average fair value of options granted in the year was £nil (2024: £0.46). The fair values of options granted have been determined using a standard Black-Scholes model. The weighted average share price at the time that the options were exercised during 2025 was £0.75
(2024: £0.53). The weighted average remaining contractual life of options outstanding at the end of the year was 5.9 years (2024: 6.2 years).
Included in the above are awards to the Group Chief Executive.

95	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 10: Share-based payments continued
Charlie Nunn joined the Group on 16 August 2021 as Group Chief Executive. He was granted deferred share awards over 8,301,708 shares to replace unvested awards from his former employer, HSBC, that were forfeited as a result of him joining the Lloyds Banking Group.

	2025 Number of options	2024 Number of options
Outstanding at 1 January	3,968,909	5,337,899
Exercised	(1,368,990)	(1,368,990)
Outstanding at 31 December	2,599,919	3,968,909
Other share plans
Lloyds Banking Group Executive Group Ownership Share Plan
The plan, introduced in 2006, is aimed at delivering shareholder value by linking the receipt of shares to an improvement in the performance of the Lloyds Banking Group over a three-year period. Awards are made within limits set by the rules of the plan, with the limits determining the maximum number of shares that can be awarded equating to three times annual salary. In exceptional circumstances this may increase to four times annual salary.
The Executive Group Ownership awards were replaced by Long Term Share Plan awards in 2021.

	2025 Number of shares	2024 Number of shares
Outstanding at 1 January	22,123,194	39,804,293
Vested	(10,254,907)	(18,490,246)
Forfeited	–	(33,055)
Dividend award	–	842,202
Outstanding at 31 December	11,868,287	22,123,194
Lloyds Banking Group Long Term Share Plan
The plan, approved at the 2020 AGM and introduced in 2021, replaced the Lloyds Banking Executive Group Ownership Share Plan and is
intended to provide alignment to the Group’s aim of delivering sustainable returns to shareholders, supported by its values and behaviours.
The awards in respect of the 2023 grant are due to vest in 2026 at a rate of 100%.

	2025 Number of shares	2024 Number of shares
Outstanding at 1 January	195,879,295	262,409,389
Vested	(62,272,967)	(53,608,504)
Forfeited	(4,809,902)	(12,921,590)
Outstanding at 31 December	128,796,426	195,879,295
Lloyds Banking Group Long Term Incentive Plan
The plan, approved at the 2023 AGM and introduced in 2024, replaced the Long Term Share Plan and is intended to deliver stronger alignment between variable reward outcomes and the creation of shareholder value through the delivery of our strategy and the deepening of our relationships with our customers.
The awards in respect of the 2024 grant are due to vest in 2027.

	2025 Number of shares	2024 Number of shares
Outstanding at 1 January	75,063,395	–
Granted	46,999,778	75,063,395
Outstanding at 31 December	122,063,173	75,063,395
The weighted average fair value of awards granted in the year was £0.48 (2024: £0.30).

96	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 10: Share-based payments continued
Executive Share Plans – buyout and retention awards
Share awards in the form of conditional shares may be granted to senior employees under the Lloyds Banking Group Executive Group
Ownership Share Plan and Deferred Bonus Scheme 2021 specifically to facilitate recruitment (to compensate new recruits for any lost share awards), and also to make grants to key individuals for retention purposes. In some instances, grants may be made subject to individual performance conditions.
Participants are not entitled to any dividends paid during the vesting period.

	2025	2024
	Number of shares	Number of shares
Outstanding at 1 January	2,865,027	–
Granted	3,679,148	3,593,397
Vested	(1,747,624)	(728,370)
Outstanding at 31 December	4,796,551	2,865,027
The weighted average fair value of awards granted in the year was £0.73 (2024: £0.51).
Assumptions at 31 December 2025
The fair value calculations at 31 December 2025 for grants made in the year, using Black-Scholes models and Monte Carlo simulation, are based on the following assumptions:

	SAYE	Executive Share Plans	Long Term Share Plan
Weighted average risk-free interest rate	3.87%	3.81%	4.13%
Weighted average expected life	3.3 years	1.5 years	4.4 years
Weighted average expected volatility	25%	25%	27%
Weighted average expected dividend yield	5.0%	6.0%	6.0%
Weighted average share price	£0.84	£0.80	£0.71
Weighted average exercise price	£0.74	nil	nil
Expected volatility is a measure of the amount by which the Lloyds Banking Group’s shares are expected to fluctuate during the life of an option. The expected volatility is estimated based on the historical volatility of the closing daily share price over the most recent period that is commensurate with the expected life of the option. The historical volatility is compared to the implied volatility generated from market traded options in the Lloyds Banking Group’s shares to assess the reasonableness of the historical volatility and adjustments made where appropriate.
Share Incentive Plans
Matching shares
The Lloyds Banking Group undertakes to match shares purchased by employees up to the value of £45 per month; these matching shares are held in trust for a mandatory period of three years on the employee’s behalf, during which period the employee is entitled to any dividends paid on such shares. The award is subject to a non-market based condition: if an employee leaves within this three-year period for other than a
‘good’ reason, all of the matching shares are forfeited. Similarly, if the employees sell their purchased shares within three years, their matching shares are forfeited.
The number of shares awarded relating to matching shares in 2025 was 26,409,397 (2024: 38,464,042), with an average fair value of £0.74
(2024: £0.53), based on market prices at the date of award.
Fixed share awards
Fixed share awards were introduced in 2014 in order to ensure that total fixed remuneration is commensurate with role and to provide a competitive reward package for certain Lloyds Banking Group employees, with an appropriate balance of fixed and variable remuneration, in line with regulatory requirements. The fixed share awards are delivered in Lloyds Banking Group plc shares, and are released over three years with one third being released each year following the year of award. The number of shares purchased in relation to fixed share awards in 2025 was 1,470,573 (2024: 1,541,751) with an average fair value of £0.81 (2024: £0.55) based on market prices at the date of the award.
The fixed share award is not subject to any performance conditions, performance adjustment or clawback. On an employee leaving the Lloyds
Banking Group, there is no change to the timeline for which shares will become unrestricted.
Since the beginning of 2023 the number of recipients of these awards has been reduced to the executive directors only.
Free shares
An award of shares may be made annually to employees up to a maximum of £3,600. The shares awarded are held in trust for a mandatory period of three years on the employee’s behalf, during which period the employee is entitled to any dividends paid on such shares. The award is subject to a non-market based condition. If an employee leaves the Group within this three-year period for other than a ‘good’ reason, all of the shares awarded will be forfeited.
There have not been any awards made since 2021.

97	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations
Critical accounting judgements and key sources of estimation uncertainty

Key sources of estimation uncertainty:	Discount rate applied to future cash flows
Expected lifetime of the schemes’ members
Expected rate of future inflationary increases
The net asset recognised in the balance sheet at 31 December 2025 in respect of the Group’s defined benefit pension scheme obligations was
£2,612 million, comprising an asset of £2,695 million and a liability of £83 million (2024: a net asset of £2,945 million comprising an asset of
£3,028 million and a liability of £83 million). The Group’s accounting policy for its defined benefit pension scheme obligations is set out in note
2(K).
Income statement and balance sheet sensitivities to changes in the key sources of estimation uncertainty and other actuarial assumptions are provided in part (v).

	2025 £m	2024 £m	2023 £m
Charge (credit) to the income statement
Defined benefit pension schemes	(39)	(13)	(80)
Other retirement benefit schemes	2	2	1
Total defined benefit schemes	(37)	(11)	(79)
Defined contribution pension schemes	541	515	414
Total charge to the income statement (note 9)	504	504	335

	2025 £m	2024 £m
Amounts recognised in the balance sheet
Retirement benefit assets	2,695	3,028
Retirement benefit obligations	(120)	(122)
Total amounts recognised in the balance sheet	2,575	2,906
The total amounts recognised in the balance sheet relate to:

	2025 £m	2024 £m
Defined benefit pension schemes	2,612	2,945
Other retirement benefit schemes	(37)	(39)
Total amounts recognised in the balance sheet	2,575	2,906
The Group holds on its balance sheet the net surplus or deficit, being the difference between the fair value of plan assets and the present value of scheme liabilities, at the balance sheet date for each plan. Surpluses are only recognised to the extent that they are recoverable through reduced contributions in the future or through potential future refunds from the schemes. In assessing whether a surplus is recoverable, the
Group considers its current right to obtain a refund or a reduction in future contributions together with the rights of third parties, such as trustees, at the balance sheet date.
Pension schemes
Defined benefit schemes
(i)Characteristics of and risks associated with the Group’s schemes
The Group has established a number of defined benefit pension schemes in the UK and overseas, both funded and unfunded. All significant schemes are funded and based in the UK, with the three most significant being the main sections of the Lloyds Bank Pension Scheme No. 1, the
Lloyds Bank Pension Scheme No. 2 and the HBOS Final Salary Pension Scheme. At 31 December 2025, these schemes represented 94% of the
Group’s total gross defined benefit pension assets (2024: 94%). These schemes provide retirement benefits calculated as a proportion of final pensionable salary depending upon the length of pensionable service.
All of the UK funded schemes are operated as separate legal entities under trust law, are in compliance with the Pensions Act 2004 and are managed by a Trustee Board (the Trustee) whose role is to ensure that the schemes are administered in accordance with the scheme rules and relevant legislation, and to safeguard the assets in the best interests of all members and beneficiaries.
A valuation to determine the funding status of each scheme is carried out at least every three years, whereby scheme assets are measured at market value and liabilities (technical provisions) are measured using prudent assumptions. If a funding deficit is identified, a recovery plan is agreed between the employer and the scheme Trustee and sent to the Pensions Regulator for review. The Group does not provide for these deficit contributions as the future economic benefits arising from these contributions are expected to be available to the Group.
The Group’s overseas defined benefit pension schemes are subject to local regulatory arrangements.
The 31 December 2022 triennial valuation for the main defined benefit schemes was completed in 2023, and following the contributions paid in
2023, no further deficit contributions were paid for this triennial period (to 31 December 2025).
The Group pays regular contributions to meet benefits accruing over the year, and to cover the expenses of running the schemes. The Group expects to pay contributions of at least £0.1 billion to its defined benefit schemes in 2026.
The Group provides additional security arrangements to a number of the UK schemes for the Group’s obligations to the schemes.
At 31 December 2025 the security arrangements held assets of £4.0 billion. The security arrangements are fully consolidated in the
Group’s balance sheet.

98	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued
The last funding valuations of other Group schemes were carried out on a number of different dates. In order to report the position under
IAS 19 as at 31 December 2025, the most recent valuation results for all schemes have been updated by qualified independent actuaries. The funding valuations use a more prudent approach to setting the discount rate and more conservative longevity and inflation assumptions than the IAS 19 valuations.
In July 2024, the Court of Appeal handed down a judgment (Virgin Media Limited v NTL Pension Trustees Limited) which potentially has implications for the validity of amendments made by pension schemes that were contracted out on a salary-related basis between 6 April 1997 and the abolition of contracting-out in 2016. The Government in September 2025, recognising that schemes and sponsoring employers need clarity around scheme liabilities, proposed legislation to give affected pension schemes the ability to retrospectively obtain written actuarial confirmation that historic benefit changes met the necessary standards. The Group has not made any allowance for the possible impact of the ruling as it is currently unclear whether any additional liabilities might arise, and if they were to arise, how they would be reliably measured. The
Group is continuing to review scheme amendments to decide whether any subsequent actions are required and will continue to monitor developments.
(ii)Amounts in the financial statements

	2025 £m	2024 £m
Amount included in the balance sheet
Present value of funded obligations	(26,571)	(27,118)
Fair value of scheme assets	29,183	30,063
Net amount recognised in the balance sheet	2,612	2,945

	2025 £m	2024 £m
Net amount recognised in the balance sheet
At 1 January	2,945	3,532
Net defined benefit pension credit	39	13
Actuarial gains on defined benefit obligation	412	2,940
Return on plan assets	(934)	(3,712)
Employer contributions	150	172
At 31 December	2,612	2,945

	2025 £m	2024 £m
Movements in the defined benefit obligation
At 1 January	(27,118)	(30,201)
Current service cost	(64)	(85)
Interest expense	(1,459)	(1,385)
Remeasurements:
Actuarial gains – demographic assumptions	114	109
Actuarial (losses) gains – experience	(427)	94
Actuarial gains – financial assumptions	725	2,737
Benefits paid	1,693	1,638
Past service cost	(30)	(35)
Settlements	2	1
Exchange and other adjustments	(7)	9
At 31 December	(26,571)	(27,118)

	2025 £m	2024 £m
Analysis of the defined benefit obligation
Active members	(1,960)	(2,463)
Deferred members	(6,722)	(7,080)
Dependants	(1,486)	(1,429)
Pensioners	(16,403)	(16,146)
At 31 December	(26,571)	(27,118)

99	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued

	2025 £m	2024 £m
Changes in the fair value of scheme assets
At 1 January	30,063	33,733
Return on plan assets excluding amounts included in interest income	(934)	(3,712)
Interest income	1,624	1,551
Employer contributions	150	172
Benefits paid	(1,693)	(1,638)
Settlements	(2)	(1)
Administrative costs paid	(32)	(33)
Exchange and other adjustments	7	(9)
At 31 December	29,183	30,063
The credit recognised in the income statement for the year ended 31 December comprises:

	2025 £m	2024 £m	2023 £m
Current service cost	64	85	88
Net interest amount	(165)	(166)	(208)
Past service cost – plan amendments	30	35	5
Plan administration costs incurred during the year	32	33	35
Total defined benefit pension credit	(39)	(13)	(80)
(iii)Composition of scheme assets

	2025			2024
	Quoted £m	Unquoted £m	Total £m	Quoted £m	Unquoted £m	Total £m
Debt instruments[1]:
Fixed interest government bonds	6,326	–	6,326	6,985	–	6,985
Index-linked government bonds	15,382	–	15,382	15,550	–	15,550
Corporate and other debt securities	9,771	–	9,771	7,396	–	7,396
Asset-backed securities	3	–	3	–	–	–
	31,482	–	31,482	29,931	–	29,931
Pooled investment vehicles	653	5,964	6,617	686	7,342	8,028
Property	–	132	132	–	130	130
Equity instruments	12	59	71	23	66	89
Money market instruments, cash, derivatives and other assets and liabilities	135	(9,254)	(9,119)	55	(8,170)	(8,115)
At 31 December	32,282	(3,099)	29,183	30,695	(632)	30,063
1Of the total debt instruments, £29,876 million (2024: £27,551 million) were investment grade (credit ratings equal to or better than ‘BBB’).
The assets of all of the funded plans are held independently of the Group’s assets in separate trustee-administered funds.
The pension schemes’ pooled investment vehicles comprise:

	2025 £m	2024 £m
Alternative credit funds	1,138	1,793
Bond and debt funds	276	449
Equity funds	1,644	1,553
Hedge and mutual funds	–	709
Infrastructure funds	1,012	1,059
Liquidity funds	1,702	1,449
Property funds	817	992
Other	28	24
At 31 December	6,617	8,028
The Trustee’s approach to investment is focused on acting in the members’ best financial interests, with the integration of ESG (environmental, social and governance) considerations into investment management processes and practices. This policy is reviewed annually (or more frequently as required) and has been shared with the schemes’ investment managers for implementation.

100	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued
(iv)Assumptions
The principal actuarial and financial assumptions used in valuations of the defined benefit pension schemes were as follows:

	2025%	2024%
Discount rate	5.57	5.55
Rate of inflation:
Retail Price Index (RPI)	2.65	2.97
Consumer Price Index (CPI)	2.13	2.52
Rate of salary increases	0.00	0.00
Weighted-average rate of increase for pensions in payment	2.52	2.69
To determine the RPI assumption a term-dependent inflation curve has been used adjusting for an assumed inflation risk premium. A gap of
100 basis points has been assumed between RPI and CPI from 2025 to 2030; thereafter a 20 basis point gap has been assumed.

	Men		Women
	2025 Years	2024 Years	2025 Years	2024 Years
Life expectancy for average member aged 60, on the valuation date	26.5	26.4	28.6	28.5
Life expectancy for average member aged 60, 15 years after the valuation date	27.4	27.3	29.5	29.4
The mortality assumptions used in the UK scheme valuations are based on standard tables published by the Institute and Faculty of Actuaries which were adjusted in line with the actual experience of the relevant schemes. The Group uses the 2023 CMI mortality projections model to project future mortality improvements. In line with actuarial industry recommendations no weight is placed on 2020 and 2021 mortality experience and 15% weight on 2022 and 2023 mortality experience.
(v)Amount, timing and uncertainty of future cash flows
Risk exposure of the defined benefit schemes
While the Group is not exposed to any unusual, entity-specific or scheme-specific risks in its defined benefit pension schemes, it is exposed to a number of significant risks, detailed below:
Inflation rate risk: The majority of the schemes’ benefit obligations are linked to inflation both in deferment and once in payment. Higher inflation will lead to higher liabilities although this will be materially offset by holdings of inflation-linked gilts and, in most cases, caps on the level of inflationary increases are in place to protect against extreme inflation.
Interest rate risk: The defined benefit obligation is determined using a discount rate derived from yields on AA-rated corporate bonds. A decrease in corporate bond yields will increase plan liabilities although this will be materially offset by an increase in the value of bond holdings and through the use of derivatives.
Longevity risk: The majority of the schemes’ obligations are to provide benefits for the life of the members so increases in life expectancy will result in an increase in the schemes’ liabilities.
Investment risk: Scheme assets are invested in a diversified portfolio of debt securities, equities and other return-seeking assets. If the assets underperform the discount rate used to calculate the defined benefit obligation, it will reduce the surplus or increase the deficit. Volatility in asset values and the discount rate will lead to volatility in the net pension asset on the Group’s balance sheet and in other comprehensive income. To a lesser extent this will also lead to volatility in the pension expense in the Group’s income statement.
In addition, the schemes themselves are exposed to liquidity risk with the need to ensure that liquid assets held are sufficient to meet benefit payments as they fall due and there is sufficient collateral available to support their hedging activity.
The ultimate cost of the defined benefit obligations to the Group will depend upon actual future events rather than the assumptions made.
The assumptions made are unlikely to be borne out in practice and as such the cost may be higher or lower than expected.
Sensitivity analysis
The effect of reasonably possible changes in key assumptions on the Group’s income statement and on the net defined benefit pension scheme asset from the change in value of scheme liabilities is set out below. The sensitivities provided assume that all other assumptions and the value of the schemes’ assets remain unchanged. The calculations are approximate in nature and full detailed calculations could lead to a different result. It is unlikely that isolated changes to individual assumptions will be experienced in practice. Due to the correlation of assumptions, aggregating the effects of these isolated changes may not be a reasonable estimate of the actual effect of simultaneous changes in multiple assumptions.

101	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued

	Effect of reasonably possible alternative assumptions
	Increase (decrease) in the income statement charge		Increase (decrease) in the net defined benefit pension scheme surplus
	2025 £m	2024 £m	2025 £m	2024 £m
Inflation (including pension increases)[1]:
Increase of 0.25%	27	28	(455)	(484)
Decrease of 0.25%	(25)	(27)	433	467
Discount rate[2]:
Increase of 0.25%	(46)	(51)	659	718
Decrease of 0.25%	45	49	(700)	(757)
Expected life expectancy of members:
Increase of one year	45	46	(802)	(806)
Decrease of one year	(47)	(47)	827	830
1At 31 December 2025, the assumed rate of RPI inflation is 2.65% and CPI inflation 2.13% (2024: RPI 2.97% and CPI 2.52%).
2At 31 December 2025, the assumed discount rate is 5.57% (2024: 5.55%).
Sensitivity analysis method and assumptions
The sensitivity analysis above reflects the impact on the liabilities of the Group’s three most significant schemes which account for over 90% of the Group’s defined benefit obligations. While differences in the underlying liability profiles for the remainder of the Group’s pension arrangements mean that they may exhibit slightly different sensitivities to variations in these assumptions, the sensitivities provided above are indicative of the impact across the Group as a whole.
The inflation assumption sensitivity applies to the assumed rate of increase in both the Consumer Price Index (CPI) and the Retail Price Index
(RPI), and includes the impact on the rate of increases to pensions, both before and after retirement. These pension increases are linked to inflation (either CPI or RPI) subject to certain minimum and maximum limits.
The sensitivity analysis (including the inflation sensitivity) does not include the impact of any change in the rate of salary increases as pensionable salaries have been frozen since 2 April 2014.
The life expectancy assumption has been applied by allowing for an increase/decrease in life expectation from age 60 of one year, based upon the approximate weighted average age for each scheme. While this is an approximate approach and will not give the same result as a one year increase in life expectancy at every age, it provides an appropriate indication of the potential impact on the schemes from changes in life expectancy.
There was no change in the methods and assumptions used in preparing the sensitivity analysis from the prior year.
Asset-liability matching strategies
The main schemes’ assets are invested in a diversified portfolio which are independently determined by the responsible governance body for each scheme and in consultation with the employer.
A significant goal of the asset strategies adopted by the schemes is to reduce volatility caused by changes in market expectations of interest rates and inflation. In the main schemes this is achieved by investing in liability-driven investment (LDI) strategies. The assets in these LDI strategies represented c.47% of scheme assets at 31 December 2025.
The LDI strategies are actively managed to reflect both changing market conditions and changes to the liability profile. At 31 December 2025 the asset-liability matching strategy mitigated c.110% of the liability sensitivity to interest rate movements and c.130% of the liability sensitivity to inflation movements. In addition, a small amount of interest rate sensitivity arises through holdings of corporate and other debt securities.
The higher level of hedging provides greater protection to the funding position of the schemes.
The main schemes hold a number of longevity insurance contracts, hedging c.60% of their longevity risk exposure at 31 December 2025. These arrangements form part of the schemes’ investment portfolio and reduce the risk of members living longer than expected through the exchange of fixed payments for actual payments.
At 31 December 2025 the value of scheme assets included longevity swaps valued at £(217) million.
Maturity profile of defined benefit obligation
The following table provides information on the weighted average duration of the defined benefit pension obligation and the distribution and timing of benefit payments:

	2025 Years	2024 Years
Duration of the defined benefit obligation	11	12

102	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 11: Retirement benefit obligations continued
Maturity analysis of benefits expected to be paid:

	2025 £m	2024 £m
Within 12 months	1,816	1,800
Between 1 and 2 years	1,625	1,595
Between 2 and 5 years	5,229	5,134
Between 5 and 10 years	9,294	9,318
Between 10 and 15 years	8,993	9,150
Between 15 and 25 years	15,679	16,316
Between 25 and 35 years	10,382	11,294
Between 35 and 45 years	4,375	5,171
In more than 45 years	906	1,201
Maturity analysis method and assumptions
The projected benefit payments are based on the assumptions underlying the assessment of the obligations, including allowance for expected future inflation. They are shown in their undiscounted form and therefore appear large relative to the discounted assessment of the defined benefit obligations recognised in the Group’s balance sheet. They are in respect of benefits that have been accrued prior to the respective year end date only and make no allowance for any benefits that may have been accrued subsequently.
Defined contribution schemes
The Group operates a number of defined contribution pension schemes in the UK and overseas.
During the year ended 31 December 2025 the charge to the income statement in respect of defined contribution schemes was £541 million
(2024: £515 million; 2023: £414 million), representing the contributions payable by the employer in accordance with each scheme’s rules.
Other retirement benefit schemes
The Group operates a number of schemes which provide post-retirement healthcare benefits to certain employees, retired employees and their dependants. The principal scheme relates to former Lloyds Bank staff and under this scheme the Group has undertaken to meet the cost of post-retirement healthcare for all eligible former employees (and their dependants) who retired prior to 1 January 1996. The Group has entered into an insurance contract to provide these benefits and a provision has been made for the estimated cost of future insurance premiums payable.
For the principal post-retirement healthcare scheme, the latest actuarial valuation of the liability was carried out at 31 December 2025 by qualified independent actuaries. The principal assumptions used were as set out above in section (iv), except that the long-term rate of increase in healthcare premiums has been assumed at 10.00% (2024: 10.00%).
Movements in the other retirement benefits obligation:

	2025 £m	2024 £m
At 1 January	(39)	(44)
Actuarial gains	2	4
Insurance premiums paid	2	3
Charge for the year	(2)	(2)
At 31 December	(37)	(39)
Note 12: Auditors’ remuneration
Fees payable to the Bank’s auditors are included within other operating expenses and are as follows:

	2025 £m	2024 £m	2023 £m
Fees payable for the:
– audit of the Bank’s current year Annual report	5.4	5.2	5.1
– audits of the Bank’s subsidiaries	12.8	12.4	12.2
– total audit fees in respect of the statutory audit of Group entities[1]	18.2	17.6	17.3
– services normally provided in connection with statutory and regulatory filings or engagements	0.6	0.5	0.3
Total audit fees[2]	18.8	18.1	17.6
Other audit-related fees[2]	0.1	0.2	0.1
All other fees[2]	0.1	0.2	0.1
Total non-audit services[3]	0.2	0.4	0.2
Total fees payable to the Bank’s auditors by the Group	19.0	18.5	17.8
1As defined by the Financial Reporting Council (FRC).
2As defined by the Securities and Exchange Commission (SEC).
3As defined by the SEC. Total non-audit services as defined by the FRC include all fees other than audit fees in respect of the statutory audit of Group entities. These fees totalled
£0.8 million in 2025 (2024: £0.9 million; 2023: £0.5 million).

103	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 12: Auditors’ remuneration continued
The following types of services are included in the categories listed above:
Audit fees: This category includes fees in respect of the audit of the Group’s annual financial statements and other services in connection with regulatory filings. Other services supplied pursuant to legislation relate primarily to costs incurred in connection with client asset assurance and with the Sarbanes-Oxley Act requirements associated with the audit of the financial statements of Lloyds Bank plc filed on its Form 20-F.
Other audit-related fees: This category includes fees in respect of services for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, for example acting as reporting accountants in respect of debt prospectuses required by the Listing Rules.
All other fees: This category includes other assurance services not related to the performance of the audit or review of the financial statements, for example, the review of controls operated by the Group on behalf of a third party. The auditors are not engaged to provide tax services.
It is the Group’s policy to use the auditors only on non-audit assignments in cases where their knowledge of the Group means that it is neither efficient nor cost effective to employ another firm of accountants.
Lloyds Banking Group has procedures that are designed to ensure auditor independence for Lloyds Banking Group plc and all of its subsidiaries, including prohibiting certain non-audit services. All audit and non-audit assignments must be pre-approved by the Lloyds Banking Group Audit
Committee (the Audit Committee) on an individual engagement basis; for certain types of non-audit engagements where the fee is ‘de minimis’
the Audit Committee has pre-approved all assignments subject to confirmation by management. On a quarterly basis, the Audit Committee receives and reviews a report detailing all pre-approved services and amounts paid to the auditors for such pre-approved services.
During the year, the auditors also earned fees payable by entities outside the consolidated Lloyds Bank Group in respect of the following:

	2025 £m	2024 £m	2023 £m
Audits of Group pension schemes	0.5	0.4	0.4
Note 13: Impairment

Year ended 31 December 2025	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
In respect of:
Loans and advances to banks	–	–	–	–	–
Loans and advances to customers	13	(81)	996	(64)	864
Debt securities	–	–	–	–	–
Financial assets at amortised cost	13	(81)	996	(64)	864
Financial assets at fair value through other comprehensive income	(1)	–	–	–	(1)
Loan commitments and financial guarantees	(28)	(43)	–	–	(71)
Total impairment (credit) charge	(16)	(124)	996	(64)	792

Year ended 31 December 2024	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
In respect of:
Loans and advances to banks	(5)	–	–	–	(5)
Loans and advances to customers	(139)	(286)	946	(5)	516
Debt securities	(4)	–	–	–	(4)
Financial assets at amortised cost	(148)	(286)	946	(5)	507
Financial assets at fair value through other comprehensive income	(3)	–	–	–	(3)
Loan commitments and financial guarantees	(14)	(34)	–	–	(48)
Total impairment (credit) charge	(165)	(320)	946	(5)	456

Year ended 31 December 2023	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
In respect of:
Loans and advances to banks	(3)	–	–	–	(3)
Loans and advances to customers	269	(270)	412	(73)	338
Debt securities	–	–	–	–	–
Financial assets at amortised cost	266	(270)	412	(73)	335
Financial assets at fair value through other comprehensive income	(2)	–	–	–	(2)
Loan commitments and financial guarantees	31	(19)	(2)	–	10
Total impairment charge (credit)	295	(289)	410	(73)	343
The impairment charge includes a charge of £137 million (2024: £24 million charge; 2023: £73 million charge ) in respect of residual value impairment and voluntary terminations within the Group’s UK motor finance business.

104	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 14: Tax
Analysis of tax expense for the year

	2025 £m	2024 £m	2023 £m
UK corporation tax:
Current tax on profit for the year	(1,307)	(1,181)	(1,307)
Adjustments in respect of prior years	90	(2)	87
	(1,217)	(1,183)	(1,220)
Foreign tax:
Current tax on profit for the year	(52)	(41)	(44)
Adjustments in respect of prior years	(13)	2	2
	(65)	(39)	(42)
Current tax expense	(1,282)	(1,222)	(1,262)
Deferred tax:
Current year	(278)	(41)	(559)
Adjustments in respect of prior years	(56)	61	(28)
Deferred tax expense	(334)	20	(587)
Tax expense	(1,616)	(1,202)	(1,849)
Factors affecting the tax expense for the year
The UK corporation tax rate for the year was 25.0% (2024: 25.0%; 2023: 23.5%). The increase in applicable tax rate from 2023 relates to the change in statutory tax rate effective from 1 April 2023. An explanation of the relationship between tax expense and accounting profit is set out below.

	2025 £m	2024 £m	2023 £m
Profit before tax	5,472	4,688	7,056
UK corporation tax thereon	(1,368)	(1,172)	(1,658)
Impact of surcharge on banking profits	(158)	(145)	(290)
Non-deductible costs: conduct charges	(70)	(27)	(30)
Non-deductible costs: bank levy	(28)	(32)	(31)
Other non-deductible costs[1]	(47)	(47)	(10)
Non-taxable income[1]	5	36	14
Tax relief on coupons on other equity instruments	101	91	78
(Non-deductible) non-taxable foreign exchange (losses) gains[1]	(72)	31	(21)
Tax-exempt gains on disposals	1	5	49
Remeasurement of deferred tax due to rate changes	–	–	(8)
Differences in overseas tax rates	(1)	(3)	(3)
Adjustments in respect of prior years	21	61	61
Tax expense	(1,616)	(1,202)	(1,849)
1(Non-deductible) non-taxable foreign exchange gains (losses) on non-sterling denominated other equity instruments and on net investment hedging of subsidiaries, previously shown in aggregate within other non-deductible costs and non-taxable income, are now presented as an individual line item. Comparatives are represented on a consistent basis.
On 11 July 2023, the Government enacted its legislation implementing the G20-OECD Inclusive Framework Pillar 2 rules in the UK, including a
Qualified Domestic Minimum Top-Up Tax rule. This legislation seeks to ensure that UK-headquartered multinational enterprises pay a minimum tax rate of 15% on UK and overseas profits arising after 31 December 2023. No provision for Pillar 2 current tax is included in tax expense for the period on the basis that no additional liability is expected to fall due in respect of any of the jurisdictions in which we conduct business.
The Group paid UK and overseas corporation taxes of £1,627 million in the period, and received refunds of £200 million relating to tax overpaid in respect of the previous period. In addition, the Group paid £730 million in respect of the Irish loss relief case (see note 33). Refunds received in 2024 of £970 million related to recovery from HMRC of taxes overpaid in respect of previous periods.
Deferred tax
The Group’s deferred tax assets and liabilities are as follows:

Statutory position	2025 £m	2024 £m	Tax disclosure	2025 £m	2024 £m
Deferred tax assets	3,917	4,785	Deferred tax assets	5,431	6,599
Deferred tax liabilities	(146)	(125)	Deferred tax liabilities	(1,660)	(1,939)
Net deferred tax asset at 31 December	3,771	4,660	Net deferred tax asset at 31 December	3,771	4,660
The statutory position reflects the deferred tax assets and liabilities as disclosed in the consolidated balance sheet and takes into account the ability of the Group to net assets and liabilities where there is a legally enforceable right of offset and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority. The tax disclosure of deferred tax assets and liabilities ties to the amounts outlined in the tables below which splits the deferred tax assets and liabilities by type, before such netting.

105	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 14: Tax continued
Movements in deferred tax assets and liabilities (before taking into consideration the offsetting of balances within the same taxing jurisdiction)
can be summarised as follows:

Deferred tax assets	Tax losses £m	Property, plant and equipment £m	Provisions £m	Share-based payments £m	Asset revaluations[1] £m	Pension liabilities £m	Derivatives £m	Other temporary differences £m	Total £m
At 1 January 2024	4,747	270	219	26	55	47	1,425	74	6,863
(Charge) credit to the income statement	(132)	(75)	(21)	(1)	45	(8)	(41)	(6)	(239)
(Charge) credit to other comprehensive income	–	–	–	–	(30)	–	5	–	(25)
At 31 December 2024	4,615	195	198	25	70	39	1,389	68	6,599
(Charge) credit to the income statement	(396)	(76)	(23)	3	29	(6)	1	(36)	(504)
(Charge) to other comprehensive income	–	–	–	–	(65)	–	(599)	–	(664)
At 31 December 2025	4,219	119	175	28	34	33	791	32	5,431

Deferred tax liabilities		Property, plant and equipment £m	Capitalised software enhancements £m		Acquisition fair value £m	Pension assets £m	Derivatives £m	Other temporary differences £m	Total £m
At 1 January 2024		–		(89)	(346)	(971)	(683)	(295)	(2,384)
(Charge) credit to the income statement		–		(31)	123	2	150	15	259
Credit to other comprehensive income		–		–	–	155	–	22	177
Exchange and other adjustments		–		–	–	–	–	9	9
At 31 December 2024		–		(120)	(223)	(814)	(533)	(249)	(1,939)
(Charge) credit to the income statement		(45)		31	32	2	164	(14)	170
Credit to other comprehensive income				–	–	85	–	35	120
Exchange and other adjustments		–		–	–	–	–	(11)	(11)
At 31 December 2025		(45)		(89)	(191)	(727)	(369)	(239)	(1,660)
1Financial assets at fair value through other comprehensive income.
Estimation of income taxes includes the assessment of recoverability of deferred tax assets. Deferred tax assets are only recognised to the extent that they are considered more likely than not to be recoverable based on existing tax laws and forecasts of future taxable profits against which the underlying tax deductions can be utilised.
The Group has recognised a deferred tax asset of £4,219 million (2024: £4,615 million) in respect of trading losses carried forward. Substantially all of these losses have arisen in Bank of Scotland plc and Lloyds Bank plc, and they will be utilised as taxable profits arise in those legal entities in future periods.
The Group’s expectations of future UK taxable profits require management judgement, and take into account the Group’s long-term financial and strategic plans and anticipated future tax-adjusting items. In making this assessment, account is taken of business plans, the Board-
approved operating plan and the expected future economic outlook as set out in the strategic report, as well as the risks associated with future regulatory, climate-related and other change, in order to produce a base case forecast of future UK taxable profits. Under current law there is no expiry date for UK trading losses not yet utilised, and given the forecast of future profitability and the Group’s commitment to the UK market, in management’s judgement it is more likely than not that the value of the losses will be recovered by the Group while still operating as a going concern.
Banking tax losses that arose before 1 April 2015 can only be used against 25% of taxable profits arising after 1 April 2016, and they cannot be used to reduce the surcharge on banking profits. These restrictions in utilisation mean that the value of the deferred tax asset in respect of tax losses is only expected to be fully recovered by 2036 (2024: 2037) in the base case forecast. The rate of recovery of the Group’s tax loss asset is not a straight line, being affected by the relative profitability of the different legal entities in future periods, and the relative size of their tax losses carried forward. It is expected in the base case that 85% of the value will be recovered by 2033, when Lloyds Bank plc will have utilised all of its available tax losses. It is possible that future tax law changes could materially affect the timing of recovery and the value of these losses ultimately realised by the Group.
Deferred tax not recognised
Deferred tax assets of £107 million (2024: £119 million) have not been recognised in respect of £427 million of UK tax losses and other temporary differences which can only be used to offset future capital gains. UK capital losses can be carried forward indefinitely.
No deferred tax has been recognised in respect of foreign trade losses where it is not more likely than not that we will be able to utilise them in future periods. Of the asset not recognised, £45 million (2024: £48 million) relates to losses that will expire if not used within 20 years, and
£4 million (2024: £4 million) relates to losses with no expiry date.
As a result of parent company exemptions on dividends from subsidiaries and on capital gains on disposal there are no significant taxable temporary differences associated with investments in subsidiaries, branches, associates and joint arrangements.

106	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 14: Tax continued
Critical accounting judgements and key sources of estimation uncertainty

Critical judgement:	The Group believes that its interpretation of the tax rules on group relief are correct
The Group has an open matter in relation to a claim for group relief of losses incurred in its former Irish banking subsidiary, which ceased trading on 31 December 2010. In 2020, HMRC concluded its enquiry into the matter and issued a closure notice denying the group relief claim.
The Group appealed to the First Tier Tax Tribunal. The hearing took place in May 2023. In January 2025, the First Tier Tribunal concluded in favour of HMRC. The Group believes it has applied the rules correctly and that the claim for group relief is correct. Having reviewed the
Tribunal’s conclusions and having taken appropriate advice the Group has appealed to the Upper Tier Tax Tribunal, and does not consider this to be a case where an additional tax liability will ultimately fall due. If the final determination of the matter by the judicial process is that
HMRC’s position is correct, management believes that this would result in an increase in current tax liabilities of £855 million (including interest) and a reduction in the Group’s deferred tax asset of approximately £270 million. Following the First Tier Tax Tribunal outcome, the tax has been paid to HMRC and recognised as a current tax asset, given the Group’s view that the tax liability will not ultimately fall due. The appeal has been listed for hearing in March 2027, however final conclusion of the judicial process may not be for several years.
There are a number of other open matters on which the Group is in discussions with HMRC (including the tax treatment of costs relating to
HBOS Reading), none of which is expected to have a material impact on the financial position of the Group.
Note 15: Measurement basis of financial assets and liabilities
The accounting policies in note 2 describe how different classes of financial instruments are measured, and how income and expenses, including fair value gains and losses, are recognised. The following table analyses the carrying amounts of the financial assets and liabilities by category and by balance sheet heading.

	Derivatives designated as hedging instruments £m	Mandatorily held at fair value through profit or loss		Designated at fair value through profit or loss £m	At fair value through other comprehensive income £m	Held at amortised cost £m	Total £m
At 31 December 2025		Held for trading £m	Other £m
Financial assets
Cash and balances at central banks	–	–	–	–	–	37,720	37,720
Financial assets at fair value through profit or loss	–	–	2,279	–	–	–	2,279
Derivative financial instruments	11	3,249	–	–	–	–	3,260
Loans and advances to banks	–	–	–	–	–	5,836	5,836
Loans and advances to customers	–	–	–	–	–	461,504	461,504
Reverse repurchase agreements	–	–	–	–	–	43,962	43,962
Debt securities	–	–	–	–	–	11,983	11,983
Due from fellow Lloyds Banking Group undertakings	–	–	–	–	–	1,182	1,182
Financial assets at amortised cost	–	–	–	–	–	524,467	524,467
Financial assets at fair value through other comprehensive income	–	–	–	–	36,257	–	36,257
Total financial assets	11	3,249	2,279	–	36,257	562,187	603,983
Financial liabilities
Deposits from banks	–	–	–	–	–	3,085	3,085
Customer deposits	–	–	–	–	–	465,207	465,207
Repurchase agreements at amortised cost	–	–	–	–	–	37,567	37,567
Due to fellow Lloyds Banking Group undertakings	–	–	–	–	–	3,852	3,852
Financial liabilities at fair value through profit or loss	–	–	–	4,243	–	–	4,243
Derivative financial instruments	264	4,022	–	–	–	–	4,286
Notes in circulation	–	–	–	–	–	2,118	2,118
Debt securities in issue at amortised cost	–	–	–	–	–	52,132	52,132
Other	–	–	–	–	–	986	986
Subordinated liabilities	–	–	–	–	–	8,020	8,020
Total financial liabilities	264	4,022	–	4,243	–	572,967	581,496

107	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 15: Measurement basis of financial assets and liabilities continued
Offsetting of financial assets and liabilities

				Related amounts where set off in the balance sheet not permitted[1]			Potential net amounts if offset of related amounts permitted £m
At 31 December 2025	Gross amounts of assets and liabilities £m	Amount offset in the balance sheet[2] £m	Net amounts presented in the balance sheet £m	Cash collateral (received)/ pledged £m	Non-cash collateral (received)/ pledged £m	Master netting and similar agreements £m
Derivative assets	35,865	(32,605)	3,260	(362)	(136)	(1,589)	1,173
Derivative liabilities	(38,929)	34,643	(4,286)	1,363	189	1,589	(1,145)
Net position	(3,064)	2,038	(1,026)	1,001	53	–	28
Reverse repurchase agreements held at amortised cost	56,687	(12,725)	43,962	64	(43,819)	–	207
Repurchase agreements held at amortised cost	(50,292)	12,725	(37,567)	2	37,422	–	(143)
Net position	6,395	–	6,395	66	(6,397)	–	64
1The Group enters into derivatives and repurchase and reverse repurchase agreements with various counterparties which are governed by industry standard master netting agreements. The Group holds and provides cash and securities collateral in respect of derivative transactions covered by these agreements. The right to set off balances under these master netting agreements or to set off cash and securities collateral only arises in the event of non-payment or default and, as a result, these arrangements do not qualify for offsetting under IAS 32.
2The amounts offset in the balance sheet as shown above meet the criteria for offsetting under IAS 32.

	Derivatives designated as hedging instruments £m	Mandatorily held at fair value through profit or loss		Designated at fair value through profit or loss £m	At fair value through other comprehensive income £m	Held at amortised cost £m	Total £m
At 31 December 2024		Held for trading £m	Other £m
Financial assets
Cash and balances at central banks	–	–	–	–	–	42,396	42,396
Financial assets at fair value through profit or loss	–	–	2,321	–	–	–	2,321
Derivative financial instruments	51	4,184	–	–	–	–	4,235
Loans and advances to banks	–	–	–	–	–	6,433	6,433
Loans and advances to customers	–	–	–	–	–	441,907	441,907
Reverse repurchase agreements	–	–	–	–	–	44,143	44,143
Debt securities	–	–	–	–	–	11,854	11,854
Due from fellow Lloyds Banking Group undertakings	–	–	–	–	–	560	560
Financial assets at amortised cost	–	–	–	–	–	504,897	504,897
Financial assets at fair value through other comprehensive income	–	–	–	–	30,344	–	30,344
Other	–	–	–	–	–	172	172
Total financial assets	51	4,184	2,321	–	30,344	547,465	584,365
Financial liabilities
Deposits from banks	–	–	–	–	–	3,144	3,144
Customer deposits	–	–	–	–	–	451,794	451,794
Repurchase agreements at amortised cost	–	–	–	–	–	37,760	37,760
Due to fellow Lloyds Banking Group undertakings	–	–	–	–	–	4,049	4,049
Financial liabilities at fair value through profit or loss	–	–	–	4,630	–	–	4,630
Derivative financial instruments	340	5,447	–	–	–	–	5,787
Notes in circulation	–	–	–	–	–	2,121	2,121
Debt securities in issue at amortised cost	–	–	–	–	–	45,281	45,281
Other	–	–	–	–	–	1,663	1,663
Subordinated liabilities	–	–	–	–	–	7,211	7,211
Total financial liabilities	340	5,447	–	4,630	–	553,023	563,440

108	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 15: Measurement basis of financial assets and liabilities continued
Offsetting of financial assets and liabilities

				Related amounts where set off in the balance sheet not permitted[1]			Potential net amounts if offset of related amounts permitted £m
At 31 December 2024	Gross amounts of assets and liabilities £m	Amount offset in the balance sheet[2] £m	Net amounts presented in the balance sheet £m	Cash collateral (received)/ pledged £m	Non-cash collateral (received)/ pledged £m	Master netting and similar agreements £m
Derivative assets	40,288	(36,053)	4,235	(407)	(524)	(2,217)	1,087
Derivative liabilities	(44,261)	38,474	(5,787)	1,742	208	2,217	(1,620)
Net position	(3,973)	2,421	(1,552)	1,335	(316)	–	(533)
Reverse repurchase agreements held at amortised cost	55,165	(11,022)	44,143	256	(44,031)	–	368
Repurchase agreements held at amortised cost	(48,782)	11,022	(37,760)	8	37,427	–	(325)
Net position	6,383	–	6,383	264	(6,604)	–	43
1The Group enters into derivatives and repurchase and reverse repurchase agreements with various counterparties which are governed by industry standard master netting agreements. The Group holds and provides cash and securities collateral in respect of derivative transactions covered by these agreements. The right to set off balances under these master netting agreements or to set off cash and securities collateral only arises in the event of non-payment or default and, as a result, these arrangements do not qualify for offsetting under IAS 32.
2The amounts offset in the balance sheet as shown above meet the criteria for offsetting under IAS 32.
Note 16: Fair values of financial assets and liabilities
At 31 December 2025, the carrying value of the Group’s financial instrument assets held at fair value was £41,796 million (2024:
£36,900 million), and its financial instrument liabilities held at fair value was £8,529 million (2024: £10,417 million).
(A)Fair value measurement
Fair value is the price that would be received on sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It is a measure as at a specific date and may be significantly different from the amount which will actually be paid or received on maturity or settlement date.
Wherever possible, fair values have been calculated using unadjusted quoted market prices in active markets for identical instruments to those held by the Group. Where quoted market prices are not available, or are unreliable because of poor liquidity, fair values have been determined using valuation techniques which, to the extent possible, use market observable inputs, but in some cases use non-market observable inputs.
Valuation techniques used include discounted cash flow analysis and pricing models and, where appropriate, comparison to instruments with characteristics similar to those of the instruments held by the Group. The Group measures valuation adjustments for its derivative exposures on the same basis as the derivatives are managed.
The carrying amount of the following financial instruments is a reasonable approximation of fair value: cash and balances at central banks, items in the course of collection from banks, items in course of transmission to banks and notes in circulation.
Because a variety of estimation techniques are employed and significant estimates made, comparisons of fair values between financial institutions may not be meaningful. Readers of these financial statements are thus advised to use caution when using this data to evaluate the
Group’s financial position.
Fair value information is not provided for items that are not financial instruments or for other assets and liabilities which are not carried at fair value in the Group’s consolidated balance sheet. These items include intangible assets, property, plant and equipment, and shareholders’
equity. These items are material and accordingly the Group believes that any fair value information presented would not represent the underlying value of the Group.
Valuation control framework
The key elements of the control framework for the valuation of financial instruments include model validation, product implementation review and independent price verification. These functions are carried out by appropriately skilled risk and finance teams, independent of the business area responsible for the products.
Model validation covers both qualitative and quantitative elements relating to new models. In respect of new products, a product implementation review is conducted pre and post-trading. Pre-trade testing ensures that the new model is integrated into the Group’s systems and that the profit and loss and risk reporting are consistent throughout the trade lifecycle. Post-trade testing examines the explanatory power of the implemented model, actively monitoring model parameters and comparing in-house pricing to external sources. Independent price verification procedures cover financial instruments carried at fair value and are performed at a minimum on a monthly basis. Valuation differences in breach of established thresholds are escalated to senior management. The results from independent pricing and valuation reserves are reviewed monthly by senior management.
Formal committees, consisting of senior risk, finance and business management, meet at least quarterly to discuss and approve valuations in more judgemental areas, in particular for unquoted equities, structured credit, derivatives and the credit valuation adjustment (CVA), funding valuation adjustment (FVA) and other valuation adjustments.

109	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
Valuation of financial assets and liabilities
Assets and liabilities carried at fair value or for which fair values are disclosed have been classified into three levels according to the quality and reliability of information used to determine the fair values.
Level 1
Level 1 fair value measurements are those derived from unadjusted quoted prices in active markets for identical assets or liabilities. Products classified as level 1 predominantly comprise listed equity shares and government securities.
Level 2
Level 2 valuations are those where quoted market prices are not available, for example where the instrument is traded in a market that is not considered to be active or valuation techniques are used to determine fair value and where these techniques use inputs that are based significantly on observable market data. Examples of such financial instruments include most over-the-counter derivatives, financial institution issued securities, certificates of deposit and certain asset-backed securities.
Level 3
Level 3 portfolios are those where at least one input which could have a significant effect on the instrument’s valuation is not based on observable market data. Such instruments would include the Group’s unlisted equity investments which are valued using various valuation techniques that require significant management judgement in determining appropriate assumptions, including earnings multiples and estimated future cash flows. Certain of the Group’s asset-backed securities, loans and advances recognised at fair value and derivatives are also classified as level 3.
Transfers in or out of the level 3 portfolio arise when inputs that could have a significant impact on the instrument’s valuation become unobservable or observable, or where an unobservable input becomes significant or insignificant to an instrument’s value.
(B)Financial assets and liabilities carried at fair value
(1)Financial assets (excluding derivatives)
Valuation hierarchy
At 31 December 2025, the Group’s financial assets (excluding derivatives) carried at fair value totalled £38,536 million (2024: £32,665 million).
The table below analyses these financial assets by balance sheet classification, asset type and valuation methodology (level 1, 2 or 3, as described above). The fair value measurement approach is recurring in nature. There were no significant transfers between level 1 and 2 during the year.

	Level 1 £m	Level 2 £m	Level 3 £m	Total £m
At 31 December 2025
Financial assets at fair value through profit or loss
Loans and advances to customers	–	1,711	282	1,993
Equity shares	281	–	5	286
Total financial assets at fair value through profit or loss	281	1,711	287	2,279
Financial assets at fair value through other comprehensive income
Debt securities:
Government securities	22,867	308	–	23,175
Asset-backed securities	–	168	50	218
Corporate and other debt securities	1,273	11,591	–	12,864
Total financial assets at fair value through other comprehensive income	24,140	12,067	50	36,257
Total financial assets (excluding derivatives) at fair value	24,421	13,778	337	38,536
At 31 December 2024
Financial assets at fair value through profit or loss
Loans and advances to customers	–	1,813	276	2,089
Equity shares	228	–	4	232
Total financial assets at fair value through profit or loss	228	1,813	280	2,321
Financial assets at fair value through other comprehensive income
Debt securities:
Government securities	15,131	115	–	15,246
Asset-backed securities	–	149	48	197
Corporate and other debt securities	1,147	13,754	–	14,901
Total financial assets at fair value through other comprehensive income	16,278	14,018	48	30,344
Total financial assets (excluding derivatives) at fair value	16,506	15,831	328	32,665

110	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
Movements in level 3 portfolio
The table below analyses movements in level 3 financial assets (excluding derivatives) at fair value, recurring basis.

	2025			2024
	Financial assets at fair value through profit or loss £m	Financial assets at fair value through other comprehensive income £m	Total level 3 financial assets (excluding derivatives) at fair value, recurring basis £m	Financial assets at fair value through profit or loss £m	Financial assets at fair value through other comprehensive income £m	Total level 3 financial assets (excluding derivatives) at fair value, recurring basis £m
At 1 January	280	48	328	270	53	323
Exchange and other adjustments	–	3	3	–	(2)	(2)
(Losses) gains recognised in the income statement within other income	(14)	2	(12)	41	(1)	40
Purchases/increases to customer loans	51	–	51	4	–	4
Sales/repayments of customer loans	(30)	(3)	(33)	(35)	(2)	(37)
At 31 December	287	50	337	280	48	328
(Losses) gains recognised in the income statement, within other income, relating to the change in fair value of those assets held at 31 December	(13)	5	(8)	36	(1)	35
Valuation methodology for financial assets (excluding derivatives)
Loans and advances to customers
The fair value of these assets is determined using discounted cash flow techniques. The discount rates are derived from market observable interest rates, a risk margin that reflects loan credit ratings and an incremental illiquidity premium based on historical spreads at origination on similar loans.
Reverse repurchase agreements
The fair value of these assets is determined using discounted cash flow techniques. The discount rates are derived from observable repurchase agreement rate curves specific to the type of security sold under the reverse repurchase agreement.
Debt securities
Debt securities measured at fair value and classified as level 2 are valued by discounting expected cash flows using an observable credit spread applicable to the particular instrument.
Where there is limited trading activity in debt securities, the Group uses valuation models, consensus pricing information from third party pricing services and broker or lead manager quotes to determine an appropriate valuation. Debt securities are classified as level 3 if there is a significant valuation input that cannot be corroborated through market sources or where there are materially inconsistent values for an input.
Asset classes classified as level 3 mainly comprise certain collateralised loan obligations and collateralised debt obligations.
At 31 December 2025 £2,006 million (2024: £1,714 million) of financial assets at fair value through profit or loss had a contractual residual maturity of greater than one year.
(2)Financial liabilities (excluding derivatives)
Valuation hierarchy
At 31 December 2025, the Group’s financial liabilities (excluding derivatives) carried at fair value, comprised its financial liabilities at fair value through profit or loss and totalled £4,243 million (2024: £4,630 million). The table below analyses these financial liabilities by balance sheet classification and valuation methodology (level 1, 2 or 3, as described on page 109). The fair value measurement approach is recurring in nature.
There were no significant transfers between level 1 and 2 during the year.

	2025				2024
	Level 1 £m	Level 2 £m	Level 3 £m	Total £m	Level 1 £m	Level 2 £m	Level 3 £m	Total £m
Debt securities in issue designated at fair value through profit or loss	–	4,226	17	4,243	–	4,608	22	4,630
The amount contractually payable on maturity of the debt securities held at fair value through profit or loss at 31 December 2025 was
£8,934 million, which was £4,691 million higher than the balance sheet carrying value (2024: £9,863 million, which was £5,232 million higher than the balance sheet carrying value). At 31 December 2025 there was a cumulative £114 million increase in the fair value of these liabilities attributable to changes in credit spread risk; this is determined by reference to the quoted credit spreads of Lloyds Bank plc, the issuing entity within the Group. Of the cumulative amount, an increase of £126 million arose in 2025 and an increase of £78 million arose in 2024.

111	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
Movements in level 3 portfolio
The table below analyses movements in the level 3 financial liabilities (excluding derivatives) at fair value portfolio.

	2025 £m	2024 £m
At 1 January	22	23
(Gains) losses recognised in the income statement within other income	(2)	3
Redemptions	(3)	(4)
At 31 December	17	22
(Gains) losses recognised in the income statement, within other income, relating to the change in fair value of those liabilities held at 31 December	(2)	3
Valuation methodology for financial liabilities (excluding derivatives)
Liabilities held at fair value through profit or loss
These principally comprise debt securities in issue which are classified as level 2 and their fair value is determined using techniques whose inputs are based on observable market data. The carrying amount of the securities is adjusted to reflect the effect of changes in own credit spreads and the resulting gain or loss is recognised in other comprehensive income.
In the year ended 31 December 2025, the own credit adjustment arising from the fair valuation of £4,243 million (2024: £4,630 million) of the
Group’s debt securities in issue designated at fair value through profit or loss resulted in a loss of £126 million (2024: loss of £78 million), before tax, recognised in other comprehensive income.
At 31 December 2025, £4,159 million (2024: £4,147 million) of financial liabilities at fair value through profit or loss had a contractual residual maturity of greater than one year.
(3)Derivatives
Valuation hierarchy
All of the Group’s derivative assets and liabilities are carried at fair value. At 31 December 2025, such assets totalled £3,260 million (2024:
£4,235 million) and liabilities totalled £4,286 million (2024: £5,787 million).
The table below analyses these derivative balances by valuation methodology (level 1, 2 or 3, as described on page 109). The fair value measurement approach is recurring in nature. There were no significant transfers between level 1 and level 2 during the year.

	2025				2024
	Level 1 £m	Level 2 £m	Level 3 £m	Total £m	Level 1 £m	Level 2 £m	Level 3 £m	Total £m
Derivative assets	–	3,260	–	3,260	–	4,235	–	4,235
Derivative liabilities	–	(4,168)	(118)	(4,286)	–	(5,644)	(143)	(5,787)
Movements in level 3 portfolio
The table below analyses movements in level 3 derivative assets and liabilities carried at fair value.

	2025		2024
	Derivative assets £m	Derivative liabilities £m	Derivative assets £m	Derivative liabilities £m
At 1 January	–	(143)	–	(139)
Gains (losses) recognised in the income statement within other income	–	8	–	(24)
Redemptions	–	17	–	20
At 31 December	–	(118)	–	(143)
Gains (losses) recognised in the income statement, within other income, relating to the change in fair value of those assets or liabilities held at 31 December	–	6	–	(24)
Valuation methodology for derivatives
The Group’s derivatives are valued using techniques including discounted cash flow and options pricing models, as appropriate. The types of derivatives classified as level 2 and the valuation techniques used include:
•Interest rate swaps which are valued using discounted cash flow models; the most significant inputs into those models are interest rate yield curves which are developed from publicly quoted rates
•Foreign exchange derivatives that do not contain options which are priced using rates available from publicly quoted sources
•Credit derivatives are valued using standard models with observable inputs, including publicly available yield and credit default swap (CDS)
curves
•Less complex interest rate and foreign exchange option products which are valued using volatility surfaces developed from publicly available interest rate cap, interest rate swaption and other option volatilities; option volatility skew information is derived from a market standard consensus pricing service
Complex interest rate products where inputs to the valuation are significant and unobservable are classified as level 3.
Derivatives where the counterparty becomes distressed from a credit perspective are generally reclassified to level 3 given limited observability in all traded levels.

112	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
(4)Sensitivity of level 3 valuations
Critical accounting judgements and key sources of estimation uncertainty

Key sources of estimation uncertainty:	Interest rate spreads, credit spreads, earnings multiples, interest rate volatility and recovery rates
The Group’s valuation control framework and a description of level 1, 2 and 3 financial assets and liabilities is set out in section (A) above. The valuation techniques for level 3 financial instruments involve management judgement and estimates, the extent of which depends on the complexity of the instrument and the availability of market observable information. In addition, in line with market practice, the Group applies credit, debit and funding valuation adjustments in determining the fair value of its uncollateralised derivative positions. A description of these adjustments is set out in section (3) above.

			2025			2024
				Effect of reasonably possible alternative assumptions[1]			Effect of reasonably possible alternative assumptions[1]
	Valuation techniques	Significant unobservable inputs[2]	Carrying value £m	Favourable changes £m	Unfavourable changes £m	Carrying value £m	Favourable changes £m	Unfavourable changes £m
Financial assets at fair value through profit or loss
Loans and advances to customers	Discounted cash flows	Interest rate spreads (+/- 6%)[3]	282	19	(17)	276	19	(19)
Equity investments		n/a	5	1	(1)	4	1	(1)
			287			280
Financial assets at fair value through other comprehensive income
Asset-backed securities	Lead manager or broker quote/ consensus pricing	n/a	50	2	(2)	48	2	(2)
Level 3 financial assets carried at fair value			337			328
Financial liabilities at fair value through profit or loss
Securitisation notes and other	Discounted cash flows	Interest rate spreads (+/- 50bps)[4]	17	2	(2)	22	1	(1)
Derivative financial liabilities
Interest rate derivatives	Option pricing model	Interest rate volatility (12%/195%)[5]	7	–	–	13	–	–
Shared appreciation rights	Market values – property valuation	HPI (+/- 1%)[6]	111	11	(10)	130	12	(11)
			118			143
Level 3 financial liabilities carried at fair value			135			165
1Where the exposure to an unobservable input is managed on a net basis, only the net impact is shown in the table.
2Ranges are shown where appropriate and represent the highest and lowest inputs used in the level 3 valuations.
32024: +/- 50bps.
42024: +/- 50bps.
52024: 11%/183%.
62024: +/- 1%.
Unobservable inputs
Significant unobservable inputs affecting the valuation of debt securities and derivatives relate to volatility parameters representing key attributes of option behaviour; higher volatilities typically denote a wider range of possible outcomes.
Reasonably possible alternative assumptions
Valuation techniques applied to many of the Group’s level 3 instruments often involve the use of two or more inputs whose relationship is interdependent. The calculation of the effect of reasonably possible alternative assumptions included in the table above reflects such relationships.
Debt securities
Reasonably possible alternative assumptions have been determined in respect of the Group’s structured credit investments by flexing credit spreads.
Derivatives
Reasonably possible alternative assumptions have been determined in respect of swaptions in the Group’s derivative portfolios which are priced using industry standard option pricing models. Such models require interest rate volatilities which may be unobservable at longer maturities. To derive reasonably possible alternative valuations these volatility parameters have been flexed within a range.

113	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
(C)Financial assets and liabilities carried at amortised cost
(1)Financial assets
Valuation hierarchy
The table below analyses the fair values of those financial assets of the Group which are carried at amortised cost by valuation methodology
(level 1, 2 or 3, as described on page 109). Financial assets carried at amortised cost are mainly classified as level 3 due to significant unobservable inputs used in the valuation models. Where inputs are observable, debt securities are classified as level 1 or 2.

	Carrying value £m	Fair value £m	Valuation hierarchy
			Level 1 £m	Level 2 £m	Level 3 £m
At 31 December 2025
Loans and advances to banks	5,836	5,836	–	–	5,836
Loans and advances to customers	461,504	460,820	–	–	460,820
Reverse repurchase agreements	43,962	43,962	–	43,962	–
Debt securities	11,983	12,112	–	11,051	1,061
Due from fellow Lloyds Banking Group undertakings	1,182	1,182	–	–	1,182
At 31 December 2024
Loans and advances to banks	6,433	6,433	–	–	6,433
Loans and advances to customers	441,907	438,094	–	–	438,094
Reverse repurchase agreements	44,143	44,143	–	44,143	–
Debt securities	11,854	11,808	–	9,554	2,254
Due from fellow Lloyds Banking Group undertakings	560	560	–	–	560
Valuation methodology
Loans and advances to banks
The carrying value of short-dated loans and advances to banks is assumed to be their fair value. The fair value of other loans and advances to banks is estimated by discounting the anticipated cash flows at a market discount rate adjusted for the credit spread of the obligor or, where not observable, the credit spread of borrowers of similar credit quality.
Loans and advances to customers
The Group provides loans and advances to commercial, corporate and personal customers at both fixed and variable rates.
To determine the fair value of loans and advances to customers, loans are segregated into portfolios of similar characteristics. A number of techniques are used to estimate the fair value of fixed rate lending; these take account of expected credit losses based on historic trends, prevailing market interest rates and expected future cash flows. For retail exposures, fair value is usually estimated by discounting anticipated cash flows (including interest at contractual rates) at market rates for similar loans offered by the Group and other financial institutions.
Certain loans secured on residential properties are made at a fixed rate for a limited period, typically two to five years, after which the loans revert to the relevant variable rate. The fair value of such loans is estimated by reference to market rates for similar loans of maturity equal to the remaining fixed interest rate period. The fair value of commercial loans is estimated by discounting anticipated cash flows at a rate which reflects the effects of interest rate changes, adjusted for changes in credit risk.
Reverse repurchase agreements
The carrying amount is deemed a reasonable approximation of fair value given the short-term nature of these instruments.
Debt securities
The fair values of debt securities are determined predominantly from lead manager quotes and, where these are not available, by alternative techniques including reference to credit spreads on similar assets with the same obligor, market standard consensus pricing services, broker quotes and other research data.

114	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 16: Fair values of financial assets and liabilities continued
(2)Financial liabilities
Valuation hierarchy
The table below analyses the fair values of those financial liabilities of the Group which are carried at amortised cost by valuation methodology
(level 1, 2 or 3, as described on page 109).

	Carrying value £m	Fair value £m	Valuation hierarchy
			Level 1 £m	Level 2 £m	Level 3 £m
At 31 December 2025
Deposits from banks	3,085	3,085	–	3,085	–
Customer deposits	465,207	466,567	–	466,567	–
Repurchase agreements at amortised cost	37,567	37,567	–	37,567	–
Due to fellow Lloyds Banking Group undertakings	3,852	3,852	–	3,852	–
Debt securities in issue at amortised cost	52,132	52,202	–	52,202	–
Subordinated liabilities	8,020	9,058	–	9,058	–
At 31 December 2024
Deposits from banks	3,144	3,144	–	3,144	–
Customer deposits	451,794	452,607	–	452,607	–
Repurchase agreements at amortised cost	37,760	37,760	–	37,760	–
Due to fellow Lloyds Banking Group undertakings	4,049	4,049	–	4,049	–
Debt securities in issue at amortised cost	45,281	45,382	–	45,382	–
Subordinated liabilities	7,211	7,304	–	7,304	–
Valuation methodology
Deposits from banks and customer deposits
The fair value of bank and customer deposits repayable on demand is assumed to be equal to their carrying value.
The fair value for all other deposits is estimated using discounted cash flows applying either market rates, where applicable, or current rates for deposits of similar remaining maturities.
Repurchase agreements at amortised cost
The carrying amount is deemed a reasonable approximation of fair value given the short-term nature of these instruments.
Debt securities in issue at amortised cost
The fair value of short-term debt securities in issue is approximately equal to their carrying value. Fair value for other debt securities in issue is calculated based on quoted market prices where available. Where quoted market prices are not available, fair value is estimated using discounted cash flow techniques at a rate which reflects market rates of interest and the Lloyds Banking Group’s own credit spread.
Subordinated liabilities
The fair value of subordinated liabilities is determined by reference to quoted market prices where available or by reference to quoted market prices of similar instruments. Subordinated liabilities are classified as level 2, since the inputs used to determine their fair value are largely observable.
(D)Reclassifications of financial assets
There have been no reclassifications of financial assets in 2024 or 2025.

115	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 17: Derivative financial instruments
The fair values and notional amounts of derivative instruments are set out in the following table:

	2025			2024
	Contract/ notional amount £m	Fair value		Contract/ notional amount £m	Fair value
		Assets £m	Liabilities £m		Assets £m	Liabilities £m
Trading and other
Exchange rate contracts	94,808	1,806	1,585	70,547	2,550	1,793
Interest rate contracts	836,347	1,372	2,240	689,874	1,554	3,425
Credit derivatives	3,484	71	92	3,614	79	99
Other contracts	29	–	105	78	1	130
Total derivative assets/liabilities - trading and other	934,668	3,249	4,022	764,113	4,184	5,447
Hedging
Interest rate
Currency swaps	35	4	–	43	2	–
Interest rate swaps	196,406	4	254	213,215	–	336
Designated as fair value hedges	196,441	8	254	213,258	2	336
Currency swaps	1,270	3	10	1,967	46	4
Interest rate swaps	539,755	–	–	468,726	3	–
Designated as cash flow hedges	541,025	3	10	470,693	49	4
Total derivative assets/liabilities - hedging	737,466	11	264	683,951	51	340
Total recognised derivative assets/liabilities	1,672,134	3,260	4,286	1,448,064	4,235	5,787
The notional amount of the contract does not represent the Group’s exposure to credit risk, which is limited to the current cost of replacing contracts with a positive value to the Group should the counterparty default. To reduce credit risk the Group uses a variety of credit enhancement techniques such as netting and collateralisation, where security is provided against the exposure; a large proportion of the
Group’s derivatives are held through exchanges such as London Clearing House and are collateralised through those exchanges.
The Group holds derivatives as part of the following strategies:
•Customer driven, where derivatives are held as part of the provision of risk management products to Group customers
•To manage and hedge the Group’s interest rate and foreign exchange risk arising from normal banking business. The hedge accounting strategy adopted by the Group is to utilise a combination of fair value and cash flow hedge approaches
The principal derivatives used by the Group are as follows:
•Interest rate related contracts that include interest rate swaps, forward rate agreements and options. An interest rate swap is an agreement between two parties to exchange fixed and floating interest payments, based upon interest rates defined in the contract, without the exchange of the underlying principal amounts. Forward rate agreements are contracts for the payment of the difference between a specified rate of interest and a reference rate, applied to a notional principal amount at a specific date in the future. An interest rate option gives the buyer, on payment of a premium, the right, but not the obligation, to fix the rate of interest on a future loan or deposit, for a specified period and commencing on a specified future date
•Exchange rate related contracts that include forward foreign exchange contracts, currency swaps and options. A forward foreign exchange contract is an agreement to buy or sell a specified amount of foreign currency on a specified future date at an agreed rate. Currency swaps generally involve the exchange of interest payment obligations denominated in different currencies. A currency option gives the buyer, on payment of a premium, the right, but not the obligation, to sell specified amounts of currency at agreed rates of exchange on or before a specified future date
•Credit derivatives, principally credit default swaps, are used by the Group as part of its trading activity and to manage its own exposure to credit risk. A credit default swap is a swap in which one counterparty receives a premium at pre-set intervals in consideration for guaranteeing to make a specific payment should a negative credit event take place

116	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 17: Derivative financial instruments continued
The Group’s hedged items and gains and losses arising from hedge accounting are summarised as follows:

	Carrying amount of the hedged item		Accumulated amount of fair value adjustment on the hedged item		Change in fair value of hedged item for ineffectiveness assessment £m	Hedge ineffectiveness recognised in the income statement[4]

Fair value hedges	Assets £m	Liabilities £m	Assets £m	Liabilities £m
At 31 December 2025
Interest rate
Fixed rate mortgages[1]	121,732	–	(178)	–	725	(70)
Fixed rate issuance[2]	–	29,073	–	1,060	(313)	(7)
Fixed rate bonds[3]	35,058	–	(1,053)	–	(138)	4
Total	156,790	29,073	(1,231)	1,060	274	(73)
At 31 December 2024
Interest rate
Fixed rate mortgages[1]	124,013	–	(890)	–	(185)	(51)
Fixed rate issuance[2]	–	32,535	–	1,507	80	(10)
Fixed rate bonds[3]	29,264	–	(1,070)	–	(1,158)	(17)
Total	153,277	32,535	(1,960)	1,507	(1,263)	(78)
1Included within loans and advances to customers.
2Included within debt securities in issue at amortised cost.
3Included within financial assets at amortised cost and financial assets at fair value through other comprehensive income.
4Hedge ineffectiveness is included in the income statement within net trading income.

	Gain (loss) recognised in other comprehensive income £m	Amounts reclassified from reserves to income statement as:		Cash flow hedging reserve		Change in fair value of hedged item for ineffectiveness assessment £m	Hedge ineffectiveness recognised in the income statement[1] £m
Cash flow hedges		Hedged cash flows that will no longer occur £m	Hedged item affected income statement £m	Continuing hedges £m	Discontinued hedges £m
At 31 December 2025
Foreign exchange
Foreign currency issuance[2]	(40)	–	(8)	(27)	78	48	–
Customer deposits[3]	–	–	4	–	9	–	–
Interest rate
Customer loans[4]	269	–	1,139	(2,820)	(1,495)	(780)	59
Central bank balances[5]	162	–	683	77	(814)	(339)	3
Customer deposits[3]	(13)	–	(56)	2,112	65	72	(12)
Total	378	–	1,762	(658)	(2,157)	(999)	50
At 31 December 2024
Foreign exchange
Foreign currency issuance[2]	92	–	(1)	77	22	(91)	–
Customer deposits[3]	–	–	–	–	5	–	–
Interest rate
Customer loans[4]	(2,880)	–	2,600	(4,098)	(1,626)	1,006	(61)
Central bank balances[5]	(603)	–	718	(692)	(890)	414	(3)
Customer deposits[3]	1,074	–	(1,020)	2,174	72	(56)	8
Total	(2,317)	–	2,297	(2,539)	(2,417)	1,273	(56)
1Hedge ineffectiveness is included in the income statement within net trading income. The reported hedge ineffectiveness includes an adjustment for off-market derivatives.
2Included within debt securities in issue at amortised cost.
3Included within customer deposits.
4Included within loans and advances to customers.
5Included within cash and balances at central banks.
There was no gain or loss in either 2025 or 2024 reclassified from the cash flow hedging reserve for which hedge accounting had previously been used but for which the hedged future cash flows are no longer expected to occur.
At 31 December 2025 £2,703 million of total recognised derivative assets and £3,976 million of total recognised derivative liabilities
(2024: £3,097 million of assets and £4,716 million of liabilities) had a contractual residual maturity of greater than one year.
The accumulated amount of fair value hedge adjustments remaining in the balance sheet for hedged items that have ceased to be adjusted for hedging gains and losses is a liability of £124 million relating to fixed rate issuances of £98 million and mortgages of £26 million (2024: liability of £524 million relating to fixed rate issuances of £126 million and mortgages of £398 million).

117	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 17: Derivative financial instruments continued
Details of the Group’s hedging instruments are set out below:

	Maturity						Changes in fair value used for calculating hedge ineffectiveness £m
Fair value hedges	Up to 1 month £m	1 to 3 months £m	3 to 12 months £m	1 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2025
Interest rate
Cross currency swap
Notional	–	–	–	35	–	35	2
Average fixed interest rate	–	–	–	1.28%	–
Average EUR/GBP exchange rate	–	–	–	1.38	–
Interest rate swap
Notional	382	5,299	30,252	120,038	40,435	196,406	(349)
Average fixed interest rate	3.05%	3.42%	3.83%	3.35%	1.99%
						196,441	(347)
Cash flow hedges
At 31 December 2025
Foreign exchange
Currency swap
Notional	337	793	89	51	–	1,270	(48)
Average EUR/GBP exchange rate	1.13	0.93	1.14	1.12	–
Average USD/GBP exchange rate	1.35	1.34	1.30	1.28	–
Interest rate
Interest rate swap
Notional	10,658	30,021	108,493	308,233	82,350	539,755	1,582
Average fixed interest rate	4.10%	3.42%	3.68%	3.61%	3.58%
						541,025	1,534
Total						737,466	1,187

Fair value hedges
At 31 December 2024
Interest rate
Cross currency swap
Notional	–	–	–	–	43	43	–
Average fixed interest rate	–	–	–	–	1.28%
Average EUR/GBP exchange rate	–	–	–	–	1.38
Interest rate swap
Notional	3,354	12,749	52,764	101,148	43,200	213,215	1,185
Average fixed interest rate	4.43%	3.84%	4.12%	3.44%	2.30%
						213,258	1,185
Cash flow hedges
At 31 December 2024
Foreign exchange
Currency swap
Notional	599	596	746	26	–	1,967	91
Average EUR/GBP exchange rate	1.17	1.16	1.19	1.16	–
Average USD/GBP exchange rate	1.27	1.29	1.29	1.24	–
Interest rate
Interest rate swap
Notional	8,601	20,637	126,308	254,931	58,249	468,726	(672)
Average fixed interest rate	4.38%	4.40%	3.87%	3.37%	3.03%
						470,693	(581)
Total						683,951	604

118	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 18: Loans and advances to customers
Reference is made to the Credit Risk section on pages 30 to 49.
At 31 December 2025 £398,740 million (2024: £383,009 million) of loans and advances to customers had a contractual residual maturity of greater than one year.
Note 19: Allowance for expected credit losses
The Group recognises an allowance for expected credit losses (ECLs) for loans and advances to customers and banks, other financial assets held at amortised cost, financial assets (other than equity investments) measured at fair value through other comprehensive income and certain loan commitment and financial guarantee contracts. At 31 December 2025, the Group’s expected credit loss allowance was
£3,201 million (2024: £3,453 million), of which £3,006 million (2024: £3,188 million) was in respect of drawn balances.
The Group’s total expected credit loss allowances were as follows:

	At 31 December 2025					At 31 December 2024
Allowance for expected credit losses	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m	Stage 1 £m	Stage 2 £m	Stage 3 £m	POCI £m	Total £m
In respect of:
Loans and advances to banks	1	–	–	–	1	1	–	–	–	1
Loans and advances to customers	729	1,076	1,037	159	3,001	730	1,159	1,107	187	3,183
Debt securities	3	–	1	–	4	3	–	1	–	4
Financial assets at amortised cost	733	1,076	1,038	159	3,006	734	1,159	1,108	187	3,188
Provisions in relation to loan commitments and financial guarantees	112	82	1	–	195	138	125	2	–	265
Total	845	1,158	1,039	159	3,201	872	1,284	1,110	187	3,453
Expected credit loss in respect of financial assets at fair value through other comprehensive income (memorandum item)	3	–	–	–	3	4	–	–	–	4
The calculation of the Group’s expected credit loss allowances and provisions against loan commitments and guarantees, which are set out above, requires the Group to make a number of judgements, assumptions and estimates. The most significant are set out below:
Critical accounting judgements and key sources of estimation uncertainty

Critical judgements:	Determining an appropriate definition of default against which a probability of default, exposure at default and loss given default parameter can be evaluated
Establishing the criteria for a significant increase in credit risk (SICR)

The individual assessment of material cases and the use of judgemental adjustments made to impairment modelling processes that adjust inputs, parameters and outputs to reflect risks not captured by models

Key source of estimation uncertainty:
Base case and multiple economic scenarios (MES) assumptions, including the rate of unemployment and the rate of change of house prices, required for creation of MES scenarios and forward-looking credit parameters

Definition of default
The probability of default (PD) of an exposure, both over a 12-month period and over its lifetime, is a key input to the measurement of the ECL allowance. Default has occurred when there is evidence that the customer is experiencing significant financial difficulty which is likely to affect the ability to repay amounts due. The definition of default adopted by the Group is described in note 2(H) Impairment of financial assets. A
Stage 3 asset that is no longer credit-impaired is transferred back to Stage 2 as no general probation period is applied to assets in Stage 3. UK mortgages is an exception to this rule where a probation period is enforced for non-performing forborne and defaulted exposures in accordance with prudential regulation.
Significant increase in credit risk
An ECL allowance equivalent to 12 months’ expected losses is established against assets in Stage 1; assets classified as Stage 2 carry an ECL allowance equivalent to lifetime expected losses. Assets are transferred from Stage 1 to Stage 2 when there has been a significant increase in credit risk (SICR) since initial recognition. Credit-impaired assets are transferred to Stage 3 with a lifetime expected losses allowance. If an exposure that is classified as Stage 2 no longer meets the SICR criteria, which in some cases capture customer behaviour in previous periods, it is moved back to Stage 1.
The Group uses both quantitative and qualitative indicators to determine whether there has been a SICR for an asset. The setting of precise trigger points combined with risk indicators requires judgement and the use of different trigger points may have a material impact upon the
ECL allowance. The Group monitors the effectiveness of SICR criteria on an ongoing basis.
For UK mortgages a doubling of PD since origination is set as a quantitative SICR trigger. All originations post IFRS 9 adoption incorporate forward looking information, and for recent Interest Only accounts the likelihood of default occurring at the end of term. This is supplemented by qualitative triggers including where customers have surpassed their original contractual term through use of term extensions, where fraud is evident, or where an account is in arrears.
For credit cards, loans and overdrafts an increase of three PD grades since origination on the retail master scale (RMS) shown below is set as a quantitative SICR trigger. Assets are also assumed to have suffered a SICR if they have either been in arrears on three occasions, or in default once, in the past 12 months.

RMS grade	1	2	3	4	5	6	7	8	9	10	11	12	13	14
PD boundary[1] (%)	0.10	0.40	0.80	1.20	2.50	4.50	7.50	10.00	14.00	20.00	30.00	45.00	99.99	100.00
1Probability-weighted annualised lifetime probability of default.
For Commercial Banking a doubling of PD with a minimum increase in PD of 1% since origination is treated as a SICR. This is complemented with the use of internal credit risk classifications and ratings as qualitative indicators to identify a SICR.

119	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued
The Group does not use the low credit risk exemption in its staging assessments, though more simplistic SICR criteria are applied for portfolios not listed above. All financial assets are assumed to have suffered a SICR if they are more than 30 days past due.
Individual assessments and application of judgement in adjustments to modelled ECL
The table below analyses total ECL allowances by portfolio, separately identifying the amounts that have been modelled, those that have been individually assessed and those arising through the application of judgemental adjustments.

	At 31 December 2025					At 31 December 2024
	Modelled ECL £m	Individually assessed £m	I n f l a t i o n a r y a n d i n t e r e s t r a t e r i s k £ m	Judgemental adjustments £m	Total ECL £m	Modelled ECL £m	Individually assessed £m	I n f l a t i o n a r y a n d i n t e r e s t r a t e r i s k £ m	Judgemental adjustments £m	Total ECL £m
UK mortgages	623	–		108	731	720	–		132	852
Credit cards	540	–		63	603	681	–		(7)	674
Other Retail	916	–		75	991	860	–		90	950
Commercial Banking	542	354		(21)	875	877	354		(255)	976
Other	1	–		–	1	1	–		–	1
Total	2,622	354		225	3,201	3,139	354		(40)	3,453
Individually assessed ECL
Stage 3 ECL in Commercial Banking is largely assessed on an individual basis by the Business Support Unit using bespoke assessment of loss for each specific client based on potential recovery strategies. While these assessments are based on the Group’s latest economic view, the use of
Group-wide multiple economic scenarios and weightings is not considered appropriate for these cases due to their individual characteristics. In place of this, a range of case-specific outcomes are considered with any alternative better or worse outcomes that carry a 25% likelihood taken into account in establishing a probability-weighted ECL. At 31 December 2025, individually assessed provisions for Commercial Banking were
£354 million (2024: £354 million) which reflected a range of £276 million to £439 million (2024: £309 million to £437 million), based on the range of alternative outcomes considered.
Application of judgement in adjustments to modelled ECL
Impairment models fall within the Group’s model risk framework with model monitoring, periodic validation and back testing performed on model components, such as probability of default. Limitations in the models or data inputs may be identified through these assessments and review of model outputs, which may require appropriate judgemental adjustments to the ECL. These adjustments are determined by considering the particular attributes of exposures which have not been adequately captured by the impairment models and range from changes to model inputs and parameters, at account level (in-model adjustments), through to more qualitative post-model adjustments.
Other judgements
UK mortgages: £108 million (2024: £132 million)
These adjustments principally comprise:
Repossession risk: £85 million (2024: £110 million)
Additional ECL continues to be held judgementally to capture the potential repossession and recovery risk from specific subsets of largely long-
term defaulted cases. This is alongside an adjustment to capture a longer duration between default and repossession than model assumptions use on existing and future defaults. The reduction in the period reflects methodology refinement and latest data points on the population judged at risk.
Adjustment for specific segments: £13 million (2024: £13 million)
The Group monitors risks across specific segments of its portfolios which may not be fully captured through collective models. The judgement for fire safety and cladding uncertainty remains in place as the only Mortgages segment sufficiently material to address, given evidence of cases with defective cladding, or other fire safety issues.
Credit cards: £63 million (2024: £(7) million) and Other Retail: £75 million (2024: £90 million)
These adjustments principally comprise:
Lifetime extension: Credit cards: £49 million (2024: £55 million) and Other Retail: £9 million (2024: £10 million)
An adjustment is required to extend the lifetime used for Stage 2 exposures on Retail revolving products from a three-year modelled lifetime, which reflected the outcome data available when the ECL models were developed, to a more representative lifetime. Incremental defaults beyond year three are calculated through the extrapolation of the default trajectory observed throughout the three years and beyond.
Adjustments to loss rates: Credit cards: £nil (2024: £(57) million) and Other Retail: £25 million (2024: £47 million)
A number of adjustments were previously made to the loss given default (LGD) assumptions used within unsecured and motor credit models.
For unsecured portfolios, the previous adjustments reflected the impact of changes in collection debt sale strategy on the Group’s LGD models, incorporating up to date customer performance and forward flow debt sale pricing. These impacts have now been integrated into the model solution following model refinements. The remaining adjustment for UK Motor Finance, within Other Retail, captures the observed loss rates and the latest outlook on used car prices.
Commercial Banking: £(21) million (2024: £(255) million)
These adjustments principally comprise:
Corporate insolvency rates: £(119) million (2024: £(248) million)
The volume of UK corporate insolvencies continues to exhibit an elevated trend beyond December 2019 levels, revealing a marked misalignment between observed UK corporate insolvencies and the Group’s equivalent credit performance. This dislocation gives rise to uncertainty over the drivers of the observed trends in the metric and the appropriateness of the Group’s Commercial Banking model response which uses observed UK corporate insolvencies data to anchor future loss estimates to. Given the Group’s stable credit performance, a negative adjustment is applied by reverting judgementally to the long-term average of the insolvency rate. The scale of the negative adjustment reduced in the period reflecting both the reduction in observed actual UK corporate insolvencies rates, narrowing the gap of the misalignment, as well from changes due to the interaction with the implementation of loss rate model enhancements in the period.

120	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued
Adjustments to loss given defaults (LGDs): £50 million (2024: £(80) million)
In preceding years, adjustments have been required to mitigate limitations identified in the modelling approach which were causing loss given defaults to be inflated. These included the lack of benefit from amortisation of exposures relative to collateral values at default, and the need to reflect an exposure-weighted calculation. These two adjustments have been released following respective enhancements to models. One remaining adjustment remains for a specific segment of the SME portfolio which judgementally applies a more appropriate blended LGD rate from credit risk profile segments more aligned to experience.
Corporate income gearing (CIG) adjustment: £nil (2024: £36 million)
An adjustment was raised at 31 December 2024, based upon the assessment of Corporate Income Gearing, a model parameter for affordability used in Commercial Banking. This adjustment reversed the modelled ECL release seen from updating CIG drivers (interest rates), given interest rates had merely reached a plateau which translated into a slower year-on-year increase. This slowdown gave a modelled ECL release not judged representative of the continued pressure on borrowers and business margins. However, the maintenance of those improvements in drivers over the first half of 2025 (including sustained lower base rates) gives support for the modelled release to now be recognised, removing the judgemental adjustment.
Commercial Real Estate (CRE) price reduction: £nil (2024: £35 million)
This adjustment recognised the potential impact on loss rates from valuations on specific CRE sectors where evidence suggested valuations may lag achievable levels, notably in cases of stressed sale. Recent performance reflects stabilisation in valuations and improved confidence in the CRE sector, removing the judgemental adjustment.
Global tariff and geo-political disruption risks: £48 million (2024: £nil)
This new adjustment is to recognise the potential risks to specific drivers across various corporate sectors not reflected in broad macroeconomic model drivers. These are potential nuanced risks to businesses inherent in the base case which could also worsen in the downside scenarios. This assessment is judgemental and apportioned across all sectors given the uncertainty of how these risks would emerge.
Generation of multiple economic scenarios
The estimate of expected credit losses is required to be based on an unbiased expectation of future economic scenarios. The approach used to generate the range of future economic scenarios depends on the methodology and judgements adopted. The Group’s approach is to start from a defined base case scenario, used for planning purposes, and to generate alternative economic scenarios around this base case. The base case scenario is a conditional forecast underpinned by a number of conditioning assumptions that reflect the Group’s best view of key future developments. If circumstances appear likely to materially deviate from the conditioning assumptions, then the base case scenario is updated.
The base case scenario is central to a range of future economic scenarios generated by simulation of an economic model, for which the same conditioning assumptions apply as in the base case scenario. These scenarios are ranked by using estimated relationships with industry-wide historical loss data. With the base case already pre-defined, three other scenarios are identified as averages of constituent scenarios located around the 15th, 75th and 95th percentiles of the distribution. The full distribution is therefore summarised by a practical number of scenarios to run through ECL models representing an upside, the base case, and a downside scenario weighted at 30% each, together with a severe downside scenario weighted at 10%. The scenario weights represent the distribution of economic scenarios and not subjective views on likelihood. The inclusion of a severe downside scenario with a smaller weighting ensures that the non-linearity of losses in the tail of the distribution is adequately captured. Macroeconomic projections may employ reversionary techniques to adjust the paths of economic drivers towards long-run equilibria after a reasonable forecast horizon. The Group does not use such techniques to force the MES scenarios to revert to the base case planning view. Utilising such techniques would be expected to be immaterial for expected credit losses since loss sensitivity is minimal after the initial five years of the projections.
A forum under the chairmanship of the Chief Economist meets at least quarterly to review and, if appropriate, recommend changes to the method by which economic scenarios are generated, for approval by the Chief Financial Officer and Chief Risk Officer. Since 30 September
2025, the non-modelled adjustments previously applied to UK Bank Rate and CPI inflation in the severe downside scenario have been removed.
This is because the incremental ECL impact is no longer considered sufficiently material to justify their application. Accordingly, its removal has had no material impact on ECL.
Base case and MES economic assumptions
The Group’s base case economic scenario has been updated to reflect global developments and changes in domestic economic policy. The
Group’s updated base case scenario has the following conditioning assumptions. First, developments in global conflicts, technology or financial sector issues do not cause a significant degree of financial market volatility. Second, the US effective tariff rate is maintained at levels prevailing at the balance sheet date pending a switch to a sector-based tariff framework. Third, the UK’s macroeconomic framework for monetary and fiscal policy remains in place, alongside broader continuity on other areas of government policy.
Based on these assumptions and incorporating the economic data published for the third quarter of 2025, the Group’s base case scenario is for a slow expansion in gross domestic product (GDP) and a further rise in the unemployment rate alongside small gains in residential and commercial property prices. With underlying inflationary pressures expected to recede, modest further reductions in UK Bank Rate are expected to continue in 2026. Risks around this base case economic view lie in both directions and are largely captured by the generation of alternative economic scenarios.
The Group has taken into account the latest available information at the reporting date in defining its base case scenario and generating alternative economic scenarios. The scenarios include forecasts for key variables as at the fourth quarter of 2025. Actual data for this period, or restatements of past data, may have since emerged prior to publication and have not been included.
Scenarios by year
The key UK economic assumptions made by the Group are shown in the following tables across a number of measures explained below.
Annual assumptions
Gross domestic product (GDP) growth and Consumer Price Index (CPI) inflation are presented as an annual change, house price growth and commercial real estate price growth are presented as the growth in the respective indices over each year. Unemployment rate and UK Bank
Rate are averages over the year.
Five year average
The five-year average reflects the average annual growth rate, or level, over the five-year period. It includes movements within the current reporting year, such that the position as at 31 December 2025 covers the five years 2025 to 2029. The inclusion of the reporting year within the five-year period reflects the need to predict variables which remain unpublished at the reporting date and recognises that credit models utilise both level and annual changes. The use of calendar years maintains a comparability between the annual assumptions presented.

121	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued
Five year start to peak and trough
The peak or trough for any metric may occur intra year and therefore not be identifiable from the annual assumptions, so they are also disclosed. For GDP, house price growth and commercial real estate price growth, the peak, or trough, reflects the highest, or lowest cumulative quarterly position reached relative to the start of the five-year period, which as at 31 December 2025 is 1 January 2025. Given these metrics may exhibit increases followed by greater falls, the start to trough movements quoted may be smaller than the equivalent ‘peak to trough’
movement (and vice versa for start to peak). Unemployment, UK Bank Rate and CPI inflation reflect the highest, or lowest, quarterly level reached in the five-year period.

At 31 December 2025	2025%	2026%	2027%	2028%	2029%	2025 to 2029 average %	Start to peak %	Start to trough %
Upside
Gross domestic product growth	1.4	2.0	2.3	1.6	1.6	1.8	9.4	0.7
Unemployment rate	4.8	4.2	3.2	3.1	3.2	3.7	5.1	3.0
House price growth	0.8	3.5	7.1	6.9	6.0	4.8	26.4	(0.1)
Commercial real estate price growth	1.2	7.9	4.9	1.7	0.8	3.2	17.3	0.6
UK Bank Rate	4.13	3.94	4.59	5.07	5.33	4.61	5.39	3.75
CPI inflation	3.4	2.6	2.4	2.8	3.1	2.9	3.8	2.1
Base case
Gross domestic product growth	1.4	1.2	1.4	1.5	1.6	1.4	7.6	0.7
Unemployment rate	4.8	5.2	4.8	4.6	4.5	4.8	5.3	4.5
House price growth	0.8	1.6	1.9	2.2	3.1	1.9	9.8	(0.1)
Commercial real estate price growth	1.2	0.6	1.7	0.5	0.2	0.9	4.4	0.6
UK Bank Rate	4.13	3.44	3.25	3.44	3.50	3.55	4.50	3.25
CPI inflation	3.4	2.6	2.2	2.2	2.3	2.6	3.8	2.1
Downside
Gross domestic product growth	1.4	(0.3)	(0.5)	1.1	1.6	0.7	3.6	0.1
Unemployment rate	4.8	6.6	7.5	7.4	7.0	6.7	7.6	4.5
House price growth	0.8	(0.2)	(4.7)	(5.7)	(2.8)	(2.6)	0.9	(12.2)
Commercial real estate price growth	1.2	(7.1)	(4.2)	(2.7)	(2.3)	(3.1)	1.3	(14.4)
UK Bank Rate	4.13	2.74	1.09	0.75	0.52	1.85	4.50	0.45
CPI inflation	3.4	2.6	2.0	1.4	1.0	2.1	3.8	0.8
Severe downside
Gross domestic product growth	1.4	(1.9)	(1.8)	0.7	1.4	0.0	1.3	(2.8)
Unemployment rate	4.8	8.3	10.2	9.9	9.4	8.5	10.3	4.5
House price growth	0.8	(1.2)	(11.1)	(12.2)	(7.8)	(6.5)	0.8	(28.4)
Commercial real estate price growth	1.2	(17.4)	(9.8)	(7.4)	(5.4)	(8.0)	1.3	(34.0)
UK Bank Rate	4.13	1.91	0.10	0.03	0.01	1.24	4.50	0.01
CPI inflation	3.4	2.6	1.7	0.5	(0.4)	1.6	3.8	(0.7)
Probability-weighted
Gross domestic product growth	1.4	0.7	0.8	1.3	1.6	1.2	6.1	0.7
Unemployment rate	4.8	5.6	5.7	5.5	5.4	5.4	5.8	4.5
House price growth	0.8	1.3	0.2	(0.2)	1.1	0.6	2.8	(0.1)
Commercial real estate price growth	1.2	(1.3)	(0.3)	(0.9)	(0.9)	(0.4)	1.3	(2.6)
UK Bank Rate	4.13	3.23	2.69	2.78	2.81	3.13	4.50	2.64
CPI inflation	3.4	2.6	2.2	2.0	1.9	2.4	3.8	1.8

Base case scenario by quarter[1] At 31 December 2025	First quarter 2025%	Second quarter 2025%	Third quarter 2025%	Fourth quarter 2025%	First quarter 2026%	Second quarter 2026%	Third quarter 2026%	Fourth quarter 2026%
Gross domestic product growth	0.7	0.3	0.1	0.3	0.3	0.3	0.4	0.4
Unemployment rate	4.5	4.7	5.0	5.1	5.3	5.3	5.2	5.1
House price growth	2.9	2.7	1.3	0.8	1.3	1.6	1.6	1.6
Commercial real estate price growth	2.5	2.6	2.6	1.2	0.5	0.2	0.1	0.6
UK Bank Rate	4.50	4.25	4.00	3.75	3.75	3.50	3.25	3.25
CPI inflation	2.8	3.5	3.8	3.7	3.3	2.6	2.2	2.2
1Gross domestic product growth is presented quarter-on-quarter. House price growth, commercial real estate growth and CPI inflation are presented year-on-year, i.e. from the equivalent quarter in the previous year. Unemployment rate and UK Bank Rate are presented as at the end of each quarter.

122	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued

At 31 December 2024	2024%	2025%	2026%	2027%	2028%	2024 to 2028 average %	Start to peak %	Start to trough %
Upside
Gross domestic product growth	0.8	1.9	2.2	1.5	1.4	1.6	8.9	0.7
Unemployment rate	4.3	3.5	2.8	2.7	2.8	3.2	4.4	2.7
House price growth	3.4	3.7	6.5	6.6	5.4	5.1	28.2	0.4
Commercial real estate price growth	0.7	7.8	6.7	3.2	0.5	3.7	20.0	(0.8)
UK Bank Rate	5.06	4.71	5.02	5.19	5.42	5.08	5.50	4.50
CPI inflation	2.6	2.8	2.6	2.9	3.0	2.8	3.5	2.0
Base case
Gross domestic product growth	0.8	1.0	1.4	1.5	1.5	1.2	7.0	0.7
Unemployment rate	4.3	4.7	4.7	4.5	4.5	4.5	4.8	4.2
House price growth	3.4	2.1	1.0	1.4	2.4	2.0	10.5	0.4
Commercial real estate price growth	0.7	0.3	2.5	1.9	0.0	1.1	5.4	(0.8)
UK Bank Rate	5.06	4.19	3.63	3.50	3.50	3.98	5.25	3.50
CPI inflation	2.6	2.8	2.4	2.4	2.2	2.5	3.5	2.0
Downside
Gross domestic product growth	0.8	(0.5)	(0.4)	1.0	1.5	0.5	3.2	0.0
Unemployment rate	4.3	6.0	7.4	7.4	7.1	6.4	7.5	4.2
House price growth	3.4	0.6	(5.5)	(6.6)	(3.4)	(2.4)	4.0	(11.4)
Commercial real estate price growth	0.7	(7.8)	(3.1)	(0.9)	(2.3)	(2.7)	0.7	(12.9)
UK Bank Rate	5.06	3.53	1.56	0.96	0.68	2.36	5.25	0.59
CPI inflation	2.6	2.8	2.3	1.8	1.2	2.1	3.5	0.9
Severe downside
Gross domestic product growth	0.8	(1.9)	(1.5)	0.7	1.3	(0.1)	1.2	(2.4)
Unemployment rate	4.3	7.7	10.0	10.0	9.7	8.4	10.2	4.2
House price growth	3.4	(0.8)	(12.4)	(13.6)	(8.8)	(6.7)	3.4	(29.2)
Commercial real estate price growth	0.7	(17.4)	(8.5)	(5.5)	(5.7)	(7.5)	0.7	(32.3)
UK Bank Rate – modelled	5.06	2.68	0.28	0.08	0.02	1.62	5.25	0.02
UK Bank Rate – adjusted[1]	5.06	4.03	2.70	2.23	1.95	3.19	5.25	1.88
CPI inflation – modelled	2.6	2.8	1.9	1.0	0.1	1.7	3.5	(0.2)
CPI inflation – adjusted[1]	2.6	3.6	2.1	1.4	0.8	2.1	3.9	0.7
Probability-weighted
Gross domestic product growth	0.8	0.5	0.8	1.2	1.4	1.0	5.7	0.7
Unemployment rate	4.3	5.0	5.5	5.4	5.3	5.1	5.5	4.2
House price growth	3.4	1.8	(0.7)	(1.0)	0.4	0.8	5.3	0.4
Commercial real estate price growth	0.7	(1.7)	1.0	0.7	(1.1)	(0.1)	0.7	(1.3)
UK Bank Rate – modelled	5.06	4.00	3.09	2.90	2.88	3.59	5.25	2.88
UK Bank Rate – adjusted[1]	5.06	4.13	3.33	3.12	3.08	3.74	5.25	3.06
CPI inflation – modelled	2.6	2.8	2.4	2.2	1.9	2.4	3.5	1.8
CPI inflation – adjusted[1]	2.6	2.9	2.4	2.3	2.0	2.4	3.5	1.9
1The adjustment to UK Bank Rate and CPI inflation in the severe downside was considered to better reflect the risks around the Group’s base case view in an economic environment where the risks of supply and demand shocks are more balanced.

Base case scenario by quarter[1] At 31 December 2024	First quarter 2024%	Second quarter 2024%	Third quarter 2024%	Fourth quarter 2024%	First quarter 2025%	Second quarter 2025%	Third quarter 2025%	Fourth quarter 2025%
Gross domestic product growth	0.7	0.4	0.0	0.1	0.2	0.3	0.3	0.3
Unemployment rate	4.3	4.2	4.3	4.4	4.5	4.6	4.7	4.8
House price growth	0.4	1.8	4.6	3.4	3.6	4.0	3.0	2.1
Commercial real estate price growth	(5.3)	(4.7)	(2.8)	0.7	1.8	1.4	0.9	0.3
UK Bank Rate	5.25	5.25	5.00	4.75	4.50	4.25	4.00	4.00
CPI inflation	3.5	2.1	2.0	2.5	2.4	3.0	2.9	2.7
1Gross domestic product growth is presented quarter-on-quarter. House price growth, commercial real estate growth and CPI inflation are presented year-on-year, i.e. from the equivalent quarter in the previous year. Unemployment rate and UK Bank Rate are presented as at the end of each quarter.

123	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 19: Allowance for expected credit losses continued
ECL sensitivity to economic assumptions
The following table shows the Group’s ECL for the probability-weighted, upside, base case, downside and severe downside scenarios. The stage allocation for an asset is based on the overall probability-weighted probability of default and hence the staging of assets is constant across all the scenarios. In each economic scenario the ECL for individual assessments is held constant reflecting the basis on which they are evaluated.
Judgemental adjustments applied through changes to model inputs or parameters, or more qualitative post model adjustments, are apportioned across the scenarios in proportion to modelled ECL where this better reflects the sensitivity of these adjustments to each scenario.
The probability-weighted view shows the extent to which a higher ECL allowance has been recognised to take account of multiple economic scenarios relative to the base case; the uplift on a statutory basis being £363 million compared to £443 million at 31 December 2024.

	At 31 December 2025					At 31 December 2024
	Probability- weighted £m	Upside £m	Base case £m	Downside £m	Severe downside £m	Probability- weighted £m	Upside £m	Base case £m	Downside £m	Severe downside £m
UK mortgages	731	341	510	937	1,943	852	345	567	1,064	2,596
Credit cards	603	498	579	674	777	674	518	641	773	945
Other Retail	991	922	969	1,036	1,126	950	843	923	1,010	1,172
Commercial Banking	875	681	779	995	1,389	976	737	878	1,110	1,586
Other	1	1	1	1	1	1	1	1	1	1
ECL allowance	3,201	2,443	2,838	3,643	5,236	3,453	2,444	3,010	3,958	6,300
The impact of isolated changes in the UK unemployment rate and House Price Index (HPI) has been assessed on a univariate basis. Although such changes would not be observed in isolation, as economic indicators tend to be correlated in a coherent scenario, this gives insight into the sensitivity of the Group’s ECL to gradual changes in these two critical economic factors.
The impacts are assessed as changes to probability-weighted modelled ECL inclusive of the impacts upon staging of assets, excluding post model adjustments. In previous assessments, impacts were assessed as changes to base case modelled ECL only (at 100% weighting) with staging held flat to the reported view, and similarly excluded post model adjustments. The updated approach addresses the limitations of the prior methodology and provides a more representative view of the potential impact of these sensitivities.
The ECL impact due to a change in unemployment has reduced in 2025 compared to 2024 as a result of lower loss rates within the Commercial
Banking model. The HPI reduction versus 2024 is due to lower default rates and a reduced proportion of assets in Stage 2 for UK mortgages, following strong credit performance in the year.
The table below shows the impact on the Group’s ECL resulting from a 1 percentage point increase or decrease in the UK unemployment rate.
The increase or decrease is presented based on the adjustment phased evenly over the first 10 quarters of all four scenarios. A more immediate increase or decrease would drive a more material ECL impact as it would be fully reflected in both 12-month and lifetime probability of defaults.

	At 31 December 2025		At 31 December 2024[1]
	1pp increase in unemployment £m	1pp decrease in unemployment £m	1pp increase in unemployment £m	1pp decrease in unemployment £m
UK mortgages	11	(11)	13	(12)
Credit cards	54	(53)	54	(53)
Other Retail	25	(25)	23	(24)
Commercial Banking	58	(48)	111	(81)
ECL impact	148	(137)	201	(170)
1For 2025, impacts are assessed as changes to probability-weighted modelled ECL inclusive of the impacts upon staging of assets, excluding post model adjustments. The comparative period has been represented on a consistent basis.
The table below shows the impact on the Group’s ECL in respect of UK mortgages of an increase or decrease in loss given default for a
10 percentage point increase or decrease in HPI. The increase or decrease is presented based on the adjustment phased evenly over the first 10 quarters of all four scenarios.

	At 31 December 2025		At 31 December 2024[1]
	10pp increase in HPI £m	10pp decrease in HPI £m	10pp increase in HPI £m	10pp decrease in HPI £m
ECL impact	(172)	261	(207)	312
1For 2025, impacts are assessed as changes to probability-weighted modelled ECL inclusive of the impacts upon staging of assets, excluding post model adjustments. The comparative period has been represented on a consistent basis.

124	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 20: Finance lease receivables
The Group’s finance lease receivables are classified as loans and advances to customers and accounted for at amortised cost. These balances are analysed as follows:

	2025 £m	2024 £m
Not later than 1 year	7,799	6,160
Later than 1 year and not later than 2 years	5,143	5,215
Later than 2 years and not later than 3 years	4,116	4,268
Later than 3 years and not later than 4 years	2,713	2,846
Later than 4 years and not later than 5 years	404	502
Later than 5 years	189	294
Gross investment	20,364	19,285
Unearned future finance income	(2,427)	(2,362)
Rentals received in advance	(22)	(16)
Net investment	17,915	16,907
Equipment leased to customers under finance lease receivables relates to financing transactions to fund the purchase of aircraft, ships, motor vehicles and other items. There was an allowance for uncollectable finance lease receivables included in the allowance for impairment losses of
£439 million (2024: £368 million).
The Group’s finance lease assets are comprised as follows:

	2025 £m	2024 £m
Electric vehicles	1,502	996
Internal combustion engine vehicles	12,715	11,521
Self-charging hybrid vehicles	571	346
Plug-in hybrid vehicles	1,605	1,302
Other	1,522	2,742
Net investment	17,915	16,907
Note 21: Goodwill and other intangible assets

	Goodwill £m	Brands £m	Purchased credit card relationships £m	Customer- related intangibles £m	Capitalised software enhancements £m	Total £m
Cost:[1]
At 1 January 2024	957	585	1,002	230	8,774	11,548
Exchange and other adjustments	–	–	–	–	(5)	(5)
Additions	–	–	–	–	1,246	1,246
Disposals and write-offs	–	–	–	–	(208)	(208)
At 31 December 2024	957	585	1,002	230	9,807	12,581
Exchange and other adjustments	–	–	–	–	(66)	(66)
Additions	–	–	–	–	1,244	1,244
Disposals and write-offs	–	–	–	–	(269)	(269)
At 31 December 2025	957	585	1,002	230	10,716	13,490
Accumulated amortisation:
At 1 January 2024	344	204	762	59	4,342	5,711
Exchange and other adjustments	–	–	–	–	(11)	(11)
Charge for the year[2]	–	–	70	10	1,197	1,277
Disposals and write-offs	–	–	–	–	(200)	(200)
At 31 December 2024	344	204	832	69	5,328	6,777
Exchange and other adjustments	–	1	–	–	(40)	(39)
Charge for the year[2]	–	–	71	10	1,248	1,329
Disposals and write-offs	–	–	–	–	(269)	(269)
At 31 December 2025	344	205	903	79	6,267	7,798
Balance sheet amount at 31 December 2025	613	380	99	151	4,449	5,692
Balance sheet amount at 31 December 2024	613	381	170	161	4,479	5,804
1For acquisitions made prior to 1 January 2004, the date of transition to IFRS Accounting Standards, cost is included net of amounts amortised up to 31 December 2003.
2The charge for the year is recognised in operating expenses (note 9).

125	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 21: Goodwill and other intangible assets continued
Goodwill
The goodwill held in the Group’s balance sheet is tested at least annually for impairment. For the purposes of impairment testing the goodwill is allocated to the appropriate cash-generating unit; of the total balance of £613 million (2024: £613 million), £302 million, or 49% (2024:
£302 million, 49%) has been allocated to the Credit card cash-generating unit and £309 million, or 50% (2024: £309 million, 50%) has been allocated to the Motor business cash generating units, both in the Group’s Retail division. Management believes that any reasonably possible change in the key assumptions (listed below) would not cause the recoverable amount of the goodwill to fall below its balance sheet carrying value.
The recoverable amount of the goodwill relating to the Motor business is based on a value-in-use calculation using post-tax cash flow projections based on financial budgets and plans approved by management covering a three-year period and a discount rate (post-tax) of
10.5%, based on the Group’s cost of equity. This is equivalent to a pre-tax rate of 14.0%. The budgets and plans are based upon past experience adjusted to take into account anticipated changes in sales volumes having regard to expected market conditions and competitor activity. The cash flows beyond the plan period are extrapolated using a growth rate of 3.5%, which does not exceed the long-term average growth rates for the markets in which the Motor business participates.
The recoverable amount of the goodwill relating to Credit cards has been based on a value-in-use calculation using post-tax cash flow projections based on financial budgets and plans approved by management covering a three-year period and a discount rate (post-tax) of
10.5%, based on the Group’s cost of equity. This is equivalent to a pre-tax rate of 14.0%. The budgets and plans are based upon past experience adjusted to take into account anticipated changes in credit card volumes having regard to expected market conditions and competitor activity.
The cash flows beyond the plan period are extrapolated using a growth rate of 3.5%, which does not exceed the long-term average growth rates for the markets in which the Cards business participates.
Other intangible assets
The brand arising from the acquisition of Bank of Scotland in 2009 is recognised on the Group’s balance sheet and has been determined to have an indefinite useful life. The carrying value at 31 December 2025 was £380 million (2024: £380 million). The Bank of Scotland name has been in existence for over 300 years and there are no indications that the brand should not have an indefinite useful life. The recoverable amount has been based on a value-in-use calculation. The calculation uses post-tax projections for a three-year period of the income generated by the Bank of Scotland cash-generating unit, a discount rate of 10.5% and a future growth rate of 3.5%. Management believes that any reasonably possible change in the key assumptions would not cause the recoverable amount of the Bank of Scotland brand to fall below its balance sheet carrying value.
Note 22: Other assets

	2025 £m	2024 £m
Property, plant and equipment:
Premises	1,113	1,085
Equipment	895	877
Operating lease assets (see below)	8,213	7,265
Right-of-use assets (note 23)	737	849
	10,958	10,076
Prepayments	1,631	1,478
Other assets	1,196	1,511
Total other assets	13,785	13,065
Operating lease assets where the Group is lessor
Equipment leased to customers under operating leases primarily relates to vehicle contract hire arrangements. At 31 December the future minimum rentals receivable under non-cancellable operating leases were as follows:

	Within 1 year £m	1 to 2 years £m	2 to 3 years £m	3 to 4 years £m	4 to 5 years £m	Over 5 years £m	Total £m
At 31 December 2025	1,911	1,131	1,072	483	124	16	4,737
At 31 December 2024	1,577	956	821	365	85	6	3,810
Equipment leased to customers under operating leases primarily relates to vehicle contract hire arrangements. Operating lease assets are comprised as follows:

	2025 £m	2024 £m
Electric vehicles	4,534	3,894
Internal combustion engine vehicles	1,641	1,630
Self-charging hybrid vehicles	125	166
Plug-in hybrid vehicles	1,905	1,575
Other	8	–
Total operating lease assets	8,213	7,265
The group continues to mitigate used car price movements through a number of market and customer initiatives to improve performance and reduce volatility, including lease extensions, used car leasing, remarketing agreements and residual value insurance.

126	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 23: Lessee disclosures
The table below sets out the movement in the Group’s right-of-use assets, which are primarily in respect of premises, and are recognised within other assets (note 22).

	2025 £m	2024 £m
At 1 January	849	1,025
Exchange and other adjustments	(3)	1
Additions	79	128
Disposals	(11)	(113)
Depreciation charge for the year	(177)	(192)
At 31 December	737	849
The Group’s lease liabilities are recognised within other liabilities (note 25). The maturity analysis of the Group’s lease liabilities on an undiscounted basis is set out in the liquidity risk section.
The total cash outflow for leases in the year ended 31 December 2025 was £175 million (2024: £199 million). The amount recognised within interest expense in respect of lease liabilities is disclosed in note 5.
Note 24: Debt securities in issue

	2025			2024
	At fair value through profit or loss £m	At amortised cost £m	Total £m	At fair value through profit or loss £m	At amortised cost £m	Total £m
Senior unsecured notes issued	4,226	20,356	24,582	4,608	22,902	27,510
Covered bonds	–	11,264	11,264	–	11,800	11,800
Certificates of deposit issued	–	2,484	2,484	–	597	597
Securitisation notes	17	6,325	6,342	22	5,185	5,207
Commercial paper	–	11,703	11,703	–	4,797	4,797
Total debt securities in issue	4,243	52,132	56,375	4,630	45,281	49,911
Covered bonds and securitisation programmes
At 31 December 2025, the covered bonds held by external parties and those held internally, were secured on certain loans and advances to customers amounting to £22,072 million (2024: £26,202 million) which have been assigned to bankruptcy remote limited liability partnerships to provide security for issues of covered bonds by the Group. The Group retains all of the risks and rewards associated with these loans and the partnerships are consolidated fully with the loans retained on the Group’s balance sheet.
The Group has two covered bond programmes, which have ring-fence asset pools and guarantee the covered bonds issued by the Group. At the reporting date the Group had over-collateralised these programmes to meet the terms of the programmes, to secure the rating of the covered bonds and to provide operational flexibility. From time to time, the obligations of the Group to provide collateral may increase due to the formal requirements of the programmes. The Group may also voluntarily contribute collateral to support the ratings of the covered bonds.
Covered bonds includes Pfandbriefe, which the Group issued for the first time in 2024.
The Group’s securitisation vehicles issue notes that are held both externally and internally, and are secured on loans and advances to customers amounting to £27,418 million at 31 December 2025 (2024: £27,284 million), the majority of which have been sold by subsidiary companies to bankruptcy remote structured entities. As the structured entities are funded by the issue of debt on terms whereby the majority of the risks and rewards of the portfolio are retained by the subsidiary, the structured entities are consolidated fully and all of these loans are retained on the Group’s balance sheet.
Cash deposits of £3,326 million (2024: £3,225 million) which support the debt securities issued by the structured entities, the term advances related to covered bonds and other legal obligations, are held by the Group. Additionally, the Group has certain contractual arrangements to provide liquidity facilities to some of these structured entities. At 31 December 2025 these obligations had not been triggered; the maximum exposure under these facilities was £4 million (2024: £4 million).
The Group recognises the full liabilities associated with its securitisation and covered bond programmes within debt securities in issue, although the obligations of the Group in respect of its securitisation issuances are limited to the cash flows generated from the underlying assets. The Group could be required to provide additional support to a number of the securitisation programmes to support the credit ratings of the debt securities issued, in the form of increased cash reserves and the holding of subordinated notes. Further, certain programmes contain contractual obligations that require the Group to repurchase assets should they become credit-impaired or as otherwise required by the transaction documents. The Group has not provided financial or other support by voluntarily offering to repurchase assets from any of its public securitisation programmes during 2025 (2024: none).
At 31 December 2025 £31,597 million (2024: £32,397 million) of debt securities in issue at amortised cost had a contractual residual maturity of greater than one year.

127	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 25: Other liabilities

	2025 £m	2024 £m
Lease liabilities	986	1,219
Other creditors and accruals[1]	4,786	5,992
Total other liabilities	5,772	7,211
1Includes settlement balances and accruals and deferred income.
The maturity analysis of the Group’s lease liabilities on an undiscounted basis is set out in the liquidity risk section.
At 31 December 2025 £708 million (2024: £898 million) of lease liabilities had a contractual residual maturity of greater than one year.
Note 26: Provisions
Critical accounting judgements and key sources of estimation uncertainty

Critical judgement:	Determining whether a present obligation exists and whether it is more likely than not that an outflow of resources will be required to settle that obligation
Key sources of estimation uncertainty:	Populations impacted, level of remediation and response rates
Determining the amount of the provisions, which represent management’s best estimate of the cost of settling these issues, requires the exercise of significant judgement and estimation. It will often be necessary to form a view on matters which are inherently uncertain, such as the scope of reviews required by regulators, and to estimate the number of future complaints, the extent to which they will be upheld, the average cost of redress and the impact of decisions reached by legal and other review processes that may be relevant to claims received.
Consequently, the continued appropriateness of the underlying assumptions is reviewed on a regular basis against actual experience and other relevant evidence and adjustments made to the provisions where appropriate.

	Provisions for financial commitments and guarantees £m	Regulatory and legal provisions £m	Other £m	Total £m
At 1 January 2025	265	1,516	417	2,198
Exchange and other adjustments	1	–	–	1
Provisions applied	–	(276)	(472)	(748)
(Release) charge for the year	(71)	953	439	1,321
At 31 December 2025	195	2,193	384	2,772
Provisions for financial commitments and guarantees
Provisions are recognised for expected credit losses on undrawn loan commitments and financial guarantees.
Regulatory and legal provisions
In the course of its business, the Group is engaged on a regular basis in discussions with UK and overseas regulators and other governmental authorities on a range of matters, including legal and regulatory reviews and, from time to time, enforcement investigations (including in relation to compliance with applicable laws and regulations, such as those relating to prudential regulation, consumer protection, investment advice, employment, business conduct, systems and controls, environmental, sustainability, competition/anti-trust, tax, anti-bribery, anti-
money laundering and sanctions). Any matters discussed or identified during such discussions and inquiries may result in, among other things, further inquiry or investigation, other action being taken by governmental and/or regulatory authorities, increased costs being incurred by the
Group, remediation of systems and controls, public or private censure, restriction of the Group’s business activities and/or fines. The Group also receives complaints and pre-action correspondence in connection with its past conduct and claims brought or threatened by or on behalf of current and former employees, customers (including their appointed representatives), investors and other third parties and is subject to legal proceedings and other legal actions from time to time. Any of these matters, events or circumstances could have a material adverse effect on the Group’s financial position, operations or cash flows. Provisions are held where the Group can reliably estimate a probable outflow of economic resources. The ultimate liability of the Group may be significantly more, or less, than the amount of any provision recognised. If the
Group is unable to determine a reliable estimate, a contingent liability is disclosed. The recognition of a provision does not amount to an admission of liability or wrongdoing on the part of the Group. During the full year to 31 December 2025 the Group charged a further £953 million in respect of legal actions and other regulatory matters and the unutilised balance at 31 December 2025 was £2,193 million
(31 December 2024: £1,516 million). The most significant items are outlined below.

128	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 26: Provisions continued
Motor commission review
The Group recognised a further £800 million provision in the third quarter of 2025 following the FCA’s announcement in October 2025 that it intends to implement a motor finance commission redress scheme. As at 31 December 2025, the total provision recognised is £1,950 million.
The Supreme Court judgment in Johnson v FirstRand Bank Limited in August 2025 found that there was an unfair relationship under s.140A of the Consumer Credit Act (CCA). Following the Supreme Court judgment, the FCA published Consultation Paper CP25/27 in October 2025 setting out detailed proposals for a scheme (including their proposed basis) to redress unfair customer relationships.
The increased provision reflects the increased likelihood of a higher number of scheme cases (i.e. discretionary commission arrangements, commercial tie or high commission arrangements) being eligible for redress, including those dating back to 2007 and also the likelihood of a higher level of redress than anticipated in the previous scenario-based provision; the FCA's proposed redress calculation approach is less closely linked to customer loss than previously anticipated. The Group has made representations to the FCA on a number of aspects of the proposed scheme.
On 3 December 2025, the FCA announced that the pause on motor finance complaints handling would be lifted on 31 May 2026 for complaints made in relation to the subject matter of the scheme, and that this timeline may be superseded in due course by the operational timetable to be set out in the final scheme rules. The FCA also lifted the pause on handling motor finance complaints in respect of leasing products on 5
December 2025. The Group continues to receive new complaints as well as claims in the County Courts in respect of motor finance commissions. A large number of those claims have been stayed, as has a claim in the Competition Appeal Tribunal. In April 2026, the Court of
Appeal is expected to consider whether, in the context of motor finance claims, it is possible for multiple unfair relationship claims to be dealt with via one omnibus claim form.
In establishing the provision estimate, the Group has considered the potential impact of the FCA’s proposed redress scheme, as well as a number of possible modifications to the scheme which might arise as a result of the consultation. The Group will continue to assess developments and potential impacts following the announcement by the FCA of the final scheme rules, which are expected by the end of
March 2026. The ultimate financial impact will be determined by a number of factors still to be resolved, in particular the final scheme rules, customer response rates, scheme operating costs, any further interventions and any broader implications of legal proceedings and complaints.
Given the significant level of uncertainty in terms of the final outcome, the ultimate financial impact could materially differ from the amount provided. The total £1,950 million provision represents the Group’s current best estimate of the potential impact of the motor finance issue.
HBOS Reading – review
The Group continues to apply the recommendations from Sir Ross Cranston’s review, issued in December 2019, including a reassessment of direct and consequential losses by an independent panel (the Foskett Panel), an extension of debt relief and a wider definition of de facto directors. The Foskett Panel’s full scope and methodology was published on 7 July 2020. The Foskett Panel’s stated objective is to consider cases via a non-legalistic and fair process and to make its decisions in a generous, fair and common sense manner, assessing claims against an expanded definition of the fraud and on a lower evidential basis.
In June 2022, the Foskett Panel announced an alternative option, in the form of a fixed sum award which could be accepted as an alternative to participation in the full re-review process, to support earlier resolution of claims for those deemed by the Foskett Panel to be victims of the fraud.
All of the population have now had an initial decision, with a small number of the populations’ challenges to the Panel’s initial decision ongoing through the published process, with operational costs, redress and tax costs associated with the re-reviews recognised within the amount provided.
Notwithstanding the settled claims and the increase in outcomes which builds confidence in the full estimated cost, uncertainties remain and the final outcome could be different. There is no confirmed timeline for the completion of the re-review process nor the separate review by
Dame Linda Dobbs. The Group remains committed to implementing the recommendations in full.
Payment protection insurance (PPI)
The Group continues to challenge PPI litigation cases, with mainly operational costs and legal fees associated with litigation activity recognised within regulatory and legal provisions.
Other
The Group carries provisions of £98 million (31 December 2024: £153 million) in respect of dilapidations, rent reviews and other property-
related matters.
Provisions are also made for staff and other costs related to Group restructuring initiatives at the point at which the Group becomes committed to the expenditure; at 31 December 2025 provisions of £163 million (31 December 2024: £130 million) were held.
The Group carries provisions of £41 million (31 December 2024: £35 million) for indemnities and other matters relating to legacy business disposals in prior years. Whilst there remains significant uncertainty as to the timing of the utilisation of the provisions, the Group expects the majority of the remaining provisions to have been utilised by 31 December 2026.

129	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 27: Subordinated liabilities
The movement in subordinated liabilities during the year was as follows:

	Preferred securities £m	Undated £m	Dated £m	Total £m
At 1 January 2024	–	141	6,794	6,935
Issued during the year[1]:
Floating Rate Dated Subordinated Notes 2034 (A$500 million)	–	–	257	257
5.963% Fixed-to-Floating Rate Dated Subordinated Notes 2034 (A$250 million)	–	–	129	129
	–	–	386	386
Foreign exchange movements	–	–	(3)	(3)
Other movements (cash and non-cash)[2]	–	–	(107)	(107)
At 31 December 2024	–	141	7,070	7,211
Issued during the year[1]:
4.327% Fixed Rate Reset Dated Subordinated Notes 2035 (€1,000 million)	–	–	844	844
6.264% Fixed Rate Reset Dated Subordinated Notes 2036 ($1,250 million)	–	–	917	917
	–	–	1,761	1,761
Repurchases and redemptions during the year[1]:
4.50% Fixed Rate Step-up Subordinated Notes 2030 (€441 million)	–	–	(371)	(371)
2.6787% Fixed Rate Bond 2025 (€309 million)	–	–	(260)	(260)
7.625% Dated Subordinated Notes 2025 (£273 million)	–	–	(273)	(273)
5.75% Undated Step-up Subordinated Notes callable 2025 (£9 million)	–	(9)	–	(9)
	–	(9)	(904)	(913)
Foreign exchange movements	–	–	(271)	(271)
Other movements (cash and non-cash)[2]	–	1	231	232
At 31 December 2025	–	133	7,887	8,020
1Issuances in the year generated cash inflows of £1,761 million (2024: £386 million); the repurchases and redemptions resulted in cash outflows of £913 million (2024: £nil).
2Other movements include hedge accounting movements and cash payments in respect of interest on subordinated liabilities in the year amounting to £411 million (2024: £366 million) offset by the interest expense in respect of subordinated liabilities of £459 million (2024: £430 million).
These securities will, in the event of the winding-up of the issuer, be subordinated to the claims of depositors and all other creditors of the issuer, other than creditors whose claims rank equally with, or are junior to, the claims of the holders of the subordinated liabilities. The subordination of specific subordinated liabilities is determined in respect of the issuer and any guarantors of that liability. The claims of holders of preference shares and preferred securities are generally junior to those of the holders of undated subordinated liabilities, which in turn are junior to the claims of holders of the dated subordinated liabilities.
Preference shares
The Bank has in issue one class of preference shares which are classified as liabilities under accounting standards.

				2025		2024
	2025 Number of shares	2024 Number of shares	2023 Number of shares	£m	% of share capital	£m	% of share capital	2023 £m
6% Non-cumulative Redeemable Preference shares of GBP1.00	100	100	100	–	–	–	–	–
The rights and obligations attaching to these shares are set out in the Bank’s articles of association, a copy of which can be obtained from
Companies House or from the Lloyds Banking Group website (www.lloydsbankinggroup.com/who-we-are/group-overview/corporate-
governance.html).
At 31 December 2025 £7,534 million (2024: £6,289 million) of subordinated liabilities had a contractual residual maturity of greater than one year.
Note 28: Share capital
Issued and fully paid ordinary share capital

Ordinary shares of £1 each[1]	2025 Number of shares	2024 Number of shares	2023 Number of shares	2025 £m	2024 £m	2023 £m
At 1 January and 31 December	1,574,285,752	1,574,285,752	1,574,285,752	1,574	1,574	1,574
1Ordinary shares represent effectively 100% of total share capital in issue as the issued preference shares represent below 0.01%.
Ordinary shares
The holders of ordinary shares are entitled to receive the Bank’s report and accounts, attend, speak and vote at general meetings and appoint proxies to exercise voting rights. Holders of ordinary shares may also receive a dividend (subject to the provisions of the Bank’s articles of association) and in the event of a winding-up, may share in the assets of the Bank.
Issued and fully paid preference shares
The Bank has in issue one class of preference shares which are classified as liabilities under accounting standards and which are included in note
27.

130	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 29: Other reserves

	2025 £m	2024 £m	2023 £m
Merger reserve
At 1 January and 31 December	6,348	6,348	6,348
Revaluation reserve in respect of debt securities held at fair value through other comprehensive income
At 1 January	(249)	(322)	(393)
Movements recognised in other comprehensive income	160	73	71
At 31 December	(89)	(249)	(322)
Cash flow hedging reserve
At 1 January	(3,568)	(3,554)	(5,168)
Movements recognised in other comprehensive income	1,541	(14)	1,614
At 31 December	(2,027)	(3,568)	(3,554)
Foreign currency translation reserve
At 1 January	(142)	(77)	(44)
Movements recognised in other comprehensive income	70	(65)	(33)
At 31 December	(72)	(142)	(77)
Total other reserves at 31 December	4,160	2,389	2,395
The merger reserve arose on the transfer of HBOS plc from the Bank’s ultimate holding company in January 2010.
The revaluation reserves in respect of debt securities and equity shares held at fair value through other comprehensive income represent the cumulative after-tax unrealised change in the fair value of financial assets so classified since initial recognition; or in the case of financial assets obtained on acquisitions of businesses, since the date of acquisition.
The cash flow hedge reserve represents the cumulative after-tax gains and losses on effective cash flow hedging instruments that will be reclassified to the income statement in the periods in which the hedged item affects profit or loss.
The foreign currency translation reserve represents the cumulative after-tax gains and losses on the translation of foreign operations and exchange differences arising on financial instruments designated as hedges of the Group’s net investment in foreign operations.
Note 30: Other equity instruments

	2025 £m	2024 £m	2023 £m
At 1 January	5,692	5,018	4,268
Issued in the year:
£750 million Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	750	–	–
$1,000 million Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	764	–	–
$550 million Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	–	410	–
$1,000 million Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	–	764	–
£750 million Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	–	–	750
	1,514	1,174	750
Repurchases and redemptions during the year:
€750 million Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	(687)	–	–
$1,500 million Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	(1,152)	–	–
£500 million Additional Tier 1 Perpetual Subordinated Permanent Write-Down Securities	–	(500)	–
	(1,839)	(500)	–
Profit for the year attributable to other equity holders	404	363	334
Distributions on other equity instruments	(404)	(363)	(334)
At 31 December	5,367	5,692	5,018
The principal terms of the AT1 securities are described below:
•The securities rank behind the claims against the Bank of unsubordinated creditors on a winding-up
•The fixed rate reset securities bear a fixed rate of interest until the first call date. After the initial call date, in the event that they are not redeemed, the fixed rate reset AT1 securities will bear interest at rates fixed periodically in advance. The floating rate AT1 securities will be reset quarterly both prior to and following the first call date
•Interest on the securities will be due and payable only at the sole discretion of the Bank and the Bank may at any time elect to cancel any interest payment (or any part thereof) which would otherwise be payable on any interest payment date. There are also certain restrictions on the payment of interest as specified in the terms
•The securities are undated and are repayable, at the option of the Bank, in whole at the first call date, or at any interest payment date thereafter. In addition, the AT1 securities are repayable, at the option of the Bank, in whole for certain regulatory or tax reasons. Any repayments require the prior consent of the PRA
•The securities will be subject to a Permanent Write Down should the Common Equity Tier 1 ratio of the Bank fall below 7.0%

131	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 31: Dividends on ordinary shares
During the year the Bank paid cumulative interim dividends of £2,390 million (2024: £3,990 million). The directors have not recommended a final dividend for the year ended 31 December 2025 (2024: £nil).
Dividends paid during the year were as follows:

	2025 £m	2024 £m	2023 £m
Interim dividends	2,390	3,990	4,700
In February 2026, the directors approved the payment of an interim dividend of £480 million, which was paid on 16 February 2026.
Note 32: Related party transactions
Key management personnel
Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of an entity; the Group’s key management personnel are the members of the Lloyds Banking Group plc Group Executive Committee together with its non-executive directors.
The table below details, on an aggregated basis, key management personnel compensation:

Compensation	2025 £m	2024 £m	2023 £m
Salaries and other short-term benefits	15	14	15
Share-based payments	22	18	15
Total compensation	37	32	30
The aggregate of the emoluments of the directors was £10.7 million (2024: £9.2 million; 2023: £9.3 million).
There were £nil aggregate contributions in respect of key management personnel to defined contribution pension schemes (2024: £nil; 2023:
£nil).
The total for the highest paid director (Charlie Nunn) was £6,099,000 (2024: Charlie Nunn: £4,966,000; 2023: Charlie Nunn: £5,105,000); this did not include any gain on exercise of Lloyds Banking Group plc shares in any year.

Share options over Lloyds Banking Group plc shares	2025 million	2024 million	2023 million
At 1 January	–	–	–
Granted, including certain adjustments (includes entitlements of appointed key management personnel)	–	–	–
Exercised/lapsed (includes entitlements of former key management personnel)	–	–	–
At 31 December	–	–	–

Share plans settled in Lloyds Banking Group plc shares	2025 million	2024 million	2023 million
At 1 January	114	55	72
Granted, including certain adjustments (includes entitlements of appointed key management personnel)	42	69	27
Exercised/lapsed (includes entitlements of former key management personnel)	(9)	(10)	(44)
At 31 December	147	114	55
The tables below detail, on an aggregated basis, balances outstanding at the year end and related income and expense, together with information relating to other transactions between the Group and its key management personnel:

Loans	2025 £m	2024 £m	2023 £m
At 1 January	1	1	2
Advanced (includes loans to appointed key management personnel)	1	1	–
Repayments (includes loans to former key management personnel)	(1)	(1)	(1)
At 31 December	1	1	1
The loans are on both a secured and unsecured basis and are expected to be settled in cash. The loans attracted interest rates of between
3.67% and 31.80% in 2025 (2024: 2.03% and 32.40%; 2023: 1.09% and 32.40%).
No provisions have been recognised in respect of loans given to key management personnel (2024 and 2023: £nil).

Deposits	2025 £m	2024 £m	2023 £m
At 1 January	8	14	10
Placed (includes deposits of appointed key management personnel)	43	32	45
Withdrawn (includes deposits of former key management personnel)	(44)	(38)	(41)
At 31 December	7	8	14
Deposits placed by key management personnel attracted interest rates of up to 6.25% (2024: 6.25%; 2023: 6.25%).
At 31 December 2025, the Group did not provide any guarantees in respect of key management personnel (2024 and 2023: none).

132	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 32: Related party transactions continued
At 31 December 2025, transactions, arrangements and agreements entered into by the Group and its banking subsidiaries with directors and connected persons included amounts outstanding in respect of loans and credit card transactions of £38.8 thousand with four directors and one connected person (2024: £29.0 thousand with five directors and one connected person; 2023: £23.6 thousand with six directors and no connected persons).
Balances and transactions with fellow Lloyds Banking Group undertakings
Balances and transactions between members of the Lloyds Bank Group
In accordance with IFRS 10 Consolidated Financial Statements, transactions and balances between the Bank and its subsidiary undertakings, and between those subsidiary undertakings, have all been eliminated on consolidation and thus are not reported as related party transactions of the Group.
Balances and transactions with Lloyds Banking Group plc and fellow subsidiaries of the Bank
The Bank and its subsidiaries have balances due to and from the Bank’s parent company, Lloyds Banking Group plc and fellow subsidiaries of the Bank. These are included on the Group’s balance sheet as follows:

	2025 £m	2024 £m
Assets, included within:
Derivative financial instruments	742	807
Financial assets at amortised cost: due from fellow Lloyds Banking Group undertakings[1]	1,182	560
	1,924	1,367
Liabilities, included within:
Due to fellow Lloyds Banking Group undertakings	3,852	4,049
Derivative financial instruments	580	687
Debt securities in issue at amortised cost	18,223	19,198
Subordinated liabilities	8,600	7,336
	31,255	31,270
1Includes reverse repurchase transactions at amortised cost, subject to IAS 32 offsetting, with fellow Lloyds Banking Group undertakings.
These balances include Lloyds Banking Group plc’s banking arrangements and, due to the size and volume of transactions passing through these accounts, it is neither practical nor meaningful to disclose information on gross inflows and outflows. During 2025 the Group earned
£28 million interest income on the above asset balances (2024: £18 million; 2023: £9 million) and the Group incurred £1,322 million interest expense on the above liability balances (2024: £1,353 million; 2023: £1,010 million).
Details of intercompany recharges recognised within other operating income are given in note 8 and details of contingent liabilities and commitments entered into on behalf of fellow Lloyds Banking Group undertakings are given in note 33.
Other related party transactions
Pension funds
The Group provides banking services to certain of its pension funds. At 31 December 2025, customer deposits of £128 million (2024:
£113 million) related to the Group’s pension funds.
Joint ventures and associates
At 31 December 2025 there were loans and advances to customers of £34 million (2024: £23 million) outstanding and balances within customer deposits of £13 million (2024: £12 million) relating to joint ventures and associates.
During the year the Group paid fees of £3 million (2024: £4 million) to the Lloyds Banking Group’s Schroders Personal Wealth joint venture.
Note 33: Contingent liabilities, commitments and guarantees
Contingent liabilities, commitments and guarantees arising from the banking business
At 31 December 2025 contingent liabilities, such as performance bonds and letters of credit, arising from the banking business were
£2,987 million (31 December 2024: £2,523 million).
The contingent liabilities of the Group arise in the normal course of its banking business and it is not practicable to quantify their future financial effect. Total commitments and financial guarantees were £135,570 million (31 December 2024: £128,947 million), of which in respect of undrawn formal standby facilities, credit lines and other commitments to lend, £65,360 million (31 December 2024: £59,143 million)
was irrevocable.
Capital commitments
Capital expenditure contracted but not provided for at 31 December 2025 amounted to £610 million (2024: £640 million) and related to assets to be leased to customers under operating leases. The Group’s management is confident that future net revenues and funding will be sufficient to cover these commitments.

133	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 33: Contingent liabilities, commitments and guarantees continued
Interchange fees
With respect to multi-lateral interchange fees (MIFs), the Lloyds Banking Group is not a party in the ongoing or threatened litigation which involves the card schemes Visa and Mastercard or any settlements of such litigation. However, the Group is a member/licensee of Visa and
Mastercard and other card schemes.
Litigation has been brought by or on behalf of retailers against both Visa and Mastercard in the English Courts, in which retailers are seeking damages on grounds that Visa and Mastercard’s MIFs breached competition law. This includes a final judgment of the Supreme Court in 2020 that certain historic interchange arrangements of Mastercard and Visa infringed competition law and a subsequent judgment of the
Competition Appeal Tribunal in June 2025 finding that all default interchange fee rules of Mastercard and Visa (including after the Interchange
Fee Regulation) infringed competition law.
Separate litigation was brought on behalf of UK consumers in the English Courts against Mastercard (settlement of which was approved by the
Competition Appeal Tribunal in the first half of 2025).
Any impact on the Group of the litigation against Visa and Mastercard remains uncertain at this time, such that it is not practicable for the
Group to provide an estimate of any potential financial effect. Insofar as Visa is required to pay damages to retailers for interchange fees set prior to June 2016, contractual arrangements to allocate liability have been agreed between various UK banks (including the Lloyds Banking
Group) and Visa Inc, as part of Visa Inc’s acquisition of Visa Europe in 2016. These arrangements cap the maximum amount of liability to which the Lloyds Banking Group may be subject and this cap is set at the cash consideration received by the Lloyds Banking Group for the sale of its stake in Visa Europe to Visa Inc in 2016. In 2016, the Lloyds Banking Group received Visa preference shares as part of the consideration for the sale of its shares in Visa Europe. A release assessment is carried out by Visa on certain anniversaries of the sale (in line with the Visa Europe sale documentation) and as a result, some Visa preference shares may be converted into Visa Inc Class A common stock from time to time. Any such releases and any subsequent sales of Visa common stock do not impact the contingent liability.
LIBOR and other trading rates
Certain Lloyds Banking Group companies, together with other panel banks, were previously named as defendants in private lawsuits in the US in connection with their roles as panel banks contributing to the setting of US dollar, Japanese yen and Sterling London Interbank Offered Rate.
Certain Group company dismissals from these lawsuits remain subject to appeal.
Certain Lloyds Banking Group companies are also named as defendants in two Dutch class actions, raising LIBOR manipulation allegations and one English claim relating to the alleged mis-sale of interest rate hedging products which also includes an allegation of LIBOR manipulation.
It is currently not possible to predict the scope and ultimate outcome on the Lloyds Banking Group of any private lawsuits. As such, it is not practicable to provide an estimate of any potential financial effect.
Tax authorities
The Group has an open matter in relation to a claim for group relief of losses incurred in its former Irish banking subsidiary, which ceased trading on 31 December 2010. In 2020, HMRC concluded its enquiry into the matter and issued a closure notice denying the group relief claim.
The Group appealed to the First Tier Tax Tribunal. The hearing took place in May 2023. In January 2025, the First Tier Tribunal concluded in favour of HMRC. The Group believes it has applied the rules correctly and that the claim for group relief is correct. Having reviewed the
Tribunal’s conclusions and having taken appropriate advice the Group has appealed to the Upper Tier Tax Tribunal, and does not consider this to be a case where an additional tax liability will ultimately fall due. If the final determination of the matter by the judicial process is that
HMRC’s position is correct, management believes that this would result in an increase in current tax liabilities of approximately £855 million
(including interest) and a reduction in the Group’s deferred tax asset of approximately £270 million. Following the First Tier Tax Tribunal outcome, the tax has been paid to HMRC and recognised as a current tax asset, given the Group’s view that the tax liability will not ultimately fall due. The appeal has been listed for hearing in March 2027, however final conclusion of the judicial process may not be for several years.
There are a number of other open matters on which the Group is in discussions with HMRC (including the tax treatment of costs relating to
HBOS Reading), none of which is expected to have a material impact on the financial position of the Group.
Arena and Sentinel litigation claims
The Group is facing claims brought by (i) Arena Television Limited and Arena Holdings Limited and (ii) Sentinel Broadcast Limited, alleging breach of duty and/or mandate in connection with an external fraud. The Group’s application for permission to appeal the Court’s decision not to determine a central legal issue on a summary basis was refused on 29 January 2026. The Group is continuing to defend the claims, which are now proceeding to trial. At this stage, it is not practicable to estimate the timing of any such trial, the final outcome of the matter or its financial impact (if any) to the Group.
Other legal actions and regulatory matters
In addition, in the course of its business the Group is subject to other complaints and threatened or actual legal proceedings (including class or group actions) brought by or on behalf of current or former employees, customers (including their appointed representatives), investors or other third parties, as well as legal and regulatory reviews, enquiries and examinations, requests for information, audits, challenges, investigations and enforcement actions, which could relate to a number of issues. This includes matters in relation to compliance with applicable laws and regulations, such as those relating to prudential regulation, employment, consumer protection, investment advice, business conduct, systems and controls, environmental, sustainability, competition/anti-trust, tax, anti-bribery, anti-money laundering and sanctions, some of which may be beyond the Group’s control, both in the UK and overseas. Where material, such matters are periodically reassessed, with the assistance of external professional advisers where appropriate, to determine the likelihood of the Group incurring a liability. The Group does not currently expect the final outcome of any such case to have a material adverse effect on its financial position, operations or cash flows. Where there is a contingent liability related to an existing provision the relevant disclosures are included within note 26.

134	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 34: Structured entities
The Group’s interests in structured entities are both consolidated and unconsolidated. Details of the Group’s interests in consolidated structured entities are set out in note 24 for securitisations and covered bond vehicles, note 11 for structured entities associated with the
Group’s pension schemes, and below. Details of the Group’s interests in unconsolidated structured entities are also included below.
Asset-backed conduits
In addition to the structured entities discussed in note 24, which are used for securitisation and covered bond programmes, the Group sponsors an active asset-backed conduit, Cancara, which invests in client receivables and debt securities. The total consolidated exposure of Cancara at
31 December 2025 was £2,043 million (2024: £2,272 million), comprising £1,387 million of loans and advances (2024: £1,155 million), £588 million of debt securities (2024: £559 million) and £68 million of financial assets at fair value through profit or loss (2024: £558 million).
All lending assets and debt securities held by the Group in Cancara are restricted in use, as they are held by the collateral agent for the benefit of the commercial paper investors and the liquidity providers only. The Group provides liquidity facilities to Cancara under terms that are usual and customary for standard lending activities in the normal course of the Group’s banking activities. During 2025 there have continued to be planned drawdowns on certain liquidity facilities for balance sheet management purposes, supporting the programme to provide funding alongside the proceeds of the asset-backed commercial paper issuance.
The Group could be asked to provide support under the contractual terms of these arrangements including, for example, if Cancara experienced a shortfall in external funding, which may occur in the event of market disruption. The external assets in Cancara are consolidated in the Group’s financial statements.
Unconsolidated structured entities
The Group considers itself the sponsor of a structured entity where it is primarily involved in the design and establishment of the structured entity and further where the Group transfers assets to the structured entity, markets products associated with the structured entity in its own name and/or provides guarantees regarding the structured entity’s performance.
The following table describes the types of structured entities that the Group does not consolidate but in which it holds an interest.

			Total assets of structured entities
Type of entity	Nature and purpose of structured entities	Interest held by the Group	2025 £bn	2024 £bn
Securitisation vehicles	These vehicles issue asset-backed notes to investors and facilitate the management of the Group’s balance sheet.	•Interest in notes issued by the vehicles •Fees for loan servicing	4	5
The following table sets out an analysis of the carrying amount of interest held by the Group in the unconsolidated structured entities. The maximum exposure to loss is the carrying amounts of the assets held.

Carrying amount	Recognised within;	2025 £m	2024 £m
Notes held in securitisation vehicles	Financial assets at fair value through profit or loss; and Financial assets at amortised cost	1,110	2,311
During the year the Group has not provided any non-contractual financial or other support to these entities and has no current intention of providing any non-contractual financial or other support in the future.
The carrying amount of assets transferred to securitisation vehicles at the time of transfer was £nil (2024: £2,004 million) and the Group recognised £nil gain or loss on transfer (2024: gain of £11 million).
Continuing involvement in financial assets that have been derecognised
The Group has derecognised financial assets in their entirety following transactions with securitisation vehicles, as noted above. The continuing involvement largely arises from funding provided to the vehicles through the purchase of issued notes. The majority of these notes are recognised as debt securities held at amortised cost, with the remaining notes held by the Group recognised at fair value through profit or loss.
The carrying amount of these interests and the maximum exposure to loss is included in the table above. At 31 December 2025 the fair value of the retained notes was £1,105 million (2024: £2,310 million). The income from the Group’s interest in these structures for the year ended 31
December 2025 was £46 million (2024: £218 million) and cumulatively for the lifetime was £387 million (2024: £341 million).

135	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 35: Transfers of financial assets
Transferred financial assets derecognised in their entirety with ongoing exposure
Through asset securitisations, the Group has transferred financial assets which were derecognised in their entirety, with some continuing involvement. Further details are available in note 34.
Transferred financial assets that continue to be recognised
Details of transferred financial assets that continue to be recognised in full are as follows.
The Group enters into repurchase and securities lending transactions in the normal course of business that do not result in derecognition of the financial assets as substantially all of the risks and rewards, including credit, interest rate, prepayment and other price risks are retained by the
Group. In all cases, the transferee has the right to sell or repledge the assets concerned.
As set out in note 24, included within financial assets measured at amortised cost are loans transferred under the Group’s securitisation and covered bond programmes. As the Group retains all or a majority of the risks and rewards associated with these loans, including credit, interest rate, prepayment and liquidity risk, they remain on the Group’s balance sheet. Assets transferred into the Group’s securitisation and covered bond programmes are not available to be used by the Group while the assets are within the programmes. However, the Group retains the right to remove loans from the covered bond programmes where they are in excess of the programme’s requirements. In addition, where the Group has retained some of the notes issued by securitisation and covered bond programmes, the Group has the ability to sell or pledge these retained notes.
In 2024, the Group securitised a portfolio of £1.25 billion of finance lease receivables. This transaction resulted in a partial derecognition of the leases, as the Group neither retained nor transferred substantially all risks and rewards. As of 31 December 2025, the Group continues to recognise £344 million (2024: £798 million) of these lease receivables with a gross up of the same amount in finance lease receivables and other liabilities for the continuing involvement asset and liability required to be recognised under IFRS 9.
The table below sets out the carrying values of the transferred assets and the associated liabilities. For repurchase and securities lending transactions, the associated liabilities represent the Group’s obligation to repurchase the transferred assets. For securitisation programmes, the associated liabilities represent the external notes in issue (note 24). The liabilities shown in the table below have recourse to the transferred assets.

	2025		2024
	Assets £m	Liabilities £m	Assets £m	Liabilities £m
Repurchase and securities lending transactions
Debt securities held at amortised cost	701	–	1,420	–
Financial assets at fair value through other comprehensive income	15,436	10,530	10,272	3,543
Securitisation programmes
Financial assets at amortised cost:
Loans and advances to customers[1]	27,418	6,342	27,284	5,207
1The carrying value of associated liabilities excludes securitisation notes held by the Group of £15,960 million (31 December 2024: £16,752 million).

136	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 36: Financial risk management
Financial instruments are fundamental to the Group’s activities and the associated risks represent a significant component of the overall risks faced by the Group.
The primary risks affecting the Group through its use of financial instruments are: market risk, credit risk, liquidity risk and capital risk.
Market risk
The Group’s risk management policy is to optimise reward while managing its market risk exposures within the risk appetite defined by the
Lloyds Banking Group Board. The Group’s largest residual interest rate risk exposure arises from balances that are deemed to be insensitive to changes in market rates (including current accounts, a portion of variable rate deposits and investable equity). The risk is managed through the
Group’s structural hedge which consists of longer-term fixed rate assets and interest rate swaps. The notional balance and duration of the structural hedge is reviewed regularly by the Lloyds Banking Group Asset and Liability Committee. More information is set out on page 55.
Credit risk
Credit risk appetite is set at Board level and is described and reported through a suite of metrics devised from a combination of accounting and credit portfolio performance measures, which include the use of various credit risk rating systems as inputs and assess credit risk at a counterparty level using three components: (i) the probability of default by the counterparty on its contractual obligations; (ii) the current exposures to the counterparty and their likely future development, from which the Group derives the exposure at default; and (iii) the likely loss ratio on the defaulted obligations, the loss given default. The Group uses a range of approaches to mitigate credit risk, including internal control policies, obtaining collateral, using master netting agreements and other credit risk transfers, such as asset sales and credit derivatives based transactions. The Group’s credit risk exposure is predominantly in the United Kingdom. More information is set out on page 30.
Liquidity risk
Liquidity risk is defined as the risk that the Group has insufficient financial resources to meet its commitments as they fall due, or can only secure them at excessive cost. Liquidity risk is managed through a series of measures, tests and reports that are primarily based on contractual maturity. The Group carries out monthly stress testing of its liquidity position against a range of scenarios, including those prescribed by the
PRA. The Group’s liquidity risk appetite is also calibrated against a number of stressed liquidity metrics. More information is set out on page 51.
The Group’s assets and liabilities may be repaid or otherwise mature earlier or later than implied by their contractual terms.
Capital risk
The Group maintains capital levels across all regulated entities commensurate with a prudent level of solvency to achieve financial resilience and market confidence. The Group assesses both its regulatory capital requirements and the quantity and quality of capital resources it holds to meet those requirements in accordance with the relevant provisions of the Capital Requirements Directive (CRD V) and Capital
Requirements Regulation (UK CRR). This is supplemented through additional regulation set out under the PRA Rulebook and through associated statements of policy, supervisory statements and other regulatory guidance. Close monitoring of regulatory capital ratios is undertaken to ensure the Group meets regulatory requirements and risk appetite levels and deploys its capital resources efficiently. Target capital levels take account of current and future regulatory requirements, capacity for growth and to cover uncertainties. At 31 December
2025, the Group’s common equity tier 1 capital was £26,468 million (31 December 2024: £25,610 million).
Note 37: Cash flow statement
(A)Change in operating assets

	2025 £m	2024 £m	2023 £m
Change in amounts due from fellow Lloyds Banking Group undertakings	(623)	280	(24)
Change in other financial assets held at amortised cost	(23,183)	(19,683)	9,394
Change in financial assets at fair value through profit or loss	42	(459)	(491)
Change in derivative financial instruments	1,188	(3,182)	279
Change in other operating assets	144	1,048	(235)
Change in operating assets	(22,432)	(21,996)	8,923
(B)Change in operating liabilities

	2025 £m	2024 £m	2023 £m
Change in deposits from banks	(59)	(413)	(1,101)
Change in customer deposits	13,413	9,841	(4,219)
Change in repurchase agreements	(193)	58	(10,888)
Change in amounts due to fellow Lloyds Banking Group undertakings	(1,188)	(298)	(408)
Change in financial liabilities at fair value through profit or loss	(513)	(703)	(138)
Change in derivative financial instruments	(1,362)	1,480	(1,584)
Change in debt securities in issue at amortised cost	6,822	(7,160)	3,393
Change in other operating liabilities[1]	(1,506)	1,665	(380)
Change in operating liabilities	15,414	4,470	(15,325)
1Includes a decrease of £233 million (2024: decrease of £370 million; 2023: increase of £329 million) in respect of lease liabilities.

137	Lloyds Bank plc Annual Report and Accounts 2025
Notes to the consolidated financial statements continued
for the year ended 31 December
Note 37: Cash flow statement continued
(C)Non-cash and other items

	2025 £m	2024 £m	2023 £m
Interest expense and hedging valuation adjustments on subordinated liabilities[1]	536	275	399
Revaluation of investment properties	–	–	1
Net credit in respect of defined benefit schemes	(37)	(11)	(79)
Depreciation and amortisation	3,420	3,371	2,851
Regulatory and legal provisions	953	880	661
Other provision movements	(33)	(170)	7
Allowance for loan losses	864	507	335
Write-off of allowance for loan losses, net of recoveries	(1,094)	(1,028)	(1,113)
Impairment (credit) charge on undrawn balances	(71)	(48)	10
Impairment credit on financial assets at fair value through other comprehensive income	(1)	(3)	(2)
Foreign exchange impact on balance sheet[2]	167	92	273
Other non-cash items	1,613	2,739	3,182
Total non-cash items	6,317	6,604	6,525
Contributions to defined benefit schemes	(152)	(175)	(1,345)
Payments in respect of regulatory and legal provisions	(276)	(378)	(362)
Total other items	(428)	(553)	(1,707)
Non-cash and other items	5,889	6,051	4,818
1Hedging valuation adjustments on subordinated debt, previously reported within other non-cash items, is presented together with interest expenses on subordinated liabilities.
2When considering the movement on each line of the balance sheet, the impact of foreign exchange rate movements is removed in order to show the underlying cash impact.
(D)Acquisition of Group undertakings and businesses

	2025 £m	2024 £m	2023 £m
Net assets acquired:
Cash and cash equivalents	–	–	38
Intangible assets	–	–	182
Other assets	–	–	672
Deferred tax	–	–	(58)
Other liabilities	–	–	(646)
Goodwill arising on acquisition	–	–	143
Cash consideration	–	–	331
Less cash and cash equivalents acquired	–	–	(38)
Net cash outflow arising from acquisitions of subsidiaries and businesses	–	–	293
(E)Analysis of cash and cash equivalents as shown in the balance sheet

	2025 £m	2024 £m	2023 £m

Cash and balances at central banks	37,720	42,396	57,909
Less mandatory reserve deposits[1]	(37)	(21)	(1,740)
	37,683	42,375	56,169
Loans and advances to banks and reverse repurchase agreements	14,893	13,278	15,186
Less amounts with a maturity of three months or more	(11,977)	(5,941)	(4,817)
	2,916	7,337	10,369
Total cash and cash equivalents	40,599	49,712	66,538
1Mandatory reserve deposits are held with local central banks in accordance with statutory requirements. Where these deposits are not held in demand accounts and are not available to finance the Group’s day-to-day operations they are excluded from cash and cash equivalents.

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Subsidiaries and related undertakings
In compliance with section 409 of the Companies Act 2006, the following comprises a list of all related undertakings of the Group, as at 31 December 2025. The list includes each undertaking’s registered office and the percentage of the class(es) of shares held by the Group. All shares held are ordinary shares unless indicated
otherwise in the notes.
Subsidiary undertakings
The Group directly or indirectly holds 100% of the share class or a majority of voting rights (including where the undertaking does not have share capital as indicated) in the following undertakings.
All material subsidiary undertakings are consolidated by Lloyds
Banking Group.

Name of undertaking	Notes
A G Finance Ltd	20 ii iii
A.C.L. Ltd	1 i
ACL Autolease Holdings Ltd	1 i
Alex Lawrie Factors Ltd	9 i
Alex. Lawrie Receivables Financing Ltd	9 i
Amberdate Ltd	1 i v
Anglo Scottish Utilities Partnership 1	+ *
Aquilus Ltd	13 i ‡
Automobile Association Personal Finance Ltd	4 i
Bank of Scotland (B G S) Nominees Ltd	5 *
Bank of Scotland Edinburgh Nominees Ltd	5 *
Bank of Scotland Equipment Finance Ltd	13 i ‡
Bank of Scotland plc	5 i v
Bank of Scotland Structured Asset Finance Ltd	1 i
Bank of Scotland Transport Finance 1 Ltd	13 i ‡
Bank of Wales Ltd	13 i ‡
Barents Leasing Ltd	1 i
Birchcrown Finance Ltd	1 v ix
Black Horse (TRF) Ltd	1 i
Black Horse Finance Holdings Ltd	1 ii iii
Black Horse Group Ltd	1 i v
Black Horse Ltd	1 i
Boltro Nominees Ltd	1 i
BOS (Shared Appreciation Mortgages (Scotland)) Ltd	4 i
BOS (Shared Appreciation Mortgages (Scotland) No. 2) Ltd	4 i
BOS (Shared Appreciation Mortgages (Scotland) No. 3) Ltd	4 i
BOS (Shared Appreciation Mortgages) No. 1 plc	4 # i
BOS (Shared Appreciation Mortgages) No. 2 plc	4 # i
BOS (Shared Appreciation Mortgages) No. 3 plc	4 # i
BOS (Shared Appreciation Mortgages) No. 4 plc	4 # i
BOS (Shared Appreciation Mortgages) No. 5 plc	4 i
BOS (Shared Appreciation Mortgages) No. 6 plc	4 i
BOS Personal Lending Ltd	4 ii iii
BOSSAF Rail Ltd	1 i
British Linen Leasing (London) Ltd	5 i
British Linen Leasing Ltd	5 i
British Linen Shipping Ltd	5 i
Capital Bank Leasing 12 Ltd	5 i
Capital Bank Leasing 3 Ltd	13 i ‡
Capital Bank Leasing 5 Ltd	2 i
Capital Bank Property Investments (3) Ltd	2 i ‡
Capital Personal Finance Ltd	4 i
Cardnet Merchant Services Ltd	1 # ^ iii iv
Cashfriday Ltd	9 i
Cawley (Chester) Ltd	2 ii iii viii
CF Asset Finance Ltd	13 i ‡
Cheltenham & Gloucester plc	12 i
Cloak Lane Funding Sàrl	23 i
Cloak Lane Investments Sàrl	23 i
Conquest Securities Ltd	1 v ix
Corbiere Asset Investments Ltd	1 ii iii
Dunstan Investments (UK) Ltd	1 i

Name of undertaking	Notes
Eurolead Services Holdings Ltd	9 i
First Retail Finance (Chester) Ltd	4 i
Forthright Finance Ltd	2 i
Gresham Nominee 1 Ltd	1 i
Gresham Nominee 2 Ltd	1 i
Halifax Leasing (March No.2) Ltd	1 i
Halifax Leasing (September) Ltd	1 i
Halifax Loans Ltd	4 i
Halifax Pension Nominees Ltd	1 i
Halifax Vehicle Leasing (1998) Ltd	4 i
Hamsard 3352 Ltd	14 i
Hamsard 3353 Ltd	14 i
HBOS plc	5 i v vi
HBOS Social Housing Covered Bonds LLP	2 *
HBOS UK Ltd	5 i
Heidi Finance Holdings (UK) Ltd	1 i
Hill Samuel Finance Ltd	1 v vii
Hill Samuel Leasing Co. Ltd	1 i
Home Shopping Personal Finance Ltd	4 i
HVF Ltd	1 i
Hyundai Car Finance Ltd	20 i
International Motors Finance Ltd	20 ii #
Landau Finance Ltd	28 i
LB Healthcare Trustee Ltd	1 i
LBCF Ltd	9 i
LBI Leasing Ltd	1 i
Lex Autolease (CH) Ltd	1 i
Lex Autolease (VC) Ltd	1 i
Lex Autolease Carselect Ltd	1 i
Lex Autolease Ltd	1 i
Lex Vehicle Leasing (Holdings) Ltd	13 ii iii x ‡
Lex Vehicle Leasing Ltd	13 i ‡
Lime Street (Funding) Ltd	13 i ‡
Lloyds (Gresham) Ltd	13 i x ‡
Lloyds (Nimrod) Specialist Finance Ltd	1 i
Lloyds Asset Leasing Ltd	1 i
Lloyds Bank (Colonial & Foreign) Nominees Ltd	1 i
Lloyds Bank (I.D.) Nominees Ltd	1 i
Lloyds Bank Asset Finance Ltd	1 i
Lloyds Bank Commercial Finance Ltd	9 i
Lloyds Bank Commercial Finance Scotland Ltd	17 i
Lloyds Bank Corporate Asset Finance (HP) Ltd	1 i
Lloyds Bank Corporate Asset Finance (No.2) Ltd	1 i
Lloyds Bank Corporate Asset Finance (No.3) Ltd	1 i
Lloyds Bank Corporate Asset Finance (No.4) Ltd	1 i
Lloyds Bank Covered Bonds (LM) Ltd	6 i
Lloyds Bank Covered Bonds LLP	6 *
Lloyds Bank Equipment Leasing (No. 7) Ltd	13 i ‡
Lloyds Bank Equipment Leasing (No. 9) Ltd	1 i
Lloyds Bank Financial Services (Holdings) Ltd	1 i v
Lloyds Bank General Leasing (No. 3) Ltd	13 i ‡
Lloyds Bank General Leasing (No. 5) Ltd	13 i ‡
Lloyds Bank GmbH	29 i
Lloyds Bank Leasing (No. 6) Ltd	1 i
Lloyds Bank Leasing Ltd	1 i
Lloyds Bank Maritime Leasing (No. 10) Ltd	1 i
Lloyds Bank Nominees Ltd	1 i
Lloyds Bank Offshore Pension Trust Ltd	11 i
Lloyds Bank Pension ABCS (No. 1) LLP	1 *
Lloyds Bank Pension ABCS (No. 2) LLP	1 *
Lloyds Bank Pensions Property (Guernsey) Ltd	27 ii iii
Lloyds Bank Property Company Ltd	1 i
Lloyds Bank S.F. Nominees Ltd	1 i

172	Lloyds Bank plc Annual Report and Accounts 2025
Subsidiaries and related undertakings continued

Name of undertaking	Notes
Lloyds Bank Subsidiaries Ltd	1 i
Lloyds Bank Trustee Services Ltd	1 i
Lloyds Banking Group Pensions Trustees Ltd	1 i
Lloyds Far East Sàrl	23 i
Lloyds General Leasing Ltd	1 i
Lloyds Hypotheken B.V.	21 i
Lloyds Industrial Leasing Ltd	1 i
Lloyds Leasing (North Sea Transport) Ltd	1 i
Lloyds Leasing Developments Ltd	13 i ‡
Lloyds Offshore Global Services Private Ltd	7 i
Lloyds Plant Leasing Ltd	1 i
Lloyds Portfolio Leasing Ltd	1 i
Lloyds Project Leasing Ltd	1 i
Lloyds Property Investment Company No. 4 Ltd	13 i ‡
Lloyds Secretaries Ltd	1 i
Lloyds TSB Pacific Ltd	26 i
Lloyds UDT Asset Rentals Ltd	13 i ‡
Lloyds UDT Leasing Ltd	1 i
Lloyds UDT Ltd	13 i ‡
Loans.co.uk Ltd	2 i
London Taxi Finance Ltd	1 ii iii
Lotus Finance Ltd	20 ii iii
LTGP Limited Partnership Incorporated	27 *
Maritime Leasing (No. 19) Ltd	13 i ‡
MBNA Ltd	2 i
Membership Services Finance Ltd	4 i
Mitre Street Funding Sàrl	23 i
NWS Trust Ltd	5 i
Pacific Leasing Ltd	13 i ‡
Perry Nominees Ltd	1 i
PIPS Asset Investments Ltd	1 ii iii
Proton Finance Ltd	20 ii iii
R.F. Spencer and Company Ltd	9 i
Ranelagh Nominees Ltd	1 i
Retail Revival (Burgess Hill) Investments Ltd	1 i
Savban Leasing Ltd	1 i
Scotland International Finance B.V.	24 i
Scottish Widows Services Ltd	5 i
Seaspirit Leasing Ltd	1 i
Shogun Finance Ltd	20 i
Standard Property Investment (1987) Ltd	5 ii #
Sussex County Homes Ltd	4 i
Suzuki Financial Services Ltd	20 ii #
The Agricultural Mortgage Corporation plc	15 i
The British Linen Company Ltd	5 i
The Mortgage Business plc	4 i
Thistle Leasing	+ *
Tranquillity Leasing Ltd	1 i
TuskerDirect Ltd	14 i
UDT Budget Leasing Ltd	13 i ‡
United Dominions Leasing Ltd	1 i
United Dominions Trust Ltd	1 i
Ward Nominees (Abingdon) Ltd	1 i
Waymark Asset Investments Ltd	1 ii iii
Wood Street Leasing Ltd	1 i
The Group has determined that it has the power to exercise
control over the following entities without having the majority of the voting rights of the undertakings. Unless otherwise stated, the undertakings do not have share capital or the Group does not hold any shares.

Name of undertaking	Notes
Addison Social Housing Holdings Ltd	22
Cancara Asset Securitisation Ltd	8
Candide Financing 2021-1 B.V.	19
Candide Financing 2024-1 B.V.	19
Candide Financing 2025-1 B.V.	19
Cardiff Auto Receivables Securitisation 2022-1 plc	16 ‡
Cardiff Auto Receivables Securitisation 2024-1 plc	6
Cardiff Auto Receivables Securitisation Holdings Ltd	6
Cardiff Auto Receivables Securitisation Holdings No. 2 Ltd	6
Elland RMBS 2018 plc	6
Elland RMBS Holdings Ltd	6
Fontwell Securities 2016 Ltd	22
Fontwell II Securities 2020 DAC	18
Gresham Receivables (No. 10) Ltd	8
Gresham Receivables (No. 13) UK Ltd	25
Gresham Receivables (No. 20) Ltd	8
Gresham Receivables (No. 24) Ltd	8
Gresham Receivables (No.27) UK Ltd	25
Gresham Receivables (No. 32) UK Ltd	25
Gresham Receivables (No. 34) UK Ltd	25
Gresham Receivables (No.35) Ltd	8
Gresham Receivables (No.36) UK Ltd	25
Gresham Receivables (No.37) UK Ltd	25
Gresham Receivables (No.38) UK Ltd	25
Gresham Receivables (No.39) UK Ltd	10 ‡
Gresham Receivables (No.40) UK Ltd	25
Gresham Receivables (No.41) UK Ltd	25
Gresham Receivables (No.44) UK Ltd	10 ‡
Gresham Receivables (No.45) UK Ltd	25
Gresham Receivables (No.46) UK Ltd	10 ‡
Gresham Receivables (No.47) UK Ltd	25
Gresham Receivables (No.48) UK Ltd	25
Guildhall Asset Purchasing Company (No.11) UK Ltd	25
Housing Association Risk Transfer 2019 DAC	18
Lloyds Bank Covered Bonds (Holdings) Ltd	6
Molineux RMBS 2016-1 plc	16 ‡
Molineux RMBS Holdings Ltd	6
Penarth Asset Securitisation Holdings Ltd	6
Penarth Funding 1 Ltd	6
Penarth Funding 2 Ltd	6
Penarth Master Issuer plc	6
Penarth Receivables Trustee Ltd	6
Permanent Funding (No. 1) Ltd	6
Permanent Funding (No. 2) Ltd	6
Permanent Holdings Ltd	6
Permanent Master Issuer plc	6
Permanent Mortgages Trustee Ltd	6
Permanent PECOH Holdings Ltd	6
Permanent PECOH Ltd	6
Salisbury Securities 2015 Ltd	22
Salisbury II Securities 2016 Ltd	22
Salisbury II-A Securities 2017 Ltd	22
Salisbury III Securities 2019 DAC	18
Syon Securities 2019 DAC	18
Syon Securities 2020 DAC	18
Syon Securities 2020-2 DAC	18
Wetherby II Securities 2018 DAC	3 ‡
Wetherby III Securities 2019 DAC	18
Wilmington Cards 2021-1 plc	6
Wilmington Cards Holdings Ltd	6
Wilmington Receivables Trustee Ltd	6

173	Lloyds Bank plc Annual Report and Accounts 2025
Subsidiaries and related undertakings continued
Associated Undertaking
The Group has a participating interest in the following undertaking.

Name of undertaking	% of share class held by immediate parent company (or by the Group where this varies)	Registered office address	Notes
Addison Social Housing Ltd	20%	18a Capricorn Centre, Cranes Farm Road, Basildon, Essex, SS14 3JJ	i ‡
Notes
*The undertaking does not have share capital
+The undertaking does not have a registered office
#In relation to Subsidiary Undertakings, an undertaking external to the Group holds shares
^Shares held directly by Lloyds Banking Group plc
‡The undertaking is in Liquidation
(i)  Ordinary Shares
(ii)  A Ordinary Shares
(iii)  B Ordinary Shares
(iv)  Deferred Shares
(v)  Preference Shares
(vi)  Non-Voting Deferred Shares
(vii)  Ordinary Limited Voting Shares
(viii) C Ordinary Shares
(ix)  Ordinary Non-Voting Shares
(x)  Redeemable Preference Shares
Registered office addresses
(1) 25 Gresham Street, London, EC2V 7HN
(2) Cawley House, Chester Business Park, Chester, CH4 9FB
(3) 13-18 City Quay, Dublin 2, DO2 ED70
(4) Trinity Road, Halifax, West Yorkshire, HX1 2RG
(5) The Mound, Edinburgh, EH1 1YZ
(6) 10th Floor, 5 Churchill Place, London, E14 5HU
(7) 10th Floor, Unit 3, Plot No.2, Survey No.83/1, Octave Block, Phase 1 of Cyberabad Knowledge City, Serilingampally, Mandal, Raidurg Panmaktha Village, Hyderabad, Rangareddy
District, Telangana – 500081,India
(8) 26 New Street, St. Helier, JE2 3RA, Jersey
(9) 1 Brookhill Way, Banbury, Oxon, OX16 3EL
(10)7th Floor, 21 Lombard Street, London, EC3V 9AH
(11) 3rd Floor, IFC5, Castle Street, St Helier, JE2 3BY, Jersey
(12) Barnett Way, Gloucester, GL4 3RL
(13)1 More London Place, London, SE1 2AF
(14)Building 4 Hatters Lane, Croxley Green Business Park, Watford, Hertfordshire, WD18 8YF
(15)Keens House, Anton Mill Road, Andover, Hampshire, SP10 2NQ
(16)18a Capricorn Centre, Cranes Farm Road, Basildon, Essex, SS14 3JJ
(17)110 St. Vincent Street, Glasgow, G2 4QR
(18) 5th Floor, The Exchange, George’s Dock, IFSC, Dublin 1, D01 W3P9, Ireland
(19) Basisweg 10, Amsterdam, 1043AP, Netherlands
(20) 33 Old Broad Street, London, EC2N 1HZ
(21)Fascinatio Boulevard 1302, 2909VA Capelle aan den IJssel, Netherlands
(22) 44 Esplanade, St. Helier, JE4 9WG, Jersey
(23) 17 Boulevard F.W. Raiffeisen, L-2411 Luxembourg
(24) De Entrée 254, 1101 EE, Amsterdam, Netherlands
(25) Wilmington Trust SP Services (London) Limited, Third Floor, 1 King’s Arms Yard,  London, EC2R 7AF
(26) 43/F, One Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong
(27) P O Box 186, Royal Chambers, St Julian’s Avenue, St. Peter Port, GY1 4HP, Guernsey
(28) Building 4 Hatters Lane, Croxley Green Business Park, Watford, Hertfordshire, WS18 8YF
(29) Karl-Liebknecht-STR. 5, D-10178 Berlin, Germany